                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-85954


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 13, 2002)


                           $934,702,000 (APPROXIMATE)

          [J.P.MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. LOGO]
             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                   DEPOSITOR

                              JPMORGAN CHASE BANK
                      MERRILL LYNCH MORTGAGE LENDING, INC.
                       LASALLE BANK NATIONAL ASSOCIATION
                             MORTGAGE LOAN SELLERS

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-C2

                                ---------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2002-C2 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 108 mortgage loans secured by first liens on 132 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the certificates. The Series 2002-C2 certificates are not obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the mortgage loan sellers or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

                                ---------------

                               APPROXIMATE
              INITIAL CLASS      INITIAL     PASS-THROUGH     ASSUMED FINAL                            RATED FINAL
               CERTIFICATE    PASS-THROUGH       RATE          DISTRIBUTION          RATINGS          DISTRIBUTION
               BALANCE (1)        RATE        DESCRIPTION        DATE (2)       (MOODY'S/S&P) (3)         DATE
             --------------- -------------- -------------- ------------------- ------------------- ------------------
Class A-1 ..  $234,000,000        4.3260%        Fixed      January 12, 2012         Aaa/AAA       December 12, 2034
Class A-2 ..  $606,587,000        5.0500%        Fixed     November 12, 2012         Aaa/AAA       December 12, 2034
Class B ....  $ 41,256,000        5.2110%       Fixed(8)   November 12, 2012          Aa2/AA       December 12, 2034
Class C ....  $ 10,314,000        5.2900%       Fixed(8)   November 12, 2012          Aa3/AA-      December 12, 2034
Class D ....  $ 28,363,000        5.4080%       Fixed(8)   November 12, 2012           A2/A        December 12, 2034
Class E ....  $ 14,182,000        5.4167%     Variable(7)  November 12, 2012           A3/A-       December 12, 2034

---------
(Footnotes to table on page S-6)


--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-28 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.
--------------------------------------------------------------------------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES ASSOCIATION.

     THE UNDERWRITERS, J.P. MORGAN SECURITIES INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, ABN AMRO INCORPORATED, BANC OF AMERICA SECURITIES LLC, GOLDMAN, SACHS & CO. AND SALOMON SMITH BARNEY INC., WILL PURCHASE THE OFFERED CERTIFICATES FROM J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. AND WILL OFFER THEM TO THE PUBLIC AT NEGOTIATED PRICES, PLUS, IN CERTAIN CASES, ACCRUED INTEREST, DETERMINED AT THE TIME OF SALE. J.P. MORGAN SECURITIES INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED AND ABN AMRO INCORPORATED ARE ACTING AS CO-LEAD MANAGERS FOR THIS OFFERING AND BANC OF AMERICA SECURITIES LLC, SALOMON SMITH BARNEY INC. AND GOLDMAN, SACHS & CO. ARE ACTING AS CO-MANAGERS FOR THIS OFFERING. J.P. MORGAN SECURITIES INC. AND MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED ARE ACTING AS JOINT BOOKRUNNERS IN THE FOLLOWING MANNER:
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED IS ACTING AS SOLE BOOKRUNNER STRICTLY WITH RESPECT TO 67.6% OF THE CLASS A-2 CERTIFICATES. J.P. MORGAN SECURITIES INC. IS ACTING AS SOLE BOOKRUNNER WITH RESPECT TO THE REMAINDER OF THE CLASS A-2 CERTIFICATES AND ALL OTHER CLASSES OF OFFERED CERTIFICATES.

     THE UNDERWRITERS EXPECT TO DELIVER THE OFFERED CERTIFICATES TO PURCHASERS IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY IN THE UNITED STATES AND CLEARSTREAM BANKING, SOCIETE ANONYME AND THE EUROCLEAR SYSTEM IN EUROPE AGAINST PAYMENT IN NEW YORK, NEW YORK ON OR ABOUT DECEMBER 10, 2002. WE EXPECT TO RECEIVE FROM THIS OFFERING APPROXIMATELY 100.5% OF THE INITIAL CERTIFICATE BALANCE OF THE OFFERED CERTIFICATES, PLUS ACCRUED INTEREST FROM DECEMBER 1, 2002, BEFORE DEDUCTING EXPENSES PAYABLE BY US.


JPMORGAN                                                     MERRILL LYNCH & CO.
                          ABN AMRO INCORPORATED

BANC OF AMERICA SECURITIES LLC   GOLDMAN, SACHS & CO.  SALOMON SMITH BARNEY INC.

November 26, 2002

[J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. LOGO]

             J.P. MORGAN CHASE COMMERICAL MORTGAGE SECURITIES CORP. Commercial Mortgage Pass-Through Certificates, Series 2002-C2

[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE PURPOSES OF EDGAR FILING]

[GRAPHICAL REPRESENTATION OF THE UNITED STATES]

CALIFORNIA
15 properties
$93,580,314
9.1% of total

WASHINGTON
2 properties
$24,062,570
2.3% of total

NEVADA
1 property
$5,382,226
0.5% of total

ARIZONA
2 properties
$16,579,887
1.6% of total

MONTANA
1 property
$2,897,079
0.3% of total

COLORADO
4 properties
$28,797,369
2.8% of total

SOUTH DAKOTA
1 property
$499,027
0.0% of total

NORTH DAKOTA
1 property
$2,202,632
0.2% of total

TEXAS
18 properties
$115,745,614
11.2% of total

IOWA
1 property
$6,697,852
0.6% of total

KANSAS
1 property
$4,353,633
0.4% of total

WISCONSIN
2 properties
$7,518,823
0.7% of total

ILLINOIS
8 properties
$97,887,477
9.5% of total

MISSISSIPPI
3 properties
$11,615,612
1.1% of total

INDIANA
4 properties
$33,740,783
3.3% of total

ALABAMA
2 properties
$11,478,739
1.1% of total

MICHIGAN
7 properties
$28,019,300
2.7% of total

TENNESSEE
5 properties
$14,749,873
1.4% of total

KENTUCKY
2 properties
$8,327,085
0.8% of total

OHIO
5 properties
$37,149,720
3.6% of total

PENNSYLVANIA
6 properties
$95,751,476
9.3% of total

GEORGIA
2 properties
$6,459,343
0.6% of total

MARYLAND
2 properties
$23,509,975
2.3% of total

NORTH CAROLINA
1 property
$7,991,882
0.8% of total

FLORIDA
14 properties
$85,632,327
8.3% of total

NEW YORK
12 properties
$111,452,703
10.8% of total

MASSACHUSETTS
3 properties
$112,705,889
10.9% of total

NEW JERSEY
4 properties
$23,836,863
2.3% of total

DELAWARE
1 property
$5,489,943
0.5% of total

VIRGINIA
1 property
$3,790,222
0.4% of total

SOUTH CAROLINA
1 property
$3,489,273
0.3% of total


[ ] < 1.0% of Cut-off Date Balance

[ ] 1.0% - 5.0% of Cut-off Date Balance

[ ] 5.1% - 10.0% of Cut-off Date Balance

[ ] > 10.0% of Cut-off Date Balance

[PHOTOS OF THE MORTGAGED PROPERTIES]



SIMON PORTFOLIO II              West Mifflin, PA / Orlando, FL / Longview, TX


75/101 FEDERAL STREET           Boston, MA


600 FIFTH AVE                   New York, NY

[PHOTOS OF THE MORTGAGED PROPERTIES]


1400 LAKE SHORE DRIVE                       Chicago, IL


DEERFIELD VILLAGE                           Deerfield, IL


THE CAMEO APARTMENTS                        New York, NY


GREENWICH PARK APARTMENTS                   North Miami, FL


LONG ISLAND INDUSTRIAL PORTFOLIO II         Long Island, NY

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT.

     This prospectus supplement begins with several introductory sections describing the Series 2002-C2 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-6 of this prospectus supplement, which sets forth important statistical information relating to the Series 2002-C2 certificates;

     Summary of Terms, commencing on page S-7 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2002-C2 certificates and a description of the underlying mortgage loans; and

     Risk Factors, commencing on page S-28 of this prospectus supplement, which describe risks that apply to the Series 2002-C2 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page S-166 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page 109 of the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

                               TABLE OF CONTENTS



                                                      PAGE
                                                      ----
SUMMARY OF CERTIFICATES ..........................    S-6
SUMMARY OF TERMS .................................    S-7
RISK FACTORS .....................................   S-28
   Geographic Concentration Entails Risks.........   S-28
   Risks to the Mortgaged Properties
      Relating to Recent Terrorist Attacks .......   S-28
   Risks Relating to Loan Concentrations .........   S-29
   Risks Relating to Enforceability of
      Cross-Collateralization ....................   S-30
   Ability to Incur Other Borrowings
      Entails Risk ...............................   S-30
   Borrower May Be Unable to Repay
      Remaining Principal Balance on
      Maturity Date or Anticipated
      Repayment Date .............................   S-32
   Commercial and Multifamily Lending is
      Dependent Upon Net Operating
      Income .....................................   S-32
   Tenant Concentration Entails Risk .............   S-34
   Certain Additional Risks Relating to
      Tenants ....................................   S-34
   Mortgaged Properties Leased to
      Multiple Tenants Also Have Risks ...........   S-35
   Tenant Bankruptcy Entails Risks ...............   S-35
   Mortgage Loans Are Nonrecourse and
      Are Not Insured or Guaranteed ..............   S-35
   Retail Properties Have Special Risks ..........   S-35
   Multifamily Properties Have Special
      Risks ......................................   S-36
   Office Properties Have Special Risks ..........   S-37
   Industrial Properties Have Special Risks ......   S-37
   Manufactured Housing Communities
      Have Special Risks .........................   S-38
   Lack of Skillful Property Management
      Entails Risks ..............................   S-39
   Some Mortgaged Properties May Not
      Be Readily Convertible to Alternative
      Uses .......................................   S-39
   Mortgage Loans Secured by Leasehold
      Interests May Expose Investors to
      Greater Risks of Default and Loss ..........   S-39
   Limitations of Appraisals .....................   S-40
   Your Lack of Control Over the Trust
      Fund Can Create Risks ......................   S-40
   Potential Conflicts of Interest ...............   S-41
   Special Servicer May Be Directed to Take
      Actions ....................................   S-42
   Bankruptcy Proceedings Entail Certain
      Risks ......................................   S-42
   Risks Relating to Prepayments and
      Repurchases ................................   S-43
   Mortgage Loan Sellers May Not Be Able
      to Make a Required Repurchase or
      Substitution of a Defective Mortgage
      Loan .......................................   S-45
   Risks Relating to Enforceability of Yield
      Maintenance Charges or Defeasance
      Provisions .................................   S-45
   Risks Relating to Borrower Default ............   S-45
   Risks Relating to Interest on Advances
      and Special Servicing Compensation .........   S-46
   Risks of Limited Liquidity and Market
      Value ......................................   S-46
   Different Timing of Mortgage Loan
      Amortization Poses Certain Risks ...........   S-46
   Subordination of Subordinate Offered
      Certificates ...............................   S-47
   Environmental Risks Relating to the
      Mortgaged Properties .......................   S-47
   Tax Considerations Relating to
      Foreclosure ................................   S-48
   Risks Associated with One Action Rules ........   S-48
   Property Insurance May Not Be
      Sufficient .................................   S-48
   Zoning Compliance and Use Restrictions
      May Adversely Affect Property Value ........   S-49
   Risks Relating to Costs of Compliance
      with Applicable Laws and
      Regulations ................................   S-50
   No Reunderwriting of the Mortgage
      Loans ......................................   S-50
   Litigation Could Adversely Affect the
      Mortgage Loans .............................   S-50
   Risks Related to Book-Entry
      Registration ...............................   S-51
   Risks of Inspections Relating to
      Properties .................................   S-51
   Other Risks ...................................   S-51
DESCRIPTION OF THE MORTGAGE POOL .................   S-52
   General .......................................   S-52
   Top Ten Mortgage Loans ........................   S-54
      The Simon Portfolio II Pooled
        Component ................................   S-54
      75/101 Federal Street Loan .................   S-58
      The ARC Portfolio A Loan ...................   S-61
      Long Island Industrial Portfolio II ........   S-62
      The Cameo Apartments .......................   S-64
      The 1400 Lake Shore Drive Loan .............   S-65

                                                 PAGE
                                                 ----
      600 Fifth Avenue ........................  S-66
      Circuit City Distribution Center ........  S-68
      The Deerfield Village Loan ..............  S-69
      Greenwich Park Apartments ...............  S-70
   ARD Loans ..................................  S-71
   Certain Terms and Conditions of the
      Mortgage Loans ..........................  S-72
   AB Mortgage Loans ..........................  S-76
   Additional Mortgage Loan Information........  S-83
   The Mortgage Loan Sellers ..................  S-91
   JPMorgan Chase .............................  S-91
   Merrill Lynch ..............................  S-92
   LaSalle ....................................  S-92
   Underwriting Guidelines and Processes.......  S-92
   Representations and Warranties;
      Repurchases and Substitutions ...........  S-94
   Repurchase or Substitution of
      Cross-Collateralized Mortgage Loans......  S-97
   Lockbox Accounts ...........................  S-98
DESCRIPTION OF THE CERTIFICATES ...............  S-99
   General ....................................  S-99
   Paying Agent, Certificate Registrar and
      Authenticating Agent .................... S-101
   Book-Entry Registration and Definitive
      Certificates ............................ S-101
   Distributions .............................. S-103
   Allocation of Yield Maintenance
      Charges ................................. S-118
   Assumed Final Distribution Date; Rated
      Final Distribution Date ................. S-118
   Subordination; Allocation of Collateral
      Support Deficit ......................... S-119
   Advances ................................... S-122
   Appraisal Reductions ....................... S-124
   Reports to Certificateholders; Certain
      Available Information ................... S-126
   Voting Rights .............................. S-129
   Termination; Retirement of Certificates..... S-130
   The Trustee ................................ S-131
SERVICING OF THE MORTGAGE LOANS ............... S-132
   General .................................... S-132
   Directing Certificateholder ................ S-134
   Limitation on Liability of Directing
      Certificateholder ....................... S-136
   The Master Servicer ........................ S-137
   The Special Servicer ....................... S-137
   Replacement of the Special Servicer ........ S-138
   Servicing and Other Compensation and
      Payment of Expenses ..................... S-138
   Maintenance of Insurance ................... S-141
   Modifications, Waiver and
      Amendments .............................. S-143
   Realization Upon Defaulted Mortgage
      Loans ................................... S-144
   Inspections; Collection of Operating
      Information ............................. S-146
   Certain Matters Regarding the Master
      Servicer, the Special Servicer and the
      Depositor ............................... S-147
   Events of Default .......................... S-148
   Rights Upon Event of Default ............... S-149
   Amendment .................................. S-150
YIELD AND MATURITY CONSIDERATIONS ............. S-152
   Yield Considerations ....................... S-152
   Weighted Average Life ...................... S-154
CERTAIN FEDERAL INCOME TAX
CONSEQUENCES .................................. S-159
METHOD OF DISTRIBUTION ........................ S-161
LEGAL MATTERS ................................. S-162
RATINGS ....................................... S-162
LEGAL INVESTMENT .............................. S-162
ERISA CONSIDERATIONS .......................... S-163
INDEX OF PRINCIPAL DEFINITIONS ................ S-166


ANNEX A--CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

ANNEX B--CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES

ANNEX C--STRUCTURAL AND COLLATERAL TERM SHEET

ANNEX D--SIMON PORTFOLIO II LOAN AMORTIZATION SCHEDULE

ANNEX E--75/101 FEDERAL STREET LOAN AMORTIZATION SCHEDULE

ANNEX F--FORM OF REPORT TO CERTIFICATEHOLDERS

                             SUMMARY OF CERTIFICATES


                      INITIAL CLASS
                       CERTIFICATE
                       BALANCE OR         APPROXIMATE   PASS-THROUGH
                        NOTIONAL             CREDIT         RATE
     CLASS             AMOUNT (1)         SUPPORT (4)    DESCRIPTION
--------------- ------------------------ ------------- --------------
Offered
Certificates
       A-1      $   234,000,000              18.500%        Fixed
       A-2      $   606,587,000              18.500%        Fixed
        B       $    41,256,000              14.500%       Fixed(8)
        C       $    10,314,000              13.500%       Fixed(8)
        D       $    28,363,000              10.750%       Fixed(8)
        E       $    14,182,000               9.375%     Variable(7)
Non-Offered
  Certificates
       X-1      $ 1,031,395,510(6)            N/A        Variable(6)
       X-2      $   986,495,000(6)            N/A        Variable(6)
        F       $    19,339,000               7.500%     Variable(7)
        G       $    12,892,000               6.250%     Variable(9)
        H       $    15,471,000               4.750%      Fixed(8)
        J       $    11,603,000               3.625%      Fixed(8)
        K       $     3,868,000               3.250%      Fixed(8)
        L       $     7,736,000               2.500%      Fixed(8)
        M       $     3,867,000               2.125%      Fixed(8)
        N       $     5,157,000               1.625%      Fixed(8)
        NR      $    16,760,510               N/A         Fixed(8)



                                         INITIAL                           EXPECTED    PRINCIPAL OR
                   ASSUMED FINAL       PASS-THROUGH        WEIGHTED        RATINGS       NOTIONAL
                    DISTRIBUTION           RATE            AVERAGE        (MOODY'S/      PRINCIPAL
     CLASS            DATE (2)          (APPROX.)      LIFE (YRS.) (5)     S&P) (3)     WINDOW (5)
--------------- ------------------- ----------------- ----------------- ------------- --------------
Offered
Certificates
       A-1       January 12, 2012         4.3260%          5.70            Aaa/AAA      1/03-1/12
       A-2      November 12, 2012         5.0500%          9.74            Aaa/AAA      1/12-11/12
        B       November 12, 2012         5.2110%          9.92            Aa2/AA      11/12 - 11/12
        C       November 12, 2012         5.2900%          9.92            Aa3/AA-     11/12 - 11/12
        D       November 12, 2012         5.4080%          9.92             A2/A       11/12 - 11/12
        E       November 12, 2012         5.4167%          9.92             A3/A-      11/12 - 11/12
Non-Offered
  Certificates
       X-1             N/A                0.1273%(6)        N/A            Aaa/AAA         N/A
       X-2             N/A                1.3046%(6)        N/A            Aaa/AAA         N/A
        F              N/A                5.9867%           N/A            Baa2/BBB        N/A
        G              N/A                6.3197%           N/A           Baa3/BBB-        N/A
        H              N/A                5.0770%           N/A             Ba1/BB+        N/A
        J              N/A                5.0770%           N/A             Ba2/BB         N/A
        K              N/A                5.0770%           N/A            Ba3/BB-         N/A
        L              N/A                5.0770%           N/A              B1/B+         N/A
        M              N/A                5.0770%           N/A              B2/B          N/A
        N              N/A                5.0770%           N/A             B3/B-          N/A
        NR             N/A                5.0770%           N/A             NR/NR          N/A


--------
(1)   Approximate, subject to a permitted variance of plus or minus 10%.
(2) The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is December 12, 2034. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.
(3) Ratings shown are those of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.
(4) The credit support percentages set forth for the Class A-1 and Class A-2 certificates are represented in the aggregate.
(5) The weighted average life and period during which distributions of principal would be received, set forth in the foregoing table with respect to each class of certificates, are based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans.
(6) The aggregate interest accrual amount on the Class X-1 and Class X-2 certificates will be calculated by reference to a notional amount equal to the aggregate of the class balances of all or some of the other classes of certificates, as applicable. The pass-through rates on the Class X-1 and Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-1 and Class X-2 certificates, which will be based on the net mortgage rates applicable to the mortgage loans (in the case of the Simon Portfolio II loan, the interest rate on its senior component only) as of the preceding distribution date minus the pass-through rates of such components. See "Description of the Certificates--Distributions" in this prospectus supplement.
(7) The pass-through rate applicable to the Class E and Class F certificates on each distribution date will in each case be equal to the weighted average of the net mortgage rates on the mortgage loans (in the case of the Simon Portfolio II loan, the interest rate on its senior component only) (in each case adjusted to accrue on the basis of a 360-day year consisting of twelve 30-day months) minus 0.9030% and 0.3330%, respectively, per annum.
(8) For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in the case of the Simon Portfolio II loan, the interest rate on its senior component only) (in each case adjusted to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for the Class B, Class C, Class D, Class H, Class J, Class K, Class L, Class M, Class N and Class NR certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average net mortgage interest rate (in the case of the Simon Portfolio II loan, the interest rate on its senior component only).
(9) The pass-through applicable to the Class G certificates on each distribution date will be equal to the weighted average of the net mortgage rates on the mortgage loans (in the case of the Simon Portfolio II loan, the interest rate on its senior component only) (in each case adjusted to accrue on the basis of a 360-day year consisting of twelve 30-day months).

     The Class R, Class LR and Class SP certificates are not offered by this prospectus supplement or represented in this table.

                               SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.


                          RELEVANT PARTIES AND DATES

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly-owned subsidiary of JPMorgan Chase Bank, a New York banking corporation which is a wholly-owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The depositor's address is 270
                                 Park Avenue, New York, New York 10017, and its telephone number is (212) 834-9280. See "The
                                 Depositor" in the prospectus.

Mortgage Loan Sellers.........   JPMorgan Chase Bank, a New York banking
                                 corporation, Merrill Lynch Mortgage Lending,
                                 Inc., a Delaware corporation and LaSalle Bank
                                 National Association, a national banking association. JPMorgan Chase Bank is an affiliate of the depositor and J.P. Morgan
                                 Securities Inc., one of the underwriters.
                                 Merrill Lynch Mortgage Lending, Inc. is an affiliate of Merrill Lynch, Pierce, Fenner &
                                 Smith Incorporated, one of the underwriters.
                                 LaSalle Bank National Association is also acting as the paying agent and is an affiliate of ABN AMRO Incorporated, one of the underwriters. See "Description of the Mortgage
                                 Pool--The Mortgage Loan Sellers" in this prospectus supplement.


                                                  SELLERS OF THE MORTGAGE LOANS

                                                                              AGGREGATE
                                                                  NUMBER      PRINCIPAL        % OF
                                                                    OF        BALANCE OF      INITIAL
                                                                 MORTGAGE      MORTGAGE        POOL
                                             SELLER                LOANS        LOANS         BALANCE
                                 ------------------------------  --------  --------------   ----------
                                 Merrill Lynch Mortgage
                                 Lending, Inc. ...............      37     $  409,957,461        39.7%
                                 JPMorgan Chase Bank .........      32        391,475,464        38.0
                                 LaSalle Bank National
                                 Association .................      39        229,962,586        22.3
                                                                    --     --------------       -----
                                 Total .......................     108     $1,031,395,510       100.0%
                                                                   ===     ==============       =====

Master Servicer...............   Wachovia Bank, National Association, a
                                 national banking association. The master servicer's principal address is NC 1075, 8739
                                 Research Drive URP4, Charlotte, North Carolina
                                 28288. Wachovia Bank, National Association will act as the initial master servicer with respect to the mortgage loans, subject to the discussion under "Description of the Mortgage Pool--AB
                                 Mortgage Loans--75/101 Federal Street Loan".
                                 See "Servicing of the Mortgage Loans--The
                                 Master Servicer" in this prospectus
                                 supplement.

Special Servicer..............   ARCap Special Servicing, Inc., a Delaware
                                 corporation. The special servicer's principal address is 5605 North MacArthur Boulevard,
                                 Suite 950, Irving, Texas 75038. ARCap Special
                                 Servicing, Inc. will act as the initial special servicer with respect to the mortgage loans, subject to the discussion under "Description of the Mortgage Pool--AB Mortgage Loans--75/101
                                 Federal Street Loan". The special servicer may be removed without cause under certain circumstances described in this prospectus supplement. See "Servicing of the Mortgage
                                 Loans--The Special Servicer" in this prospectus supplement.

Trustee.......................   Wells Fargo Bank Minnesota, N.A., a national
                                 banking association, with its principal offices located in Minneapolis, Minnesota. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia,
                                 Maryland 21045-1951. See "Description of the
                                 Certificates--The Trustee" in this prospectus supplement. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan.

Paying Agent..................   LaSalle Bank National Association, a national
                                 banking association, with its principal offices located in Chicago, Illinois. LaSalle Bank
                                 National Association will also act as the certificate registrar and authenticating agent.
                                 The paying agent's address is 135 S. LaSalle
                                 Street, Suite 1625, Chicago, Illinois 60603,
                                 Attention: Asset-Backed Securities Trust
                                 Services Group, JPMorgan 2002-C2, and its telephone number is (312) 904-0648. LaSalle
                                 Bank National Association is also a mortgage loan seller and an affiliate of one of the underwriters. See "Description of the
                                 Certificates--Paying Agent, Certificate
                                 Registrar and Authenticating Agent" in this prospectus supplement.

75/101 Federal Street Servicer,
Special Servicer and Other
Noteholder....................   The mortgage loan secured by the mortgaged
                                 real property identified on Annex A-1 to this prospectus supplement as 75/101 Federal Street, and referred to in this prospectus supplement as the 75/101 Federal Street loan, which mortgage loan has an unpaid principal balance of approximately $99,880,850 and represents
                                 9.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, has a companion loan, the 75/101 Federal Street companion loan, both of which mortgage loans are secured by a single mortgage instrument on a mortgaged real property. The 75/101 Federal
                                 Street companion loan has an unpaid principal balance of approximately $24,970,213, and has been securitized in another commercial mortgage securitization. Prior to a monetary event of default or a material non-monetary event of default that results in a transfer to special servicing, the 75/101 Federal Street loan in this trust will be entitled to receive payments of principal and interest on a pro rata basis with the 75/101 Federal Street companion loan; and, subsequent to a monetary event of default or a material non-monetary event of default that results in a transfer to special servicing, the 75/101 Federal Street loan in the trust will be senior in right of payment to the 75/101 Federal Street companion loan for so long as the event of default exists. See "Description of the Mortgage
                                 Pool--AB Mortgage Loans" in this prospectus supplement. The related intercreditor agreement generally provides that both the 75/101 Federal Street loan and its related companion loan will be serviced and administered pursuant to an existing servicing agreement, which generally provides for servicing arrangements that are similar to, but not identical to, those under the Series
                                 2002-C2 pooling and servicing agreement. The servicer and special servicer for the 75/101
                                 Federal Street loan and its related companion loan is Pacific Life Insurance Company, a
                                 California corporation, pursuant to the 75/101
                                 Federal Street servicing agreement.

                                 References in this prospectus supplement, however, to the trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the Series 2002-C2 pooling and servicing agreement unless the context clearly indicates otherwise. See "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement.

Cut-off Date..................   With respect to each mortgage loan, the
                                 related due date of such mortgage loan in December 2002 or, with respect to those mortgage loans that have their first due date after December 2002, December 1, 2002.

Closing Date..................   On or about December 10, 2002.

Distribution Date.............   The 12th day of each month or, if the 12th
                                 day is not a business day, on the next
                                 succeeding business day, beginning in January
                                 2003.

Interest Accrual Period.......   Interest will accrue on the offered
                                 certificates during the calendar month prior to the related distribution date and will be calculated assuming that each month has 30 days and each year has 360 days.

Due Period....................   For any mortgage loan and any distribution
                                 date, the period commencing on the day
                                 immediately following the due date for the mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for the mortgage loan in the month in which that distribution date occurs.

Determination Date............   For any distribution date, the fourth
                                 business day prior to the distribution date.


                                 OFFERED SECURITIES

General.......................   We are offering the following six classes of
                                 commercial mortgage pass-through certificates as part of Series 2002-C2:

                                 o  Class A-1

                                 o  Class A-2

                                 o  Class B

                                 o  Class C

                                 o  Class D

                                 o  Class E

                                 Series 2002-C2 will consist of a total of 22 classes, the following 16 of which are not being offered through this prospectus supplement and the accompanying prospectus:
                                 Class F, Class G, Class H, Class J, Class K,
                                 Class L, Class M, Class N, Class NR, Class
                                 X-1, Class X-2, Class SP-1, Class SP-2, Class SP-3, Class R and Class LR.

                                 The Series 2002-C2 certificates will
                                 collectively represent beneficial ownership interests in a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust's assets will primarily be 108 mortgage loans secured by first liens on 132 commercial, multifamily and manufactured housing community properties.

                                 The Class SP certificates will represent the interest in one of the two components of a single mortgage loan, the Simon Portfolio II loan, that will not be pooled with the other mortgage loans. The other component in the Simon Portfolio II loan will be pooled with all the other mortgage loans and, together with the other mortgage loans, will back the other classes of certificates. See "Description of the
                                 Certificates--Distributions--Class SP

                                 Certificates and the Simon Portfolio II Loan" in this prospectus supplement.

Certificate Balances..........   Your certificates will have the approximate
                                 aggregate initial certificate balance set forth below, subject to a variance of plus or minus
                                 10%:

                                 Class A-1 ..........   $234,000,000
                                 Class A-2 ..........   $606,587,000
                                 Class B ............   $ 41,256,000
                                 Class C ............   $ 10,314,000
                                 Class D ............   $ 28,363,000
                                 Class E ............   $ 14,182,000

PASS-THROUGH RATES

A. Offered Certificates.......   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate which is set forth below for each class:

                                 Class A-1 ..........         4.3260%
                                 Class A-2 ..........         5.0500%
                                 Class B ............         5.2110%(1)
                                 Class C ............         5.2900%(1)
                                 Class D ............         5.4080%(1)
                                 Class E ............         5.4167%(2)

                                 ----------
                                 (1)   Subject to a maximum pass-through rate
                                       equal to the weighted average of the net interest rates on the mortgage loans (in the case of the Simon Portfolio II loan, the interest rate on its senior component only) (in each case adjusted to accrue on the basis of a 360-day year consisting of twelve 30-day months).
                                 (2)   The rate shown is the approximate
                                       initial pass-through rate. The
                                       pass-through rate applicable to the
                                       Class E certificates on each
                                       distribution date, will be equal to the
                                       weighted average of the net interest
                                       rates on the mortgage loans (in the case of the Simon Portfolio II loan, the interest rate on its senior component only) (in each case adjusted to accrue
                                       on the basis of a 360-day year
                                       consisting of twelve 30-day months) less
                                       0.9030%.

B. Interest Rate Calculation
   Convention ................   Interest on your certificates will be
                                 calculated based on a 360-day year
                                 consisting of twelve 30-day months, or a 30/360 basis. For purposes of calculating the pass-through rates on the Class X-1, Class X-2, Class B, Class C, Class D, Class E and certain other classes of the non-offered certificates, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency. All of the mortgage loans accrue interest based on an actual/360 basis. The interest rate for each mortgage loan will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in that month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month in accordance with the related mortgage loan documents, subject to certain adjustments as described in
                                 "Description of the Certificates--
                                 Distributions--Pass-Through Rates" in this prospectus supplement. See "Description of the Certificates--Distributions--Pass-Through
                                 Rates" and "Description of the Certificates--
                                 Distributions--Interest Distribution Amount" in this prospectus supplement.

DISTRIBUTIONS

A. Amount and Order of
   Distributions..............   On each distribution date, funds available
                                 for distribution from the mortgage loans (other than amounts payable to the Class SP certificates with respect to the Simon
                                 Portfolio II loan), net of specified trust expenses, will be distributed in the following amounts and order of priority:

                                 First/Class A-1, Class A-2, Class X-1 and
                                 Class X-2 certificates: To interest on Class
                                 A-1, Class A-2, Class X-1 and Class X-2
                                 certificates, pro rata, in accordance with their interest entitlements.

                                 Second/Class A-1 and Class A-2 certificates:
                                 To the extent of funds allocated to principal, to principal on Class A-1 and Class A-2 certificates, in sequential order, until each of those classes has been reduced to zero. If the certificate balance of each and every class of certificates other than Class A-1 and Class A-2 certificates has been reduced to zero, funds available for distributions of principal will be distributed to Class A-1 and Class A-2 certificates, pro rata, rather than sequentially.

                                 Third/Class A-1 and Class A-2 certificates: To reimburse Class A-1 and Class A-2 certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

                                 Fourth/Class B certificates: To Class B
                                 certificates as follows: (a) first, to
                                 interest on Class B certificates in the amount of its interest entitlement; (b) second, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1 and Class A-2 certificates), to principal on Class B certificates until reduced to zero; and (c) third, to reimburse Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

                                 Fifth/Class C certificates: To the Class C certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Sixth/Class D certificates: To the Class D certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Seventh/Class E certificates: To the Class E certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Eighth/Non-offered certificates (other than the Class X-1 and Class X-2 certificates): In the amounts and order of priority described in "Description of the Certificates-- Distributions--Priority" in this prospectus supplement.

                                 On each distribution date, holders of the Class SP certificates will only be entitled to distribution amounts relating to the Simon Portfolio II loan. See "Descriptions of the Certificates--Distributions--Class SP
                                 Certificates and the Simon Portfolio II Loan" in this prospectus supplement.

B. Interest and Principal
   Entitlements...............   A description of each class's interest
                                 entitlement can be found in "Description of the Certificates--Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.

                                 A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates-- Distributions--Principal Distribution Amount" in this prospectus supplement.


C. Yield Maintenance
   Charges....................   Yield maintenance charges with respect to the
                                 mortgage loans will be allocated to the
                                 certificates as described in "Description of the Certificates--Allocation of Yield
                                 Maintenance Charges" in this prospectus
                                 supplement.

                                 For an explanation of the calculation of yield maintenance charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

D. General....................   The chart below describes the manner in which
                                 the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows the entitlement to receive principal and interest (other than excess interest) on any distribution date in descending order
                                 (beginning with the Class A-1, Class A-2, Class
                                 X-1 and Class X-2 certificates). It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with the other Series 2002-C2 certificates that are not being offered by this prospectus supplement); provided, that mortgage loan losses will not be allocated to any class of Class SP certificates (other than mortgage loan losses on the Simon Portfolio II loan) or the Class R or Class LR certificates. Mortgage loan losses that are realized on the Simon Portfolio
                                 II loan will be allocated to the classes of Class SP certificates, to the extent of the certificate balance of the Class SP certificates, before being allocated to any other class of certificates. Additionally, no principal payments or loan losses will be allocated to the Class X-1 and Class X-2 certificates, although loan losses will reduce the notional amount of the Class X-1 and Class
                                 X-2 certificates and, therefore, the amount of interest they accrue.

                                      ---------------------------------
                                          Class A-1, Class A-2,
                                         Class X-1* and Class X-2*
                                      ---------------------------------
                                                      |
                                                      |
                                           ------------------------
                                                  Class B
                                           ------------------------
                                                      |
                                                      |
                                           ------------------------
                                                  Class C
                                           ------------------------
                                                      |
                                                      |
                                           ------------------------
                                                  Class D
                                           ------------------------
                                                      |
                                                      |
                                           ------------------------
                                                  Class E
                                           ------------------------
                                                      |
                                                      |
                                           ------------------------
                                                 Non-offered
                                               certificates**
                                           ------------------------

                                 ------------
                                 *     Not offered by this prospectus
                                       supplement. The Class X-1 and Class X-2
                                       certificates are interest-only
                                       certificates.

                                 **    Other than the Class X-1 and Class X-2
                                       certificates. The Class SP certificates
                                       will be subordinate only to the offered
                                       certificates with respect to payments
                                       and other collections received on the
                                       Simon Portfolio II loan.

                                 No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

                                 Any allocation of a loss to a class of
                                 certificates will reduce the certificate balance of that class.

                                 See "Description of the Certificates" in this
                                 prospectus supplement.
E. Shortfalls in
   Available Funds............   The following types of shortfalls in available
                                 funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation which the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer or the trustee (to the extent not covered by default charges paid by the related borrower); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan's interest rate or principal balance or from other unanticipated or default-related expenses of the trust. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the certificates, on a pro rata basis, to reduce the amount of interest payable on the certificates. See "Description of the Certificates--Distributions--Priority" in this prospectus supplement.

ADVANCES

A. P&I Advances...............   The master servicer is required to advance a
                                 delinquent periodic mortgage loan payment
                                 (including a mortgage loan payment on the non-pooled component of the Simon Portfolio II loan) if it determines that the advance will be recoverable. The master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan's regular interest rate or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. See "Description of the
                                 Certificates--Advances" in this prospectus supplement. The master servicer also is not required to advance amounts determined to be non-recoverable. There may be other circumstances in which the master servicer will not be required to advance one full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance.
                                 See "Description of the Certificates--Advances" in this prospectus supplement. If an interest advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

                                 Furthermore, with respect to the 75/101
                                 Federal Street loan, advances of delinquent periodic mortgage loan payments will be made by the servicer under the 75/101 Federal Street servicing agreement. The amount of those advances may be reduced based on an appraisal performed by the 75/101 Federal Street servicer under, and in accordance with, the related servicing agreement, which reduction will be calculated with respect to the 75/101 Federal Street loan in a manner similar but not identical to the calculation described in this prospectus supplement. These advances will be made on generally the same terms and conditions as described above, in accordance with the terms of the 75/101 Federal Street servicing agreement. If the servicer under the 75/101 Federal Street servicing agreement fails to make an advance for a delinquent periodic mortgage loan payment, the master servicer for the Series 2002-C2 transaction and, if it fails to do so, the trustee for the Series 2002-C2 transaction, will be required to make an advance of the delinquent periodic mortgage loan payment with respect to the 75/101 Federal Street loan unless the 75/101 Federal Street servicer has determined that such advance would not be recoverable from collections in respect of the 75/101 Federal Street loan pair. See "Description of the Certificates--Advances" in this prospectus supplement.


B. Property Protection
   Advances...................   The master servicer may be required, and the
                                 special servicer may be permitted, to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the related mortgaged property, to maintain the lien on the related mortgaged property or enforce the related mortgage loan documents. If the master servicer fails to make a required advance of this type, the trustee is required to make this advance. Neither the master servicer nor the trustee is required to advance amounts determined to be non-recoverable. See "Description of the
                                 Certificates--Advances" in this prospectus supplement.

                                 The 75/101 Federal Street servicer may be required to make property protection advances with respect to the 75/101 Federal Street loan pair on terms similar to those described above. If the 75/101 Federal Street servicer fails to make a required advance of this type, the master servicer for the Series 2002-C2 transaction and, if it fails to do so, the trustee for the Series 2002-C2 transaction, is required to make this advance.

C. Interest on Advances.......   The master servicer, the special servicer and
                                 the trustee, as applicable, will be entitled to interest on the above described advances at the "Prime Rate" as published in The Wall Street
                                 Journal as described in this prospectus
                                 supplement, compounded annually. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan accrued before the related due date has passed and any grace period applicable to such mortgage loan has expired. See "Description of the
                                 Certificates--Advances" and "--Subordination;
                                 Allocation of Collateral Support Deficit" in this prospectus supplement and "Description of the Certificates--Advances in Respect of
                                 Delinquencies" and "Description of the Pooling
                                 Agreements--Certificate Account" in the
                                 prospectus.

                                 The servicer of the 75/101 Federal Street loan pair will be similarly entitled to interest on advances, compounded monthly.


                                     THE MORTGAGE LOANS

The Mortgage Pool.............   The trust's primary assets will be 108 fixed
                                 rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 132 commercial, multifamily and manufactured housing community properties.

                                 The aggregate principal balance of the Simon
                                 Portfolio II loan (including the component that is not pooled with the other mortgage loans) as of the cut-off date will be approximately $138,757,044. The non-pooled component is represented by the Class SP certificates, which are not being offered by this prospectus supplement. Only the pooled component (with an outstanding principal balance as of the cut-off date of $119,191,303) of this mortgage loan will be represented by the offered certificates. See "Description of the Mortgage Pool--Top Ten Mortgage Loans--The Simon Portfolio II Pooled Component" in this prospectus supplement. All principal and interest collections on the Simon Portfolio II loan will be distributed as described in this prospectus supplement and as more particularly described in the pooling and servicing agreement.

                                 The following tables set forth certain
                                 anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). All information presented herein (including loan-to-value ratios and debt service coverage ratios) with respect to a mortgage loan with a companion loan is calculated without regard to the related companion loan. The sum in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this summary section are calculated as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date.

                                 For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information include only the pooled component of the Simon Portfolio II loan. Generally, the exclusion of the non-pooled component of the Simon Portfolio II loan decreases the loan-to-value ratio and increases the debt service coverage ratio of, and decreases the percentage of the aggregate principal balance of the mortgage loans, represented by, the Simon Portfolio II loan indicated in such statistical information because that information is based only on the pooled component of the Simon Portfolio II loan. References to the original principal balance of the pooled component of the Simon Portfolio II loan are references to the principal balance of that mortgage loan as of the origination date, less the principal balance of the non-pooled component, as of that date. The mortgage loans will have the following approximate characteristics as of the cut-off date:

                  CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS


Aggregate outstanding principal balance (1) ...............................             $1,031,395,510
Number of mortgage loans ..................................................                        108
Number of mortgaged properties ............................................                        132
Number of crossed loan pools ..............................................                          2
Crossed loan pools as a percentage of the aggregate
 outstanding principal balance ............................................                       1.4%
Range of mortgage loan principal balances ................................. $1,142,479 to $119,191,303
Average mortgage loan principal balance ...................................                 $9,549,958
Range of mortgage rates ...................................................         4.8593% to 9.0200%
Weighted average mortgage rate ............................................                    6.3648%
Range of original terms to maturity (2) ...................................    60 months to 240 months
Weighted average original term to maturity (2) ............................                 120 months
Range of remaining terms to maturity (2) ..................................    57 months to 239 months
Weighted average remaining term to
 maturity (2) .............................................................                 116 months
Range of original amortization terms (3) ..................................   120 months to 360 months
Weighted average original amortization term (3) ...........................                 349 months
Range of remaining amortization terms (3) .................................   119 months to 360 months
Weighted average remaining amortization
 term (3) .................................................................                 345 months
Range of loan-to-value ratios (4)(5) ......................................             16.5% to 80.0%
Weighted average loan-to-value ratio (4)(5) ...............................                      66.3%
Range of loan-to-value ratios as of the maturity date (2)(5) ..............                0% to 75.5%
Weighted average loan-to-value ratio as of the maturity date (2)(5) .......                      55.8%
Range of debt service coverage ratios(6) ..................................             1.20x to 6.19x
Weighted average debt service coverage ratio (6) ..........................                      1.73x
Percentage of aggregate outstanding principal balance consisting of:
 Anticipated repayment dates mortgage loans ...............................                      16.0%
 Balloon mortgage loans (7) ...............................................                      83.1%
 Interest-only balloon mortgage loans .....................................                       0.2%
 Fully amortizing mortgage loans ..........................................                       0.7%

----------
(1)   Subject to a permitted variance of plus or minus 10%.

(2) In the case of 12 mortgage loans, to or as of the anticipated repayment date.

(3)   Excludes the interest-only mortgage loan.

(4) For purposes of determining the loan-to-value ratios as of the cut-off date for 3 mortgage loans (identified as Loan Nos. 27, 51 and 53 on Annex A to this prospectus supplement), representing 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the principal balance of each such mortgage loan was reduced by amounts reserved until the achievement of certain income levels by the related mortgaged properties.

(5) The collateral securing the 600 Fifth Avenue mortgage loan does not include the improvements constructed on the mortgaged property. The loan-to-value ratios for the 600 Fifth Avenue mortgage loan were calculated using the appraised value which included the value of the improvements at the mortgaged property. The value of the mortgaged property without the improvements as indicated in the appraisal is $52,800,000 and the related cut-off date loan-to-value and balloon loan-to-value ratio are 47.3% and 39.2%, respectively.

(6) The collateral securing the 600 Fifth Avenue mortgage loan does not include the improvements constructed on the related mortgaged property. For purposes of calculating the debt service coverage ratio for the 600 Fifth Avenue mortgage loan, the underwritten net cash flow includes the cash flow generated from the improvements on the mortgaged property. The net operating income and net cash flow of the ground lease alone is $3,168,000, deriving a debt service coverage ratio of 1.91x. For purposes of caculating the debt service coverage ratio for the ARC Portfolio A mortgage loan, the annual debt service is calculated based upon the 7.3500% mortgage rate plus a 0.04% servicing fee rate which servicing fee is required to be paid by the related borrower.

(7) Excludes the mortgage loans with anticipated repayment dates and the interest-only mortgage loan.

                                 The mortgage loans accrue interest on an actual/360 basis. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                                          AMORTIZATION TYPES

                                                                               AGGREGATE
                                                                NUMBER         PRINCIPAL        % OF
                                                                  OF           BALANCE OF      INITIAL
                                                               MORTGAGE         MORTGAGE        POOL
                                    TYPE OF AMORTIZATION         LOANS           LOANS         BALANCE
                                 --------------------------   ----------   ----------------- ----------
                                 Balloon mortgage
                                   loans(1) ...............      93       $  856,864,549       83.1%
                                 ARD mortgage
                                   loans ..................      12          165,108,932       16.0
                                 Fully amortizing
                                   mortgage loans .........       2            7,322,029        0.7
                                 Interest-only
                                   mortgage loan ..........       1            2,100,000        0.2
                                                                 --       --------------      -----
                                 Total ....................     108       $1,031,395,510      100.0%
                                                                ===       ==============      =====

                                 ----------
                                 (1)   Excludes the mortgage loans with
                                       anticipated repayment dates, and the
                                       mortgage loan which pays interest-only.

                                 Twelve (12) mortgage loans, representing approximately 16.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an increase in the related interest rate after a certain date referred to as the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will generally be deferred and will not be paid until the principal balance of the related mortgage loan has been paid, at which time such deferred interest will be paid to certain classes of the non-offered certificates. In addition, after the anticipated repayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property will generally be applied towards the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. A substantial principal payment would be required to pay off these mortgage loans on their anticipated repayment dates. The amortization terms of these mortgage loans are significantly longer than the periods up to the related mortgage loans' anticipated repayment dates. See "Description of the Mortgage Pool--ARD Loans".

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" and "--Certain Terms and

                                 Conditions of the Mortgage Loans" in this prospectus supplement.

                                 The following table contains general
                                 information regarding the prepayment
                                 provisions of the mortgage loans:

                                     OVERVIEW OF PREPAYMENT PROTECTION

                                                                                 AGGREGATE
                                                                    NUMBER       PRINCIPAL        % OF
                                                                      OF         BALANCE OF      INITIAL
                                                                   MORTGAGE       MORTGAGE        POOL
                                       PREPAYMENT PROTECTION         LOANS         LOANS         BALANCE
                                 -------------------------------- ---------- --------------     ----------
                                 Lockout with defeasance              107    $1,009,543,404        97.9%
                                 Lockout period followed
                                   by yield maintenance .......         1        21,852,106         2.1
                                                                      ---    --------------       -----
                                 Total ........................       108    $1,031,395,510       100.0%
                                                                      ===    ==============       =====

                                 Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or other government securities for the related mortgaged property as collateral for the related mortgage loan.

                                 The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during an "open period" immediately prior to the stated maturity date or anticipated repayment date as follows:

                                          PREPAYMENT OPEN PERIODS

                                                                         AGGREGATE
                                                            NUMBER       PRINCIPAL        % OF
                                                              OF         BALANCE OF      INITIAL
                                                           MORTGAGE       MORTGAGE        POOL
                                  OPEN PERIOD (PAYMENTS)     LOANS         LOANS         BALANCE
                                 ------------------------ ----------   --------------   ----------
                                 1 ....................       1        $   45,531,431         4.4%
                                 2 ....................       6            69,473,874         6.7
                                 3 ....................      46           303,101,580        29.4
                                 4 ....................      50           554,893,505        53.8
                                 7 ....................       1            21,852,106         2.1
                                 13 ...................       3            32,202,429         3.1
                                 25 ...................       1             4,340,585         0.4
                                                             --        --------------       -----
                                 TOTAL ................     108        $1,031,395,510       100.0%
                                                            ===        ==============       =====

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" and "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Defeasance; Collateral Substitution" in this prospectus supplement.

                                   CURRENT USES OF THE MORTGAGED PROPERTIES

                                                                             AGGREGATE
                                                               NUMBER        PRINCIPAL        % OF
                                                                 OF          BALANCE OF      INITIAL
                                                              MORTGAGE        MORTGAGE        POOL
                                         CURRENT USE         PROPERTIES        LOANS         BALANCE
                                 -------------------------- ------------  --------------    ----------
                                 Retail .................       35        $  299,006,460        29.0%
                                 Multifamily(1) .........       41           280,192,959        27.2
                                 Office .................       10           196,367,865        19.0
                                 Industrial .............       18           149,769,396        14.5
                                 Manufactured Housing
                                   Community ............       19            74,070,708         7.2
                                 Self Storage ...........        7            22,393,191         2.2
                                 Theater ................        2             9,594,931         0.9
                                                                --        --------------       -----
                                 Total ..................      132        $1,031,395,510       100.0%
                                                               ===        ==============       =====

                                 ----------
                                 (1)   Includes 1 mortgage loan, representing
                                       approximately 2.2% of the aggregate
                                       principal balance of the mortgage loans
                                       as of the cut-off date which is
                                       multifamily/mixed use.

                                 The mortgaged properties are located in 31 states. The following table lists the states which have concentrations of mortgaged properties above 5%:

                                       GEOGRAPHIC DISTRIBUTION (1)

                                                                            AGGREGATE
                                                              NUMBER        PRINCIPAL         % OF
                                                                OF          BALANCE OF       INITIAL
                                                             MORTGAGE        MORTGAGE         POOL
                                           STATE            PROPERTIES        LOANS          BALANCE
                                 ------------------------- ------------   --------------    ---------
                                 Texas .................       18         $  115,745,614       11.2%
                                 Massachusetts .........        3            112,705,889       10.9
                                 New York ..............       12            111,452,703       10.8
                                 Illinois ..............        8             97,887,477        9.5
                                 Pennsylvania ..........        6             95,751,476        9.3
                                 California ............       15             93,580,314        9.1
                                 Florida ...............       14             85,632,327        8.3
                                 Other States ..........       56            318,639,711       30.9
                                                               --         --------------      -----
                                 Total .................      132         $1,031,395,510      100.0%
                                                              ===         ==============      =====

                                 ----------
                                 (1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A.

AB Mortgage Loans.............   Two (2) of the mortgage loans, the loan
                                 secured by the mortgaged real property
                                 identified on Annex A-1 to this prospectus supplement as the Long Island Industrial
                                 Portfolio II and the 75/101 Federal Street loan, representing approximately 3.8% and 9.7%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are, in each case, evidenced by one of two notes secured by a single mortgage and a single assignment of a lease, with the second companion loan not being part of the trust fund. Such mortgage loans, each an AB loan, and their related companion loans are subject to intercreditor agreements. The related intercreditor agreements generally allocate collections in respect of such loans prior to a monetary event of default or material non-monetary event of default to the mortgage loan in the trust fund and the companion loan on a pro rata basis. After a monetary event of default or material non-monetary event of default, the related intercreditor agreements generally allocate collections in respect of such loans first to the mortgage loan in the trust fund and second to the related companion loan. The master servicer and special servicer for Series 2002-C2 will service and administer the Long Island Industrial Portfolio II loan and its related companion loan pursuant to the pooling and servicing agreement and the related intercreditor agreement for so long as it is part of the trust fund. Pacific Life
                                 Insurance Company will act as the servicer and special servicer for the 75/101 Federal Street loan and its related companion loan pursuant to the 75/101 Federal Street servicing agreement and the related intercreditor agreement for so long as it is part of the trust fund. Amounts attributable to each companion loan will not be assets of the trust fund, and will be beneficially owned by the holder of the related companion loan. See
                                 "Description of the Mortgage Pool--AB Mortgage
                                 Loans" in this prospectus supplement.

                                 The holder of the Long Island Industrial
                                 Portfolio II companion loan will have the right to purchase the Long Island Industrial Portfolio II loan, and the holder of the 75/101 Federal Street companion loan will have the right to purchase the 75/101 Federal Street loan, in each case under certain limited circumstances as described under "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement.

                       ADDITIONAL ASPECTS OF CERTIFICATES

Denominations.................   The offered certificates will be offered in
                                 minimum denominations of $10,000 initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $1.

Registration, Clearance and
Settlement....................   Each class of offered certificates will be
                                 registered in the name of Cede & Co., as nominee of The Depository Trust Company, or
                                 DTC.

                                 You may hold your offered certificates
                                 through: (1) DTC in the United States; or (2) Clearstream Banking, societe anonyme or the Euroclear System in Europe. Transfers within DTC, Clearstream Banking, societe anonyme or Euroclear will be made in accordance with the usual rules and operating procedures of those systems.

                                 We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates.

                                 See "Description of the Certificates--
                                 Book-Entry Registration and Definitive
                                 Certificates" in this prospectus supplement and in the prospectus.

Information Available to
Certificateholders............   On each distribution date, the paying agent
                                 will prepare and make available to each
                                 certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date.
                                 Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust.
                                 See "Description of the Certificates--Reports to Certificateholders; Certain Available
                                 Information" in this prospectus supplement.

Deal Information/Analytics....   Certain information concerning the mortgage
                                 loans and the offered certificates will be available to you through the following services:

                                 o   Bloomberg, L.P., Trepp, LLC, Standard &
                                     Poor's Conquest and Intex.

                                 o   the paying agent's website at
                                     www.etrustee.net.

                                 In addition, certain information may be
                                 available via the master servicer's website at www.wachovia.com. See "Servicing of the Mortgage Loans--The Master Servicer" in this prospectus supplement.

Optional Termination..........   On any distribution date on which the
                                 aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate principal balance of the mortgage loans
                                 (including the non-pooled component of the Simon Portfolio II loan) as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans
                                 (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement. Exercise of this option will terminate the trust and retire the then outstanding certificates.

                                 See "Description of the Certificates--
                                 Termination; Retirement of Certificates" in this prospectus supplement and "Description of the Certificates--Termination" in the prospectus.

Tax Status....................   Elections will be made to treat a portion of
                                 the trust (exclusive of the interest that is deferred after the anticipated repayment date on the mortgage loans that have anticipated repayment dates and the related distribution account for this deferred interest) as three separate REMICs--a lower-tier REMIC, an upper-tier REMIC and a Simon Portfolio II loan
                                 REMIC--for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes.
                                 In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

                                 Pertinent federal income tax consequences of an investment in the offered certificates include:

                                 o   Each class of offered certificates will
                                     represent "regular interests" in the
                                     upper-tier REMIC.

                                 o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                                 o You will be required to report income on the regular interests represented by your certificates using the accrual method of accounting.

                                 o One or more classes of offered certificates may be issued with original issue discount.

                                 See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA Considerations..........   Subject to important considerations described
                                 under "ERISA Considerations" in this prospectus supplement and "Certain ERISA Considerations" in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment..............   The Class A-1, Class A-2, Class B and Class C
                                 certificates will constitute "mortgage related securities" within the meaning of the Secondary
                                 Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by Moody's
                                 Investors Service, Inc., Standard and Poor's
                                 Ratings Services, a division of The McGraw Hill
                                 Company's, Inc. or another nationally
                                 recognized statistical rating organization. The
                                 Class D and Class E certificates will not constitute "mortgage related securities" for the purposes of that Act. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates.
                                 You should consult your own legal advisors for assistance in determining the suitability of, and consequences to you of, the purchase, ownership, and sale of the offered certificates.

                                 See "Legal Investment" in this prospectus supplement and in the prospectus.

Ratings.......................   The offered certificates will not be issued
                                 unless each of the offered classes receives the following ratings from Moody's Investors
                                 Service, Inc. and Standard & Poor's Ratings
                                 Services, a division of The McGraw-Hill
                                 Companies, Inc.:

                                                           MOODY'S    S&P
                                                          ---------   ----
                                 Class A-1 ..........      Aaa        AAA
                                 Class A-2 ..........      Aaa        AAA
                                 Class B ............      Aa2        AA
                                 Class C ............      Aa3        AA-
                                 Class D ............       A2         A
                                 Class E ............       A3         A-

                                 A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance charges, or the tax treatment of the certificates. See "Yield and Maturity Considerations" and "Risk Factors" in this prospectus supplement and "Yield and Maturity Considerations" in the prospectus. See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

                                  RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in Texas, Massachusetts, New York, Illinois, Pennsylvania, California and Florida represent approximately 11.2%, 10.9%, 10.8%, 9.5%, 9.3%, 9.1% and 8.3%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. With respect to the mortgaged properties located in California, 9 of the mortgaged properties representing approximately 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are in southern California, and 6 of the mortgaged properties representing approximately 5.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are in northern California. For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County are included in northern California and mortgaged properties located in or south of such counties are included in southern California. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors--e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than mortgaged properties in other parts of the country.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO RECENT TERRORIST ATTACKS

     The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001, suggest the possibility of an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums particularly for large properties, which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

     With respect to shopping patterns, the recent terrorist attacks have significantly reduced air travel throughout the United States and, therefore, have had a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism which could reduce the ability of the affected mortgaged properties to generate cash flow.

RISKS RELATING TO LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

     o The largest mortgage loan represents approximately 11.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See "Description of the Mortgage Pool--Top Ten Mortgage Loans" in this prospectus supplement.

     o The 2 largest mortgage loans represent, in the aggregate, approximately 21.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     o The 10 largest mortgage loans represent, in the aggregate, approximately 43.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Each of the other mortgage loans represents no more than 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                  PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%

                                                                        AGGREGATE
                                                                    PRINCIPAL BALANCE
                                            NUMBER OF MORTGAGED        OF MORTGAGE       % OF INITIAL
              PROPERTY TYPE                      PROPERTIES               LOANS          POOL BALANCE
----------------------------------------   ---------------------   ------------------   -------------
Retail .................................             35             $299,006,460           29.0%
Multifamily ............................             41             $280,192,959           27.2%
Office .................................             10             $196,367,865           19.0%
Industrial .............................             18             $149,769,396           14.5%
Manufactured Housing Community .........             19             $ 74,070,708            7.2%

     A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

     o Seven (7) groups of mortgage loans have borrowers related to each other, but none of these groups of mortgage loans represents more than 3.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     o One (1) group of mortgage loans, comprised of 2 mortgage loans that are cross-collateralized and cross-defaulted, represents, in the aggregate, approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See "--Risks Relating to Enforceability of Cross-Collateralization" below.

     o Five (5) mortgage loans, representing approximately 21.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

     o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

     Except as described below, the terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities". In general, the borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 4 of the mortgage loans, representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are not required to be single-purpose entities. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above and on Annex A to this prospectus supplement, 1 group which is comprised of 2 mortgage loans, identified on Annex A to this prospectus supplement as Plaza on Legacy and Plaza on Legacy--Rainbow, represents approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and is cross-collateralized and cross-defaulted. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by a borrower could be avoided if a court were to determine that:

     o the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

     o the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

     o subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

     o    recover payments made under that mortgage loan; or

     o take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk.

The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, the mortgage loan sellers have informed us that they are aware of certain permitted existing secured debt. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. See "Description of the Mortgage Pool--General" in this prospectus supplement.

     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. As of the cut-off date, the mortgage loan sellers have informed us that they are aware of certain mezzanine indebtedness with respect to 2 mortgage loans (which represent approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date). See "Description of the Mortgage Pool--General" in this prospectus supplement.

     Although the companion loans related to the 2 mortgage loans with related companion loans are not assets of the trust fund, the related borrower is still obligated to make interest and principal payments on the companion loans. As a result, the trust fund is subject to additional risks, including:

     o the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

     o the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations and the subordinate obligations upon the maturity of the mortgage loan.

     See "Description of the Mortgage Pool--General" and "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED REPAYMENT DATE

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at their anticipated repayment dates involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o the availability of, and competition for, credit for commercial real estate projects;

     o    the prevailing interest rates;

     o    the fair market value of the related mortgaged property;

     o    the borrower's equity in the related mortgaged property;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the mortgaged property;

     o    reductions in applicable government assistance/rent subsidy programs;

     o    the tax laws; and

     o    the prevailing general and regional economic conditions.

     One hundred six (106) of the mortgage loans, representing approximately 99.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates. This includes 1 mortgage loan, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pays interest-only until maturity. Ninety-three (93) of these mortgage loans, representing approximately 83.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, require balloon payments at their stated maturity, and 12 of these mortgage loans, representing approximately 16.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, will have substantial balances outstanding at their anticipated repayment dates. Eighty-nine (89) of the mortgage loans, representing approximately 86.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, mature in the year 2012.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o    the age, design and construction quality of the properties;

     o perceptions regarding the safety, convenience and attractiveness of the properties;

     o    the proximity and attractiveness of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    increases in operating expenses;

     o an increase in the capital expenditures needed to maintain the properties or make improvements;

     o    a decline in the financial condition of a major tenant;

     o    an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

     o    demographic factors;

     o    consumer confidence;

     o    consumer tastes and preferences; and

     o    retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if such a tenant or tenants fail to renew their leases. This is so because the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 23 mortgage loans, representing approximately 11.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by mortgaged properties leased to a single tenant. For example, 6 of the single-tenant mortgage loans, representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by mortgaged properties occupied by Walgreens. In addition, 3 of the single-tenant mortgage loans, representing approximately 0.8% of the mortgage loans as of the cut-off date, are secured by mortgaged properties occupied by Eckerds. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans. In addition, 2 of the single-tenant mortgage loans, representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are operated as theaters. These properties are exposed to certain unique risks. In prior years, the theater industry experienced a high level of construction of new theaters and an increase in competition among theater operators. This caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. See "--Tenant Bankruptcy Entails Risks" below. In addition, because of the unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail Properties Have Special Risks" below.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o    space in the mortgaged properties could not be leased or re-leased;

     o    tenants were unwilling or unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case; or

     o    rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages, including single-tenant mortgaged properties, during the term of the related mortgage loans.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 33 of the mortgage loans representing approximately 29.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

     The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. Twenty-five (25) of the mortgaged properties, representing approximately 13.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to have an "anchor tenant", and 2 of the mortgaged properties, representing approximately 10.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be a "regional mall." Four (4) of the mortgaged properties, representing approximately 4.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be "shadow anchored." Four (4) of the mortgaged properties, representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. In addition, in the event that a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences. In this regard, see "--Tenant Bankruptcy Entails Risks" above.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

     Certain of the retail mortgaged properties, including the mortgaged property securing 2 mortgage loans (representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date), have theaters as part of the mortgaged property. These properties are exposed to certain unique risks. See "--Tenant Concentration Entails Risk" above.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Multifamily properties secure 39 of the mortgage loans, representing approximately 27.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o the physical attributes of the apartment building such as its age, appearance and construction quality;

     o the location of the property, for example, a change in the neighborhood over time;

     o the ability of management to provide adequate maintenance and insurance;

     o    the types of services or amenities that the property provides;

     o    the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the presence of competing properties;

     o the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

     o state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     Office properties secure 10 of the mortgage loans representing approximately 19.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

     A large number of factors may adversely affect the value of office properties, including:

     o    the quality of an office building's tenants;

     o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

     o the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

     o    the desirability of the area as a business location; and

     o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See "--Risks Relating to Loan Concentrations" above.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure 12 of the mortgage loans representing approximately 14.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount. Significant factors determining the value of industrial properties are:

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single or few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility. In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

MANUFACTURED HOUSING COMMUNITIES HAVE SPECIAL RISKS

     Manufactured housing community properties secure 9 of the mortgage loans representing approximately 7.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

     Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

     o    other manufactured housing community properties;

     o    apartment buildings; and

     o    site-built single family homes.

     Other factors may also include:

     o the physical attributes of the community, including its age and appearance;

     o    location of the manufactured housing community property;

     o the ability of management to provide adequate maintenance and insurance;

     o    the types of services or amenities it provides;

     o    the property's reputation; and

     o state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Mortgaged properties that have been designated as a historic site, such as the mortgaged property which is identified on Annex A to this prospectus supplement as 1400 Lake Shore Drive, which secures a mortgage loan which represents approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, may not be permitted to be converted to alternative uses. In addition, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See "--Zoning Compliance and Use Restrictions May Adversely Affect Property Value" below. See also "--Industrial Properties Have Special Risks" and "--Manufactured Housing Communities Have Special Risks" above.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER RISKS OF DEFAULT AND LOSS

     A leasehold interest under a ground lease secures all or a portion of 1 of the mortgage loans, representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     See "Certain Legal Aspects of the Mortgage Loans--Foreclosure--Leasehold Risks" in the prospectus.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

     One of the mortgage loans is being serviced and administered pursuant to a separate servicing arrangement in connection with the securitization of a companion mortgage loan that is secured by the same mortgage instrument that secures the mortgage loan; therefore, you will have limited ability to control the servicing of that mortgage loan and parties with control over the servicing of that mortgage loan may have interests that conflict with your interests.

     The 75/101 Federal Street loan, which mortgage loan has an unpaid principal balance of $99,880,850 and represents approximately 9.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, has a companion loan, the 75/101 Federal Street companion loan, both of which are secured by a single mortgage instrument on that mortgaged real property. The 75/101 Federal Street companion loan, which has an unpaid principal balance of $24,970,213, has been separately securitized in another commercial mortgage backed transaction. Both loans are being serviced and administered pursuant to a separate servicing agreement, which provides for servicing arrangements that are similar but not identical to those under the Series 2002-C2 pooling and servicing agreement. Until the principal balance (taking into account any appraisal reduction amount) of the 75/101 Federal Street companion loan is less than 25% of its original principal balance, neither the Series 2002-C2 certificateholders nor the trustee on their behalf will have any right to replace any party servicing the 75/101 Federal Street loan (except in the case of certain defaults by a servicer or special servicer under the servicing agreement relating to the 75/101 Federal Street loan pair, whereby the trustee as holder of the 75/101 Federal Street loan (or the master servicer if such right is delegated to the master servicer) has the right to terminate such servicer or special servicer). The master servicer and special servicer under the Series 2002-C2 pooling and servicing agreement may not independently exercise remedies following a default with respect to the 75/101 Federal Street loan, and the servicing parties under the servicing agreement have authority to exercise any and all rights and take all actions with respect to the 75/101 Federal Street loan. In addition, the legal and/or beneficial owners of the 75/101 Federal Street companion loan, some of whom have certain rights under the 75/101 Federal Street servicing agreement that affect the 75/101 Federal Street loan, including the right to advise the special servicer for the 75/101 Federal Street loan pair in respect of some of the above-referenced rights and actions in respect of the 75/101 Federal Street loan pair, may have interests that conflict with your interests. See "Description of the Mortgage Pool--AB Mortgage Loans--75/101 Federal Street Loan".

     In the event that the 75/101 Federal Street loan pair become specially serviced loans and any monthly payment is at least 60 days delinquent under the 75/101 Federal Street loan documents, the servicing agreement provides for a purchase option of the 75/101 Federal Street loan that is exercisable by certain legal and/or beneficial owners of the 75/101 Federal Street companion loan. See "Description of the Mortgage Pool--AB Mortgage Loans--75/101 Federal Street Loan" in this prospectus supplement and also "--Potential Conflicts of Interest" below.

POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     In addition, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds Series 2002-C2 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. For instance, a special servicer or its affiliate that holds Series 2002-C2 non-offered certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to Series 2002-C2 non-offered certificates.

     Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services on behalf of other persons with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     The 75/101 Federal Street servicing agreement provides for the servicing of the 75/101 Federal Street loan pair in accordance with a servicing standard similar to that described above. However, Pacific Life Insurance Company, the servicer and special servicer under the 75/101

Federal Street servicing agreement, is also the beneficial owner of the mortgage pass-through certificates representing the beneficial ownership interest in 75/101 Federal Street companion loan. Therefore, the servicing of the 75/101 Federal Street loan pair will be subject to the potential conflicts of interest described above that may arise when a servicer owns an interest in the loans it is servicing, in addition to the other potential conflicts described above.

     In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and its affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

     Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan under the circumstances described under "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. Similarly, the special servicer may, at the direction of the Simon Portfolio II operating advisor (provided no change of control event has occurred or is continuing), take actions with respect to the Simon Portfolio II loan (identified as loan number 1 on Annex A attached to this prospectus supplement) that could adversely affect the holders of some or all of the classes of offered certificates. See "Servicing of the Mortgage Loans--Directing Certificateholder" in this prospectus supplement. The directing certificateholder will be controlled by the controlling class certificateholders and the Simon Portfolio II operating advisor will be designated by certain holders of the Class SP certificates, either of whom may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder or the Simon Portfolio II operating advisor, as applicable, may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See "Servicing of the Mortgage Loans--General" and "--The Special Servicer" in this prospectus supplement.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans may have sponsors that have previously filed bankruptcy. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     The pass-through rate on the Class E certificates is based on the weighted average net mortgage rate of the mortgage loans, and will be affected by disproportionate principal payments on the mortgage loans. Because certain mortgage loans will amortize their principal more quickly than others, such rate will fluctuate over the life of such class of certificates. See "Yield and Maturity Considerations" in this prospectus supplement.

     The yield on the Class B, Class C and Class D certificates could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average net mortgage rate of the mortgage loans. The pass-through rates on those classes of certificates may be limited by the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge unless the loan is approximately 3 months or less from the stated maturity date or anticipated repayment date, as the case may be. However, 4 mortgage loans representing approximately 5.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date permit voluntary prepayment without payment of a yield maintenance charge at any time after a date ranging from 6 months to 12 months prior to the stated maturity date and 1 mortgage loan representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date permits voluntary prepayment without a yield maintenance charge at any time after the date that is 24 months prior to the stated maturity date. Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the anticipated repayment date. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lockout period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges;

     o the master servicer's or special servicer's ability to enforce those charges or premiums;

     o    the failure to meet certain requirements for the release of escrows;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

     Except with respect to certain of the mortgage loans sold to the depositor by LaSalle Bank National Association, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. See "--Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions" below.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--The Mortgage Loan Sellers" and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement and "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o    the aggregate amount of distributions on the offered certificates;

     o    their yield to maturity;

     o    their rate of principal payments; and

     o    their weighted average life.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus.

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1 or Class A-2 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and to the Class X-1 and Class X-2 certificates.

     See "Description of the Certificates--Distributions--Priority" and "Description of the Certificates--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     All of the mortgaged properties were either (i) subject to environmental site assessments prior to the time of origination of the mortgage loans (or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or (ii) subject to a secured creditor environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

     o which will be remediated or abated in all material respects by the closing date;

     o    for which an escrow for the remediation was established;

     o for which an environmental insurance policy was obtained from a third party insurer;

     o for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

     o for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments; or

     o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     The Simon Portfolio II loan and the Long Island Industrial Portfolio II loan have certain environmental concerns described in "Description of the Mortgage Pool--Top Ten Mortgage Loans--The Simon Portfolio II Pooled Component" and "--Long Island Industrial Portfolio II" in this prospectus supplement.

     See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Risk Factors--Failure to Comply with Environmental Law May Result in Additional Losses" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property.

     Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC or, if applicable, the Simon Portfolio II REMIC to federal tax (and possibly state or local tax) on that income at the highest marginal corporate tax rate (currently 35%). In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC or the Simon Portfolio II REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

RISKS ASSOCIATED WITH ONE ACTION RULES

     Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delays and expenses in foreclosing on mortgaged properties located in states affected by "one action" rules. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

PROPERTY INSURANCE MAY NOT BE SUFFICIENT

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which in some cases is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 11.2%, 9.1% and 8.3% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in Texas, California and Florida, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     In light of the terrorist attacks in New York City and the Washington, D.C. area on September 11, 2001, many reinsurance companies (which assume some of the risk of the policies sold by primary insurers) have eliminated coverage for acts of terrorism from their reinsurance policies after December 31, 2001. In order to offset the increased cost of primary terrorism insurance coverage, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, in order to assist insurers in the event of another terrorist attack. Under this act, the federal government shares the risk of loss from future terrorist attacks with the commercial property and casualty insurance industry. Assistance to insurers is in the form of grants for 90% of terrorism related losses that exceed the applicable insurer deductible, with the assistance capped for each of the three years for which this program is authorized. Under this act, the amount of government assistance is limited and the act expires on December 31, 2005. There can be no assurance that subsequent terrorism insurance legislation would be passed. Furthermore, there can be no assurance that the passage of this act will substantially lower the cost of obtaining terrorism insurance or that subsequent terrorism insurance legislation would be passed. The mortgage loan documents for some mortgage loans, such as the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as the 1400 Lake Shore Drive, which represents approximately 2.5% of the aggregate principal balance of the mortgage loans as of the cut-off date, expressly do not require coverage for terrorism-related losses. In addition, the terrorism insurance requirement for some of the mortgage loans, such as the mortgage loan secured by the mortgaged properties identified on Annex A to this prospectus supplement as the ARC Portfolio A, which represents approximately 4.4% of the aggregate principal balance of the mortgage loans as of the cut-off date, may have been waived or deemed unavailable pursuant to the specific terms of the related mortgage loan documents.

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS MAY ADVERSELY AFFECT PROPERTY VALUE

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties which do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures". The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or

"legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

     In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements or historical landmark designations. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. For example, 1 mortgaged property securing the mortgage loan identified on Annex A to this prospectus supplement as 1400 Lake Shore Drive, which represents approximately 2.5% of the aggregate principal balance of the mortgage loans as of the cut-off date, has been designated a historic site by the Landmarks Preservation Council of Illinois. A historical designation restricts the borrower's ability to alter the mortgaged property and could increase the borrower's maintenance and restoration costs. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

LITIGATION COULD ADVERSELY AFFECT THE MORTGAGE LOANS

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that any litigation will not have a material adverse effect on your investment. With respect to one mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as the U-haul Portfolio, representing approximately 1.5% of the aggregate principal balance of the mortgage loans as of the cut-off date, the mortgagor has been named as one of the defendants in a lawsuit filed in September 2002, in which the plaintiffs are seeking to declare that certain transfers including the transfer to the mortgagor of the property securing such mortgage loan are void. We cannot assure you as to the outcome of such litigation or the ownership of, or status of any liens on, the mortgaged property securing such mortgage loan. Notwithstanding the foregoing, in connection with the origination of such mortgage loan, the originator received a mortgage title insurance policy either containing an endorsement insuring against losses from the exercise of creditors' rights or not containing an exclusion from coverage for losses resulting from the exercise of creditors' rights, in the amount of the initial principal balance of such mortgage loan, insuring that the related mortgage creates a valid first priority lien on the mortgaged property, subject to typical permitted encumbrances, in favor of the mortgagee and its successors and assigns. The related mortgage loan seller has informed the depositor that it expects that any failure of the lien of such mortgage due to such litigation should be covered by such title insurance policy.

RISKS RELATED TO BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS OF INSPECTIONS RELATING TO PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties prior to the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus supplement without further description are approximate percentages by initial pool balance. All numerical and statistical information presented herein (including cut-off date balances, loan-to-value ratios and debt service coverage ratios (each, a "DSCR") with respect to the mortgage loan with a companion loan is calculated without regard to the related companion loan. The trust will consist primarily of 108 mortgage loans secured by 132 commercial, multifamily and manufactured housing community mortgaged properties with an aggregate principal balance of approximately $1,031,395,510 (the "Initial Pool Balance") as of the cut-off date. The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the cut-off date (excluding the Simon Portfolio II Non-Pooled Component), after application of all payments due on or before that date, whether or not received. All numerical and statistical information presented in this prospectus supplement (including Cut-off Date Balances, loan-to-value ratios and DSCRs) with respect to the Simon Portfolio II Loan is calculated without regard to the Simon Portfolio II Non-Pooled Component. See "Description of the Mortgage Pool--Top Ten Mortgage Loans--The Simon Portfolio II Pooled Component" in this prospectus supplement. Each mortgage loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien:

          (1) on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties; and

          (2) with respect to 1 mortgage loan (as identified on Annex A to this prospectus supplement), representing approximately 2.1% of the Initial Pool Balance, on a leasehold estate in one or more commercial properties (each of clauses (1) and (2), a "Mortgaged Property").

     Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     On or about December 10, 2002 (the "Closing Date"), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will acquire the mortgage loans from JPMorgan Chase Bank ("JPMorgan Chase"), Merrill Lynch Mortgage Lending, Inc. ("Merrill Lynch") and LaSalle Bank National Association ("LaSalle") (each, a "Mortgage Loan Seller") pursuant to three mortgage loan purchase agreements, each dated as of the cut-off date (the "Purchase Agreements"), between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), for the benefit of the holders of the certificates (the "Certificateholders"). See "--The Mortgage Loan Sellers" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus. For the purposes of the prospectus, each of the Mortgage Loan Sellers constitutes a "Mortgage Asset Seller."

     The mortgage loans were originated in the period between May 2000 and November 2002.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

     Borrowers under certain of the mortgage loans may receive subsidies or other assistance from government programs. Two (2) mortgage loans (identified as Loan Nos. 72 and 83 on Annex A to this prospectus supplement), representing approximately 0.6% of the Initial Pool Balance, are subsidized under Section 8 of the United States Housing Act of 1937, as amended

("Section 8"). Under this program, a property must satisfy certain requirements, the borrower must observe certain leasing practices and the tenants must regularly meet certain income tests for the related Mortgaged Property to qualify for inclusion. The borrower may be adversely affected if it or the related Mortgaged Property fails to qualify for inclusion in the applicable government program, if subsidies thereunder are reduced or if the programs are otherwise terminated. In addition, with respect to 1 mortgage loan (identified as Loan No. 49 on Annex A to this prospectus supplement), representing approximately 0.5% of the Initial Pool Balance, the Resolution Trust Corporation imposed a condition on the related Mortgaged Property that a certain number of units be set aside for rental to low-income tenants. This restriction could reduce the market value of the related Mortgaged Property and the ability of the related borrower to repay the mortgage loan.

     The terms of certain mortgage loans, including the Long Island Industrial Portfolio II Loan and the 75/101 Federal Street Loan, permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

     Additionally, although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing member equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. In addition, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. As of the cut-off date, the Mortgage Loan Sellers have informed us that they are aware of the following additional indebtedness with respect to the mortgage loans (other than mortgage loans with Companion Loans):

     o In the case of 2 mortgage loans (identified as Loan Nos. 24 and 30 on Annex A to this prospectus supplement), representing approximately 1.9% of the Initial Pool Balance, the owners of the borrower have pledged their ownership interests in such borrower as collateral for mezzanine debt. The lender for this mezzanine debt is not an affiliate of the mortgage loan borrower. Upon a default under this mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the borrower.

     o In the case of 1 mortgage loan (identified as Loan No. 74 on Annex A to this prospectus supplement), representing approximately 0.3% of the Initial Pool Balance, the related borrowers have unsecured indebtedness for borrowed money. In each case, the lender under the indebtedness is an affiliate or a constituent owner of the borrower.

     o In the case of 4 mortgage loans (identified as Loan Nos. 6, 38, 66 and 82 on Annex A to this prospectus supplement), representing approximately 3.9% of the Initial Pool Balance, the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include the consent of the mortgage lender and loan-to-value ratio ("LTV Ratio") and DSCR tests.

     o In the case of 3 mortgage loans (identified as Loan Nos. 48, 54 and 96 on Annex A to this prospectus supplement), representing approximately 1.2% of the Initial Pool Balance, the related borrowers are permitted to incur unsecured indebtedness other than in the ordinary course of business and without lender consent.

     Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

TOP TEN MORTGAGE LOANS

     The following tables and summaries describe the 10 largest mortgage loans by Cut-off Date Balance.

                                                   % OF INITIAL
                                   CUT-OFF DATE        POOL                       CUT-OFF DATE
         PROPERTY NAME               BALANCE         BALANCE        UW DSCR        LTV RATIO         PROPERTY TYPE
------------------------------- ----------------- ------------- --------------- --------------- ----------------------
Simon Portfolio II ............ $  119,191,303         11.6%         2.04x           53.2%            Anchored Retail
75/101 Federal Street .........     99,880,850          9.7          2.76x           45.8%                 CBD Office
ARC Portfolio A ...............     45,531,431          4.4          1.31x           75.7%       Manufactured Housing
                                                                                                            Community
Long Island Industrial
 Portfolio II .................     39,468,411          3.8          1.45x           72.4%                 Industrial
The Cameo Apartments ..........     26,374,019          2.6          1.38x           79.9%                Multifamily
1400 Lake Shore Drive .........     26,047,743          2.5          1.45x           57.9%                Multifamily
600 Fifth Avenue ..............     24,971,324          2.4          6.19x(1)        16.5%(2)              CBD Office
Circuit City Distribution
 Center .......................     22,543,200          2.2          1.41x           73.9%                 Industrial
Deerfield Village .............     22,253,381          2.2          1.23x           76.0%      Multifamily/Mixed Use
Greenwich Park Apartments           21,978,099          2.1          1.44x           75.9%                Multifamily
                                --------------        -----
Top 10 Total/Weighted
 Average ...................... $  448,239,760         43.5%         2.13x           58.6%
                                ==============        =====
All Loans Total/Weighted
 Average ...................... $1,031,395,510        100.0%         1.73x           66.3%

----------
(1) The collateral securing the 600 Fifth Avenue Loan does not include the improvements constructed on the 600 Fifth Avenue Property. For purposes of calculating the debt service coverage ratio for the 600 Fifth Avenue Loan, the underwritten net cash flow includes the cash flow generated from the improvements on the 600 Fifth Avenue Property. The net operating income and net cash flow of the ground lease alone is $3,168,000, deriving a debt service coverage ratio of 1.91x.

(2) The collateral securing the 600 Fifth Avenue Loan does not include the improvements constructed on the 600 Fifth Avenue Property. The loan-to-value ratios for the 600 Fifth Avenue Loan were calculated using the appraised value which included the value of the improvements at the mortgaged property. The value of the mortgaged property without the improvements is $52,800,000 and the related cut-off date LTV and balloon LTV are 47.3% and 39.2%, respectively.

THE SIMON PORTFOLIO II POOLED COMPONENT

                  LOAN INFORMATION                            AGGREGATE PORTFOLIO PROPERTY INFORMATION
----------------------------------------------------   ------------------------------------------------------
Cut-off Date Balance              $119,131,303          Property Type                      Anchored Retail
% of Initial Pool Balance                11.6%          Location                                   Various
Origination Date            September 16, 2002          Square Footage                           1,047,549
Maturity Date                 October 10, 2012          Year Built/Renovated     1979 -- 1991/1997 -- 1999
Mortgage Rate                          5.9870%          Appraised Value                       $223,950,000
Annual Debt Service                 $8,513,115          Occupancy                                    81.5%
UW DSCR                                  2.04x          Occupancy Date                    October 17, 2002
Cut-off Date LTV                         53.2%          UW NOI                                 $17,702,004
Balloon LTV                              45.5%          UW NCF                                 $17,328,221

     The largest mortgage loan in the pool of mortgage loans (the "Simon Portfolio II Loan") will be split into two components (the "Simon Portfolio II Pooled Component" and the "Simon

Portfolio II Non-Pooled Component"). The Simon Portfolio II Pooled Component will represent approximately 11.6% of the Initial Pool Balance. The Certificates (other than the Class SP Certificates) will be entitled to distribution from the Simon Portfolio II Pooled Component. The Class SP Certificates will be entitled to distributions from the Simon Portfolio II Non-Pooled Component. See "Description of the Certificates--Distributions--Class SP Certificates and the Simon Portfolio II Loan" in this prospectus supplement. The Class SP Certificates are not being offered by this prospectus supplement.

     Interest and principal are scheduled to be paid on the Simon Portfolio II Pooled Component and the Simon Portfolio II Non-Pooled Component in accordance with the amortization schedules attached as Annex D to the prospectus supplement.

     The Loan. The Simon Portfolio II Loan was originated by JPMorgan Chase and is secured by a first mortgage encumbering the fee and/or ground lease interest in two regional malls and an anchored retail center (collectively, the "Simon Portfolio II Properties"). Two (2) of the Simon Portfolio II Properties securing the Simon Portfolio II Loan are ground leased to the related borrowers, however, the lessors under the related ground leases have also collectively mortgaged their interest to secure the Simon Portfolio II Loan. The two regional malls included in the portfolio are Century III Mall (the "Century III Mall Property") located at 3075 Clairton Road in West Mifflin, Pennsylvania, and Longview Mall (the "Longview Mall Property") located at 3500 McCann Road in Longview, Texas. The anchored retail center that also secures the Simon Portfolio II Loan is the Highland Lakes Center (the "Highland Lakes Center Property") located at 7307 W. Colonial Drive in Orlando, Florida. The Simon Portfolio II Loan was made to three borrowers (collectively, the "Simon Portfolio II Borrowers"). The borrower for the Century III Mall Property is Century III Mall, L.P. (the "Century III Borrower"). The borrower for the Longview Mall Property is Longview Mall, L.P. (the "Longview Mall Borrower"). The borrower for the Highland Lakes Center Property is Highland Lakes Center, L.L.C. (the "Highland Lakes Borrower"). Each Simon Portfolio II Borrower is a special purpose entity. The Simon Portfolio II Borrowers are indirectly owned by Simon Property Group (NYSE: SPG). The Simon Property Group owns or has an interest in approximately 257 properties, comprised of regional malls, community shopping centers and specialty mixed-use properties. These properties contain approximately 186 million square feet of gross leasable area in 36 states, Europe and Canada.

     The Simon Portfolio II Loan (i) has a remaining term of 118 months, (ii) matures on October 10, 2012 and (iii) may not be prepaid prior to July 10, 2012. The Simon Portfolio II Loan may be prepaid, in whole, without payment of a prepayment premium on any due date thereafter. The Simon Portfolio II Loan is subject to Defeasance, in whole or in part, on any due date after the second anniversary of the Closing Date.

     The Simon Portfolio II Loan (including the Simon Portfolio II Non-Pooled Component) has a Cut-off Date Balance of $138,757,044 and accrues interest at a Mortgage Rate of 6.2000%. The Simon Portfolio II Pooled Component has a Cut-off Date Balance of $119,191,303 and accrues interest at a rate of 5.9870%. The Simon Portfolio II Non-Pooled Component has a Cut-off Date Balance of $19,565,741 and accrues interest at a rate of approximately 7.4976%.

     If the Simon Portfolio II Loan becomes a defaulted mortgage loan, the Controlling Holder of the Class SP Certificates will have the option, but not the obligation, to purchase the Simon Portfolio II Loan (including the Simon Portfolio II Non-Pooled Component) from the trust fund at a price equal to the Purchase Price, which will be applied as described under "Description of the Certificates-- Distributions--Class SP Certificates and the Simon Portfolio II Loan" in this prospectus supplement.

     The Properties. The following table presents certain information relating to the Simon Portfolio II Properties:

                                                              COLLATERAL
PROPERTY NAME           LOCATION            SQUARE FEET(1)   SQUARE FEET
----------------------- ------------------ ---------------- -------------
Century III Mall        West Mifflin, PA       1,284,465        558,616
Longview Mall           Longview, TX             613,849        207,838
Highland Lakes Center   Orlando, FL              478,014        281,095
                                               ---------        -------
                                               2,376,328      1,047,549
                                               =========      =========

PROPERTY NAME           ANCHOR TENANTS                                APPRAISED VALUE
----------------------- -------------------------------------------- ----------------
Century III Mall        J.C. Penney, Kaufmann's Home Store, Sears      $139,100,000
Longview Mall           Sears, J.C. Penney, Dillard's                    54,100,000
Highland Lakes Center   Save-Rite, Marshall's, Office                    30,750,000
                          Max, Bed Bath & Beyond, Ross Dress for Less
                                                                       ------------
                                                                       $223,950,000
                                                                       ============

----------
(1) Includes anchor-owned square footage which is not part of the collateral securing the Simon Portfolio II Loan.

     The Century III Mall Property is a two and three story enclosed regional mall located in the Borough of West Mifflin, Pennsylvania, which is approximately twelve miles southwest of the Pittsburgh central business district. The Century III Mall Property is anchored by Sears, Kaufmann's, Kaufmann's Home Store, and J.C. Penney, along with over 150 inline tenants. Sears, J.C. Penney, and Kaufmann's Home Store are on ground leases while Kaufmann's is anchor-owned. A major renovation of the Century III Mall Property was completed in 1997 which included a remodeled food court, new flooring, new skylights, and expanded restrooms.

     The Longview Mall Property is a one story enclosed regional mall located in Longview, Texas which is approximately 120 miles east of Dallas, Texas. Longview Mall is anchored by Sears, J.C. Penney, and Dillard's, all of which are anchor-owned and excluded from the collateral. Longview Mall is the only enclosed regional mall within a 50-mile radius.

     The Highland Lakes Center Property is a one story power center located in Orange County, Florida, which is near Orlando, Florida. The Highland Lakes Center Property is anchored by Save-Rite, Marshall's, Office Max, Bed Bath & Beyond, and Ross Dress for Less, and is further occupied by approximately 20 inline tenants. The Highland Lakes Center Property was approximately 86.1% occupied as of October 17, 2002, excluding the anchor space that is not part of the collateral. The power center includes two vacant anchor spaces which are not included in the collateral and are not owned by an entity affiliated with the Simon Portfolio II Borrowers. These spaces were previously occupied by (i) Target which moved to an adjacent center, and (ii) Service Merchandise which declared bankruptcy; the spaces are currently being renovated and marketed to future tenants.

     The following table presents certain information regarding the regional malls:

                                             INLINE            INLINE                INLINE
PROPERTY NAME            OCCUPANCY(1)     OCCUPANCY(1)     OCCUPANCY COST     SALES PER SQUARE FOOT
---------------------   --------------   --------------   ----------------   ----------------------
Century III Mall            79.2%            79.2%            12.8%              $297
Longview Mall               81.5%            77.8%            10.4%              $295
Weighted Average(2)         79.8%            78.9%            12.2%              $297

----------
(1) Occupancy percentage from October 2002 with respect to owned square feet (excludes occupancies that are not part of the collateral securing the Simon Portfolio II Loan).

(2)   Weighted average based on square footage.

     The following table presents certain information relating to the aggregate lease rollover schedule at the Simon Portfolio II Properties:

                                                        % OF TOTAL     CUMULATIVE SQUARE FEET         CUMULATIVE %
       CALENDAR YEAR          SQUARE FEET EXPIRING     SQUARE FEET            EXPIRING            OF TOTAL SQUARE FEET
--------------------------   ----------------------   -------------   ------------------------   ---------------------
Current Vacancy ..........            193,716              18.5%               193,716                    18.5%
Month to Month ...........              4,177               0.4                197,893                    18.9%
2002 .....................             12,905               1.2                210,798                    20.1%
2003 .....................            112,637              10.8                323,435                    30.9%
2004 .....................            142,469              13.6                465,904                    44.5%
2005 .....................             78,381               7.5                544,285                    52.0%
2006 .....................             84,835               8.1                629,120                    60.1%
2007 .....................             70,547               6.7                699,667                    66.8%
2008 .....................            113,427              10.8                813.094                    77.6%
2009 .....................             52,649               5.0                865,743                    82.6%
2010 .....................             46,644               4.5                912,387                    87.1%
2011 .....................             45,954               4.4                958,341                    91.5%
2012 .....................             30,328               2.9                988,669                    94.4%
Thereafter ...............             58,880               5.6              1,047,549                   100.0%
                                    ---------             -----
Total ....................          1,047,549             100.0%
                                    =========             =====

     Property Management.The Simon Portfolio II Properties are managed by Simon Management Associates, L.L.C., which is an affiliate of Simon Property Group.

     Lockbox and Reserves. The Simon Portfolio II Loan documents require that the Simon Portfolio II Borrowers instruct the tenants to pay any and all tenant payments due under the applicable tenant leases directly into a lockbox account. Funds in the lockbox are required to be allocated monthly to fund a tax reserve account, replacement reserve account, and tenant improvements and leasing commissions reserve account. The Simon Portfolio II Borrowers are required to make monthly cash reserve deposits for (i) real estate taxes in the amount equal to $393,000, (iii) replacement reserves in the amount equal to $14,242 and (ii) tenant improvements and leasing commissions in an amount equal to $30,500. An additional debt service reserve in the amount of $425,666 will be held in escrow as additional collateral for the term of the Simon Portfolio II Loan.

     Environmental. The following environmental conditions were revealed by the Simon Portfolio II loan environmental site assessments:

          (i) Century III Mall: The Century III Borrower is required to deliver evidence showing compliance with applicable environmental laws or have an environmental consultant perform a Phase II environmental site assessment and implement the recommendations thereof with respect to (a) an underground storage tank located at the JC Penney store at the mortgaged property and (b) certain below grade hydraulic lifts and an oil/water separator located at the Sears store at the property. The Century III Borrower is also required to cause delivery of evidence that no further action or remediation is required with respect to (a) an underground storage tank at the Sears site removed in 1998, (b) an environmental release reported at the Sears site in 1999 and (c) certain below grade hydraulic lifts previously removed from the Sears site. Simon Property Group, L.P., which is rated "Baa1/BBB+" by Moody's and S&P, has indemnified the mortgagee for the contamination at the site.

          (ii) Highland Lakes Center: The Simon Portfolio II borrower is required to have an environmental consultant perform a Phase II limited subsurface environmental investigation and implement the recommendations thereof with respect to a former dry cleaner at the property. The Phase I environmental site assessment indicated that the dry cleaning tenant ceased operations in 2000 and that no evidence of associated equipment, hazardous materials or hazardous wastes were identified during the current investigation. Simon Property Group, L.P. which is rated "Baa1/BBB+" by Moody's and S&P, respectively, has indemnified the mortgagee for any potential contamination at the site.

     See "Risk Factors--Environmental Risks Relating to the Mortgaged Properties" in this prospectus supplement.

     Partial Release, Substitution. Additionally, the Simon Portfolio II Borrowers under the Simon Portfolio II Loan may obtain a release of the lien on a Simon Portfolio II Property by substituting another retail property of like kind and quality upon satisfaction of certain conditions, including but not limited to (i) the mortgagee has received an appraisal of the proposed substitute property acceptable to the mortgagee in all respects, dated no more than sixty (60) days prior to the substitution date, by an appraiser acceptable to both Moody's and S&P, (ii) the fair market value of the proposed substitute property is not less than 110% of the greater of (a) the fair market value of the substituted property as of the date of origination and (b) the fair market value of the substituted property as of the date immediately preceding the substitution, (iii) after giving effect to the substitution, the debt service coverage ratio for the 12 full calendar months for all of the Simon Portfolio II Property remaining subject to the liens of the related mortgages (excluding the substituted Simon Portfolio II Property and including the proposed substitute property) shall be equal to or greater than the greater of (a) the debt service coverage ratio for the 12 full calendar months immediately preceding the origination date (including the substituted Simon Portfolio II Property, but not the proposed substitute property) and (b) the debt service coverage ratio for all of the then remaining properties (including the substituted Simon Portfolio II Property, but not the proposed substitute property) for the 12 full calendar months immediately preceding the substitution, (iv) satisfaction of certain net operating income tests, (v) the mortgagee has received from the Rating Agencies a confirmation that such action would not result in the downgrade, withdrawal or qualification of the then current ratings then assigned to any class of outstanding certificates and (vi) no event of default under the Simon Portfolio II Loan has occurred and is continuing.

75/101 FEDERAL STREET LOAN

                 LOAN INFORMATION                                    PROPERTY INFORMATION
--------------------------------------------------   -----------------------------------------------------
Cut-off Date Balance               $99,980,850         Property Type                          CBD Office
% of Initial Pool Balance                 9.7%         Location                    Boston, Massachusetts
Origination Date               October 2, 2002         Square Footage                            812,353
Maturity Date                 November 1, 2012         Year Built/Renovated --                   4.8593%
Mortgage Rate                          4.8593%           75 Federal Street                     1930/1985
Annual Debt Service(1)              $6,289,096           101 Federal Street                         1988
UW DSCR                                  2.76x         Appraised Value                      $218,000,000
Cut-off Date LTV                         45.8%         Occupancy                                   95.0%
Balloon LTV                              37.8%         Occupancy Date                    October 1, 2002
                                                       UW NOI                                $19,454,303
                                                       UW NCF                                $17,333,892

----------
(1) Annual debt service was calculated by multiplying the monthly debt service as of the cut-off date by 12.

     The 75/101 Federal Street mortgage loan (the "75/101 Federal Street Loan") has a companion loan (the "75/101 Federal Street Companion Loan") with a principal balance of $24,970,213. See "--AB Mortgage Loans--75/101 Federal Street Loan" below.

     The 75/101 Federal Street Loan will be serviced by Pacific Life Insurance Company pursuant to the 75/101 Federal Street Servicing Agreement. For more information regarding the servicing of the 75/101 Federal Street Loan, certain purchase rights of the holder of the 75/101 Federal Street Companion Loan and the relationship between the 75/101 Federal Street Loan and the 75/101 Federal Street Companion Loan, see "--AB Mortgage Loans--The 75/101 Federal Street Loan" below.

     The Loan. The 75/101 Federal Street Loan was originated by Merrill Lynch and is secured by a first mortgage encumbering the fee interest in an 812,353 square foot two-tower office building located in Boston, Massachusetts (the "75/101 Federal Street Property").

     The 75/101 Federal Street Loan was made to 75-101 Federal St., L.L.C. (the "75/101 Federal Street Borrower"), which is a single-purpose entity, controlled by Equity Office Properties Trust ("Equity Office"), General Motors Hourly-Rate Employees Pension Trust and General Motors Salaried Employees Pension Trust. According to the October 2002 issue of SNL Real Estate Securities Monthly, Equity Office is the largest real estate investment trust in the United States. As of June 30, 2002, according to information provided by Equity Office, Equity Office had a total capitalization of $26.8 billion.

     The 75/101 Federal Street Loan (i) has a remaining term of 119 months, (ii) matures on November 1, 2012 and (iii) may not be prepaid prior to August 1, 2012. The 75/101 Federal Street Loan may be prepaid, in whole, without payment of a prepayment premium at any time thereafter. The 75/101 Federal Street Loan is subject to Defeasance, in whole only, on any due date after the second anniversary of the Closing Date.

     The following table presents certain information regarding occupancy at the 75/101 Federal Street Property:

                                                                  % OF               LEASE          RENT PER
TENANT                                     SQUARE FEET     TOTAL SQUARE FEET       EXPIRATION      SQUARE FOOT
---------------------------------------   -------------   -------------------   ---------------   ------------
Nixon Peabody LLP                            116,858              14.4%         August 2004          $29.48
Hutchins Wheeler and Dittmar LLP              99,491              12.2%         March 2011           $44.47
Edwards and Angell LLP (1)                    67,450               8.3%         March 2008           $44.95
PFPC -- First Data Investors Services         58,572               7.2%         November 2003        $34.78

----------
(1) Includes 11,491 square feet of additional space leased by Edwards and Angell LLP with rent payments commencing on December 1, 2002.

     The following table presents certain information relating to the lease rollover schedule at the 75/101 Federal Street Property:

                                                        % OF TOTAL     CUMULATIVE SQUARE FEET         CUMULATIVE %
       CALENDAR YEAR          SQUARE FEET EXPIRING     SQUARE FEET            EXPIRING            OF TOTAL SQUARE FEET
--------------------------   ----------------------   -------------   ------------------------   ---------------------
Current Vacancy ..........           41,011                 5.0%                41,011                     5.0%
2002 .....................            9,091                 1.1                 50,102                     6.2%
2003 .....................          151,136                18.6                201,238                    24.8%
2004 .....................          204,647                25.2                405,885                    50.0%
2005 .....................           68,733                 8.5                474,618                    58.4%
2006 .....................           85,512(1)             10.5                560,130                    69.0%
2007 .....................           84,410                10.4                644,540                    79.3%
2008 .....................           68,322(2)              8.4                712,862                    87.8%
2011 .....................           99,491                12.2                812,353                   100.0%
                                    -------               -----
Total ....................          812,353               100.0%
                                    =======               =====

----------
(1) Square feet expiring does not include 99,491 square feet leased by Hutchins Wheeler and Dittmar LLP. Hutchins Wheeler and Dittmar LLP has the right to terminate its lease, effective as of March 31, 2006, by giving written notice on or before December 31, 2004, and by paying a termination fee equal to the sum of (x) the product of (i) 18 multiplied by (ii) the monthly amount of annual base rent, an expense adjustment amount and a tax adjustment amount at rates in effect as of April 1, 2006, plus (y) the unamortized portion of landlord's transaction costs incurred in connection with a prior lease amendment. Eighteen months of annual base rent as of April 2006 will be approximately $7.1 million.

(2) Includes 11,491 square feet of additional space leased by Edwards and Angell LLP with rent payments commencing on December 1, 2002.

     The related Mortgage Loan Seller has informed the Depositor that the two largest tenants at the 75/101 Federal Street Property, Nixon Peabody LLP ("Nixon Peabody") (leasing 116,858 square feet, or approximately 14.4% of the net rentable area, pursuant to a lease scheduled to expire in August, 2004) and Hutchins Wheeler and Dittmar LLP ("Hutchins Wheeler") (leasing 99,491 square feet, or approximately 12.2% of the net rentable area, pursuant to a lease scheduled to expire in March 2011) recently signed a memorandum of understanding regarding a merger of the two firms. It has been reported that 17 of Hutchins Wheeler's 110 lawyers, including seven partners, left the firm in September 2002.

     On November 20, 2002, the 75/101 Federal Street Borrower delivered a letter (accompanied by a proposed lease termination agreement) to Pacific Life Insurance Company, the servicer of the 75/101 Federal Street Loan, seeking its consent to a phased termination of the Hutchins Wheeler lease. Under the proposal, the tenant would make a lease termination payment of $4.5 million (approximately one-year's current base rent) on January 1, 2003, and thereupon its lease would terminate in three stages, ending in September 2003. The base rent payable by the tenant over that period would be approximately $2,320,000. The 75/101 Federal Street Borrower's notice stated that if the Hutchins Wheeler lease termination were approved, it was expected that the Hutchins Wheeler/Nixon Peabody merger would proceed, and that the former Hutchins Wheeler personnel would move into the existing Nixon Peabody space located at the 75/101 Federal Street Property through the August 2004 expiration of the Nixon Peabody lease. In addition, the 75/101 Federal Street Borrower informed Pacific Life Insurance Company that Nixon Peabody is negotiating to relocate to another building in which Equity Office owns an interest, following the expiration of the Nixon Peabody lease, and that the proposed lease termination agreement with Hutchins Wheeler would be subject to the 75/101 Federal Street Borrower's right to terminate it if an agreement on that relocation were not reached on or before September 30, 2003. We cannot predict whether or not, or under what conditions, Pacific Life Insurance Company will provide the necessary consent to the lease termination proposal.

     Property Management. The 75/101 Federal Street Property is managed by EOP Operating Limited Partnership, an affiliate of the 75/101 Federal Street Borrower.

     Lockbox and Reserves. The 75/101 Federal Street Loan documents require that the 75/101 Federal Street Borrower cause the tenants to pay any and all tenant payments due under the applicable tenant leases directly into a lockbox account. Prior to an event of default under the 75/101 Federal Street Loan documents or a determination that the projected pro forma net operating income over the next 12 months will be less than $14,600,000 (a "75/101 Federal Street Trigger Event") such funds will be released to the 75/101 Federal Street Borrower daily. The 75/101 Federal Street Borrower is required to escrow and reserve funds for taxes and insurance after a 75/101 Federal Street Trigger Event except that, in the case of the requirement that the insurance premium be escrowed, if the 75/101 Federal Street Borrower has provided evidence of insurance satisfying the requirements set forth in the loan agreement under any blanket policy paid in full annually in advance then no insurance escrows will be required. The 75/101 Federal Street Borrower is required to fund $24,000 monthly for replacement reserves. Additionally, at origination, the 75/101 Federal Street Borrower was required to reserve $4,000,000 (which may be replaced with a comparable letter of credit) for tenant improvement costs and leasing commissions relating to the renewal and reletting of a portion of the Mortgaged Property under leases which expire by their terms in calendar years 2003 and 2004, consisting of approximately 356,448 rentable square feet, in the aggregate.

THE ARC PORTFOLIO A LOAN

              LOAN INFORMATION                     AGGREGATE PORTFOLIO PROPERTY INFORMATION
-------------------------------------------- ----------------------------------------------------
Cut-off Date Balance        $45,531,431      Property Type     Manufactured Housing Community
% of Initial Pool Balance          4.4%      Location                                 Various
Origination Date            May 2, 2002      Number of Pads                             2,222
Maturity Date               May 1, 2012      Year Built                          1950 -- 1986
Mortgage Rate                   7.3500%      Appraised Value                      $60,135,000
Annual Debt Service          $3,779,652      Occupancy                                  95.5%
UW DSCR(1)                        1.31x      Occupancy Date                     June 30, 2002
Cut-off Date LTV                  75.7%      UW NOI                                $5,071,322
Balloon LTV                       67.1%      UW NCF                                $4,959,741

----------
(1) For purposes of calculating the debt service coverage ratio, the annual debt service is calculated based upon the 7.3500% mortgage rate plus a 0.04% servicing fee rate, which servicing fee is required to be paid by the borrower.

     The Loan. The ARC Portfolio A mortgage loan (the "ARC Portfolio A Loan") was originated by GMAC Commercial Mortgage Corporation ("GMACCM") on May 2, 2002, and subsequently sold to LaSalle. The ARC Portfolio A Loan is secured by 11 cross-collateralized and cross-defaulted mortgages or deeds of trusts encumbering 11 manufactured housing communities in various locations in Texas, California, Illinois, Colorado, and Kansas (collectively, the "ARC Portfolio A Properties"). The ARC Portfolio A Loan was made to ARC Communities 1 LLC, a special purpose entity, affiliated with Affordable Residential Communities ("ARC"). ARC owns and manages 207 manufactured housing communities with approximately 39,510 homesites in 22 states. The appraised value of the ARC Portfolio A Properties was determined by an appraisal company affiliated with GMACCM. GMACCM owns a preferred equity interest in an affiliate of ARC that indirectly owns the borrower.

     The ARC Portfolio A Loan (i) has a remaining term of 113 months, (ii) matures on May 1, 2012 and (iii) may not be prepaid in full or in part prior to its maturity date. The ARC Portfolio A Loan is subject to Defeasance, in whole or in part, after the second anniversary of the Closing Date.

     In the event of a default under the ARC Portfolio A Loan, the mortgagee must afford GMACCM an opportunity to cure the default before taking any enforcement action. If the ARC Portfolio A Loan is accelerated, GMACCM has the right to purchase the ARC Portfolio A Loan for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (including, without limitation, any late charges, default interest, exit fees, yield maintenance charges, protective advances and any interest charged on such protective advances and costs and expenses actually incurred by the mortgagee).

     The Properties. The following table presents certain information relating to the ARC Portfolio A Properties:

PROPERTY NAME              LOCATION                TOTAL PADS     OCCUPANCY     APPRAISED VALUE
------------------------   --------------------   ------------   -----------   ----------------
Villa West                 Greeley, CO                  333          95.2%        $11,280,000
Meridian Terrace           San Bernardino, CA           257          98.8%          7,100,000
Highland Acres             Lewisville, TX               199          97.0%          6,275,000
Eagle Ridge                Lewisville, TX               193          95.9%          6,100,000
Twin Oaks                  Wichita, KS                  386          94.6%          5,750,000
Sunset Country             Pueblo, CO                   204          88.2%          5,300,000
Oasis                      Pueblo, CO                   161          97.5%          5,000,000
Golden Triangle            Coppell, TX                  138          98.6%          4,750,000
Rolling Hills              Dallas, TX                   183          94.5%          4,300,000
Oak Park Village           Coppell, TX                   95          96.8%          3,300,000
Oak Grove                  Godfrey, IL                   73          94.5%            980,000
                                                      -----                       -----------
Total/Weighted Average                                2,222          95.5%        $60,135,000
                                                      =====                       ===========

     Property Management. The ARC Portfolio A Properties are managed by ARC Management Services, Inc., an affiliate of the borrower.

     Lockbox and Reserves. All rents payable by tenants of properties included in the ARC Portfolio A Loan are required to be deposited into a lockbox account within six business days of receipt. Funds in the lockbox are required to be allocated monthly to fund tax and insurance escrows.

LONG ISLAND INDUSTRIAL PORTFOLIO II

                 LOAN INFORMATION                        AGGREGATE PORTFOLIO PROPERTY INFORMATION
-------------------------------------------------- ----------------------------------------------------
Cut-off Date Balance               $39,468,411        Property Type                         Industrial
% of Initial Pool Balance                 3.8%        Location                   Long Island, New York
Origination Date            September 30, 2002        Square Footage                           859,110
Maturity Date                 October 10, 2012        Year Built/Renovated   1955 -- 1977/1990 -- 1999
Mortgage Rate                          6.0440%        Appraised Value                      $54,500,000
Annual Debt Service                 $2,858,184        Occupancy                                  97.9%
UW DSCR                                  1.45x        Occupancy Date                September 30, 2002
Cut-off Date LTV                         72.4%        UW NOI                                $4,592,845
Balloon LTV                              61.6%        UW NCF                                $4,146,558

     The Long Island Industrial Portfolio II mortgage loan (the "Long Island Industrial Portfolio II Loan") has a companion loan (the "Long Island Industrial Portfolio II Companion Loan") with a principal balance of $1,029,701. See "--AB Mortgage Loans" below.

     The Loan. The Long Island Industrial Portfolio II Loan was originated by JPMorgan Chase and is secured by a first mortgage encumbering the fee interest in 7 industrial properties located in Long Island, New York (collectively, "Long Island Industrial Portfolio II Properties"). The Long Island Industrial Portfolio II Loan was made to Long Island Industrial Group Two LLC; 600 West John LLC; 270-280 Duffy LLC; and 290 Duffy LLC, each a special purpose entity (collectively, the "Long Island Industrial Portfolio II Borrowers").

     The Long Island Industrial Portfolio II Loan (i) has a remaining term of 118 months, (ii) matures on October 10, 2012 and (iii) may not be prepaid prior to September 10, 2012. The Long Island Industrial Portfolio II Loan may be prepaid, in whole, without payment of a prepayment premium at any time thereafter. The Long Island Industrial Portfolio II Loan is subject to Defeasance, in whole or in part, after the second anniversary of the Closing Date.

     The Properties. The following table presents certain information regarding the Long Island Industrial Portfolio II Properties:

                                                      SQUARE
PROPERTY NAME                   LOCATION             FOOTAGE     OCCUPANCY     APPRAISED VALUE
-----------------------------   -----------------   ---------   -----------   ----------------
270, 280 & 290 Duffy Avenue     Hicksville, NY        240,830        95.0%        $16,600,000
600 West John Street            Hicksville, NY        210,841        98.5%         14,900,000
185 Price Parkway               Farmingdale, NY       100,000       100.0%          5,100,000
200 Finn Court                  Farmingdale, NY       105,573       100.0%          4,900,000
One Fairchild Court             Plainview, NY          57,720        94.8%          4,800,000
511-523 Commack Road            Deer Park, NY          84,146       100.0%          4,400,000
360 Smith Street                Farmingdale, NY        60,000       100.0%          3,800,000
                                                      -------       -----         -----------
Total/Weighted Average                                859,110        97.9%        $54,500,000
                                                      =======                     ===========

----------
(1)   Weighted average based on square footage.

     The following table presents certain information relating to the aggregate lease rollover schedule at the Long Island Industrial Portfolio II Properties:

                                                        % OF TOTAL     CUMULATIVE SQUARE FEET         CUMULATIVE %
       CALENDAR YEAR          SQUARE FEET EXPIRING     SQUARE FEET            EXPIRING            OF TOTAL SQUARE FEET
--------------------------   ----------------------   -------------   ------------------------   ---------------------
Current Vacancy ..........            18,397                2.1%                18,397                     2.1%
2002 .....................            45,954                5.3                 64,351                     7.5%
2003 .....................            77,617                9.0                141,968                    16.5%
2004 .....................            35,740                4.2                177,708                    20.7%
2005 .....................           196,754               22.9                374,462                    43.6%
2006 .....................           131,083               15.3                505,545                    58.8%
2007 .....................            44,047                5.1                549,592                    64.0%
2008 .....................            71,655                8.3                621,247                    72.3%
2009 .....................            26,700                3.1                647,947                    75.4%
2010 .....................            57,530                6.7                705,477                    82.1%
2011 .....................           112,743               13.1                818,220                    95.2%
2012 .....................            40,890                4.8                859,110                   100.0%
                                     -------              -----
Total ....................           859,110              100.0%
                                     =======              =====

     Property Management. The Long Island Industrial Portfolio II Properties are managed by Long Island Industrial Management, L.L.C., an affiliate of the borrower.

     Lockbox and Reserves. All rents payable by the tenants of the Long Island Industrial Portfolio II Properties are required to be paid directly into a lockbox account. Upon (i) an event of default, (ii) the debt service coverage ratio falling below 1.10x for 3 consecutive calendar quarters or (iii) the debt service coverage ratio falling below 1.00x for 2 consecutive calendar quarters, funds in the lockbox account are required to be allocated monthly to fund a tax account and monthly debt service. In lieu of monthly deposits for tenant improvements, leasing commissions, and capital improvements, the Long Island Industrial Portfolio II Borrowers have posted a letter of credit in the amount of $530,000 which is equal to 1 year of estimated, normalized tenant improvements, leasing commissions and capital improvement expenses. The Long Island Industrial Portfolio II Borrower is required to make monthly cash reserve deposits for real estate taxes in the amount of $160,727.

     Environmental. The following environmental conditions were revealed by the Long Island Industrial Portfolio II Loan environmental site assessments:

          (i) 600 West John Street: 600 West John Street is a New York State superfund site which is monitored by the New York State Department of Environmental Conservation ("NYSDEC"). General Semiconductor (a successor of General Instruments) has been identified as the "responsible party" by NYSDEC, responsible for addressing this soil contamination. Impact to groundwater, and remediation of same, if necessary at the Mortgaged Property, has not been determined. However, an environmental agreement is in place from General Semiconductor which covers the related Long Island Industrial Portfolio II Borrower for any environmental claims (either by regulatory agencies or third parties) arising out of the past operations of the site by General Instruments. General Semiconductor was acquired by Vishay Intertechnology (NYSE: VSK) which is rated "BB+/Ba1" by S&P and Moody's, respectively.

          (ii) 270 & 280 Duffy Avenue: 270 & 280 Duffy Avenue have been identified as New York State superfund sites by NYSDEC. An entity unrelated to the Long Island Industrial Portfolio II Borrowers has been named as the 'responsible party` for certain groundwater and soil investigation and remediation at the mortgaged properties. However, since the actual remedial activities have not yet been approved, the Long Island Industrial Portfolio II Borrower procured a pollution legal liability select insurance policy from American International Group, Inc. with a policy limit of $1,000,000. Additionally, the lender required the Long Island Industrial Portfolio II Borrower to purchase an appropriate supplemental pollution legal liability select insurance policy from American International Group, Inc. with a policy limit of $3,000,000.

          (iii) 290 Duffy Avenue: 290 Duffy Avenue has been identified as a New York State superfund site. NYSDEC has identified Magnusonic Devices, SmithKline Beecham, and Quest Diagnostics Clinical Laboratories as the identified responsible parties with respect to certain soil remediation at the property. Quest Diagnostics Clinical Laboratories (NYSE: DGX), which is rated "Baa3/BBB-" by Moody's and S&P, respectively, has provided an environmental indemnity which indemnifies the related Long Island Industrial Portfolio II Borrower from liability associated with the contamination at the site.

     Partial Releases, Assumptions. Additionally, the Long Island Industrial Portfolio II Borrower has a one time right to obtain a release of the lien on a Long Island Industrial Portfolio II Property by substituting another property of like kind and quality upon satisfaction of certain conditions, including but not limited to (i) the mortgagee has received appraisals of the proposed substitute property and the substituted property acceptable to the mortgagee in all respects, dated no more than sixty (60) days prior to the substitution date, showing an appraised value of the proposed substitute property of at least 115% of the appraised value of the substituted property, (ii) the appraised value of the substituted property is no more than 15% of the appraised value of all properties securing the Long Island Industrial Portfolio II Loan, (iii) after giving effect to the substitution, the occupancy level for all properties is at least 90%, (iv) properties with an allocated loan amount of no more than $15,000,000, including the allocated loan amount of the substituted property have previously been or are simultaneously being defeased, substituted or assumed pursuant to the loan documents, (v) satisfaction of certain net operating income tests, (vi) the mortgagee has received from the Rating Agencies a confirmation that such action would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding certificates and (vi) no event of default under the Long Island Industrial Portfolio II Loan has occurred and is continuing.

     Under the terms of the Long Island Industrial Portfolio II Loan, the Long Island Industrial Portfolio II Borrowers have the right to sell or transfer one or more of the Long Island Industrial Portfolio II Properties to a third party (subject to a $15,000,000 total allocated loan amount limitation for all previous or simultaneous collateral substitutions, defeasances or partial assumptions) that assumes, under a severed note, the related portion of the indebtedness under the Long Island Industrial Portfolio II Loan, provided that certain debt service coverage and loan-to-value tests are satisfied. In event of such a sale or transfer, the transferred portion of the Long Island Industrial Portfolio II Properties, while securing a portion of the outstanding indebtedness, will no longer be cross-collateralized with the remaining properties and the severed note will not be cross-defaulted with the Long Island Industrial Portfolio II Loan.

THE CAMEO APARTMENTS

                 LOAN INFORMATION                                 PROPERTY INFORMATION
--------------------------------------------------   -----------------------------------------------
Cut-off Date Balance               $26,374,019         Property Type                   Multifamily
% of Initial Pool Balance                 2.6%         Location                 New York, New York
Origination Date              October 11, 2002         Number of Units                         102
Maturity Date                 November 1, 2012         Year Built/Renovated                   2001
Mortgage Rate                          6.0600%         Appraised Value                 $33,000,000
Annual Debt Service                 $1,911,614         Occupancy                            100.0%
UW DSCR                                  1.38x         Occupancy Date              August 15, 2002
Cut-off Date LTV                         79.9%         UW NOI                           $2,653,487
Balloon LTV                              68.0%         UW NCF                           $2,633,087

     The Loan. The Cameo Apartments mortgage loan (the "Cameo Apartments Loan") was originated by JPMorgan Chase and is secured by a first mortgage encumbering the fee interest in a 102-unit multifamily property located in New York, New York. (the "Cameo Apartments Property"). The Cameo Apartments Loan was made to West 50th (DEL) LLC a special purpose entity (the "Cameo Apartments Borrower") owned by Jeffrey Levine.

     The Cameo Apartments Loan (i) has a remaining term of 119 months, (ii) matures on November 1, 2012, and (iii) may not be prepaid prior to August 1, 2012. The Cameo Apartments Loan may be prepaid, in whole, without payment of a prepayment premium on any due date thereafter. The Cameo Apartments Loan is subject to Defeasance, in whole, after three years from the origination date.

     The Property. The Cameo Apartments Property is a 102-unit, 7-story multifamily high/mid-rise apartment building built in 2001. The Cameo Apartments Property is located in Manhattan on the north side of 50th Street and is 157 feet west of 8th Avenue. Amenities located at the Cameo Apartments Property include a 24-hour doorman service, an 85 car underground garage, fully equipped fitness center, a 2,000 square foot landscaped sundeck, video security and voice and data lines.

      UNIT MIX          NO. OF UNITS     APPROXIMATE UNIT SIZE (SF)     OCCUPIED %     ASKING RENTAL RANGE
--------------------   --------------   ----------------------------   ------------   --------------------
Studio .............          56                    464-500            100.0%         $1,872
1-BR/1-BA ..........          25                    638-648            100.0%         $2,442
2-BR/2/BA ..........          21                  909-1,064            100.0%         $3,762
                             ---
Total ..............         102
                             ===

     Property Management. The Cameo Apartments Property is managed by Clinton Management, LLC. Clinton Management, LLC currently operates 529 units in 27 buildings across Manhattan.

     Lockbox and Reserves. The Cameo Apartments Loan documents do not require a lockbox account. The Cameo Apartments Borrower is required to make monthly payments for taxes and insurance. The Cameo Apartments Borrower has made a deposit of $7,423 in upfront reserves for insurance and a deposit of $71,013 in upfront reserves for real estate tax, together with an upfront reserve in the amount of $144,993 for certain tenant improvement obligations.

     In addition, the Cameo Apartments Property is subject to a NYC 421(a) tax exemption, which allows for reduced taxes over the first ten years after construction of the Cameo Apartments Property. A reserve methodology was established upon origination of the Cameo Apartments Loan wherein the debt service coverage is tested on or before March 31 of each year that the abatement is reduced. If the debt service coverage falls below 1.00x based on a loan constant of 9.66% or 1.30x on an actual basis (based on the then current 10-year Treasury bill rate plus 1.45%) a reserve will be required to cover the projected shortfall of estimated loan proceeds over the remainder of the Cameo Apartments Loan term. The reserve may not exceed $750,000.

THE 1400 LAKE SHORE DRIVE LOAN

                 LOAN INFORMATION                                  PROPERTY INFORMATION
---------------------------------------------------   ----------------------------------------------
Cut-off Date Balance                $26,047,743         Property Type                  Multifamily
% of Initial Pool Balance                  2.5%         Location                 Chicago, Illinois
Origination Date              September 5, 2002         Number of Units                        400
Maturity Date                   October 1, 2012         Year Built/Renovated             1928/1995
Mortgage Rate                           5.5880%         Appraised Value                $45,000,000
Annual Debt Service                  $1,795,646         Occupancy                            92.8%
UW DSCR                                   1.45x         Occupancy Date             August 13, 2002
Cut-off Date LTV                          57.9%         UW NOI                          $2,702,339
Balloon LTV                               48.7%         UW NCF                          $2,602,339

     The Loan. The 1400 Lake Shore Drive mortgage loan (the "1400 Lake Shore Drive Loan") was originated by LaSalle and is secured by a first mortgage encumbering the fee interest in an apartment building located at 1400 Lake Shore Drive in Chicago, Illinois (the "1400 Lake Shore Drive Property"). The 1400 Lake Shore Drive Loan was made to 1400 LSD, L.L.C. (the "1400 Lake Shore Drive Borrower").

     The 1400 Lake Shore Drive Loan (i) has a remaining term of 118 months, (ii) matures on October 1, 2012, and (iii) may not be paid in full or part prior to August 1, 2012. The 1400 Lake Shore Drive Loan may be prepaid, in whole, without payment of a prepayment premium at any time thereafter. The 1400 Lake Shore Drive Loan is subject to Defeasance in whole after three years from the origination date.

     The Property. The 1400 Lake Shore Drive Loan is comprised of a 400-unit, 22-story apartment building with 4,080 square feet of supporting retail space on the first floor. The 1400 Lake Shore Drive Property is designated as an historic site by the Landmarks Preservation Council of Illinois.

     Property Management. The 1400 Lake Shore Drive Property is managed by B & A Associates. B & A Associates manages more than 140 apartment properties in the metropolitan Chicago area.

     Lockbox and Reserves. The 1400 Lake Shore Drive Loan has a springing lockbox in place. Upon the occurrence of a monetary event of default, all amounts collected by the 1400 Lake Shore Drive property managers are required to be paid directly into a lockbox account. The 1400 Lake Shore Drive Borrower is required to make monthly cash reserve deposits for real estate taxes in the amount of $69,314, insurance reserves in the amount of $8,646, and capital expenditure reserves in the amount of $8,333. In lieu of terrorism insurance coverage, the sponsors have also jointly and severally guaranteed all costs to restore the building for any damages resulting from terrorism. If there is damage or destruction greater than 50% of the value of the building as a result of terrorism, the sponsors guarantee the repayment of the loan amount until the building is restored.

600 FIFTH AVENUE

                  LOAN INFORMATION                                    PROPERTY INFORMATION
-----------------------------------------------------   ------------------------------------------------
Cut-off Date Balance               $24,971,324            Property Type                    CBD Office
% of Initial Pool Balance                 2.4%            Location                 New York, New York
Origination Date              October 22, 2002            Square Footage                      354,281
ARD Date                      November 1, 2012            Year Built/Renovated              1950/1994
Maturity Date                 November 1, 2032
Mortgage Rate                          5.2500%            Appraised Value             $151,000,000(2)
Annual Debt Service                 $1,656,611            UW NOI                       $11,042,236(1)
UW DSCR                               6.19x(1)            UW NCF                       $10,262,547(1)
Cut-off Date LTV                      16.5%(2)
Balloon LTV                           13.7%(2)

----------
(1) The collateral securing the 600 Fifth Avenue Loan does not include the improvements constructed on the 600 Fifth Avenue Property. For purposes of calculating the debt service coverage ratio for the 600 Fifth Avenue Loan, the underwritten net cash flow includes the cash flow generated from the improvements on the 600 Fifth Avenue Property. The net operating income and net cash flow of the ground lease alone is $3,168,000, deriving a debt service coverage ratio of 1.91x.

(2) The collateral securing the 600 Fifth Avenue Loan does not include the improvements constructed on the 600 Fifth Avenue Property. The loan-to-value ratios for the 600 Fifth Avenue Loan were calculated using the appraised value which included the value of the improvements at the mortgaged property. The value of the mortgaged property without the improvements is $52,800,000 and the related cut-off date LTV and balloon LTV are 47.3% and 39.2%, respectively.

     The Loan. The 600 Fifth Avenue mortgage loan (the "600 Fifth Avenue Loan") was originated by Merrill Lynch and is secured by a first mortgage encumbering the fee interest in the land parcel at 600 Fifth Avenue, New York, New York (the "600 Fifth Avenue Property"). The fee interest is encumbered by a ground lease/master lease for the entire property. The 600 Fifth Avenue Loan was made to 600 5th Avenue, LLC (the "600 Fifth Avenue Borrower"), a special purpose entity.

     The 600 Fifth Avenue Loan (i) has a remaining term of 119 months to its Anticipated Repayment Date of November 1, 2012, (ii) matures on November 1, 2032 and (iii) may not be prepaid prior to September 1, 2012. The 600 Fifth Avenue Loan may be voluntarily prepaid, in whole, without payment of a prepayment premium on any due date thereafter. The 600 Fifth Avenue Loan is subject to Defeasance, in whole, on any due date on or after the second anniversary of the Closing Date.

     The Property. The 600 Fifth Avenue Property is an approximately 0.463 acre lot in New York, New York. The 600 Fifth Avenue Property is improved with an office building (the "Office Property"). The Office Property was constructed in 1950. So long as the mortgagee has not foreclosed on the mortgage, the mortgagee is entitled to the ground rent under the ground lease described below, not the rents from the tenants in the Office Property.

     All of the property is currently leased by the 600 Fifth Avenue Borrower to RCPI Trust (the "Ground Tenant") pursuant to a certain ground lease (the "Ground Lease"), which Ground Tenant is a wholly owned subsidiary of Tishman Speyer Properties. The Ground Tenant is a special purpose bankruptcy remote Delaware limited liability company which owns and/or controls virtually all of Rockefeller Center in New York City. The Ground Lease expires on December 31, 2021. The Ground Lease contains three (3) additional renewal options of 21 years each. In addition, the property was ground leased to the Ground Tenant on a triple-net-basis, whereby Ground Tenant is responsible for the payment of all taxes, operating expenses, utilities and maintenance for the 600 Fifth Avenue Property. There are no termination options contained in the Ground Lease and the Ground Tenant's obligation to pay base rent is not subject to offset, including upon the occurrence of a total casualty or taking of the improvements.

     Lockbox and Reserves. Upon the occurrence of a Sweep Period (as defined below) at any time during the term of the 600 Fifth Avenue Loan, the 600 Fifth Avenue Borrower or lender must notify the Ground Tenant (and if the Ground Lease is no longer in effect, then the space tenants) to pay any and all tenant payments due under the applicable tenant leases, including the Ground Lease, directly into a mortgagee designated lockbox account. "Sweep Period" means the earliest to occur of (i) the date which is three (3) months prior to the Anticipated Repayment Date, (ii) the occurrence of an Event of Default under any of the loan documents and (iii) the occurrence of an insurance failure (as defined in the related Mortgage). Since the property is ground leased on a triple-net basis, no escrows were required at the time of the origination of the 600 Fifth Avenue Loan, however, upon the termination or expiration of the Ground Lease, the 600 Fifth Avenue Borrower is required to establish, among other reserves, a rollover reserve, a tenant improvement/leasing commission reserve, a debt service reserve, replacement reserve, deferred maintenance reserve and a tax and insurance reserve if required by the mortgagee to protect the collateral. A tax and insurance reserve must be established upon the occurrence of certain events, including, (i) the commencement of a reserve period (as described in the 600 Fifth Avenue Loan documents), (ii) any failure by the Ground Tenant to pay any taxes or other charges directly to the taxing authority prior to the delinquency thereof, (iii) any failure by the Ground Tenant to pay any insurance premiums directly to the insurer when due, and/or (iv) Taxing Event. A "Taxing Event" means the date upon which (a) the Ground Tenant, or any affiliate of the Ground Tenant, no longer owns in fee simple, title to the portion of Block 1264, Tax Lot 30, not currently owned by mortgagor or (b) the Ground Lease expires or terminates such that the Ground Tenant, or any affiliate of the Ground Tenant, no longer has a leasehold estate in the Office Property.

     Property Management. The 600 Fifth Avenue Property is managed by the Ground Tenant.

     Hyperamoritization. Commencing on the Anticipated Repayment Date of November 1, 2012, in addition to the interest described above, additional interest at the rate of 2% per annum shall also accrue on the outstanding principal balance of the 600 Fifth Avenue Loan. See "--ARD Loans" herein for information regarding ARD Loans.

     Tax Lot. The 600 Fifth Avenue Borrower does not currently own all of the tax lot (Tax Lot 30, Block 1264) on which the 600 Fifth Avenue Property is located. The Ground Tenant currently owns the remaining portion of said tax lot. The terms of the Ground Lease provide that the Ground Tenant pay all taxes for the entire tax lot. In addition, the 600 Fifth Avenue Loan documents provide that the 600 Fifth Avenue Borrower must legally subdivide the tax lot so that the 600 Fifth Avenue Property shall consist of a single tax lot (i) in the event that any rating agency shall require such subdivision and/or (ii) upon a Taxing Event.

CIRCUIT CITY DISTRIBUTION CENTER

                LOAN INFORMATION                             PROPERTY INFORMATION
------------------------------------------------   ----------------------------------------
Cut-off Date Balance             $22,543,200         Property Type              Industrial
% of Initial Pool Balance               2.2%         Location             Marion, Illinois
Origination Date               July 22, 2002         Square Footage              1,078,450
ARD Date                      August 1, 2012         Year Built                 2000--2001
Maturity Date                 August 1, 2027         Appraised Value           $30,500,000
Mortgage Rate                        6.8500%         Occupancy                      100.0%
Annual Debt Service               $1,895,096         Occupancy Date          July 15, 2002
UW DSCR                                1.41x         UW NOI                     $2,835,391
Cut-off Date LTV                       73.9%         UW NCF                     $2,673,624
Balloon LTV                            59.1%

     The Loan. The Circuit City mortgage loan (the "Circuit City Loan") was originated by Merrill Lynch and is secured by a first mortgage encumbering the fee interest in a warehouse/ distribution center located in Marion, Illinois (the "Circuit City Property"). The Circuit City Loan was made to CCDC Marion Portfolio LP, a special purpose entity (the "Circuit City Borrower"), controlled by H&R Real Estate Holdings, Inc. & CCDC Marion, G.P., LLC.

     The Circuit City Loan (i) has a remaining term of 116 months to its Anticipated Repayment Date of August 1, 2012, (ii) matures on August 1, 2027, and (iii) may not be prepaid prior to June 1, 2012. The Circuit City Loan may be voluntarily prepaid, in whole but not in part, without payment of a prepayment premium at any time thereafter. The Circuit City Loan is subject to Defeasance, in whole, at any time after the second anniversary of the Closing Date.

     The Property. The Circuit City Property is an approximately 1,078,450 square foot warehouse/distribution center situated on approximately 50.5 acres and constructed in 2000-2001. The sole tenant of the Circuit City Property is Circuit City Stores, Inc. ("Circuit City") occupying 100% of the net rentable area. The Circuit City lease expires on November 30, 2021, and is subject to two 10 year extension options. The Circuit City Property is located at 110 Circuit City Road in Marion, Illinois, which is located in Williamson County in southern Illinois. As of July 15, 2002, the Circuit City Property was 100.0% occupied.

     Property Management. The Circuit City Property is managed by H&R Property Management, Ltd. which is an affiliate of the Circuit City Borrower.

     Lockbox and Reserves. The Circuit City Loan documents require that the Circuit City Borrower instruct the tenant to pay any and all tenant payments due under the lease directly into a lockbox account. As the Circuit City lease is structured as a triple net lease, the mortgagee conditionally waived the requirements contained in the Circuit City loan documents providing for certain escrows of taxes, insurance and replacement reserves provided that (i) no event of default has occurred; (ii) the Circuit City lease is in full force and effect and has not been modified; (iii) no event of default by the Circuit City Borrower or Circuit City has occurred under the Circuit City lease; (iv) the mortgagee has received satisfactory evidence of full payment of all insurance premiums at least thirty days prior to their respective due dates; (v) the mortgagee has received satisfactory evidence of full payment of all taxes at least fifteen days prior to their respective due dates and (vi) Circuit City is maintaining the premises in good condition as required pursuant to the terms of the Circuit City lease and the Circuit City Loan documents and the Circuit City Borrower has no obligation to make repairs or maintain the Circuit City Property. In the event the aforementioned conditions (i) through (vi) are not met, the Circuit City loan documents provide for escrows of taxes and insurance and replacement reserves. On the origination date, the Circuit City Borrower deposited with the lender $157,925 for a debt service reserve.

THE DEERFIELD VILLAGE LOAN

                 LOAN INFORMATION                                    PROPERTY INFORMATION
---------------------------------------------------   ---------------------------------------------------
Cut-off Date Balance                $22,253,381         Property Type             Multifamily/Mixed Use
% of Initial Pool Balance                  2.2%         Location                    Deerfield, Illinois
Origination Date                August 28, 2001         Square Footage                          124,418
ARD Date                      September 1, 2011         Multifamily Units                            56
Maturity Date                 September 1, 2031         Square Feet -- Office                    20,216
Mortgage Rate                           7.2500%         Square Feet -- Retail                    44,078
Annual Debt Service                  $1,841,876         Year Built                                 2000
UW DSCR                                   1.23x         Appraised Value                     $29,300,000
Cut-off Date LTV                          76.0%         Occupancy                                 94.8%
Balloon LTV                               67.5%         Occupancy Date                  August 31, 2002
                                                        UW NOI                               $2,360,570
                                                        UW NCF                               $2,274,478

     The Loan. The Deerfield Village mortgage loan (the "Deerfield Village Loan") was originated by LaSalle and is secured by a first mortgage encumbering a fee interest in a mixed use complex located in Deerfield, Illinois (the "Deerfield Village Property"). The Deerfield Village Loan was made to Deerfield Village Centre, L.L.C. and Deerfield Village Centre II, L.L.C., each a special purpose entity (the "Deerfield Village Borrowers"). The Deerfield Village Borrowers own the Deerfield Village Property as tenants-in-common.

     The Deerfield Village Loan (i) has a remaining term of 105 months to its Anticipated Repayment Date of September 1, 2011, (ii) matures on September 1, 2031, and (iii) may not be prepaid prior to July 1, 2011. The Deerfield Village Loan may be voluntarily prepaid, in whole but not in part, without payment of a prepayment premium on any due date thereafter. The Deerfield Village Loan is subject to Defeasance, in whole, on any due date on or after the second anniversary of the Closing Date.

     The Property. The Deerfield Village Property is a mixed use complex consisting of approximately 44,078 square feet of retail space, approximately 20,216 square feet of office space, 56 multifamily units and a 43,958 square foot parking garage primarily servicing the multifamily units at the Deerfield Village Property. With respect to the Deerfield Village Property, the multifamily units generate approximately 45.2% of total revenue, the retail space generates approximately 39.5% of total revenue, the office space generates approximately 13.1% of total revenue and the parking garage generates approximately 2.2% of the total revenue. The Deerfield Village Center Property is located at the corner of Deerfield and Waukegan Roads in Deerfield, Illinois.

     The following table presents certain information relating to the lease rollover schedule at the Deerfield Village Property (other than the multifamily portion):

                                                        % OF TOTAL     CUMULATIVE SQUARE FEET         CUMULATIVE %
       CALENDAR YEAR          SQUARE FEET EXPIRING     SQUARE FEET            EXPIRING            OF TOTAL SQUARE FEET
--------------------------   ----------------------   -------------   ------------------------   ---------------------
Current Vacancy ..........            3,425                 5.3%                3,425                      5.3%
2002 .....................                0                   0                 3,425                      5.3%
2003 .....................                0                   0                 3,425                      5.3%
2004 .....................                0                   0                 3,425                      5.3%
2005 .....................            1,650                 2.6                 5,075                      7.9%
2006 .....................           12,420                19.3                17,495                     27.2%
2007 .....................                0                   0                17,495                     27.2%
2008 .....................                0                   0                17,495                     27.2%
2009 .....................                0                   0                17,495                     27.2%
2010 .....................           11,857                18.4                29,352                     45.7%
2011 .....................           29,580                46.0                58,932                     91.7%
Thereafter ...............            5,362                 8.3                64,294                      100%
                                     ------                ----
Total ....................           64,294                 100%
                                     ======                ====

     Property Management. The Deerfield Village Property is managed by Ludwig and Company.

     Hyperamortization. Commencing on the Anticipated Repayment Date of September 1, 2011, interest shall accrue at the rate of the greater of: (i) the related Mortgage Rate plus 2% per annum or (ii) the U.S. Treasury Note having the term equal to the term of the mortgage loan plus 1.45% per annum; provided, that the interest rate shall not exceed 12.25% per annum. At such time, all cash flow available from the Deerfield Village Property after monthly operating expenses and tax and insurance reserves is applied in the following priority;
(i) to the payment of scheduled principal and interest, (ii) to reserves and other property expenses, (iii) to excess interest and (iv) to the remaining principal balance of the Deerfield Village Loan. See "--ARD Loans" herein for information regarding ARD Loans.

     Lockbox and Reserves. The Deerfield Village Loan documents require that the Deerfield Village Borrowers instruct the tenants to pay any and all tenant payments due under the applicable tenant leases directly into a lockbox account pursuant to the terms of a cash management agreement. The Deerfield Village Loan documents require reserves for taxes, insurance, on-going replacements, tenant improvements and leasing commissions.

GREENWICH PARK APARTMENTS

                 LOAN INFORMATION                                  PROPERTY INFORMATION
--------------------------------------------------   -------------------------------------------------
Cut-off Date Balance               $21,978,099         Property Type                     Multifamily
% of Initial Pool Balance                 2.1%         Location                 North Miami, Florida
Origination Date              October 21, 2002         Number of Units                           402
Maturity Date                 November 1, 2012         Year Built/Renovated                     1989
Mortgage Rate                          6.0000%         Appraised Value                   $28,950,000
Annual Debt Service                 $1,582,813         Occupancy                               96.3%
UW DSCR                                  1.44x         Occupancy Date                August 16, 2002
Cut-off Date LTV                         75.9%         UW NOI                             $2,385,716
Balloon LTV                              64.4%         UW NCF                             $2,280,392

     The Loan. The Greenwich Park Apartments mortgage loan (the "Greenwich Park Apartments Loan") was originated by Prudential Mortgage Capital Funding, LLC and acquired by Merrill Lynch and is secured by a first mortgage encumbering the fee interest in a multifamily complex located in North Miami, Florida (the "Greenwich Park Apartments Property"). The Greenwich Park Apartments Loan was made to GREC Greenwich, Ltd, a special purpose entity (the "Greenwich Park Apartments Borrower") controlled by Miguel Poyastro, Augustin Herran and James Dorsy.

     The Greenwich Park Apartments Loan (i) has a remaining term of 119 months,
(ii) matures on November 1, 2012, and (iii) may not be prepaid prior to August 1, 2012. The Greenwich Park Apartments Loan may be voluntarily prepaid, in whole but not in part, without payment of a prepayment premium at any time thereafter. The Greenwich Park Apartments Loan is subject to Defeasance, in whole, on any due date after 25 months after the Closing Date.

     The Property. The Greenwich Park Apartments Property is a 402-unit apartment complex consisting of 6 buildings, situated on approximately 10.2 acres and constructed in 1989. The Greenwich Park Apartments Property is located at 1550 N.E. 123rd Street, North Miami, Florida 33161. Amenities located at the Greenwich Park Apartments Property include a clubhouse with a fitness room, two pools, two saunas, two racquetball courts, two tennis courts, covered balconies, laundry facilities, a convenience store and a gated entrance with a guardhouse.

     The following table presents certain information relating to the unit configuration of the Greenwich Park Apartments Property:

                                AVERAGE UNIT        APPROXIMATE NET       % OF TOTAL     ASKING RENTAL
  UNIT MIX     NO. OF UNITS      SQUARE FEET     RENTABLE SQUARE FEET        UNITS           RANGE
-----------   --------------   --------------   ----------------------   ------------   --------------
Studio                6        550                        3,300               1.5%        $  550-600
1-BR/1-BA           236        775                      182,900              58.7%        $  649-819
2-BR/2-BA           160        950                      152,000              39.8%        $860-1,029

     Property Management. The Greenwich Park Apartments Property is managed by Gables Residential Services, Inc.

     Lockbox and Reserves. At any time during the term of the Greenwich Park Apartments Loan, if an event of default under the Greenwich Park Apartments Loan documents has occurred and is continuing, the Greenwich Park Apartments Borrower must notify the tenants or property manager to pay any and all payments due under the applicable tenant leases directly into a lender-designated lockbox account. The Greenwich Park Apartments Loan documents required initial reserves for taxes, insurance, ongoing replacements and capital expenditures.

ARD LOANS

     Twelve (12) mortgage loans (the "ARD Loans"), representing approximately 16.0% of the Initial Pool Balance, provide that, if after a certain date (each, an "Anticipated Repayment Date"), the borrower has not prepaid the respective ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). The Anticipated Repayment Date for each ARD Loan is generally 10 years after the closing of such ARD Loan. The Revised Rate for each ARD Loan is generally equal to the greater of Initial Rate plus 2% or the then current treasury rate plus a fixed margin set forth in the related Mortgage Note. After the Anticipated Repayment Date, these ARD Loans generally further require that all cash flow available from the related Mortgaged Property after payment of the constant periodic payment (and in the case of the Deerfield Village Loan, payment of the excess interest described below) required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents be used to accelerate amortization of principal on the respective ARD Loan. Except with respect to the Deerfield Village Loan, while interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their Anticipated Repayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest, only after the outstanding principal balance of the respective ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class NR Certificates. For a description of the provisions of the Deerfield Village Loan, See "--Top Ten Mortgage Loans--The Deerfield Village Loan" above.

     Additionally, an account was established at the origination of each ARD Loan or is required to be established upon the occurrence of the Anticipated Repayment Date into which the related borrower, property manager and/or tenants are required to directly deposit rents or other revenues from the related Mortgaged Property. See "--Lockbox Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrower on or about their Anticipated Repayment Dates. However, we cannot assure you that the ARD Loans will be prepaid on their Anticipated Repayment Dates.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Loans. One hundred six (106) mortgage loans, representing approximately 84.6% of the Initial Pool Balance, have due dates that occur on the 1st day of each month. Two (2) mortgage loans, representing approximately 15.4% of the Initial Pool Balance, have due dates that occur on the 10th day of each month and provide for no grace periods. Four (4) mortgage loans, representing approximately 29.5% of the Initial Pool Balance, provide for a grace period of zero days. One (1) mortgage loan, representing approximately 2.4% of the Initial Pool Balance, provides for a grace period of three days. Seventy-two (72) mortgage loans, representing approximately 46.3% of the Initial Pool Balance, provide for a grace period of five days. Twenty-eight (28) mortgage loans representing approximately 19.4% of the Initial Pool Balance, provide for a grace period of seven days. Three (3) mortgage loans, representing approximately 2.3% of the Initial Pool Balance, provide for a grace period of ten days. All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis").

     One hundred five (105) mortgage loans, representing approximately 99.1% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms to maturity (or terms to the Anticipated Repayment Date) of the related mortgage loans. These mortgage loans will have balloon payments due at their stated maturity dates or Anticipated Repayment Dates, as the case may be. Twelve (12) mortgage loans, representing approximately 16.0% of the Initial Pool Balance, provide for monthly payments of principal that will result in a substantial principal payment at their Anticipated Repayment Dates if the related borrower repays the mortgage loan on that date. One (1) of the mortgage loans, representing approximately 0.2% of the Initial Pool Balance, provides for monthly payments of interest only until maturity. Two (2) mortgage loans, representing approximately 0.7% of the Initial Pool Balance, provide for monthly payments of principal that fully or substantially amortize the loan over the life of the mortgage loan. In addition, because the fixed periodic payment on the mortgage loans is determined assuming interest is calculated on the basis of twelve 30-day months, assuming a 360-day year ("30/360 Basis"), but interest actually accrues and is applied on all of the mortgage loans on an Actual/360 Basis, there will be less amortization, absent prepayments, of the principal balance during the term of the related mortgage loan, resulting in a higher final payment on such mortgage loan. These higher final payments will occur even if a mortgage loan is a "fully amortizing" mortgage loan.

     Partial Releases. Certain of the mortgage loans permit a partial release of an unimproved portion of the related Mortgaged Property upon the satisfaction of certain requirements other than pursuant to Defeasance.

     Prepayment Provisions. Each mortgage loan prohibits any prepayments or Defeasance for a specified period of time after its date of origination (a "Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

          (1) One hundred seven (107) of the mortgage loans, representing approximately 97.9% of the Initial Pool Balance, permit only defeasance after the expiration of the Lockout Period; and

          (2) One (1) of the mortgage loans, representing approximately 2.1% of the Initial Pool Balance, require that any principal prepayment made during a specified period of time after the Lockout Period (a "Yield Maintenance Period"), be accompanied by a Yield Maintenance Charge (as defined below).

     "Yield Maintenance Charge" will generally be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" means the rate, which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually, and the term "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates ("Release H.15") under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date of the mortgage loan. In the event Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate.

     Yield Maintenance Charges are distributable as described in this prospectus supplement under "Description of the Certificates--Allocation of Yield Maintenance Charges."

     The mortgage loans permit voluntary prepayment without payment of a Yield Maintenance Charge or any prepayment premium during an "open period" immediately prior to the stated maturity date or Anticipated Repayment Date as follows:

                             PREPAYMENT OPEN PERIODS

                                                  AGGREGATE
                               NUMBER OF         CUT-OFF DATE      % OF INITIAL POOL
 OPEN PERIOD (PAYMENTS)     MORTGAGE LOANS         BALANCE              BALANCE
------------------------   ----------------   -----------------   ------------------
1 ......................            1         $   45,531,431               4.4%
2 ......................            6             69,473,874               6.7
3 ......................           46            303,101,580              29.4
4 ......................           50            554,893,505              53.8
7 ......................            1             21,852,106               2.1
13 .....................            3             32,202,429               3.1
25 .....................            1              4,340,585               0.4
                                   --         --------------             -----
Total ..................          108         $1,031,395,510             100.0%
                                  ===         ==============             =====

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise), the Yield Maintenance Charge may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Except with respect to certain of the mortgage loans sold to the depositor by LaSalle Bank National Association, provided that no event of default exists, none of the mortgage loans require the payment of Yield Maintenance Charges in connection with a prepayment of the related mortgage loan with insurance or condemnation proceeds as a result of a casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge is required to be made on a mortgage loan in connection with an involuntary prepayment, any obligation to pay a Yield Maintenance Charge will be enforceable under applicable state law. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     Defeasance; Collateral Substitution. The terms of 107 of the mortgage loans, representing approximately 97.9% of the Initial Pool Balance, permit the applicable borrower on any due date after a specified period (the "Defeasance Lockout Period") to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance"). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

          (a) pays or delivers to the Master Servicer on any due date (the "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to, but not including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct, non-callable obligations of the United States of America or other U.S. government obligations providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date including the balloon payment (or the Anticipated Repayment
     Date), assuming, in the case of each ARD Loan, that the loan is prepaid on the related Anticipated Repayment Date and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

          (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The mortgage loans secured by more than one Mortgaged Property generally require, in the case of a partial defeasance that (1) prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the allocated loan amount for the Mortgaged Property be defeased and (2) certain DSCR and LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required to do so under the mortgage loan documents, established or designated by the Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will hold the defeasance collateral, subject to the mortgage loan documents, after releasing the Mortgaged Property.

     Although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable yield maintenance charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of certain of the mortgage loans, this consent must be granted if certain conditions are met. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--General" above. The Special Servicer or the Master Servicer, as the case may be, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-sale" clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, it (i) obtained the consent of the Directing Certificateholder, (ii) obtained from S&P a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding certificates if the mortgage loan has an outstanding principal balance greater than (A) 5% of the aggregate Stated Principal Balance of all the mortgage loans or (B) $20,000,000, and (iii) obtained from Moody's a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding certificates.

     With respect to a mortgage loan with a "due-on-encumbrance" clause, the Special Servicer will be required (a) to exercise any right it may have (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, it has obtained from Moody's and S&P a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding certificates if such mortgage loan has (x)(a) an outstanding principal balance (together with any mortgage loan(s) with which it is cross-collateralized) which is greater than 2% of the aggregate Stated Principal Balance of the mortgage loans, or (b) an outstanding principal balance (together with any mortgage loan(s) with which it is cross-collateralized) that is one of the ten largest of the then outstanding mortgage loans by Stated Principal Balance as of the date of the encumbrance and (y) an LTV Ratio greater than 85% and a DSCR less than 1.20x (determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan). Any confirmation required will be at the related mortgagor's expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Special Servicer will use reasonable efforts to have the related borrower bear such costs and expenses.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the prospectus.

     Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Sixteen (16) of the Mortgaged Properties, securing 10.6% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). These areas include all or parts of the states of California, Washington and Utah. Two (2) of these Mortgaged Properties securing mortgage loans (identified as Loan Nos. 15 and 31 on Annex A to this prospectus supplement), representing approximately 2.4% of the Initial Pool Balance, have a "probable maximum loss" ("PML") of approximately 29% and 23%, respectively, but each of those Mortgaged Properties is covered by an earthquake insurance policy. None of the remaining Mortgaged Properties has a PML in excess of 20%.

     In the case of 5 mortgage loans representing approximately 1.4% of the Initial Pool Balance, a secured creditor environmental insurance policy was obtained from American International Group, Inc. and/or an affiliate in lieu of an environmental site assessment for each of the related Mortgaged Properties.

     Generally, each environmental insurance policy insures the trust fund against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which period continues at least five years beyond the maturity date of the related mortgage loan. Subject to certain conditions and exclusions, the insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to 125% of the outstanding balance of the mortgage loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place,
(ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     See "Risk Factors--Property Insurance May Not Be Sufficient" in this prospectus supplement for information regarding insurance coverage for acts of terrorism.

AB MORTGAGE LOANS

     Long Island Industrial Portfolio Loan

     General. The Long Island Industrial Portfolio II Loan is evidenced by one of two notes secured by a single Mortgage and a single assignment of a lease. The Long Island Industrial Portfolio II Loan is represented by the senior of the two notes. The junior companion loan (the "Long Island Industrial Portfolio II Companion Loan") is not part of the trust fund. The Long Island Industrial Portfolio II Loan represents approximately 3.8% of the Initial Pool Balance. An unaffiliated third party is the holder of the Long Island Industrial Portfolio II Companion Loan. The holders of the Long Island Industrial Portfolio II Companion Loan may sell the Long Island Industrial Portfolio II Companion Loan only with the prior written consent of the Master Servicer or the Special Servicer or, without such consent, to certain institutional lenders or other parties named in the Long Island Industrial Portfolio II Intercreditor Agreement pursuant to the terms of the Long Island Industrial Portfolio II Intercreditor Agreement.

     With respect to the Long Island Industrial Portfolio II Loan, under the terms of an intercreditor agreement (the "Long Island Industrial Portfolio II Intercreditor Agreement"), the holder of the Long Island Industrial Portfolio II Companion Loan has agreed to subordinate its interest in certain respects to the related Long Island Industrial Portfolio II Loan. The Master Servicer and Special Servicer will undertake to perform the obligations of the holder of the Long Island Industrial Portfolio II Loan under the Long Island Industrial Portfolio II Intercreditor Agreement.

     Servicing Provisions of the Long Island Industrial Portfolio II Intercreditor Agreement. The Master Servicer and Special Servicer will service and administer the Long Island Industrial Portfolio II Loan and the Long Island Industrial Portfolio II Companion Loan pursuant to the Pooling and Servicing Agreement and the Long Island Industrial Portfolio II Intercreditor Agreement for so long as the Long Island Industrial Portfolio II Loan is part of the trust. The Master Servicer and/or the Special Servicer may not enter into amendments, modifications or extensions of the Long Island Industrial Portfolio II Loan and the Long Island Industrial Portfolio II Companion Loan if the proposed amendment, modification or extension adversely affects the holder of the Long Island Industrial Portfolio II Companion Loan in a material manner without the consent of the holder of the Long Island Industrial Portfolio II Companion Loan; provided, however, that such consent right will expire when the repurchase period described in the next paragraph expires. See "Servicing of the Mortgage Loans--Directing Certificateholder" in this prospectus supplement.

     In the event that (i) any payment of principal or interest on the Long Island Industrial Portfolio II Loan or the Long Island Industrial Portfolio II Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of the Long Island Industrial Portfolio II Loan or the Long Island Industrial Portfolio II Companion Loan has been accelerated, (iii) the principal balance of the Long Island Industrial Portfolio II Loan or the Long Island Industrial Portfolio II Companion Loan is not paid at maturity, (iv) the borrower declares bankruptcy or (v) any other event where the cash flow payment under the Long Island Industrial Portfolio II Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the Long Island Industrial Portfolio II Companion Loan will be entitled to purchase the Long Island Industrial Portfolio II Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the Long Island Industrial Portfolio II Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the Long Island Industrial Portfolio II Loan, together with all unpaid interest on the Long Island Industrial Portfolio II Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the Long Island Industrial Portfolio II Loan is responsible. Unless the borrower or an affiliate is purchasing the Long Island Industrial Portfolio II Loan, no prepayment consideration will be payable in connection with the purchase of the Long Island Industrial Portfolio II Loan.

     Application of Payments on the Long Island Industrial Portfolio II Loan Pair. Pursuant to the Long Island Industrial Portfolio II Intercreditor Agreement and prior to the occurrence of a (i) the acceleration of the Long Island Industrial Portfolio II Loan or the Long Island Industrial Portfolio II Companion Loan, (ii)a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the related borrower will make separate monthly payments of principal and interest to the Master Servicer and the holder of the Long Island Industrial Portfolio II Companion Loan. Any escrow and reserve payments required in respect of the Long Island Industrial Portfolio II Loan or the Long Island Industrial Portfolio II Companion Loan will be paid to the Master Servicer. Following the occurrence and during the continuance of a
(i) the acceleration of the Long Island Industrial Portfolio II Loan or the Long Island Industrial Portfolio II Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of the Long Island Industrial Portfolio II Companion Loan to purchase the Long Island Industrial Portfolio II Loan from the trust, all payments and proceeds (of whatever nature) on the Long Island Industrial Portfolio II Companion Loan will be subordinated to all payments due on the Long Island Industrial Portfolio II Loan and the amounts with respect to the Long Island Industrial Portfolio II

Loan and the Long Island Industrial Portfolio II Companion Loan will be paid first, to the Master Servicer, Special Servicer or Trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon, second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity, third, to the trust, in an amount equal to interest due with respect to the Long Island Industrial Portfolio II Loan; fourth, to the trust, in an amount equal to the principal balance of the Long Island Industrial Portfolio II Loan until paid in full; fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Long Island Industrial Portfolio II Loan; sixth, to the holder of the Long Island Industrial Portfolio II Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the Long Island Industrial Portfolio II Companion Loan, seventh, to the holder of the Long Island Industrial Portfolio II Companion Loan, in an amount equal to interest due with respect to the Long Island Industrial Portfolio II Companion Loan; eighth, to the holder of the Long Island Industrial Portfolio II Companion Loan, in an amount equal to the principal balance of the Long Island Industrial Portfolio II Companion Loan until paid in full; ninth, to the holder of the Long Island Industrial Portfolio II Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Long Island Industrial Portfolio II Companion Loan; tenth, to the trust and the holder of the Long Island Industrial Portfolio II Companion Loan, in an amount equal to any unpaid default interest accrued on the Long Island Industrial Portfolio II Loan and the Long Island Industrial Portfolio II Companion Loan, respectively; and eleventh, any excess, to the trust and the holder of the Long Island Industrial Portfolio II Companion Loan, pro rata, based upon the outstanding principal balances.

     Application of Amounts Paid to the Trust in respect of the Long Island Industrial Portfolio II Loan. Amounts payable to the trust as holder of the Long Island Industrial Portfolio II Loan pursuant to the Long Island Industrial Portfolio II Intercreditor Agreement will be included in the Available Distribution Amount for each Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the Long Island Industrial Portfolio II Companion Loan will be distributed to the holder net of fees and expenses on the Long Island Industrial Portfolio II Companion Loan.

     75/101 Federal Street Loan

     General. The 75/101 Federal Street Loan (together with the Long Island Industrial Portfolio II Loan, the "AB Mortgage Loans") has a companion loan (the "75/101 Federal Street Companion Loan" and together with the Long Island Industrial Portfolio II Companion Loan, the "Companion Loans", and each, a "Companion Loan"), both of which are secured by a single Mortgage. The 75/101 Federal Street Loan represents approximately 9.7% of the Initial Pool Balance and has a principal balance of $99,880,850.

     The 75/101 Federal Street Companion Loan has an unpaid principal balance of $24,970,213 and has been securitized in a separate single loan commercial mortgage securitization. Pacific Life Insurance Company, the 75/101 Federal Street servicer and special servicer, is currently the holder of all the beneficial interests in the 75/101 Federal Street Companion Loan because it owns all the securities issued in the above-referenced commercial loan securitization. Prior to a monetary or material non-monetary event of default that results in a servicing transfer from the 75/101 Federal Street servicer to the 75/101 Federal Street special servicer, the 75/101 Federal Street Loan will be entitled to receive payments of principal and interest on a pro rata basis with the 75/101 Federal Street Companion Loan; and, subsequent to a monetary or a material non-monetary event of default that causes a servicing transfer of the 75/101 Federal Street Loan Pair, the 75/101 Federal Street Loan will be senior in right of payment to the 75/101 Federal Street Companion Loan.

     The special servicer shall be entitled to a special servicing fee at the rate of 0.25% per annum, a liquidation fee at the rate of 0.25% and a workout fee at the rate of 0.25% for performing duties similar to those described under "Servicing of the Mortgage Loans" for which the Special Servicer is entitled to comparable compensation, as described under "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     Provisions of the 75/101 Federal Street Servicing Agreement. The 75/101 Federal Street Loan and the 75/101 Federal Street Companion Loan (together, the "75/101 Federal Street Loan Pair") are currently being serviced and administered pursuant to a servicing agreement, dated as of October 23, 2002 (the "75/101 Federal Street Servicing Agreement"), among Merrill Lynch, as holder of the 75/101 Federal Street Loan (who will be succeeded by the trust fund), LaSalle Bank National Association (in its capacity, as trustee for the registered holders of the commercial mortgage pass-through certificates issued pursuant to the 75/101 Federal Street Companion Loan securitization transaction) and as custodian, and Pacific Life Insurance Company, as servicer and special servicer, which provides for servicing arrangements that are similar but not identical to those under the Pooling and Servicing Agreement. Pursuant to the 75/101 Federal Street Servicing Agreement, Pacific Life Insurance Company, a California corporation, will act as both the servicer and the special servicer for both the 75/101 Federal Street Loan and the 75/101 Federal Street Companion Loan and will be entitled to a servicing fee at a rate of 0.005% per annum.

     The 75/101 Federal Street servicer and special servicer are required to service the 75/101 Federal Street Loan Pair in accordance with a servicing standard that is similar to the Servicing Standards described under "Servicing of the Mortgage Loans--General" in this prospectus supplement, except that the 75/101 Federal Street servicers must take into account (as a collective whole) the interests of the holders of the both loans in the 75/101 Federal Street Loan Pair. The servicers of the 75/101 Federal Street Loan Pair may use their discretion, in most cases without the need to notify or obtain the consent of the Trustee, Master Servicer or Special Servicer with respect to exercising or refraining from exercising any rights, or taking or refraining from taking any actions, under or with respect to any of the related mortgage loan documents, including the right to modify, amend or waive any term of the related mortgage loan documents (except that no waiver, forgiveness, reduction or deferral of any amounts due in respect of the 75/101 Federal Street Loan may be effected without the consent of the Special Servicer).

     While the 75/101 Federal Street Loan Pair is being serviced by the 75/101 Federal Street servicers, the Master Servicer and Special Servicer may not take any action with respect to the 75/101 Federal Street Borrower or the 75/101 Federal Street Property. Except as described below, the services provided by the Trustee and the Master Servicer with respect to the 75/101 Federal Street Loan will be limited to providing back-up P&I Advances and Servicing Advances with respect to the 75/101 Federal Street Loan to the extent the 75/101 Federal Street servicer does not fulfill its obligations to make those advances (other than because the 75/101 Federal Street servicer has determined that such advance would not be recoverable), and to make available to the Certificateholders reports and financial information received from the 75/101 Federal Street servicers with respect to the 75/101 Federal Street Property and the 75/101 Federal Street Borrower.

     The 75/101 Federal Street servicer is obligated to remit, net of the amounts described in the following sentence, all amounts received on the 75/101 Federal Street Loan Pair to the holders of the 75/101 Federal Street Loan and the 75/101 Federal Street Companion Loan, respectively, according to the terms of the 75/101 Federal Street Servicing Agreement. All remittances will be net of servicing fees, advance reimbursements, interest on advances, servicing-related expenses and costs, amounts required for reserves or escrows under the loan documents, and proceeds, awards or settlements to be applied to the restoration or repair of the 75/101 Federal Street Property or released to the 75/101 Federal Street Borrower in accordance with the terms of the 75/101 Federal Street Loan documents and the 75/101 Federal Street Servicing Agreement.

     If the 75/101 Federal Street servicer fails to make a P&I Advance or a Servicing Advance with respect to the 75/101 Federal Street Loan or the 75/101 Federal Street Property, as applicable (other than because the 75/101 Federal Street Servicer has determined that such an advance would not be recoverable), then the Master Servicer or the Trustee will be obligated to make the Advance.

     Significant Aspects of the 75/101 Federal Street Servicing Agreement. A summary description of the servicing of the mortgage loans (other than the 75/101 Federal Street Loan) under the Pooling and Servicing Agreement is presented under "Servicing of the Mortgage Loans" in this prospectus supplement. The servicing arrangements under the 75/101 Federal Street Servicing Agreement are similar but not identical to those under the Pooling and Servicing Agreement. Some material differences are as follows:

     o The representative (the "75/101 Federal Street Companion Loan Certificateholder Representative") of the interests of the holders (the "75/101 Federal Street Companion Loan Certificateholders") of the certificates evidencing interests in the trust fund (the "75/101 Federal Street Companion Loan Trust Fund") comprised primarily of the 75/101 Federal Companion Loan will be different from the Directing Certificateholder under the Pooling and Servicing Agreement. The 75/101 Federal Street Companion Loan Certificateholder Representative will be selected by the 75/101 Federal Street Companion Loan Certificateholder(s) holding a majority of the voting rights. For so long as the principal amount of the 75/101 Federal Street Companion Loan (net of any existing appraisal reduction amount) is at least 25% of the original principal amount of such loan, the 75/101 Federal Street special servicer will be required to consult with the 75/101 Federal Street Companion Loan Certificateholder Representative, and not the Directing Certificateholder, with respect to certain actions similar but not identical to those described under "Servicing of the Mortgage Loans--Directing Certificateholder" in this prospectus supplement. for which consultation with the Directing Certificateholder would have otherwise been required under the Pooling and Servicing Agreement. Once the principal amount of the 75/101 Federal Street Companion Loan (net of any existing appraisal reduction amount) declines below the 25% threshold referred to above, the Directing Certificateholder will have the consultation rights described above. See "--AB Mortgage Loans--Certain Rights of the Trust with Respect to the Servicing of the 75/101 Federal Street Loan Pair" for more information regarding the application of the appraisal reduction amount to the 75/101 Federal Street Companion Loan.

     o An "Appraisal Reduction Event" with respect to the 75/101 Federal Street Loan Pair will occur upon the earliest date that:

               1. the 75/101 Federal Street Loan Pair is 90 days delinquent in respect of any Periodic Payment, not including the balloon payment;

               2. the 75/101 Federal Street Loan Pair is delinquent in respect of its balloon payment for (i) 30 days or (ii) if the borrower continues to make the assumed scheduled payment and has delivered a refinancing commitment acceptable to the 75/101 Federal Street servicer (or, if the 75/101 Federal Street Loan Pair is being specially serviced, the 75/101 Federal Street special servicer), such longer period (not to exceed 90 days after the date on which the balloon payment was first due) ending on the date a determination is made that the refinancing could not be reasonably expected to occur;

               3. the 75/101 Federal Street Property becomes REO Property;

               4. a receiver is appointed and for 60 days continues in such capacity in respect of the 75/101 Federal Street Property;

               5. the borrower becomes the subject of bankruptcy, insolvency or similar proceedings and, if they are involuntary, such proceedings remain undismissed for 60 days;

               6. the 75/101 Federal Street Loan Pair remains outstanding five years after any maturity extension; and

               7. the 75/101 Federal Street Loan Pair has been modified by the 75/101 Federal Street special servicer in a manner that (a) affects the amount or timing of any Periodic

          Payment due on it, other than, or in addition to, bringing Periodic Payments current with respect to the 75/101 Federal Street Loan Pair,
          (b) results in a release, in a manner not contemplated by the related loan documents, of the lien of the mortgage on all or any material portion of the 75/101 Federal Street Property without a corresponding principal prepayment in an amount or the delivery by the borrower of substitute real property collateral with a fair market value, that is at least equal to the fair market value of the 75/101 Federal Street Property or the portion of the 75/101 Federal Street Property to be released, or (c) in the judgment of the 75/101 Federal Street special servicer, otherwise materially impairs the security for the 75/101 Federal Street Loan Pair or reduces the likelihood of timely payment of amounts due on the 75/101 Federal Street Loan Pair.


          See the definition of "Appraisal Reduction Event" in "Description of the Certificates--Appraisal Reductions" in this prospectus supplement for the relevant definition under the Pooling and Servicing Agreement.

     o So long as the principal amount of the 75/101 Federal Street Companion Loan (net of any existing appraisal reduction amount) is at least equal to 25% of its original principal amount, the 75/101 Federal Street Companion Loan Certificateholders holding a majority of the voting rights may terminate an existing 75/101 Federal Street special servicer without cause and appoint a successor to any such special servicer, subject to, among other things, receipt of written confirmation from the Rating Agencies that such appointment will not result in a qualification, downgrade or withdrawal of the then current ratings of any class of the Certificates or any class of the 75/101 Federal Companion Loan Certificates. Once the principal amount of the 75/101 Federal Street Companion Loan (net of any existing appraisal reduction amount) declines below the 25% threshold referred to above, the Directing Certificateholder will have the right to exercise such rights. See "--AB Mortgage Loans--Certain Rights of the Trust with Respect to the Servicing of the 75/101 Federal Street Loan Pair" for more information regarding the application of the appraisal reduction amount to the 75/101 Federal Street Companion Loan.

     Certain Rights of the Trust with Respect to the Servicing of the 75/101 Federal Street Loan Pair. As indicated above, in the event that the principal amount (net of any existing appraisal reduction amount) of the 75/101 Federal Street Companion Loan is less that 25% of its original principal amount, the Directing Certificateholder will be able to exercise certain rights with respect to the 75/101 Federal Street Loan Pair and the 75/101 Federal Street Property. However, for the purpose of determining whether or not the principal balance of the 75/101 Federal Street Companion Loan (net of any existing Appraisal Reduction amount) is at least equal to the 25% threshold, the appraisal reduction amount deemed to automatically be in effect if no required appraisal was obtained within the specified time under the 75/101 Federal Street Servicing Agreement will not take effect for an additional period of up to 30 days. See "Description of the Certificates--Appraisal Reductions" in this prospectus supplement for a description of the automatic appraisal reduction amount calculation, which is similar to that set forth in the 75/101 Federal Street Servicing Agreement, that is required when the relevant appraisal is not received within the specified time frame.

     If an event of default has occurred under the 75/101 Federal Street Servicing Agreement and remains unremedied, the Master Servicer, acting on behalf of the Trustee, will be authorized (and, at the request of the 75/101 Federal Street Companion Loan trustee, will be required) to terminate all of the rights and obligations of the defaulting party under the 75/101 Federal Street Servicing Agreement. Upon any termination, the Master Servicer may succeed to all of the responsibilities, duties and liabilities of the 75/101 Federal Street servicer or special servicer, as the case may be, under the 75/101 Federal Street Servicing Agreement, or the Trustee must appoint an established mortgage loan servicer to act as successor servicer or special servicer, as the case may be. The events of default under the 75/101 Federal Street Servicing Agreement with respect to the 75/101 Federal Street servicer or 75/101 Federal Street special servicer are similar but not identical to those under the Pooling and Servicing Agreement.

     If the 75/101 Federal Street Loan Pair is being specially serviced and any Periodic Payment with respect to the 75/101 Federal Street Loan is at least 60 days delinquent, the majority holder or holders of 75/101 Federal Street Companion Loan Certificates may purchase the 75/101 Federal Street Loan at a price that is generally equal to the aggregate of the outstanding principal balance of the 75/101 Federal Street Loan, together with all accrued and unpaid interest thereon (excluding default interest), all other sums then due and owing under the terms of the 75/101 Federal Street Loan, all expenses associated with such purchase, and various amounts due and owing to the 75/101 Federal Street servicer and special servicer. The purchase option does not extend to REO Property.

     Application of Payments on the 75/101 Federal Street Loan Pair. Pursuant to the terms of the 75/101 Federal Street Servicing Agreement, and provided that no Funding Trigger Event of Default has occurred and is continuing, including following the cure of any Funding Trigger Event of Default, the Periodic Payment and any amounts that represent insurance proceeds or condemnation proceeds) received on the 75/101 Federal Street Loan Pair will be allocated (i) to the payment of all accrued and unpaid interest on the 75/101 Federal Street Loan and the 75/101 Federal Street Companion Loan; and (ii) to the payment of principal on 75/101 Federal Street Loan and the 75/101 Federal Street Companion Loan, which in the case of the Periodic Payment, will be in an amount equal to the applicable installment of principal (calculated on a pro rata basis) required to be made with respect to the related due date, and which in the case of insurance proceeds or condemnation proceeds that are not applied to the restoration or repair of the Mortgaged Property, will be allocated between 75/101 Federal Street Loan and the 75/101 Federal Street Companion Loan pro rata based on their respective principal balances. If a Funding Trigger Event of Default has occurred and is continuing, all collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) with respect to the 75/101 Federal Street Loan Pair, net of any applicable servicing compensation, amounts payable to the trustee (and any amounts payable to the 75/101 Federal Street Loan servicer and the 75/101 Federal Street Loan special servicer and the fiscal agent or trustee with respect to the 75/101 Federal Companion Loan Certificates) in reimbursement of Servicing Advances, and funds applied to maintain and protect the collateral value of the Mortgaged Property will be applied (in each case, to the extent of remaining funds) (i) to the payment of all unpaid interest on the 75/101 Federal Street Loan through the date of such application;
(ii) to the payment of principal on the 75/101 Federal Street Loan until paid in full; (iii) to the reimbursement of any costs and expenses incurred by the holder of the 75/101 Federal Street Loan as permitted under the 75/101 Federal Street Servicing Agreement and not yet reimbursed; (iv) to the payment of all unpaid interest on the 75/101 Federal Street Companion Loan through the date of such application; (v) to the payment of principal on the 75/101 Federal Street Companion Loan until paid in full; (vi) to the reimbursement of any costs and expenses incurred by the holder of the 75/101 Federal Street Companion Loan as permitted under the 75/101 Federal Street Servicing Agreement and not yet reimbursed; and (vii) to the payment of accrued and unpaid default interest on the 75/101 Federal Street Loan and the 75/101 Federal Street Companion Loan, pro rata, based on the respective amounts of default interest accrued in respect of such loans.

     A "Funding Trigger Event of Default" means any monetary event of default under the 75/101 Federal Street Loan Pair or any material non-monetary Event of Default that causes a servicing transfer of the 75/101 Federal Street Loan Pair from the 75/101 Federal Street servicer to the 75/100 Federal Street special servicer.

     Application of Amounts Paid to Trust Fund. Amounts payable to the trust as holder of the 75/101 Federal Street Loan pursuant to the 75/101 Federal Street Intercreditor Agreement will be included in the Available Distribution Amount for each Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the 75/101 Federal Street Companion Loan will be distributed to the holder net of fees and expenses on the 75/101 Federal Street Companion Loan.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the cut-off date will be made and (2) there will be no principal prepayments on or before the cut-off date.

     Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     With respect to any mortgage loan secured by more than one Mortgaged Property, the information presented in this prospectus supplement assumes that the DSCR and LTV Ratio with respect to each such Mortgaged Property is the same as the average DSCR or LTV Ratio presented for such mortgage loan.

     For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information include only the Simon Portfolio II Pooled Component of the Simon Portfolio II Loan. Generally, the exclusion of the Simon Portfolio II Non-Pooled Component of the Simon Portfolio II Loan decreases the loan-to-value ratio and increases the DSCR of the Simon Portfolio II Pooled Component of the Simon Portfolio II Loan included as a "mortgage loan" in this prospectus supplement because those ratios are based only on the Simon Portfolio II Pooled Component of the Simon Portfolio II Loan. References to the original principal balance of the Simon Portfolio II Pooled Component of the Simon Portfolio II Loan are references to the principal balance of that mortgage loan (including the Simon Portfolio II Non-Pooled Component) as of the origination date, less the Simon Portfolio II Non-Pooled Component.

     All information presented herein (including LTV Ratios and DSCRs) with respect to a mortgage loan with a Companion Loan is calculated without regard to the related Companion Loan.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A. For purposes of numerical and statistical information set forth in this prospectus supplement and Annex A, such numerical and statistical information excludes the Companion Loans. The following tables set forth certain anticipated characteristics of the mortgage loans. The sum in any column may not equal the indicated total due to rounding.

                        TYPE OF MORTGAGED PROPERTIES (1)

                                                                          % OF
                                      NUMBER OF        AGGREGATE        INITIAL                     WTD. AVG.
                                      MORTGAGED       CUT-OFF DATE        POOL      WTD. AVG.     CUT-OFF DATE     WTD. AVG.
          PROPERTY TYPE              PROPERTIES         BALANCE         BALANCE      UW DSCR        LTV RATIO      OCCUPANCY
---------------------------------   ------------   -----------------   ---------   -----------   --------------   ----------
RETAIL
 Anchored .......................         25        $  137,567,590        13.3%        1.45x           72.2%          96.5%
 Regional Mall ..................          2           105,042,695        10.2         2.04x           53.2%          79.8%
 Shadow Anchored(2) .............          4            45,371,537         4.4         1.29x           76.3%          97.2%
 Unanchored .....................          4            11,024,639         1.1         1.81x           67.1%          98.5%
                                          --        --------------       -----         ----            ----          -----
SUBTOTAL: .......................         35        $  299,006,460        29.0%        1.65x           66.0%          90.8%
MULTIFAMILY:
 Garden .........................         35        $  178,724,417        17.3%        1.41x           74.8%          95.2%
 Mid/High Rise ..................          5            79,215,161         7.7         1.42x           71.2%          96.6%
 Multifamily/Mixed Use ..........          1            22,253,381         2.2         1.23x           76.0%          94.8%
                                          --        --------------       -----         ----            ----          -----
SUBTOTAL: .......................         41        $  280,192,959        27.2%        1.40x           73.9%          95.6%
OFFICE
 CBD ............................          3        $  132,641,261        12.9%        3.32x           41.0%          95.3%
 Office/Retail ..................          2            27,594,123         2.7         1.43x           61.6%          93.0%
 Suburban .......................          5            36,132,481         3.5         1.36x           71.1%          92.8%
                                          --        --------------       -----         ----            ----          -----
SUBTOTAL: .......................         10        $  196,367,865        19.0%        2.69x           49.5%          94.5%
INDUSTRIAL
 Warehouse/Distribution .........         10        $   83,023,108         8.0%        1.40x           70.9%          98.8%
 Flex ...........................          8            66,746,288         6.5         1.56x           71.4%          94.7%
                                          --        --------------       -----         ----            ----          -----
SUBTOTAL: .......................         18        $  149,769,396        14.5%        1.47x           71.1%          97.0%
MANUFACTURED HOUSING
COMMUNITY: ......................         19        $   74,070,708         7.2%        1.34x           75.7%          94.8%
SELF STORAGE: ...................          7        $   22,393,191         2.2%        1.70x           58.2%          87.2%
THEATER: ........................          2        $    9,594,931         0.9%        1.30x           67.1%         100.0%
                                          --        --------------       -----         ----            ----          -----
TOTAL/WEIGHTED AVERAGE: .........        132        $1,031,395,510       100.0%        1.73x           66.3%          94.0%
                                         ===        ==============       =====

------------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgage Property or as stated in the respective mortgage loan documentation) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) Mortgaged property is classified by the applicable Mortgage Loan Seller as shadow anchored if it is in close proximity to a significant retail property that effectively "anchors" that property.

                 RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE

                             NUMBER OF      AGGREGATE          % OF
          RANGE OF            MORTGAGE     CUT-OFF DATE       INITIAL
       MORTGAGE RATES          LOANS         BALANCE       POOL BALANCE
--------------------------- ----------- ----------------- --------------
4.8593% - 5.9999% .........      11      $  310,094,916         30.1%
6.0000% - 6.2500% .........      27         250,418,784         24.3
6.2501% - 6.4999% .........      13          63,855,978          6.2
6.5000% - 6.9999% .........      25         168,608,542         16.3
7.0000% - 7.4999% .........      24         192,655,690         18.7
7.5000% - 9.0200% .........       8          45,761,600          4.4
                                 --      --------------        -----
TOTAL/WEIGHTED
 AVERAGE ..................     108      $1,031,395,510        100.0%
                                ===      ==============        =====

                                                  WEIGHTED AVERAGES
                            -------------------------------------------------------------
                                            STATED
                                          REMAINING               CUT-OFF
          RANGE OF            MORTGAGE       TERM        UW         DATE     LTV RATIO AT
       MORTGAGE RATES           RATE      (MOS.)(1)     DSCR     LTV RATIO   MATURITY (1)
--------------------------- ------------ ----------- ---------- ----------- -------------
4.8593% - 5.9999% .........     5.5141%      119         2.48x      50.4%        42.3%
6.0000% - 6.2500% .........     6.0783%      117         1.42x      73.5%        61.2%
6.2501% - 6.4999% .........     6.3684%      107         1.48x      75.3%        65.1%
6.5000% - 6.9999% .........     6.8097%      126         1.42x      74.9%        59.8%
7.0000% - 7.4999% .........     7.2703%      111         1.33x      72.2%        63.9%
7.5000% - 9.0200% .........     8.2404%      102         1.47x      64.6%        56.3%

TOTAL/WEIGHTED
 AVERAGE ..................     6.3648%      116         1.73x      66.3%        55.8%

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                        MORTGAGED PROPERTIES BY STATE (1)

                           NUMBER OF      AGGREGATE          % OF
                           MORTGAGED     CUT-OFF DATE       INITIAL
          STATE           PROPERTIES       BALANCE       POOL BALANCE
------------------------ ------------ ----------------- --------------
Texas ..................       18      $  115,745,614         11.2%
Massachusetts ..........        3         112,705,889         10.9
New York ...............       12         111,452,703         10.8
Illinois ...............        8          97,887,477          9.5
Pennsylvania ...........        6          95,751,476          9.3
California .............       15          93,580,314          9.1
Florida ................       14          85,632,327          8.3
Ohio ...................        5          37,149,720          3.6
Indiana ................        4          33,740,783          3.3
Colorado ...............        4          28,797,369          2.8
Michigan ...............        7          28,019,300          2.7
Washington .............        2          24,062,570          2.3
New Jersey .............        4          23,836,863          2.3
Maryland ...............        2          23,509,975          2.3
Arizona ................        2          16,579,887          1.6
Tennessee ..............        5          14,749,873          1.4
Mississippi ............        3          11,615,612          1.1
Alabama ................        2          11,478,739          1.1
Kentucky ...............        2           8,327,085          0.8
North Carolina .........        1           7,991,882          0.8
Wisconsin ..............        2           7,518,823          0.7
Iowa ...................        1           6,697,852          0.6
Georgia ................        2           6,459,343          0.6
Delaware ...............        1           5,489,943          0.5
Nevada .................        1           5,382,226          0.5
Kansas .................        1           4,353,633          0.4
Virginia ...............        1           3,790,222          0.4
South Carolina .........        1           3,489,273          0.3
Montana ................        1           2,897,079          0.3
North Dakota ...........        1           2,202,632          0.2
South Dakota ...........        1             499,027          0.0
                               --      --------------        -----
TOTAL/WEIGHTED
 AVERAGE ...............      132      $1,031,395,510        100.0%
                              ===      ==============        =====

                                               WEIGHTED AVERAGES
                         -------------------------------------------------------------
                                         STATED
                                       REMAINING               CUT-OFF
                           MORTGAGE       TERM        UW         DATE     LTV RATIO AT
          STATE              RATE      (MOS.)(2)     DSCR     LTV RATIO   MATURITY (2)
------------------------ ------------ ----------- ---------- ----------- -------------
Texas ..................     6.6275%      118         1.52x      70.5%        57.8%
Massachusetts ..........     5.1119%      119         2.60x      48.0%        39.9%
New York ...............     5.9332%      118         2.49x      62.3%        53.0%
Illinois ...............     6.5321%      115         1.36x      69.5%        58.7%
Pennsylvania ...........     6.0803%      118         1.94x      56.8%        48.7%
California .............     6.7277%      115         1.42x      67.5%        56.7%
Florida ................     6.5651%      115         1.52x      70.9%        61.1%
Ohio ...................     6.6588%      121         1.39x      69.7%        52.7%
Indiana ................     6.7312%      133         1.32x      76.7%        57.7%
Colorado ...............     7.2938%      114         1.35x      73.8%        65.2%
Michigan ...............     6.2733%      118         1.55x      74.6%        64.0%
Washington .............     6.1083%      118         1.36x      77.1%        65.7%
New Jersey .............     6.8720%      115         1.86x      70.0%        56.1%
Maryland ...............     7.3820%      110         1.44x      59.8%        52.7%
Arizona ................     6.0000%       98         1.35x      72.9%        63.9%
Tennessee ..............     7.1839%      115         1.30x      76.1%        68.4%
Mississippi ............     6.9648%      116         1.29x      78.2%        68.4%
Alabama ................     6.0824%      119         1.43x      78.5%        66.8%
Kentucky ...............     6.2500%       75         1.36x      78.6%        71.5%
North Carolina .........     5.9000%      119         1.37x      75.4%        63.8%
Wisconsin ..............     6.8367%      109         1.31x      73.1%        63.8%
Iowa ...................     9.0200%       90         1.30x      68.3%        59.6%
Georgia ................     6.2100%      118         1.45x      79.7%        68.2%
Delaware ...............     6.0000%      118         1.89x      60.3%        51.3%
Nevada .................     7.3000%      115         1.44x      74.8%        65.9%
Kansas .................     7.3500%      113         1.31x      75.7%        67.1%
Virginia ...............     6.4500%      117         1.42x      74.7%        64.3%
South Carolina .........     6.7900%      116         1.35x      79.3%        69.0%
Montana ................     9.0200%       90         1.30x      64.4%        56.2%
North Dakota ...........     5.6000%      119         1.76x      59.1%        49.6%
South Dakota ...........     7.8700%      112         1.81x      52.8%        43.7%
TOTAL/WEIGHTED
 AVERAGE ...............     6.3648%      116         1.73x      66.3%        55.8%

----------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgaged Property or as stated in the respective mortgage loan documentation) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

             RANGE OF REMAINING TERMS TO MATURITY DATE IN MONTHS (1)

                                                                                        WEIGHTED AVERAGES
                                                                  -------------------------------------------------------------
                                                                                  STATED
      RANGE OF        NUMBER OF      AGGREGATE          % OF                    REMAINING               CUT-OFF
   REMAINING TERMS     MORTGAGE     CUT-OFF DATE       INITIAL      MORTGAGE       TERM        UW         DATE     LTV RATIO AT
      (MOS.)(1)         LOANS         BALANCE       POOL BALANCE      RATE      (MOS.)(1)     DSCR     LTV RATIO   MATURITY (1)
-------------------- ----------- ----------------- -------------- ------------ ----------- ---------- ----------- -------------
57 -- 99 ...........      11      $   66,504,047          6.4%        7.2440%       71         1.37x      73.6%        67.9%
100 -- 109 .........       4          54,441,074          5.3         7.3577%      107         1.32x      68.2%        60.6%
110 -- 119 .........      81         838,806,872         81.3         6.2221%      118         1.82x      65.1%        55.2%
120 -- 149 .........       8          35,100,502          3.4         6.2083%      121         1.45x      66.9%        54.5%
150 -- 199 .........       3          32,202,429          3.1         6.8049%      176         1.25x      77.8%        45.6%
200 -- 239 .........       1           4,340,585          0.4         6.0000%      239         1.20x      72.3%         1.7%
                          --      --------------        -----
TOTAL/WEIGHTED
 AVERAGE ...........     108      $1,031,395,510        100.0%        6.3648%      116         1.72x      66.3%        55.8%
                         ===      ==============        =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                              YEARS OF MATURITY (1)

                                                                                          WEIGHTED AVERAGES
                                                                    -------------------------------------------------------------
                                                                                    STATED
                        NUMBER OF      AGGREGATE          % OF                    REMAINING               CUT-OFF
                         MORTGAGE     CUT-OFF DATE       INITIAL      MORTGAGE       TERM        UW         DATE     LTV RATIO AT
 YEARS OF MATURITY(1)     LOANS         BALANCE       POOL BALANCE      RATE      (MOS.)(1)     DSCR     LTV RATIO   MATURITY (1)
---------------------- ----------- ----------------- -------------- ------------ ----------- ---------- ----------- -------------
2007 .................       5      $   39,342,318          3.8%        6.5240%       58         1.41x      75.8%        71.4%
2009 .................       1           4,292,569          0.4         6.2500%       82         1.32x      74.0%        67.3%
2010 .................       4          20,944,857          2.0         8.6923%       91         1.31x      70.7%        63.5%
2011 .................       4          34,513,271          3.3         7.3712%      105         1.24x      73.8%        65.1%
2012 .................      89         893,364,979         86.6         6.2491%      117         1.79x      65.0%        55.1%
2013 .................       1           2,394,502          0.2         6.9750%      129         1.42x      70.9%        60.8%
2017 .................       3          32,202,429          3.1         6.8049%      176         1.25x      77.8%        45.6%
2022 .................       1           4,340,585          0.4         6.0000%      239         1.20x      72.3%         1.7%
                            --      --------------        -----
TOTAL/WEIGHTED
 AVERAGE .............     108      $1,031,395,510        100.0%        6.3648%      116         1.73x      66.3%        55.8%
                           ===      ==============        =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

     The following table sets forth the range of Underwritten Cash Flow Debt Service Coverage Ratios for the mortgage loans.

     The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented and Annex A attached hereto, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. "Underwritten Cash Flow" or "UW NCF" means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines. In addition, the Net Operating Income (excluding ground lease debt service payments, if any) of the improvements constructed on 1 Mortgaged Property (identified as Loan No. 7 on Annex A to this prospectus supplement), representing 2.4% of the Initial Pool Balance, was included in the computation of the UW DSCR although the improvements are not subject to the lien of the related Mortgage. With respect to 1 mortgage loan (loan no. 3), for purposes of calculating UW DSCR, annual debt service is calculated based upon a 7.3500% Mortgage Rate plus 0.04% servicing fee rate paid by the related borrower.

     "Underwritten NOI" or "UW NOI" means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or likely to be recurring. Operating expenses generally reflect the related Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating Income" or "NOI," for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for such Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

     The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the mortgaged properties, nor are the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

     The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented and Annex A attached hereto were derived principally from operating statements obtained from the respective borrowers (the "Operating Statements"). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers' projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIO

                          NUMBER OF      AGGREGATE          % OF
                           MORTGAGE     CUT-OFF DATE       INITIAL
     RANGE OF DSCRS         LOANS         BALANCE       POOL BALANCE
------------------------ ----------- ----------------- --------------
1.20x -- 1.24x .........       6      $   41,259,211          4.0%
1.25x - 1.29x ..........      13          83,273,652          8.1
1.30x - 1.39x ..........      44         301,731,770         29.3
1.40x - 1.49x ..........      30         283,421,352         27.5
1.50x - 1.99x ..........      10          63,581,098          6.2
2.00x - 2.49x ..........       2         131,176,253         12.7
2.50x - 6.19x ..........       3         126,952,174         12.3
                              --      --------------        -----
TOTAL/WEIGHTED
 AVERAGE ...............     108      $1,031,395,510        100.0%
                             ===      ==============        =====

                                               WEIGHTED AVERAGES
                         -------------------------------------------------------------
                                         STATED
                                       REMAINING               CUT-OFF
                           MORTGAGE       TERM        UW         DATE     LTV RATIO AT
     RANGE OF DSCRS          RATE      (MOS.)(1)     DSCR     LTV RATIO   MATURITY (1)
------------------------ ------------ ----------- ---------- ----------- -------------
1.20x -- 1.24x .........     7.1489%      127         1.22x      75.5%        57.4%
1.25x - 1.29x ..........     6.9860%      135         1.27x      74.6%        57.6%
1.30x - 1.39x ..........     6.7729%      111         1.34x      75.4%        65.5%
1.40x - 1.49x ..........     6.3708%      114         1.43x      71.1%        60.9%
1.50x - 1.99x ..........     6.4911%      117         1.68x      61.8%        49.2%
2.00x - 2.49x ..........     6.0704%      118         2.07x      54.3%        46.1%
2.50x - 6.19x ..........     4.9597%      119         3.44x      39.8%        33.0%
TOTAL/WEIGHTED
 AVERAGE ...............     6.3648%      116         1.73x      66.3%        55.8%

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

     The following two tables set forth the range of LTV Ratios of the mortgage loans as of the cut-off date and the stated maturity dates or Anticipated Repayment Dates of the mortgage loans.

     An "LTV Ratio" for any mortgage loan, as presented in this prospectus supplement, including the tables presented and Annex A attached hereto, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date or, in the 4 cases described below, an adjusted principal balance (assuming no defaults or prepayments on the mortgage loans prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. The LTV Ratio as of the mortgage loan maturity date or Anticipated Repayment Date, as the case may be, described below was calculated based on the anticipated principal balance of the related mortgage loan on the maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated Repayment Date, as the case may be (not including the balloon payment), are made. For purposes of determining the LTV Ratios as of the cut-off date for 3 mortgage loans (identified as Loan Nos. 27, 51 and 53 on Annex A to this prospectus supplement), representing 2.0% of the Initial Pool Balance, the principal balance of each such mortgage loan was reduced by amounts reserved until the achievement of certain income levels by the related Mortgaged Properties. In addition, the appraised value of the improvements constructed on 1 Mortgaged Property (identified as Loan No. 7 on Annex A to this prospectus supplement), representing 2.4% of the Initial Pool Balance, was included in the computation of the LTV Ratios although the improvements are not subject to the lien of the related Mortgage.

     In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in the tables below is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

                   RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE

        RANGE OF          NUMBER OF      AGGREGATE          % OF
    LTV RATIOS AS OF      MORTGAGED     CUT-OFF DATE       INITIAL
    THE CUT-OFF DATE        LOANS         BALANCE       POOL BALANCE
------------------------ ----------- ----------------- --------------
16.5% -- 49.9% .........       4      $  129,933,619         12.6%
50.0% - 59.9% ..........       7         194,482,950         18.9
60.0% - 69.9% ..........      18         105,625,361         10.2
70.0% - 74.9% ..........      31         216,499,465         21.0
75.0% - 79.9% ..........      47         383,414,116         37.2
80.0% - 80.00% .........       1           1,440,000          0.1
                              --      --------------        -----
TOTAL/WEIGHTED
 AVERAGE ...............     108      $1,031,395,510        100.0%
                             ===      ==============        =====

                                               WEIGHTED AVERAGES
                         -------------------------------------------------------------
                                         STATED
        RANGE OF                       REMAINING               CUT-OFF
    LTV RATIOS AS OF       MORTGAGE       TERM        UW         DATE     LTV RATIO AT
    THE CUT-OFF DATE         RATE      (MOS.)(1)     DSCR     LTV RATIO   MATURITY (1)
------------------------ ------------ ----------- ---------- ----------- -------------
16.5% -- 49.9% .........     4.9778%      119         3.41x      39.6%        32.2%
50.0% - 59.9% ..........     6.2738%      116         1.84x      54.7%        46.6%
60.0% - 69.9% ..........     6.7592%      112         1.54x      65.0%        55.1%
70.0% - 74.9% ..........     6.6793%      116         1.40x      73.1%        61.1%
75.0% - 79.9% ..........     6.5923%      117         1.35x      77.6%        65.6%
80.0% - 80.00% .........     7.0000%      120         1.27x      80.0%        69.8%

TOTAL/WEIGHTED
 AVERAGE ...............     6.3648%      116         1.73x      66.3%        55.8%

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

         RANGE OF LTV RATIOS AS OF THE MORTGAGE LOAN MATURITY DATES (1)

                                                                                           WEIGHTED AVERAGES
                                                                     -------------------------------------------------------------
        RANGE OF                                                                     STATED
    LTV RATIOS AS OF     NUMBER OF      AGGREGATE          % OF                    REMAINING               CUT-OFF
   THE MORTGAGE LOAN     MORTGAGED     CUT-OFF DATE       INITIAL      MORTGAGE       TERM        UW         DATE     LTV RATIO AT
   MATURITY DATES(1)       LOANS         BALANCE       POOL BALANCE      RATE      (MOS.)(1)     DSCR     LTV RATIO   MATURITY (1)
----------------------- ----------- ----------------- -------------- ------------ ----------- ---------- ----------- -------------
 0.0% - 29.9% .........       3      $   32,293,354          3.1%        5.3970%      135         5.12x      25.3%        10.8%
30.0% - 49.9% .........      12         320,730,123         31.1         5.7982%      124         2.09x      54.1%        43.3%
50.0% - 59.9% .........      23         151,619,904         14.7         6.8820%      115         1.49x      67.3%        55.8%
60.0% - 64.9% .........      24         187,093,433         18.1         6.3720%      116         1.40x      73.2%        62.8%
65.0% - 69.9% .........      41         304,773,899         29.5         6.7716%      114         1.35x      77.4%        67.5%
70.0% - 75.5% .........       5          34,884,797          3.4         6.6286%       60         1.40x      77.2%        72.7%
                             --      --------------        -----
TOTAL/WEIGHTED
 AVERAGE ..............     108      $1,031,395,510        100.0%        6.3648%      116         1.73x      66.3%        55.8%
                            ===      ==============        =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                         RANGE OF CUT-OFF DATE BALANCES

                              NUMBER OF      AGGREGATE          % OF
          RANGE OF             MORTGAGE     CUT-OFF DATE       INITIAL
    CUT-OFF DATE BALANCES       LOANS         BALANCE       POOL BALANCE
---------------------------- ----------- ----------------- --------------
$ 1,142,479 - $  1,999,999        12      $   19,504,606          1.9%
$ 2,000,000 - $  4,999,999        44         153,824,638         14.9
$ 5,000,000 - $  9,999,999        25         170,833,279         16.6
$10,000,000 - $ 14,999,999        11         133,162,068         12.9
$15,000,000 - $ 24,999,999        10         197,577,163         19.2
$25,000,000 - $ 49,999,999         4         137,421,603         13.3
$50,000,000 - $119,191,303         2         219,072,153         21.2
                                  --      --------------        -----
TOTAL/WEIGHTED AVERAGE           108      $1,031,395,510        100.0%
                                 ===      ==============        =====

                                                   WEIGHTED AVERAGES
                             -------------------------------------------------------------
                                             STATED
                                           REMAINING               CUT-OFF
          RANGE OF             MORTGAGE       TERM        UW         DATE     LTV RATIO AT
    CUT-OFF DATE BALANCES        RATE      (MOS.)(1)     DSCR     LTV RATIO   MATURITY (1)
---------------------------- ------------ ----------- ---------- ----------- -------------
$ 1,142,479 - $  1,999,999       6.8826%      116         1.35x      73.2%        61.0%
$ 2,000,000 - $  4,999,999       6.6970%      120         1.42x      72.7%        59.8%
$ 5,000,000 - $  9,999,999       6.6347%      106         1.40x      73.2%        63.3%
$10,000,000 - $ 14,999,999       6.5723%      117         1.46x      72.4%        60.1%
$15,000,000 - $ 24,999,999       6.6507%      120         2.00x      64.5%        53.6%
$25,000,000 - $ 49,999,999       6.3934%      117         1.39x      72.2%        62.2%
$50,000,000 - $119,191,303       5.4729%      118         2.37x      49.8%        42.0%

TOTAL/WEIGHTED AVERAGE           6.3648%      116         1.73x      66.3%        55.8%

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                     RANGE OF CURRENT OCCUPANCY RATES (1)(2)

                            NUMBER OF      AGGREGATE          % OF
         RANGE OF           MORTGAGED     CUT-OFF DATE       INITIAL
 CURRENT OCCUPANCY RATES   PROPERTIES       BALANCE       POOL BALANCE
------------------------- ------------ ----------------- --------------
74.5% -  84.9% ..........        6      $  114,717,923         11.1%
85.0% -  89.9% ..........        5          39,982,013          3.9
90.0% -  94.9% ..........       33         285,598,629         27.7
95.0% - 100.0% ..........       88         591,096,946         57.3
                                --      --------------        -----
TOTAL/WEIGHTED
 AVERAGE ................      132      $1,031,395,510        100.0%
                               ===      ==============        =====

                                                WEIGHTED AVERAGES
                          -------------------------------------------------------------
                                          STATED
                                        REMAINING               CUT-OFF
         RANGE OF           MORTGAGE       TERM        UW         DATE     LTV RATIO AT
 CURRENT OCCUPANCY RATES      RATE      (MOS.)(3)     DSCR     LTV RATIO   MATURITY (3)
------------------------- ------------ ----------- ---------- ----------- -------------
74.5% -  84.9% ..........     6.0684%      118         2.00x      54.5%        46.3%
85.0% -  89.9% ..........     6.1640%      131         1.60x      66.8%        50.7%
90.0% -  94.9% ..........     6.7074%      111         1.42x      71.1%        60.7%
95.0% - 100.0% ..........     6.2703%      118         1.83x      66.2%        55.6%
                              ------       ---         ----       ----         ----
TOTAL/WEIGHTED
 AVERAGE ................     6.3648%      116         1.73x      66.3%        55.8%

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A to this prospectus supplement.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgaged Property or as stated in the respective mortgage loan documentation) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                      RANGE OF YEARS BUILT/RENOVATED(1)(2)

                             NUMBER OF      AGGREGATE          % OF
         RANGE OF            MORTGAGED     CUT-OFF DATE       INITIAL
 YEARS BUILT/RENOVATED(1)   PROPERTIES       BALANCE       POOL BALANCE
-------------------------- ------------ ----------------- --------------
1940 -- 1970 .............       15      $   53,115,373          5.1%
1971 -- 1980 .............       14          73,940,482          7.2
1981 -- 1985 .............       10         154,451,419         15.0
1986 -- 1990 .............        9          74,806,668          7.3
1991 -- 1995 .............       14         123,172,310         11.9
1996 -- 2000 .............       40         348,450,923         33.8
2001 -- 2002 .............       30         203,458,336         19.7
                                 --      --------------        -----
TOTAL/WEIGHTED
 AVERAGE .................      132      $1,031,395,510        100.0%
                                ===      ==============        =====

                                                 WEIGHTED AVERAGES
                           -------------------------------------------------------------
                                           STATED
                                         REMAINING               CUT-OFF
         RANGE OF            MORTGAGE       TERM        UW         DATE     LTV RATIO AT
 YEARS BUILT/RENOVATED(1)      RATE      (MOS.)(3)     DSCR     LTV RATIO   MATURITY(3)
-------------------------- ------------ ----------- ---------- ----------- -------------
1940 -- 1970 .............     6.9798%      115         1.50x      69.2%        59.5%
1971 -- 1980 .............     6.4753%      116         1.42x      72.9%        60.9%
1981 -- 1985 .............     5.4839%      116         2.29x      56.3%        47.8%
1986 -- 1990 .............     6.4185%      112         1.40x      73.8%        63.9%
1991 -- 1995 .............     6.1287%      112         2.47x      54.4%        46.4%
1996 -- 2000 .............     6.5273%      120         1.56x      67.9%        56.4%
2001 -- 2002 .............     6.6774%      116         1.44x      72.3%        60.7%

TOTAL/WEIGHTED
 AVERAGE .................     6.3648%      116         1.73x      66.3%        55.8%

----------
(1) Range of Years Built/Renovated references the earlier of the year built or, with respect to renovated properties, the year of the most recent renovation with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgaged Property or as stated in the respective mortgage loan documentation) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                  PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE

                                                                                                           STATED
                                                                                               STATED    REMAINING    STATED
                                   NUMBER OF      AGGREGATE          % OF                    REMAINING    LOCKOUT    REMAINING
                                    MORTGAGE     CUT-OFF DATE       INITIAL      MORTGAGE     LOCKOUT     PLUS DEF     TERM
       PREPAYMENT PROVISION          LOANS         BALANCE       POOL BALANCE      RATE        (MOS.)      (MOS.)    (MOS.)(1)
--------------------------------- ----------- ----------------- -------------- ------------ ----------- ----------- ----------
Lockout with defeasance .........     107      $1,009,543,404         97.9%        6.3417%       25         113         117
Lockout period followed by
 yield maintenance ..............       1          21,852,106          2.1         7.4300        12          12         109
                                      ---      --------------        -----
TOTAL/WEIGHTED AVERAGE ..........     108      $1,031,395,510        100.0%        6.3648%       25         111         116
                                      ===      ==============        =====

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                               AMORTIZATION TYPES

                           NUMBER OF      AGGREGATE          % OF
                            MORTGAGE     CUT-OFF DATE       INITIAL
    AMORTIZATION TYPES       LOANS         BALANCE       POOL BALANCE
------------------------- ----------- ----------------- --------------
Balloon Mortgage
 Loans(1) ...............      93      $  856,864,549         83.1%
ARD Loans ...............      12         165,108,932         16.0
Fully Amortizing
 Mortgage Loans .........       2           7,322,029          0.7
Interest-only, Balloon
 Mortgage Loan ..........       1           2,100,000          0.2
                               --      --------------        -----
TOTAL/WEIGHTED
 AVERAGE ................     108      $1,031,395,510        100.0%
                              ===      ==============        =====

                                                WEIGHTED AVERAGES
                          -------------------------------------------------------------
                                          STATED
                                        REMAINING               CUT-OFF
                            MORTGAGE       TERM        UW         DATE     LTV RATIO AT
    AMORTIZATION TYPES        RATE      (MOS.)(2)     DSCR     LTV RATIO   MATURITY (2)
------------------------- ------------ ----------- ---------- ----------- -------------
Balloon Mortgage
 Loans(1) ...............     6.3227%      116         1.65x      67.1%        57.1%
ARD Loans ...............     6.6049%      118         2.13x      62.9%        51.6%
Fully Amortizing
 Mortgage Loans .........     5.8982%      190         1.46x      55.1%         1.0%
Interest-only, Balloon
 Mortgage Loan ..........     6.2800%      115         3.37x      34.4%        34.4%

TOTAL/WEIGHTED
 AVERAGE ................     6.3648%      116         1.73x      66.3%        55.8%

----------
(1) Excludes the mortgage loans with Anticipated Repayment Dates and the mortgage loan which is paid interest-only until maturity.

(2) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

     The foregoing characteristics, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Guidelines and Processes" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans."

THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are JPMorgan Chase, Merrill Lynch and LaSalle. JPMorgan Chase is a subsidiary of J.P. Morgan Chase & Co. and is an affiliate of the Depositor and one of the Underwriters. Merrill Lynch is an affiliate of one of the Underwriters. LaSalle is the Paying Agent, Authenticating Agent and Certificate Registrar and is also an affiliate of one of the Underwriters.

JPMORGAN CHASE

     JPMorgan Chase is a wholly-owned bank subsidiary of J.P. Morgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan Chase is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. JPMorgan Chase resulted from the merger on November 10, 2001 of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York. As of September 30, 2002, JPMorgan Chase Bank had total assets of $605.1 billion, total net loans of $175.6 billion, total deposits of $285.7 billion, and total stockholder's equity of $36.0 billion. As of December 31, 2001, JPMorgan Chase Bank had total assets of $537.8 billion, total net loans of $174.9 billion, total deposits of $280.5 billion, and total stockholder's equity of $33.3 billion.

     Additional information, including the most recent Form 10-K for the year ended December 31, 2001 of J.P. Morgan Chase & Co. (formerly known as The Chase Manhattan Corporation), the 2001 Annual Report of J.P. Morgan Chase & Co. and additional annual, quarterly and current reports filed with the Securities and Exchange Commission by J.P. Morgan Chase & Co., as they become available, may be obtained without charge upon written request to the Office of the Secretary, J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York 10017.

     JPMorgan Chase is an affiliate of JP Morgan Chase Commercial Mortgage Securities Corp., which is the depositor, and is an affiliate of J.P. Morgan Securities Inc., which is an Underwriter.

MERRILL LYNCH

     Merrill Lynch is a wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc., a Delaware corporation whose principal office is located in New York, New York. Merrill Lynch Mortgage Capital Inc. is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, which is an Underwriter and offers a wide range of investment banking services to its customers both domestically and internationally. The business of Merrill Lynch, Pierce, Fenner & Smith Incorporated is subject to regulation by various state and Federal regulatory authorities. As of September 30, 2002, Merrill Lynch Mortgage Capital Inc. had total assets of approximately $7 billion.

LASALLE

     LaSalle is a national banking association whose principal offices are in Chicago, Illinois. LaSalle offers a variety of banking services to customers including commercial and retail banking, trust services and asset management. LaSalle's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. LaSalle is a subsidiary of ABN AMRO North America, Inc., which is owned by ABN AMRO Bank N.V., a bank organized under the laws of The Netherlands. As of September 30, 2002, LaSalle had total assets of $60.2 billion. LaSalle is acting as the Paying Agent, Authenticating Agent and Certificate Registrar for this transaction and is an affiliate of ABN AMRO Incorporated, which is an Underwriter.

     The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

UNDERWRITING GUIDELINES AND PROCESSES

     Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that such guidelines are generally consistent with those described below. All of the mortgage loans were generally originated in accordance with such guidelines. Two (2) of the mortgage loans (identified as loan No. 10 and 24 on Annex A attached to this prospectus supplement) sold to the depositor by Merrill Lynch were originated by Prudential Mortgage Capital Funding, LLC, and 1 mortgage loan (identified as loan No. 3 on Annex A attached to this prospectus supplement) sold to the depositor by LaSalle was originated by GMAC Commercial Mortgage Corporation. In addition, 3 of the mortgage loans (identified as loan nos. 86, 94 and 100 on Annex A attached to this prospectus supplement) sold to the Depositor by LaSalle were originated by Collateral Mortgage Capital, LLC. In each case, the related mortgage loan seller re-underwrote such mortgage loan. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

     Property Analysis. The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the mortgagor and makes adjustments in order to determine a DSCR. See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The appraisal must be based on the highest and best use of the mortgaged property and must include an estimate of the current market value of the property in its current condition. The related Mortgage Loan Seller then determines the LTV Ratio of the mortgage loan at the date of origination based on the value set forth in the appraisal.

     Evaluation of Mortgagor. The Mortgage Loan Seller evaluates the mortgagor and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the mortgagor's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the mortgagor as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are nonrecourse in nature, in the case of certain mortgage loans, the mortgagor and/or certain principals thereof may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the mortgagor and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination the related Mortgage Loan Seller either (i) obtains or updates an environmental site assessment ("ESA") for a mortgaged property prepared by a qualified environmental firm or
(ii) obtains an environmental insurance policy for a mortgaged property. If an ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, the related Mortgage Loan Seller requires the mortgagor to carry out satisfactory remediation activities prior to the origination of the mortgage loan, to establish an operations and maintenance plan or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or to obtain an environmental insurance policy for the Mortgaged Property or to execute an indemnity agreement with respect to such condition.

     Physical Assessment Report. Prior to origination (or in certain limited cases, after origination with respect to certain PARs), the related Mortgage Loan Seller obtains a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm; provided, however, that in certain cases a PAR is not obtained if the Mortgaged Property is new construction. The related Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan Seller generally requires the mortgagor to carry out such repairs or replacements prior to the origination of the mortgage loan, or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The mortgagor is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) the policy must be in an amount equal to the original principal balance of the mortgage loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

     Property Insurance. The mortgagor is required to provide, and the related mortgage loan Seller reviews, certificates of required insurance with respect to the Mortgaged Property where self-insurance is not permitted. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy;
(3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by the Mortgage Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

          (a) the mortgage loan is not delinquent in payment of principal and interest (after giving affect to any applicable grace period) and has not been more than 30 days past due (after giving affect to any applicable grace period);

          (b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

          (c) the Mortgage, together with any separate security agreements, establishes a first priority security interest in favor of the Mortgage Loan Seller in all the related borrower's personal property used in, and reasonably necessary to operate the Mortgaged Property, and to the extent a security interest may be created therein, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

          (d) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

          (e) to the Mortgage Loan Seller's knowledge, there are no mechanics' or other similar liens affecting the Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those insured against pursuant to the applicable title insurance policy;

          (f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property;

          (g) the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien, subject only to certain permitted encumbrances;

          (h) no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

          (i) at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien or encumbrance and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance;

          (j) the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

          (k) the Mortgage Loan Seller's endorsement of the related Mortgage Note constitutes the legal and binding assignment of the Mortgage Note and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

          (l) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby;

          (m) the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

          (n) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

          (o) none of the mortgage loan documents is subject to any valid right of rescission, set-off, valid counterclaim or defense;

          (p) each mortgage loan document complied in all material respects with all applicable state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

          (q) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, and to the Mortgage Loan Seller's actual knowledge, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with applicable law;

          (r) to the Mortgage Loan Seller's knowledge, (1) in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established and (2) no condemnation proceedings are pending;

          (s) as of the date of origination of the mortgage loan, and to the Mortgage Loan Seller's actual knowledge, as of the Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

          (t) all amounts required to be deposited by the borrower in escrow at origination have been deposited; and

          (u) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, and to Mortgage Loan Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower to pay principal, interest and other amounts due under the mortgage loan.

     If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the related Mortgaged Property or the interests of the Certificateholders therein, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following the earlier of its receipt of that notice and its discovery of the breach or defect (the "Initial Resolution Period"), then the respective Mortgage

Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the 90-day period (or with respect to certain document defects, an extended cure period), at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related mortgage rate, in effect from time to time (excluding any portion of such interest that represents additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such mortgage loan (or related REO Loan), and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan or
(b) substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the stated principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period to cure the breach or default if it is diligently proceeding toward that cure, and has delivered to Moody's, S&P, the Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder an officer's certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, the actions specified in
(a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller's receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. Any breach of a representation or warranty with respect to a mortgage loan which is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under "--Repurchase or Substitution of Cross-Collateralized Mortgage Loans" below.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan;
(f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a "value" for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute ("MAI"); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related mortgage file; (i) have a then current DSCR not less than the original DSCR of the deleted mortgage loan as of the Closing Date, and a current DSCR of not less than the current DSCR of the deleted mortgage loan; (j) constitute a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller's expense); (k) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each of Moody's and S&P that the substitution will not result in the withdrawal, downgrade, or qualification of the then current rating assigned by Moody's or S&P to any class of Certificates then rated by Moody's or S&P, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller);
(n) have been approved by the Directing Certificateholder; (o) prohibit defeasance within two years of the Closing Date; and (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any of the Simon Portfolio II REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on any REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances, (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b) through
(d) and (f) through (p), and (z) the remaining term to stated maturity referred to in clause (e) above is required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the Pooling and Servicing Agreement for any uncured breach of representations and warranties regarding the mortgage loans or any uncured document defect. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller's representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a "Crossed Loan"), such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (in its discretion) (1) repurchase or substitute for all such Crossed Loans which are materially and adversely affected by such document defect or omission or breach of a representation or warranty unless each such Crossed Loan is released from its cross-collateralization and cross-default provision so long as such Crossed Loan is held in the trust fund or (2) repurchase or substitute each Crossed Loan in the manner described above in "--Representations and

Warranties; Repurchases and Substitutions", unless, (i) the DSCR for all the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the DSCR for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution and (b) 1.25x and (ii) the loan-to-value ratio for all of the remaining related Crossed Loans, excluding the affected Crossed Loan, determined at the time of repurchase or substitution is not greater than the lesser of (a) the loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution and (b) 75%. Notwithstanding the foregoing, the related Mortgage Loan Seller may repurchase all of such Crossed Loans as to which the document omission or defect or breach has occurred (or has been deemed to occur).

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related mortgage loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing mortgage loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. "Primary Collateral" means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of such loans.

LOCKBOX ACCOUNTS

     With respect to 57 mortgage loans (the "Lockbox Loans"), representing approximately 65.0% of the Initial Pool Balance, one or more accounts (collectively, the "Lockbox Accounts") have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 11 Lockbox Loans, representing approximately 23.0% of the Initial Pool Balance, the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers unless all debt service and required reserve account deposits have been made. Pursuant to the terms of 2 Lockbox Loans, representing approximately 5.5% of the Initial Pool Balance, a cash management account was required to be established for each loan on or about the origination date of each mortgage loan into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 43 Lockbox Loans, representing approximately 32.1% of the Initial Pool Balance, the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) required DSCR levels not being maintained, (iii) the date 24 months prior to the Anticipated Repayment Date or (iv) the related Anticipated Repayment Date). With respect to 1 Lockbox Loan, representing approximately 4.4% of the Initial Pool Balance, a Lockbox Account has been established into which the borrower or the property manager is required to deposit on a regular basis all rents and revenues received from the related Mortgaged Property. Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto. The Lockbox Accounts will not be assets of any REMIC.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans (including the Simon Portfolio II Non-Pooled Component of the Simon Portfolio II Loan) and all payments under and proceeds of the mortgage loans received after the cut-off date (exclusive of payments of principal and/or interest due on or before the cut-off date); (2) any REO Property; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, Gain on Sale Reserve Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to the mortgage loans; and (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series 2002-C2 (the "Certificates") will consist of the following 22 classes: the Class A-1 and Class A-2 Certificates (collectively, the "Class A Certificates"), the Class X-1 and Class X-2 Certificates (collectively, the "Class X Certificates"), Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class NR, Class SP-1, Class SP-2, Class SP-3, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively in this prospectus supplement as the "Senior Certificates." The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates are referred to collectively in this prospectus supplement as the "Subordinate Certificates". The Class B, Class C, Class D and Class E Certificates are referred to in this prospectus supplement as the "Subordinate Offered Certificates". The Class R and Class LR Certificates are referred to collectively in this prospectus supplement as the "Residual Certificates". The Class SP-1, Class SP-2 and Class SP-3 Certificates are referred to collectively in this prospectus supplement as the "Class SP Certificates".

     Only the Class A, Class B, Class C, Class D and Class E Certificates are offered hereby (collectively, the "Offered Certificates"). The Class X-1, Class X-2, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class NR, Class SP-1, Class SP-2, Class SP-3, Class R and Class LR Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "Certificate Balance" of any class of Certificates (other than the Class X Certificates and Residual Certificates) outstanding at any time represents the maximum amount which its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit (or in the case of the Class SP Certificates, any Simon Portfolio II Collateral Support Deficit) actually allocated to, that class of Certificates on that Distribution Date. The initial Certificate Balance of each class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X-1 and the Class X-2 Certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will not have Certificate Balances, but will represent, in the aggregate, the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the applicable notional amounts (each, a "Notional Amount") of the classes of Class X Certificates. The Notional Amount of the Class X-1 Certificates will equal the aggregate of the Certificate Balances of each class of Certificates (other than the Class X-1, Class X-2, Class SP, Class R and Class LR Certificates) (the "Principal Balance Certificates") outstanding from time to time. The initial Notional Amount of the Class X-1 Certificates will be approximately $1,031,395,510.

     The Notional Amount of the Class X-2 Certificates will equal:

          (1) up to and including the Distribution Date in December 2003, the sum of (a) the lesser of $222,620,000 and the Certificate Balance of the Class A-1 Certificates and (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates;

          (2) after the Distribution Date in December 2003 through and including the Distribution Date in December 2004, the sum of (a) the lesser of $170,222,000 and the Certificate Balance of the Class A-1 Certificates and
     (b) the aggregate of the Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates;

          (3) after the Distribution Date in December 2004 through and including the Distribution Date in December 2005, the sum of (a) the lesser of $117,036,000 and the Certificate Balance of the Class A-1 Certificates, (b) the aggregate of the Certificate Balances of the Class A-2 Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates;

          (4) after the Distribution Date in December 2005 through and including the Distribution Date in December 2006, the sum of (a) the lesser of $66,794,000 and the Certificate Balance of the Class A-1 Certificates, (b) the aggregate of the Certificate Balances of the Class A-2 Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and (c) the lesser of $4,570,000 and the Certificate Balance of the Class J Certificates;

          (5) after the Distribution Date in December 2006 through and including the Distribution Date in December 2007, the sum of (a) the lesser of $600,892,000 and the Certificate Balance of the Class A-2 Certificates, (b) the aggregate of the Certificate Balances of the Class B, Class C, Class D, Class E, Class F and Class G Certificates and (c) the lesser of $6,969,000 and the Certificate Balance of the Class H Certificates;

          (6) after the Distribution Date in December 2007 through and including the Distribution Date in December 2008, the sum of (a) the lesser of $553,665,000 and the Certificate Balance of the Class A-2 Certificates, (b) the aggregate of the Certificate Balance of the Class B, Class C, Class D, Class E and Class F Certificates and (c) the lesser of $8,254,000 and the Certificate Balance of the Class G Certificates;

          (7) after the Distribution Date in December 2008 through and including the Distribution Date in December 2009, the sum of (a) the lesser of $510,065,000 and the Certificate Balance of the Class A-2 Certificates, (b) the aggregate of the Certificate Balance of the Class B, Class C, Class D and Class E Certificates and (c) the lesser of $16,876,000 and the Certificate Balance of the Class F Certificates; and

          (8) after the Distribution Date in December 2009, $0.

     The initial Notional Amount of the Class X-2 Certificates will be approximately $986,495,000.

     The Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $96,693,510. The Class SP Certificates have an aggregate initial Certificate Balance of approximately $19,565,741.

     The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The "Percentage Interest" evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form (a definitive certificate) representing its interest in that class, except as set forth under "--Book-Entry Registration and Definitive

Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") and the Euroclear System ("Euroclear") participating organizations (the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Until definitive certificates are issued, interests in any class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     LaSalle Bank National Association, a national banking association and one of the Mortgage Loan Sellers, will serve as Paying Agent (in that capacity, the "Paying Agent"). LaSalle Bank National Association is also an affiliate of one of the underwriters. In addition, LaSalle Bank National Association will initially serve as registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating Agent"). The Paying Agent's address is 135 S. LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group-JPMorgan 2002-C2 and its telephone number is
(312) 904-0648. As compensation for the performance of its routine duties, the Paying Agent will be paid a fee (the "Paying Agent Fee"). The Paying Agent Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the "Paying Agent Fee Rate"), which, together with the rate at which the Trustee Fee accrues, is equal to the Trustee Fee Rate and will be calculated as described under "--The Trustee" below. In addition, the Paying Agent will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Paying Agent in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Paying Agent under the Pooling and Servicing Agreement, and not including any expense or disbursement as may arise from its willful misfeasance, negligence or bad faith.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream, Luxembourg or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream, Luxembourg Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream, Luxembourg and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

     Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream, Luxembourg Participant or Euroclear Participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Trustee, the Paying Agent, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

     Although DTC, Euroclear and Clearstream, Luxembourg have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Underwriters, the Special Servicer, the Paying Agent or the Trustee will have any liability for any actions taken by DTC, Euroclear or Clearstream, Luxembourg, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream, Luxembourg and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 12th day of each month or, if the 12th day is not a business day, then on the next succeeding business day, commencing in January 2003 (each, a "Distribution Date"). The "Determination Date" for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any

Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of Certificates will be allocated pro rata among the outstanding Certificates of that class based on their respective Percentage Interests.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") under the Pooling and Servicing Agreement. The Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the cut-off date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and Condemnation Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.

     The Paying Agent is required to establish and maintain accounts (the "Upper-Tier Distribution Account" and the "Lower-Tier Distribution Account," which may be sub-accounts of a single account (collectively, the "Distribution Account")), in the name of the Trustee for the benefit of the Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     With respect to the Simon Portfolio II Loan, the Paying Agent is required to establish and maintain an account (the "Simon Portfolio II Distribution Account"), which may be a subaccount of the Distribution Account. Promptly upon receipt from the Master Servicer of any payment or other receipt with respect to the Simon Portfolio II Loan, the Paying Agent will deposit the same into the Simon Portfolio II Distribution Account. See "--Class SP Certificates and the Simon Portfolio II Loan" below.

     The Paying Agent is required to establish and maintain an "Interest Reserve Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Paying Agent will be required to deposit amounts remitted by the Master Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans (including the Simon Portfolio II Non-Pooled Component), an amount equal to one day's interest at the Net Mortgage Rate for each Mortgage Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On the Master Servicer Remittance Date occurring each March, the Paying Agent will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

     The Paying Agent is required to establish and maintain an "Excess Interest Distribution Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class NR Certificates. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Paying Agent for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received prior to the related Determination Date.

     The Paying Agent is required to establish and maintain an account (the "Gain on Sale Reserve Account"), which may be a sub-account of the Distribution Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset realized losses previously allocated to the Certificates, such gains will be held and applied to offset future realized losses, if any.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of Moody's and S&P ("Permitted Investments"). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds. Funds held in the Distribution Account, the Interest Reserve Account, the Gain on Sale Reserve Account and the Excess Interest Distribution Account will not be invested.

     The aggregate amount available for distribution to Certificateholders (other than the holders of the Class SP Certificates) on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

          (x) the total amount of all cash received on the mortgage loans (excluding the portion of amounts received on the Simon Portfolio II Loan that are allocable to the Simon Portfolio II Non-Pooled Component) and any REO Properties that is on deposit in the Certificate Account as described below under "--Class SP Certificates and the Simon Portfolio II Loan," the Lower-Tier Distribution Account and the REO Account, as of the business day preceding the related Master Servicer Remittance Date, exclusive of (without duplication):

               (1) all scheduled payments of principal and/or interest (the "Periodic Payments") and balloon payments collected but due on a due date subsequent to the related Due Period;

               (2) all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal for each mortgage loan with a due date occurring after the related Determination Date, the related due date);

               (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

               (4) with respect to each mortgage loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

               (5) Excess Interest;

               (6) all Yield Maintenance Charges;

               (7) all amounts deposited in the Certificate Account in error;
          and

               (8) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

          (y) all P&I Advances made by the Master Servicer (or the 75/101 Federal Street servicer with respect to the 75/101 Federal Street Loan) or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders) (in the case of a P&I Advance made on the Simon Portfolio II Loan, the portion allocated to the Simon Portfolio II Pooled Component). See "Description of the Pooling Agreements--Certificate Account" in the prospectus; and

          (z) on the Distribution Date occurring in each March, the related Withheld Amounts (in the case of the Simon Portfolio II Loan, the portion of the related Withheld Amount relating to the Simon Portfolio II Pooled Component) required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

     The "Due Period" for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs.

     Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any payments received with respect to a mortgage loan for the related Due Period on the business day immediately following that day will be deemed to have been received during the related Due Period and not during any other Due Period.

     Class SP Certificates and the Simon Portfolio II Loan. The aggregate amount available for distribution on each Distribution Date from the Simon Portfolio II Loan ("Simon Portfolio II Available Funds") will, in general, be equal to all amounts received or advanced on the Simon Portfolio II Loan (including the Simon Portfolio II Non-Pooled Component) that is on deposit in the Certificate Account as of the business day preceding the related Master Servicer Remittance Date, exclusive of (without duplication):

     (i) all Periodic Payments and balloon payments collected but due on a due date subsequent to the related Due Period with respect to the Simon Portfolio II Loan;

     (ii) all principal prepayments, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Due Period with respect to the Simon Portfolio II Loan;

     (iii) all amounts that are due or reimbursable to any person other than the Certificateholders with respect to the Simon Portfolio II Loan;

     (iv) with respect to the Simon Portfolio II Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Simon Portfolio II Distribution Account;

     (v) all amounts deposited in the Simon Portfolio II Distribution Account in error; and

     (vi) any accrued interest on the Simon Portfolio II Loan allocable to the default interest rate for the Simon Portfolio II Loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the Simon Portfolio II Loan.

     So long as no monetary or material non-monetary event of default under the Simon Portfolio II Loan has occurred and is continuing and there are no outstanding unreimbursed Advances with respect to the Simon Portfolio II Loan, the Simon Portfolio II Available Funds will be distributed in the following order of priority (the "Simon Portfolio II Non-Default Distribution Priority"):

     (i) to the Paying Agent for the benefit of the Certificates (other than the Class SP Certificates) to be included as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all accrued and unpaid interest in respect of the Simon Portfolio II Pooled Component through the end of the related Interest Accrual Period, less any Net Aggregate Prepayment Interest Shortfalls related to the Simon Portfolio II Loan that are not otherwise allocated to the Class SP Certificates (as described in this prospectus supplement);

     (ii) to the Paying Agent for the benefit of the Certificates (other than the Class SP Certificates) to be included as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the product of (x) the Simon Portfolio II Principal Distribution Amount for such Distribution Date and (y) the Simon Portfolio II Pooled Percentage (as defined below) for such Distribution Date;

     (iii) to the Paying Agent for the benefit of the Certificates (other than the Class SP Certificates) to be included as part of the Available Distribution Amount for such Distribution Date, to reimburse such Certificates for all Simon Portfolio II Collateral Support Deficits, if any, previously allocated to Simon Portfolio II Pooled Components and for which no reimbursement has previously been received;

     (iv) to make distributions of interest to the holders of the Class SP Certificates up to an amount equal to all accrued and unpaid interest in respect of the Simon Non-Pooled Component through the end of the related Interest Accrual Period less any Net Aggregate Prepayment Interest Shortfalls that are allocated to the Class SP Certificates (as described below);

     (v)   to the Class SP Certificates, up to an amount equal to the product of
           (x) the Simon Portfolio II Principal Distribution Amount for such Distribution Date and (y) the Simon Portfolio II Non-Pooled Percentage (as defined below) for such Distribution Date; and

     (vi) to the holders of the Class SP Certificates, to reimburse the Class SP Certificates for all Collateral Support Deficits, if any, previously allocated to the Class SP Certificates and for which no reimbursement has been previously received.

     The amounts to be applied pursuant to clauses (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the related Distribution Date and will be applied as described below "--Priority" to make distributions on the Certificates (other than the Class SP Certificates).

     If a monetary or material non-monetary event of default under the Simon Portfolio II Loan has occurred and is continuing or if there are outstanding unreimbursed Advances, the Simon Portfolio II Available Funds will be distributed in the following order of priority (the "Simon Portfolio II Default Distribution Priority"):

     (i) to the Paying Agent for the benefit of the Certificates (other than the Class SP Certificates) to be included as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all accrued and unpaid interest in respect of the Simon Portfolio II Pooled Component through the end of the related Interest Accrual Period, less any Net Aggregate Prepayment Interest Shortfalls related to the Simon Portfolio II Loan that are not otherwise allocated to the Class SP Certificates (as described below);

     (ii) to the Paying Agent for the benefit of the Certificates (other than the Class SP Certificates) to be included as part of the Available Distribution Amount for such Distribution Date, until the principal balance of the Simon Portfolio II Pooled Component is reduced to zero;

     (iii) to the Paying Agent for the benefit of the Certificates (other than the Class SP Certificates) to be included as part of the Available Distribution Amount for such Distribution Date, to reimburse such Certificates (other than the Class SP Certificates) for all Simon Portfolio II Collateral Support Deficits, if any, previously allocated to the Simon Portfolio II Pooled Component and for which no reimbursement has previously been received;

     (iv) to make distributions of interest to the holders of the Class SP Certificates, up to an amount equal to all accrued and unpaid interest in respect of the Simon Portfolio II Non-Pooled Component through the end of the related Interest Accrual Period less, any Net Aggregate Prepayment Interest Shortfalls that are allocated to the Class SP Certificates (as described below);

     (v) after the principal balance of the Simon Portfolio II Pooled Component has been reduced to zero, to make distributions of principal to the holders of the Class SP Certificates until the principal balance of the Simon Portfolio II Non-Pooled Component is reduced to zero; and

     (vi) to the holders of the Class SP Certificates, to reimburse the Class SP Certificates for all Simon Portfolio II Collateral Support Deficits, if any, previously allocated to the Class SP Certificates and for which no reimbursement has been previously received.

     The amounts to be applied pursuant to clauses (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the related Distribution Date and will be applied as described below to make distributions on the Certificates (other than the Class SP Certificates).

     Any Net Aggregate Prepayment Interest Shortfalls with respect to the Simon Portfolio II Loan will be allocated to reduce the amount of interest distributable, first to the Simon Portfolio II Non-Pooled Component (and as a result, to the Class SP Certificates) and then to the Simon Portfolio II Pooled Component and as a result to the other Classes of Certificates as described herein.

     "Simon Portfolio II Pooled Percentage" for any Distribution Date is a fraction expressed as a percentage, the numerator of which is (x) the principal balance of the Simon Portfolio II Pooled Component and the denominator of which is (y) the sum of (a) the principal balance of the Simon Portfolio II Pooled Component and (b) the principal balance of the Simon Portfolio II Non-Pooled Component, in each case as of the day prior to such Distribution Date.

     "Simon Portfolio II Non-Pooled Percentage" for any Distribution Date is a fraction expressed as a percentage, the numerator of which is (x) the principal balance of the Simon Portfolio II Non-Pooled Component and the denominator of which is (y) the sum of (a) the Simon Portfolio II Pooled Component and (b) the principal balance of the Simon Portfolio II Non-Pooled Component, in each case as of the day prior to such Distribution Date.

     For purposes of calculating the allocation of collections on the Simon Portfolio II Loan between the Simon Portfolio II Pooled Component, on the one hand, and the Simon Portfolio II Non-Pooled Component on the other hand, the Simon Portfolio II Pooled Component will be deemed to have a principal balance (the "Simon Portfolio II Pooled Balance") and the Simon Portfolio II Non-Pooled Component will be deemed to have a principal balance (the "Simon Portfolio II Non-Pooled Balance") equal to the amounts described under "Description of the Mortgage Pool--Top Ten Mortgage Loans--The Simon Portfolio II Pooled Component" in this prospectus supplement.

     The Simon Portfolio II Pooled Component will accrue interest during each Interest Accrual Period on the amount of the Simon Portfolio II Pooled Balance outstanding immediately prior to the related Distribution Date at a per annum rate equal to 5.9870%. The Simon Portfolio II Non-Pooled Component will accrue interest during each Interest Accrual Period on the amount of the Simon Portfolio II Non-Pooled Balance outstanding immediately prior to the related Distribution Date at a per annum rate equal to approximately 7.4976%. The Simon Portfolio II Pooled Balance will be reduced on each Distribution Date by all distributions of principal made in respect of the Simon Portfolio II Pooled Component on such Distribution Date pursuant to either clause (ii) of the Simon Portfolio II Non-Default Distribution Priority or clause (ii) of the Simon

Portfolio II Default Distribution Priority, as applicable, and any Simon Portfolio II Collateral Support Deficits allocated to the Simon Portfolio II Pooled Component on such Distribution Date. The Simon Portfolio II Non-Pooled Balance will be reduced on each Distribution Date by all distributions of principal made to the Class SP Certificates (in respect of the Simon Portfolio II Non-Pooled Component) on such Distribution Date pursuant to either clause (v) of the Simon Portfolio II Non-Default Distribution Priority or clause (v) of the Simon Default Distribution Priority, as applicable, and any Simon Portfolio II Collateral Support Deficits allocated to the Class SP Certificates on such Distribution Date.

     Priority. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     First, to the Class A-1, Class A-2 and Class X Certificates, pro rata (based upon their respective entitlements to interest for that Distribution
Date), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount for those classes;

     Second, (1) to the Class A-1 Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount until the Certificate Balance of that class is reduced to zero and (2) following reduction of the Certificate Balance of the Class A-1 Certificates to zero, to the Class A-2 Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates on that Distribution Date) until the Certificate Balance of that class is reduced to zero;

     Third, to the Class A-1 and Class A-2 Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each class), until all amounts of Collateral Support Deficit previously allocated to those classes, but not previously reimbursed, have been reimbursed in full;

     Fourth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Fifth, following reduction of the Certificate Balances of the Class A-1 and Class A-2 Certificates to zero, to the Class B Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-2 Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Sixth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     Seventh, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Eighth, following reduction of the Certificate Balances of the Class A-1, Class A-2 and Class B Certificates to zero, to the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2 and Class B Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Ninth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     Tenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Eleventh, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B and Class C Certificates to zero, to the Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B and Class C Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twelfth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Fourteenth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C and Class D Certificates to zero, to the Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C and Class D Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Fifteenth, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     Sixteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Seventeenth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates to zero, to the Class F Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Eighteenth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     Nineteenth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twentieth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates to zero, to the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twenty-first, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-second, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twenty-third, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates to zero, to the Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twenty-fourth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-fifth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twenty-sixth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to zero, to the Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twenty-seventh, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-eighth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twenty-ninth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates to zero, to the Class K Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirtieth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-first, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-second, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirty-third, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-fourth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-fifth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates to zero, to the Class M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirty-sixth, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-seventh, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-eighth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates to zero, to the Class N Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirty-ninth, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     Fortieth, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Forty-first, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates to zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Forty-second, to the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

     Forty-third, to the Class R and Class LR Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account (as to Class R Certificates) and the Lower-Tier Distribution Account (as to Class LR Certificates) and the Simon Portfolio II Distribution Account, respectively, with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Certificates in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (that date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed, pro rata (based upon their respective Certificate Balances), among the classes of Class A-1 and Class A-2 Certificates without regard to the priorities set forth above.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each class of Certificates (other than the Residual Certificates) for any Distribution Date will equal the rates set forth below.

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 4.3260%,

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 5.0500%.

     The Pass-Through Rate on the Class B Certificates is a per annum rate equal to 5.2110%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class C Certificates is a per annum rate equal to 5.2900%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class D Certificates is a per annum rate equal to 5.4080%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class E Certificates is a per annum rate equal to the WAC Rate less 0.9030%.

     The Pass-Through Rate on the Class F Certificates is a per annum rate equal to the WAC Rate less 0.3330%.

     The Pass-Through Rate on the Class G Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class H Certificates is a per annum rate equal to 5.0770%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class J Certificates is a per annum rate equal to 5.0770%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class K Certificates is a per annum rate equal to 5.0770%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class L Certificates is a per annum rate equal to 5.0770%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class M Certificates is a per annum rate equal to 5.0770%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class N Certificates is a per annum rate equal to 5.0770%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class NR Certificates is a per annum rate equal to 5.0770%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate applicable to the Class X-1 and Class X-2 Certificates for the initial Distribution Date will equal approximately 0.1273% and 1.3046% per annum, respectively.

     The Pass-Through Rate for the Class X-1 Certificates for each Distribution Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-1 Components") of the Class X-1 Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution
Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the classes of Principal Balance Certificates. In general, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate Class X-1 Component. However, if a portion, but not all, of the Certificate Balance of any particular class of Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more other separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates, and the remaining portion of the Certificate Balance will represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates. For each Distribution Date through and including the Distribution Date in December 2009, the "Class X-1 Strip Rate" for each Class X-1 Component will be calculated as follows:

          (1) if such Class X-1 Component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if the Certificate Balance also constitutes, in its entirety, a Class X-2 Component immediately prior to such Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable class of Principal Balance Certificates;

          (2) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable class of Principal Balance Certificates;

          (3) if such Class X-1 Component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable class of Principal Balance Certificates; and

          (4) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if the designated portion of the Certificate Balance does not also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable class of Principal Balance Certificates.

     For each Distribution Date after the Distribution Date in December 2009, the Certificate Balance of each class of Principal Balance Certificates will constitute one or more separate Class X-1 Component, and the applicable Class X-1 Strip Rate with respect to each such Class X-1 Component for each Distribution Date will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the class of Principal Balance Certificates whose Certificate Balance makes up the applicable Class X-1 Component.

     The Pass-Through Rate for the Class X-2 Certificates, for each Distribution Date through and including the Distribution Date in December 2009, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each a "Class X-2 Component") of the Class X-2 Certificates outstanding immediately prior to the Distribution Date (weighted on the basis of the balances of the applicable Class X-2 Components immediately prior to the Distribution Date). Each Class X-2 Component will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of that Certificate Balance) will represent one or more separate Class X-2 Components for purposes of calculating the Pass-Through Rate of the Class X-2 Certificates. For each Distribution Date through and including the Distribution Date in December 2009, the "Class X-2 Strip Rate" for each Class X-2 Component will equal the lesser of:

          (1) the Class X-2 Fixed Strip Rate set forth below, and

          (2) the WAC Rate for such Distribution Date less the sum of (x) the Pass-Through Rate in effect on such Distribution Date for the class of Principal Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component and
     (y) 0.01%.

CLASS X-2 COMPONENT RELATING TO THE             CLASS X-2
FOLLOWING PRINCIPAL BALANCE CERTIFICATE      FIXED STRIP RATE
-----------------------------------------   -----------------
   A-1 ..................................          1.92%
   A-2 ..................................          1.20%
   B ....................................          1.04%
   C ....................................          0.96%
   D ....................................          0.84%
   E ....................................          0.89%
   F ....................................          0.32%
   G ....................................          0.00%
   H ....................................          1.17%
   J ....................................          1.17%
   K ....................................          1.17%

     After the Distribution Date in December 2009, the Class X-2 Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

     The Pass-Through Rate on each class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-6 of this prospectus supplement.

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans (or the Simon Portfolio II Pooled

Component only with respect to the Simon Portfolio II Loan) weighted on the basis of their respective Stated Principal Balances as of the Closing Date (or the Stated Principal Balance of the Simon Portfolio II Pooled Component only with respect to the Simon Portfolio II Loan), in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

     The "Net Mortgage Rate" for each mortgage loan (or the Simon Portfolio II Pooled Component only with respect to the Simon Portfolio II Loan) is equal to the related Mortgage Rate in effect from time to time, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each mortgage loan, the Net Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

     "Administrative Cost Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     The "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage
Note in each case without giving effect to any default rate or an increased interest rate.

     "Excess Interest" with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each class of Certificates (other than the Residual Certificates) during the related Interest Accrual Period. The "Interest Distribution Amount" of any class of Certificates (other than the Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of that class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

     The "Distributable Certificate Interest" in respect of each class of Certificates (other than the Residual Certificates) for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that class of Certificates for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Master Servicer's Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the "Net Aggregate Prepayment Interest Shortfall").

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each class of Certificates (other than the Residual Certificates, the Class SP Certificates and the Class X Certificates) will equal the product of (a) the Net Aggregate

Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that class of Certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all classes of Certificates (other than the Residual Certificates, the Class SP Certificates and the Class X Certificates) for the related Distribution Date.

     All Net Aggregate Prepayment Interest Shortfalls with respect to the Simon Portfolio II Loan will be allocated first to the Simon Portfolio II Non-Pooled Component and then to the Simon Portfolio II Pooled Component. Any Net Prepayment Interest Shortfall, to the extent not allocated to the Simon Portfolio II Non-Pooled Component, will be allocated to the Certificates (other than the Residual Certificates, the Class SP Certificates and the Class X Certificates) as described above.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date is an amount equal to (1) the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date, less (2) (a) in the event that the Simon Portfolio II Default Distribution Priority is not in effect, an amount equal to the product of (x) the Simon Portfolio II Principal Distribution Amount for that Distribution Date and (y) the Non-Pooled Percentage for that Distribution Date or (b) in the event that the Simon Portfolio II Default Distribution Priority is in effect and if the Simon Portfolio II Pooled Component has been reduced to zero, any amounts required to be distributed to the Class SP Certificates pursuant to the Simon Portfolio II Default Distribution Priority for that Distribution Date.

     The "Simon Portfolio II Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Simon Portfolio II Principal Shortfall for that Distribution Date, (b) the portion of the Scheduled Principal Distribution Amount for such Distribution Date that relates to the Simon Portfolio II Loan and (c) the portion of the Unscheduled Principal Distribution Amount for such Distribution Date that relates to the Simon Portfolio II Loan.

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to, the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or grace period ending, after the related Determination Date, the related due date or, last day of such grace period) or advanced by the Master Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or grace period ending, after the related Determination Date, the related due date or last day of such grace period, as applicable), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer or the Trustee, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or grace period ending, after the related Determination Date, the related due date or last day of such grace period, as applicable); and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the related Determination Date, whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due) or any REO Loan, is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any modification, and
(b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definitions of Principal Distribution Amount and Simon Portfolio II Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date. The term "Simon Portfolio II Principal Shortfall" for any Distribution Date means, the amount, if any, by which (a) the Simon Portfolio II Principal Distribution Amount for the prior Distribution Date exceeds (b) the aggregate amount distributed in respect of principal in respect of the Simon Portfolio II Pooled Component and the Class SP Certificates on the preceding Distribution Date.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount (without regard to the proviso in the definition of that term) for that date that is attributable to that mortgage loan or, in the case of the Simon Portfolio II Loan, the Simon Portfolio II Principal Distribution Amount (without regard to the proviso in the definition of Unscheduled Principal Distribution Amount) for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit or Simon Portfolio II Collateral Support Deficit, as applicable, to, the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Master Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Paying Agent is required to distribute any Excess Interest received with respect to ARD Loans on or prior to the related Determination Date to the Class NR Certificates.

ALLOCATION OF YIELD MAINTENANCE CHARGES

     On any Distribution Date, Yield Maintenance Charges calculated by reference to a U.S. treasury rate collected during the related Due Period will be required to be distributed by the Paying Agent on the classes of Certificates as follows: to each of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates, for each class an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to such class on such Distribution Date, and the denominator of which is the total amount distributed as principal to all classes of Certificates on the Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such class of Offered Certificates and (c) the aggregate amount of Yield Maintenance Charges calculated by reference to a U.S. treasury rate collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any class of Offered Certificates is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such class of Offered Certificates and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between
(i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction shall equal zero.

     For a description of Yield Maintenance Charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. See also "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

                             ASSUMED FINAL
CLASS DESIGNATION          DISTRIBUTION DATE
-----------------------   -------------------
   Class A-1 ..........   January 12, 2012
   Class A-2 ..........   November 12, 2012
   Class B ............   November 12, 2012
   Class C ............   November 12, 2012
   Class D ............   November 12, 2012
   Class E ............   November 12, 2012

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each class of Offered Certificates will be December 12, 2034, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

     o the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class N Certificates,

     o the rights of the holders of the Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class M Certificates,

     o the rights of the holders of the Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

     o the rights of the holders of the Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

     o the rights of the holders of the Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

     o the rights of the holders of the Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

     o the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

     o the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

     o the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class E Certificates,

     o the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class D Certificates,

     o the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

     o the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates,

     o the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates, and

     o the rights of the holders of the Class SP Certificates will be subordinated to the rights of the holders of the Offered Certificates and the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR Certificates with respect to distributions and the allocation of losses and Simon Portfolio II Collateral Support Deficit on the Simon Portfolio II Loan only, to the extent described in this prospectus supplement.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates of the full amount of interest payable in respect of that Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the Class E Certificates of principal equal to the entire Certificate Balance of each of those Classes of Certificates.

     The protection afforded to the holders of the Class E Certificates by means of the subordination of those classes of the Non-Offered Certificates that are Subordinate Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class D Certificates by the subordination of the Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class C Certificates by the subordination of the Class D and Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by the subordination of the Class C, Class D and Class E Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1 and Class A-2 Certificates, pro rata until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made first to the Class A-1 Certificates until their Certificate Balance has been reduced to zero and then to the Class A-2 Certificates until their Certificate Balance has been reduced to zero. Allocation to the Class A-1 and Class A-2 Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1 and Class A-2 Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1 and Class A-2 Certificates, the percentage interest in the trust fund evidenced by the Class A-1 and Class A-2 Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1 and Class A-2 Certificates by the Subordinate Certificates.

     Following retirement of the Class A-1 and Class A-2 Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, for so long as they are outstanding, will provide a similar benefit to that class of Certificates as to the relative amount of subordination afforded by the outstanding classes of Certificates (other than the Class SP, Class X and Residual Certificates) with later alphabetical Class designations and the classes of Class SP Certificates with respect to the Simon Portfolio II Principal Distribution Amount.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance of the mortgage loans (or in the case of the Simon Portfolio II Loan, only the Simon Portfolio II Pooled Balance of the Simon Portfolio II Pooled Component after giving effect to any allocations of Simon Portfolio II Collateral Support Deficit on such Distribution Date) expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class SP Certificates) after giving effect to distributions of principal on that Distribution Date (any deficit, "Collateral Support Deficit"). The Paying Agent will be required to allocate any Collateral Support Deficit among the respective classes of Certificates as follows: to the Class NR, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case in respect of and until the remaining Certificate Balance of that class has been reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the Paying Agent will be required to allocate the Collateral Support Deficit among the classes of Class A-1 and Class A-2 Certificates pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1 and Class A-2 Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of Certificates will be allocated among the respective Certificates of the class in proportion to the Percentage Interests evidenced by those Certificates.

     Mortgage loan losses and Collateral Support Deficit will not be allocated to the Class SP Certificates (other than mortgage loan losses on the Simon Portfolio II Loan) or Class R, Class LR or Class X Certificates. On each Distribution Date, immediately following the distributions to be made to the Class SP Certificates and the Simon Portfolio II Pooled Component on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance of the Simon Portfolio II Loan expected to be outstanding immediately following that Distribution Date is less than (2) the Simon Portfolio II Pooled Balance of the Simon Portfolio II Pooled Component and the aggregate Certificate Balance of the Class SP Certificates after giving effect to distributions of principal on that Distribution Date (any deficit, a "Simon Portfolio II Collateral Support Deficit"). The Paying Agent will be required to allocate any Simon Portfolio II Collateral Support Deficit, first, to reduce the Certificate Balance of the Class SP-3 Certificates to zero, second, to reduce the Certificate Balance of the Class SP-2 Certificates to zero, third, to reduce the Certificate Balance of the Class SP-1 Certificates to zero and then to reduce the Simon Portfolio II Pooled Balance of the Simon Portfolio II Pooled Component to zero.

     In general, Collateral Support Deficits and Simon Portfolio II Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus, certain reimbursements to the Master Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in the prospectus. Accordingly, the allocation of Collateral Support Deficit and Simon Portfolio II Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a class of Offered Certificates in accordance with the payment priorities set forth in "--Distributions--Priority" above.

ADVANCES

     On the business day immediately preceding each Distribution Date (the "Master Servicer Remittance Date"), the Master Servicer will be obligated, to the extent determined to be recoverable as described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, which were due on the mortgage loans (including the Simon Portfolio II Non-Pooled Component of the Simon Portfolio II Loan) during the related Due Period and not received as of the business day prior to the Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Determination Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. The Master Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Property will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is not received until after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Master Servicer will be required to make P&I Advances with respect to the 75/101 Federal Street Loan only to the extent that the servicer under the 75/101 Federal Street servicing agreement has failed to make a required P&I Advance under such servicing agreement. For more information regarding the obligations of the Master Servicer and Trustee to make P&I Advances with respect to the 75/101 Federal Street Loan, see "Description of the Mortgage Pool--AB Mortgage Loans--75/101 Federal Street Loan" in this prospectus supplement.

     Neither the Master Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges or Excess Interest.

     Except with respect to the 75/101 Federal Street Loan, if an Appraisal Reduction has been made with respect to any Mortgage Loan and such Mortgage Loan experiences subsequent delinquencies then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the amount that would be due on that day based on the full amortization schedule used to calculate the Periodic Payments on that mortgage loan prior to its maturity date.

     In addition to P&I Advances, the Master Servicer will also be obligated and the Special Servicer will have the option (subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the servicing and administration of any Mortgaged Property or REO Property in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Master Servicer will be required to make Servicing Advances with respect to the 75/101 Federal Street Loan only to the extent that the Servicer under the 75/101 Federal Street Servicing Agreement has failed to make a required Servicing Advance. For more information regarding the obligations of the Master Servicer and Trustee to make Servicing Advances with respect to the 75/101 Federal Street Loan, see "Description of the Mortgage Pool--AB Mortgage Loans--75/101 Federal Street Loan" in this prospectus supplement.

     The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of the mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the mortgage loan ("Related Proceeds"). Notwithstanding the foregoing, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a "Nonrecoverable Advance"), and the Master Servicer, the Special Servicer and the Trustee will be entitled to recover any Advance made that it subsequently determines to be a Nonrecoverable Advance (including Advances made with respect to 75/101 Federal Street Loan and the 75/101 Federal Street Property but not the 75/101 Federal Street Companion
Loan) out of general funds on deposit in the Certificate Account. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

     In connection with its recovery of any Advance, each of the Master Servicer, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest, compounded annually, at the Prime Rate (the "Reimbursement Rate") (or with respect to any AB Mortgage Loan or Companion Loan, the rate provided in the related Intercreditor Agreement) accrued on the amount of the Advance from the date made to but not including the date of reimbursement. Neither the Master Servicer nor the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The "Prime Rate" will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement and "Description of the Certificates--Reports to Certificateholders" in the prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated. Except with respect to the 75/101 Federal Street Loan, an "Appraisal Reduction Event" will occur on the earliest of:

          (1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

          (2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

          (3) the date on which a receiver has been appointed;

          (4) 60 days after a borrower declares bankruptcy;

          (5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower;

          (6) 90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan if the borrower has not delivered to the Master Servicer on the related maturity date a written refinancing commitment reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 150 days; and

          (7) immediately after a mortgage loan becomes an REO Loan.

See "Description of the Mortgage Pool--AB Mortgage Loans--75/101 Federal Street Loan" in this prospectus supplement for more information regarding Appraisal Reduction Events with respect to the 75/101 Federal Street Loan.

     Except for the 75/101 Federal Street Loan, no Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all classes of Certificates (other than the Class A Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Special Servicer, in consultation with the Directing Certificateholder, as of the first Determination Date following the date the Special Servicer receives or performs such appraisal, equal to the excess of (a) the Stated Principal Balance of that mortgage loan (including the Simon Portfolio II Non-Pooled Component) over (b) the excess of (1) the sum of (a) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to any mortgage loan (together with any other mortgage loan cross-collateralized with such mortgage loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to any mortgage loan (together with any other mortgage loan cross-collateralized with such mortgage loan) with an outstanding principal balance less than $2,000,000, and (b) all escrows, letters of credit and reserves in respect of such mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as applicable).

     The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of the MAI appraisal or the completion of the valuation, the Special Servicer will be required to calculate in consultation with the Directing Certificateholder and report to the Directing Certificateholder (and, in the case of the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor), the Master Servicer and the Paying Agent, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Special Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (1) of the third preceding paragraph, within 120 days after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan (including the Simon Portfolio II Non-Pooled Component) until the MAI appraisal is received. The Determination Date for each Distribution Date is the 4th business day preceding such Distribution Date.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates; provided that with respect to an Appraisal Reduction on the Simon Portfolio II Loan, such Appraisal Reduction will be applied to the Class SP Certificates prior to any application of such Appraisal Reduction to the Simon Portfolio II Pooled Component (and as a result to the Offered Certificates). See "--Advances" above. Appraisal Reductions on the 75/101 Federal Street Loan will be applied to the related companion loan prior to being applied to reduce P&I Advances on the 75/101 Federal Street Loan.

     With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and no other Appraisal Reduction Event has occurred with respect thereto during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, (except with respect to the 75/101 Federal Street Loan) the Special Servicer is required to redetermine in consultation with the Directing Certificateholder and report to the Directing Certificateholder (and, in the case of the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor), the Master Servicer, and the Paying Agent, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. The Directing Certificateholder will have 10 business days to review and approve each calculation of any recalculated Appraisal Reduction; provided, however, that if the Directing Certificateholder fails to approve any calculation of the recalculated Appraisal Reduction within 30 days of receipt, such consent will be deemed to be given. Notwithstanding the foregoing, the

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Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential, risk characteristics or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

     Any mortgage loan previously subject to an Appraisal Reduction which becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

     For information with respect to appraisal reductions on the 75/101 Federal Street Loan, see "Description of the Mortgage Pool--AB Mortgage Loans--75/101 Federal Street Loan".

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the holder of the Mortgage Note of a Companion Loan, the Master Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder (and, in the case of the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor), Moody's, S&P, the Trustee and certain assignees of the Depositor, including a financial market publisher (which is anticipated to initially be Bloomberg, L.P.), if any, a statement (a "Statement to Certificateholders") based upon information provided by the Master Servicer in accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicer and the Paying Agent) guidelines setting forth, among other things:

          (1) the amount of the distribution on the Distribution Date to the holders of each class of Certificates in reduction of the Certificate Balance of the Certificates;

          (2) the amount of the distribution on the Distribution Date to the holders of each class of Certificates allocable to Distributable Certificate Interest;

          (3) the aggregate amount of P&I Advances made in respect of the Distribution Date;

          (4) the aggregate amount of compensation paid to the Trustee and the Paying Agent and servicing compensation paid to the Master Servicer and the Special Servicer with respect to the Due Period for the Distribution Date;

          (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

          (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

          (7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

          (8) the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

          (9) the Available Distribution Amount for the Distribution Date;

          (10) the amount of the distribution on the Distribution Date to the holders of the Class X Certificates allocable to Yield Maintenance Charges;

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          (11) the Pass-Through Rate for each class of Certificates for the
     Distribution Date and the next succeeding Distribution Date;

          (12) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

          (13) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

          (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each class of Certificates (other than the Residual Certificates) immediately following the Distribution Date;

          (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

          (16) the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) on a loan-by-loan basis;

          (17) the amount of any remaining unpaid interest shortfalls for each class of Certificates as of the Distribution Date;

          (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) and the amount and the type of principal prepayment occurring;

          (19) a loan-by-loan listing of any mortgage loan which was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

          (20) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Master Servicer Remittance Date;

          (21) the amount of the distribution on the Distribution Date to the holders of each class of Certificates in reimbursement of Collateral Support Deficit;

          (22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

          (23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) (other than a payment in full),
     (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and Simon Portfolio II Available Funds and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

          (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

          (25) the aggregate amount of interest on P&I Advances paid to the Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

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          (26) the aggregate amount of interest on Servicing Advances paid to the Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

          (27) the original and then current credit support levels for each class of Certificates;

          (28) the original and then current ratings for each class of Certificates;

          (29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates; and

          (30) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date).

     The Paying Agent will make available the Statements to Certificateholders through its website which is initially located at www.etrustee.net. In addition, beginning in February 2003, the Paying Agent may make certain other information and reports (including the collection of reports specified by the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Paying Agent and the Master Servicer) as the "CMSA Investor Reporting Package") related to the mortgage loans available, to the extent that the Paying Agent receives such information and reports from the Master Servicer and direction from the Depositor.

     In the case of information furnished pursuant to clauses (1), (2), (17) and
(21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (11) above as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information is provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

     The Paying Agent will be required to provide or make available to a financial market publisher, which is anticipated initially to be Bloomberg, L.P., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, DSCR based upon borrowers' annual operating statements and occupancy rates, to the extent it has received the information from the Master Servicer pursuant to the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires that the Paying Agent (except for items (6) and (7) below, which will be made available by the Trustee) make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicer, the Directing Certificateholder (and, in the case of the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor), Moody's, S&P, any designee of the Depositor or any other person to whom the Paying Agent or the Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

          (1) the Pooling and Servicing Agreement and any amendments to that agreement;

          (2) all Statements to Certificateholders made available to holders of the relevant class of Offered Certificates since the Closing Date;

          (3) all officer's certificates delivered to the Trustee and the Paying Agent since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus;

          (4) all accountants' reports delivered to the Trustee and the Paying Agent since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus;

          (5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Paying Agent in respect of each Mortgaged Property;

          (6) copies of the mortgage loan documents;

          (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee; and

          (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Paying Agent.

     Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the Directing Certificateholder shall be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will use reasonable efforts to enforce all provisions of the mortgage loan documents relating to the submission of financial and property information.

     The Pooling and Servicing Agreement will require the Master Servicer and the Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicer or the Paying Agent, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information. However, the Paying Agent and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder shall be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates, and (2) in the case of any other class of Certificates (other than the Class SP Certificates and the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the class, in each case, determined as of the prior Distribution

Date, and the denominator of which is equal to the aggregate Certificate Balance of all classes of Certificates (other than the Class SP Certificates), each determined as of the prior Distribution Date. None of the Class SP, Class R nor the Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each class (other than the Class SP Certificates) will not be reduced by the amount allocated to that class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a class of Certificateholders will be allocated among Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive an Event of Default under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Paying Agent on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property subject thereto or
(2) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The holders of the Controlling Class, the Special Servicer, the Master Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund (including the Simon Portfolio II Non-Pooled Component). This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicer and the Trustee, plus the reasonable out-of-pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans (including the Simon Portfolio II Non-Pooled Component) be less than 1% of the Initial Pool Balance.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described above under "--Distributions--Priority" in this prospectus supplement.

     Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because

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a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A., a national banking association, with its principal offices located in Minneapolis, Minnesota, will act as Trustee on behalf of the Certificateholders. The corporate trust office of the Trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, ATTN:
Corporate Trust Services (CMBS) J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2002-C2. As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0021% per annum (the "Trustee Fee Rate") (other than in respect of mortgage loans that are the subject of principal prepayments applied on a date other than a date on which the mortgage loans are due) and the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the related mortgage loan. The Trustee Fee includes the Paying Agent Fee, and the Trustee Fee Rate includes the Paying Agent Fee Rate. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. The Trustee will not be entitled to any fee with respect to any Companion Loan. See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus.

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                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans and any REO Properties (except with respect to the 75/101 Federal Street Loan to the extent discussed under "Description of the Mortgage Pool--AB Mortgage Loans--75/101 Federal Street Loan" in this prospectus supplement) will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement and, to the extent applicable, the 75/101 Federal Street Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

     Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the mortgage loans (including the Simon Portfolio II Non-Pooled Component) for which it is responsible (except with respect to the 75/101 Federal Street Loan to the extent discussed in this prospectus supplement). The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers. Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

     The 75/101 Federal Street Loan Pair are currently being serviced and administered pursuant to the 75/101 Federal Street Servicing Agreement, which provides for servicing arrangements that are similar but not identical to those under the Pooling and Servicing Agreement. See "Description of the Mortgage Pool--AB Mortgage Loans--75/101 Federal Street Loan" in this prospectus supplement. Accordingly, except to the extent specifically provided otherwise, the discussion below regarding servicing of the mortgage loans and REO Properties relates solely to the servicing of the pooled mortgage loans other than the 75/101 Federal Street loan. For information regarding certain differences between the servicing of the pooled mortgage loans under the Pooling and Servicing Agreement and the servicing of the 75/101 Federal Street loan pair under the 75/101 Federal Street Servicing Agreement, see "Description of the Mortgage Pool--AB Mortgage Loans--75/101 Federal Street Loan".

     The Master Servicer and the Special Servicer will be required to service and administer the mortgage loans for which each is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents and, if applicable, the related Intercreditor Agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, in either case, giving due consideration to customary and usual standards of practice of prudent institutional commercial, multifamily and manufactured housing community mortgage lenders, loan servicers and asset managers, but without regard to:

          (A) any relationship that the Master Servicer or the Special Servicer, or any of their respective affiliates, as the case may be, may have with the related borrower or any affiliate thereof, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

          (B) the ownership of any Certificate or, if applicable, any Companion Loan, by the Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be;

          (C) the Master Servicer's obligation to make Advances;

          (D) the Master Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

          (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or the Special Servicer;

          (F) any debt that the Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be, has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the "Servicing Standards").

     Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans, except for the 75/101 Federal Street Loan. The Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan (and to its related Companion Loan):

          (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date or, in the case of a balloon payment, such payment is delinquent and the related borrower has not provided the Master Servicer on the related maturity date with a bona fide written commitment for refinancing, reasonably satisfactory in form and substance to the Master Servicer, which provides that such refinancing will occur within 150 days, provided that if such refinancing does not occur, the related mortgage loan will become a Specially Serviced Mortgage Loan at the end of the 150-day period (or at the end of any shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

          (2) as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent;

          (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

          (4) as to which the Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

          (5) as to which, in the judgment of the Master Servicer or Special Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days; or

          (6) as to which a default of which the Master Servicer has notice (other than a payment default) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days).

     However, the Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans serviced by the Special Servicer and any mortgage loans that have become REO Properties are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans." The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan upon request by the Directing Certificateholder in its sole discretion.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing mortgage loan for at least 3 consecutive full and timely Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status Report") for each mortgage loan, except for the 75/101 Federal Street Loan, which becomes a Specially Serviced Mortgage Loan, including a description of the action(s) proposed to be taken with respect to such mortgage loan, not later than 45 days after the servicing of the mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder and, with respect to the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor (each as defined below), the Master Servicer, the Mortgage Loan Sellers, the Trustee, the Paying Agent, Moody's and S&P. If the Directing Certificateholder (or with respect to the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor) does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder (or with respect to the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor) may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder (or with respect to the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor) disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder (or with respect to the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor) fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder (or with respect to the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor) and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder's (or 60 days with respect to the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor's) receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder (or with respect to the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor) by the Special Servicer.

DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder (and with respect to the Simon Portfolio II Loan, so long as a Control Change Event with respect to the Class SP Certificates has not occurred, the Simon

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Portfolio II Operating Advisor) will be entitled to advise the Special Servicer with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement and, except as otherwise described below, the Special Servicer or the Master Servicer, as the case may be, will not be permitted to take any of the following actions as to which the Directing Certificateholder (or with respect to the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor) has objected in writing within ten business days (or with respect to clause (x) below, 30 days) of having been notified of the proposed action (provided that if such written objection has not been delivered to the Special Servicer within the ten-day period, the Directing Certificateholder (or with respect to the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor) will be deemed to have approved such action):

     (i) any proposed foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

     (ii) any modification or consent to a modification of any monetary term of a mortgage loan or any extension of the maturity date of such mortgage loan;

     (iii) any proposed sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under "Description of Certificates--Termination; Retirement of Certificates" in this prospectus supplement or sale pursuant to any purchase option pursuant to an intercreditor agreement or the Pooling and Servicing Agreement) for less than the applicable Purchase Price;

     (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

     (v) any release of collateral or acceptance of substitute or additional collateral for a mortgage loan other than pursuant to the specific terms of the related mortgage loan documents;

     (vi) certain waivers of "due-on-sale" or "due-on-encumbrance" clause with respect to a mortgage loan or consent to such waiver;

     (vii) any franchise changes or certain management company changes with respect to a mortgage loan for which the Special Servicer is required to consent or approve;

     (viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves other than pursuant to the specific terms of the related mortgage loan documents;

     (ix) any acceptance or consent to the acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of the mortgage loan documents;

     (x)    any determination of an Acceptable Insurance Default;

provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the Directing Certificateholder's (or with respect to Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor's) response.

     See "Description of the Mortgage Pool--AB Mortgage Loans--75/101 Federal Street Loan" in this prospectus supplement for a description of the circumstances in which the Directing Certificateholder will have rights to advise the Special Servicer with respect to actions similar, but not identical, to those described above with respect to the 75/101 Federal Street Loan.

     In addition, the Directing Certificateholder may direct the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing

Certificateholder may reasonably deem advisable; provided that no such direction may require or cause the Special Servicer to violate any provision of the Pooling and Servicing Agreement or the Servicing Standards.

     The "Directing Certificateholder" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate class of Certificates then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class NR Certificates.

     In addition, the Pooling and Servicing Agreement permits the Controlling Holder of the Class SP Certificates to appoint a representative (the "Simon Portfolio II Operating Advisor") who may advise the Special Servicer with respect to the Simon Portfolio II Loan. The "Controlling Holder" of the Class SP Certificates will be, to the extent then outstanding, the most subordinate class of Class SP Certificates outstanding for which a Control Change Event has not occurred with respect to such class. Upon the occurrence of a Control Change Event with respect to all of the Class SP Certificates, no holder of a Class SP Certificate will be permitted to exercise any of the rights of the Controlling Holder of the Class SP Certificates to advise the Special Servicer through a Simon Portfolio II Operating Advisor. A "Control Change Event" has occurred with respect to any class of Class SP Certificates if and for so long as either (i) the initial Certificate Balance of such class minus all Appraisal Reduction Amounts and Collateral Support Deficits allocated to such class as of the date of determination is less than 25% of the initial Certificate Balance of such class of Class SP Certificates; or (ii) the outstanding Certificate Balance of such class of Class SP Certificates, after giving effect to all principal distributions, Appraisal Reduction Amounts and Collateral Support Deficits allocated to such class as of the date of determination has been reduced to zero.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder (or with respect to the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor) that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder (and with respect to the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor) will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, the Directing Certificateholder (and with respect to the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor) will not be protected against any liability to the Controlling Class Certificateholder (or with respect to the Simon Portfolio II Operating Advisor, the Controlling Holder of the Class SP Certificates) which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder (and with respect to the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor):

     (a) may have special relationships and interests that conflict with those of holders of one or more classes of certificates,

     (b) may act solely in the interests of the holders of the Controlling Class (or with respect to the Simon Portfolio II Operating Advisor, the Controlling Holder of the Class SP Certificates),

     (c) does not have any duties to the holders of any class of certificates other than the Controlling Class (or with respect to the Simon Portfolio II Operating Advisor, the Controlling Holder of the Class SP Certificates),

     (d) may take actions that favor the interests of the holders of the Controlling Class (or with respect to the Simon Portfolio II Operating Advisor, the Controlling Holder of the Class SP Certificates) over the interests of the holders of one or more other classes of certificates,

     (e) absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class (or with respect to the Simon Portfolio II Operating Advisor, the Controlling Holder of the Class SP Certificates), and

     (f) will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder (and with respect to the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor) or any director, officer, employee, agent or principal of the Directing Certificateholder (and with respect to the Simon Portfolio II Loan, the Simon Portfolio II Operating Advisor) for having so acted.

THE MASTER SERVICER

     Wachovia Bank, National Association, in its capacity as Master Servicer under the Pooling and Servicing Agreement (in such capacity, the "Master Servicer"), will be responsible for servicing the mortgage loans (other than the 75/101 Federal Street Loan and the Specially Serviced Mortgage Loans). Although the Master Servicer will be authorized to employ agents, including sub-servicers, to directly service the mortgage loans for which it will be responsible, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. Wachovia Bank, National Association is a wholly-owned subsidiary of Wachovia Corporation. Wachovia Bank, National Association's principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28288.

     As of September 30, 2002, Wachovia Bank, National Association and its affiliates were responsible for master or primary servicing of approximately 7,534 commercial and multifamily loans, totaling approximately $56.4 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The information set forth in this prospectus supplement concerning the Master Servicer has been provided by the Master Servicer, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information. Wachovia Bank, National Association makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the mortgage loans, this prospectus supplement or related documents.

THE SPECIAL SERVICER

     ARCap Special Servicing, Inc., a Delaware corporation, in its capacity as Special Servicer under the Pooling and Servicing Agreement, will be responsible for servicing the Specially Serviced Mortgage Loans (the "Special Servicer"). The Special Servicer is a wholly owned subsidiary of ARCap REIT, Inc., headquartered in Irving, Texas, and an affiliate of ARCap CMBS Fund REIT, Inc., the entity that is anticipated to be the initial Directing Certificateholder. As of September 30, 2002, ARCap was the named special servicer on 21 CMBS transactions encompassing 3681 loans with a legal balance of $21.72 billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the United States, Canada and Puerto Rico.

     The information set forth in this prospectus supplement concerning the Special Servicer has been provided by the Special Servicer, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided that each of Moody's and S&P confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any class of Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans, and will accrue at a rate (the "Servicing Fee Rate"), equal to a per annum rate ranging from 0.020% to 0.145%. As of the cut-off date the weighted average Servicing Fee Rate will be 0.043% per annum. In addition to the Servicing Fee, the Master Servicer will be entitled to retain (in each case to the extent not paid to the Special Servicer as compensation), as additional servicing compensation, (1) all application fees with respect to assumptions, extensions and modifications, and all consent, waiver, modification, assumption and defeasance fees and (2) late payment charges and default interest paid by the borrowers, but only to the extent the amounts are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of those funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers. The Master Servicer will be entitled to receive a separate fee with respect to any Companion Loan if payable under the related intercreditor agreement or servicing agreement. Otherwise, all references in this section to "mortgage loans" will include any Companion Loan.

     The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans. The Servicing Fee for each mortgage loan is included in the "Administrative Cost Rate" listed for that mortgage loan on Annex A. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 basis for purposes of calculating the Net Mortgage Rate.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan (except for the 75/101 Federal Street Loan and the Long Island Industrial Portfolio II Companion Loan if the Long Island Industrial Portfolio II Companion Loan or the Long Island Industrial Portfolio II Loan are Specially Serviced Mortgage Loans) at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly from the trust fund.

     The "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of 1.0% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to mortgage loans that became Corrected Mortgage Loans during the period that it acted as special servicer and remained Corrected Mortgage Loans at the time of that termination or resignation, but the fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period provided for such repurchases or, if such repurchase occurs after such time period, if the Mortgage Loan Seller was acting in good faith to resolve such breach or defect,
(ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class, the Special Servicer or the Master Servicer or (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

     The Special Servicer will also be entitled to additional servicing compensation (to the extent not required to be paid to the Master Servicer) in the form of (1) all application fees with respect to assumptions, extensions and modifications, all consent, waiver, modification, assumption and all defeasance fees, and (2) late payments charges and default interest paid by the borrowers, but only to the extent the amounts are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loans.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under "Description of the Certificates--Advances," the Master Servicer will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. Any and all customary, reasonable and necessary "out-of-pocket" costs and expenses incurred by the Master Servicer or the Special Servicer in connection with the servicing of a mortgage loan after a default, delinquency or other unanticipated event with respect to such mortgage loan, or in connection with the administration of any REO Property, will constitute Servicing Advances. Servicing Advances will be reimbursable from future payments and other collections, including Insurance and Condemnation Proceeds, Liquidation Proceeds and proceeds from the repurchase of a Mortgage Loan, in connection with the related Mortgage Loan or REO Property. The Master Servicer will be responsible for all fees payable to any sub-servicers. See "Description of the Certificates-- Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus.

     If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date, the related due date), in any calendar month and does not pay interest on such prepayment through the end of the Due Period, then the shortfall in a full month's interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a "Prepayment Interest Shortfall." Except with respect to the 75/101 Federal Street Loan, Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.

     The Master Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating Interest Payment") in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with principal prepayments received in respect of the mortgage loans (except for the 75/101 Federal Street Loan) for the related Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan (except the 75/101 Federal Street Loan) and REO Loan (except for any REO Loan relating to the 75/101 Federal Street Loan) for which such Servicing Fees are being paid in such Due Period, calculated at 0.02% per annum, and (B) all Prepayment Interest Excesses received in respect of the mortgage loans for the related Distribution Date and,
(C) to the extent earned on principal prepayments, net investment earnings received by the Master Servicer for the related Distribution Date. However, if a Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees for such Due Period and (B) all Prepayment Interest Excesses and, (C) to the extent earned on principal prepayments, net investment earnings received by the Master Servicer during such Due Period, and in no event will the rights of the Certificateholders to offset the aggregate Prepayment Interest Shortfalls be cumulative.

MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the Servicing Standards, the Master Servicer will be required to use reasonable efforts, consistent with the Servicing Standards, to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default. This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, the Master Servicer or the Special Servicer, as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates, as determined by the Special Servicer in accordance with the Servicing Standards; provided that the Master Servicer will be obligated to maintain insurance against property damage resulting from terrorist or similar acts unless the borrower's failure is an Acceptable Insurance Default. The coverage of such policies will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. If the Master Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use reasonable efforts to (1) cause each borrower to maintain (to the extent required by the related mortgage loan), and if the borrower does not so maintain, will be required to
(2) itself maintain to the extent the Trustee has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and
(2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

     Notwithstanding the foregoing, with respect to the mortgage loans which either (x) require the borrower to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the Master Servicer will be required to (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 ("Additional Exclusions"), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if any insurance policy contains Additional Exclusions or if any borrower fails to purchase the insurance requested to be purchased by the Master Servicer pursuant to clause (B) above. If the Special Servicer determines that such failure is not an Acceptable Insurance Default, the Special Servicer shall notify the Master Servicer and the Master Servicer shall cause such insurance to be maintained. If the Special Servicer determines that it is an Acceptable Insurance Default, the Special Servicer shall inform S&P and Moody's as to such conclusions for those mortgage loans that have one of the ten (10) highest outstanding principal balances of all of the mortgage loans then included in the trust.

     "Acceptable Insurance Default" means, with respect to any mortgage loan, a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related borrower to maintain with respect to the related mortgaged real property insurance coverage with respect to terrorist or similar acts upon terms no less favorable than those in place as of November 1, 2002, as to which default the Master Servicer and the Special Servicer may forbear taking any enforcement action; provided that the Special Servicer has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standard and after consultation with the Directing Certificateholder, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder will not have more than 30 days to respond to the Special Servicer's request for consultation; provided, further, that upon the Special Servicer's determination consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Directing Certificateholder, the Special Servicer will not be required to do so.

     During the period that the Special Servicer is evaluating the availability of such insurance, the Master Servicer will not be liable for any loss related to its failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable, in an amount which is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, or (2) the outstanding principal balance owing on the related mortgage loan and, in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended.

     The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Master Servicer or Special Servicer in maintaining that kind of insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the Master Servicer as a Servicing Advance.

     The costs of the insurance may be recovered by the Master Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Master Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan which is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations
Section 1.860G-2(b). The Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer will have the authority to approve any assumptions, transfers of interest, material modifications, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

     If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below.

     The Special Servicer will use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

          (1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

          (2) provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     In the event of a modification which creates a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the class or classes (other than the Class X and Class SP Certificates) of Certificates with the latest alphabetical designation then outstanding (provided that any such amounts with respect to the Simon Portfolio II Loan will first be applied to the Class SP Certificates), and to the extent so allocated, will be added to the Certificate Balance of the class or classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder, Moody's, S&P, the Paying Agent and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution thereof, with a copy to the Master Servicer, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Within 30 days after a mortgage loan (except for the 75/101 Federal Street
Loan) has become a Specially Serviced Mortgage Loan, the Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

     In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the Special Servicer will each have an assignable option (a "Purchase Option") to purchase the mortgage loan in default from the trust fund (in the case of the Simon Portfolio II Loan, subject to the purchase right of the Simon Portfolio II Operating Advisor to purchase the Simon Portfolio II Loan, as described below, and in the case of the 75/101 Federal Street Loan, subject to the purchaser meeting specified financial criteria and further subject to the right, which will remain after any exercise of a Purchase Option, of the majority holder or holders of the 75/101 Federal Street Companion Certificates to purchase the 75/101 Federal Street Loan as described under "Description of the Mortgage Pool--AB Mortgage Loans--75/101 Federal Street Loan--Certain Rights of the Trust with Respect to the Servicing of the 75/101 Federal Street Loan Pair" in this prospectus supplement) at a price (the "Option Price") equal to (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder), plus (d), except to the extent the Special Servicer or its assignee is the party acquiring such mortgage loan, all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, and all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.

     In the event the Simon Portfolio II Loan is in default, the Simon Portfolio II Operating Advisor will have the first option (the "Simon Portfolio II Purchase Option") to purchase the Simon Portfolio II Loan (both the Simon Portfolio II Pooled Component and the Simon Portfolio II Non-Pooled Component) from the trust fund at a price (the "Simon Portfolio II Option Price") generally equal to (i) the unpaid principal balance of the Simon Portfolio II Loan (both the Simon Portfolio II Pooled Component and the Simon Portfolio II Non-Pooled Component), plus accrued and unpaid interest on such balance, all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances and all accrued Special Servicing Fees allocable to the Simon Portfolio II Loan (both the Simon Portfolio II Pooled Component and the Simon Portfolio II Non-Pooled Component) whether paid or unpaid or (ii) the fair value of the Simon Portfolio II Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination as described above. If the Simon Portfolio II Operating Advisor fails to exercise this option within the time period set forth in the Pooling and Servicing Agreement, the parties described in the preceding paragraph will have the option to purchase the Simon Portfolio II Loan.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related mortgagor's cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a holder of a Controlling Class Certificate, the Special Servicer, or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the mortgage loan in default, then the Master Servicer will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Master Servicer will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee for each such determination not to exceed $2,500 per mortgage loan plus reasonable out of pocket costs and expenses.

     If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on any of the Simon Portfolio II REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or any of the Simon Portfolio II REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, none of the Simon Portfolio II REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property", within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property", which would be taxable to the Lower-Tier REMIC, or if applicable, the Simon Portfolio II REMIC, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC, or if applicable, the Simon Portfolio II REMIC, to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of outstanding reimbursable expenses (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer or Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (2) the Master Servicer determines that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds and Liquidation Proceeds.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note on an annual basis commencing in calendar year 2003 unless a physical inspection has been performed by the Special Servicer within the last calendar year and the Master Servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default charges constituting additional compensation of the Special Servicer on the related mortgage loan and then from the Certificate Account as an expense of the trust fund). The Special Servicer or the Master Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.

     With respect to each mortgage loan that requires the borrower to deliver those statements, the Special Servicer or the Master Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements of the related Mortgaged Property. Most of the Mortgages obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and operating statements referred to above which are delivered to the Directing Certificateholder and the Paying Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each of Moody's and S&P that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by Moody's or S&P to any class of certificates, and approval of such successor by the Directing Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer (or the Special Servicer's members and managers), the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer (or the Special Servicer's members and managers), the Depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party's obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders under the Pooling and Servicing Agreement. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

          (a) (i) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Paying Agent for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

          (b) any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

          (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (ten days in the case of the Master Servicer's failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the

     Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any class, evidencing, as to that class, Percentage Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Paying Agent or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Paying Agent and the Trustee by the holders of Certificates of any class evidencing, as to that class, Percentage Interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (f) the Master Servicer or the Special Servicer is removed from S&P's approved master servicer list or approved special servicer list, as applicable, and is not reinstated to the approved master servicer list or special servicer list, as applicable, within 90 days of such removal;

          (g) Moody's places its ratings on any class of Certificates on a "watch" status in contemplation of a ratings downgrade or withdrawal, citing servicing or special servicing concerns, as applicable, as the sole or a contributory factor in such rating action and such "watch" status is not rescinded within 90 days (or such longer period as would not, as confirmed by such Rating Agency in writing, result in a qualification, downgrade or withdrawal of one or more ratings assigned by such Rating Agency to the Certificates); or

          (h) Moody's downgrades the then current ratings of any class of Certificates, citing servicing or special servicing concerns, as applicable, as the sole or a contributory factor in such downgrade.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee, or the Master Servicer with respect to a termination of the Special Servicer, will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or S&P to act as successor to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and which has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

          (a) to cure any ambiguity to the extent it does not materially and adversely affect the interests of any Certificateholder;

          (b) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or to correct any material error to the extent it does not materially and adversely affect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

          (c) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Account or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or S&P, as evidenced by a letter from each of Moody's and S&P

          (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of any of the Simon Portfolio II REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that
     (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or
     (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus);

          (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or S&P and

          (f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each class of Certificates by each of Moody's and S&P, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or S&P provided, that no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 662/3% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans which are required to be distributed on a Certificate of any class without the consent of the holder of that Certificate, (2) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that class then outstanding, (3) adversely affect the Voting Rights of any class of Certificates, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller, or (5) without the consent of 100% of the holders of Certificates or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or S&P, amend the Servicing Standards.

     Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause any of the Simon Portfolio II REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a class of Offered Certificates.

     Pass-Through Rate. The Pass-Through Rate applicable to each class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates" in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, we cannot assure you that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See "Risk Factors--Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on the Certificates. An investor should consider, in the case of any

Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Since the Pass-Through Rate on the Class E Certificates is based on the WAC Rate, principal payments on the mortgage loans that reduce the WAC Rate will reduce the Pass-Through Rate on the Class E Certificates, and therefore adversely affect the yield on the Class E Certificates.

     Principal payments on the mortgage loans would also affect the yield on the Class B, Class C and Class D Certificates to the extent the WAC Rate is reduced below the fixed Pass-Through Rate for that class for one or more future periods. The Pass-Through Rates on those classes of Certificates may be limited by the WAC Rate even if principal prepayments do not occur.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by (i) with respect to the Simon Portfolio II Portfolio Loan, the classes of Class SP Certificates and then to the holders of the Class NR, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and (ii) with respect to any other mortgage loan, the holders of the Class NR, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the class of Certificates. In the event of the reduction of the Certificate Balances of all those classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Charges. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or that involuntary prepayments will not occur.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class, the shortfall will be distributable to holders of that class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before its maturity date or the Anticipated Repayment Date, as the case may be. The columns headed "3% CPR," "6% CPR," "9% CPR" and "12% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

          (a) scheduled periodic payments (including payments due at maturity) of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 12th day of the related month, beginning in January 2003;

          (b) the Mortgage Rate in effect for each mortgage loan as of the cut-off date will remain in effect to the maturity date or the Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

          (c) the periodic principal and/or interest payment due for each mortgage loan (other than the 75/101 Federal Street Loan) on the first due date following the cut-off date will continue to be due on each due date until the maturity date or the Anticipated Repayment Date, as the case may be and the periodic payment due on the 75/101 Federal Street Loan is the payment of principal and interest due on such loan based on the amortization schedule attached as Annex E to this prospectus supplement;

          (d) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the Master Servicer or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund;

          (e) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period and/or defeasance period at the respective levels of CPR set forth in the tables;

          (f) no Yield Maintenance Charges are included in any allocations or calculations;

          (g) the Closing Date is December 10, 2002;

          (h) the ARD Loans prepay on their Anticipated Repayment Dates;

          (i) the Pass-Through Rates and initial Certificate Balances of the respective classes of Certificates are as described in this prospectus supplement; and

          (j) the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

                  PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

DATE                                               0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
---------------------------------------------   -----------   -----------   -----------   -----------   -----------
Initial Percentage ..........................         100           100           100           100           100
December 12, 2003 ...........................          95            95            95            95            95
December 12, 2004 ...........................          89            89            89            88            88
December 12, 2005 ...........................          83            83            82            82            81
December 12, 2006 ...........................          77            76            75            75            74
December 12, 2007 ...........................          54            53            52            51            51
December 12, 2008 ...........................          47            46            45            44            43
December 12, 2009 ...........................          38            37            36            34            34
December 12, 2010 ...........................          22            21            19            18            17
December 12, 2011 ...........................           1             0             0             0             0
December 12, 2012 ...........................           0             0             0             0             0
Weighted Average Life (Years) (1) ...........        5.70          5.62          5.55          5.49          5.44
Estimated Month of First Principal ..........     1/12/03       1/12/03       1/12/03       1/12/03       1/12/03
Estimated Month of Maturity .................     1/12/12      12/12/11      11/12/11      11/12/11      10/12/11

----------
(1)   The weighted average life of the Class A-1 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

                  PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

DATE                                               0% CPR        3% CPR         6% CPR         9% CPR         12% CPR
---------------------------------------------   -----------   ------------   ------------   ------------   ------------
Initial Percentage ..........................         100            100            100            100            100
December 12, 2003 ...........................         100            100            100            100            100
December 12, 2004 ...........................         100            100            100            100            100
December 12, 2005 ...........................         100            100            100            100            100
December 12, 2006 ...........................         100            100            100            100            100
December 12, 2007 ...........................         100            100            100            100            100
December 12, 2008 ...........................         100            100            100            100            100
December 12, 2009 ...........................         100            100            100            100            100
December 12, 2010 ...........................         100            100            100            100            100
December 12, 2011 ...........................         100            100             99             99             98
December 12, 2012 ...........................           0              0              0              0              0
Weighted Average Life (Years) (1) ...........        9.74           9.74           9.74           9.74           9.74
Estimated Month of First Principal ..........     1/12/12       12/12/11       11/12/11       11/12/11       10/12/11
Estimated Month of Maturity .................    11/12/12       11/12/12       11/12/12       11/12/12       11/12/12

----------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

                  PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

DATE                                               0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
---------------------------------------------   ------------   ------------   ------------   ------------   ------------
Initial Percentage ..........................          100            100            100            100            100
December 12, 2003 ...........................          100            100            100            100            100
December 12, 2004 ...........................          100            100            100            100            100
December 12, 2005 ...........................          100            100            100            100            100
December 12, 2006 ...........................          100            100            100            100            100
December 12, 2007 ...........................          100            100            100            100            100
December 12, 2008 ...........................          100            100            100            100            100
December 12, 2009 ...........................          100            100            100            100            100
December 12, 2010 ...........................          100            100            100            100            100
December 12, 2011 ...........................          100            100            100            100            100
December 12, 2012 ...........................            0              0              0              0              0
Weighted Average Life (Years) (1) ...........         9.92           9.92           9.92           9.92           9.92
Estimated Month of First Principal ..........     11/12/12       11/12/12       11/12/12       11/12/12       11/12/12
Estimated Month of Maturity .................     11/12/12       11/12/12       11/12/12       11/12/12       11/12/12

----------
(1)   The weighted average life of the Class B Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

                  PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

DATE                                               0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
---------------------------------------------   ------------   ------------   ------------   ------------   ------------
Initial Percentage ..........................          100            100            100            100            100
December 12, 2003 ...........................          100            100            100            100            100
December 12, 2004 ...........................          100            100            100            100            100
December 12, 2005 ...........................          100            100            100            100            100
December 12, 2006 ...........................          100            100            100            100            100
December 12, 2007 ...........................          100            100            100            100            100
December 12, 2008 ...........................          100            100            100            100            100
December 12, 2009 ...........................          100            100            100            100            100
December 12, 2010 ...........................          100            100            100            100            100
December 12, 2011 ...........................          100            100            100            100            100
December 12, 2012 ...........................            0              0              0              0              0
Weighted Average Life (Years) (1) ...........         9.92           9.92           9.92           9.92           9.92
Estimated Month of First Principal ..........     11/12/12       11/12/12       11/12/12       11/12/12       11/12/12
Estimated Month of Maturity .................     11/12/12       11/12/12       11/12/12       11/12/12       11/12/12

----------
(1)   The weighted average life of the Class C Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

                  PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

DATE                                               0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
---------------------------------------------   ------------   ------------   ------------   ------------   ------------
Initial Percentage ..........................          100            100            100            100            100
December 12, 2003 ...........................          100            100            100            100            100
December 12, 2004 ...........................          100            100            100            100            100
December 12, 2005 ...........................          100            100            100            100            100
December 12, 2006 ...........................          100            100            100            100            100
December 12, 2007 ...........................          100            100            100            100            100
December 12, 2008 ...........................          100            100            100            100            100
December 12, 2009 ...........................          100            100            100            100            100
December 12, 2010 ...........................          100            100            100            100            100
December 12, 2011 ...........................          100            100            100            100            100
December 12, 2012 ...........................            0              0              0              0              0
Weighted Average Life (Years) (1) ...........         9.92           9.92           9.92           9.92           9.92
Estimated Month of First Principal ..........     11/12/12       11/12/12       11/12/12       11/12/12       11/12/12
Estimated Month of Maturity .................     11/12/12       11/12/12       11/12/12       11/12/12       11/12/12

----------
(1)   The weighted average life of the Class D Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

                  PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS E CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

DATE                                               0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
---------------------------------------------   ------------   ------------   ------------   ------------   ------------
Initial Percentage ..........................          100            100            100            100            100
December 12, 2003 ...........................          100            100            100            100            100
December 12, 2004 ...........................          100            100            100            100            100
December 12, 2005 ...........................          100            100            100            100            100
December 12, 2006 ...........................          100            100            100            100            100
December 12, 2007 ...........................          100            100            100            100            100
December 12, 2008 ...........................          100            100            100            100            100
December 12, 2009 ...........................          100            100            100            100            100
December 12, 2010 ...........................          100            100            100            100            100
December 12, 2011 ...........................          100            100            100            100            100
December 12, 2012 ...........................            0              0              0              0              0
Weighted Average Life (Years) (1) ...........         9.92           9.92           9.92           9.92           9.92
Estimated Month of First Principal ..........     11/12/12       11/12/12       11/12/12       11/12/12       11/12/12
Estimated Month of Maturity .................     11/12/12       11/12/12       11/12/12       11/12/12       11/12/12

----------
(1)   The weighted average life of the Class E Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class E Certificates.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes, the trust fund, exclusive of the Excess Interest and the Excess Interest Distribution Account, will qualify as three separate real estate mortgage investment conduits (the "Upper-Tier REMIC", the "Lower-Tier REMIC" and the "Simon Portfolio II REMIC," respectively, and, each, a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and (1) the Class A-1, Class A-2, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class NR and Class SP Certificates will evidence the "regular interests" in the Upper-Tier REMIC (other than the portion of the Class NR Certificates representing the right to receive Excess Interest) and (2) the Class R Certificates will represent the sole class of "residual interests" in the Upper-Tier REMIC, and the Class LR Certificates will represent the sole classes of residual interests in the Lower-Tier REMIC and Simon Portfolio II REMIC, within the meaning of the REMIC Provisions. The Certificates (other than the Class R and the Class LR Certificates) are "Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class NR Certificates will represent undivided beneficial interests in the grantor trust.

     The Lower-Tier REMIC will hold the mortgage loans (other than the Simon Portfolio II Loan) and their proceeds, the uncertificated regular interests in the Simon Portfolio II REMIC and their proceeds, the proceeds thereof and any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure (other than the property securing the Simon Portfolio II
Loan), and will issue certain uncertificated classes of regular interests (the "Lower-Tier REMIC Regular Interests") and the Class LR Certificates, which will represent the sole classes of residual interest in the Lower-Tier REMIC and in the Simon Portfolio II REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates as regular interests in the Upper-Tier REMIC and the Class R Certificates as the sole class of residual interest in the Upper-Tier REMIC.

     Because they represent regular interests, each class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that no class of Offered Certificates will be issued with original issue discount ("OID") for federal income tax purposes. It is also anticipated that the Offered Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID or whether the OID is de minimis and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the ARD Loans prepay on their Anticipated Repayment Dates (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

     Yield Maintenance Charges actually collected will be distributed among the holders of the respective classes of Certificates as described under "Description of the Certificates--Allocation of Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield

Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

     Except as provided below, the Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A)of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates
will be treated as "loans . . . secured by an interest in real property which is
.. . . residential real property" under Section 7701(a)(19)(C)(v) of the Code to the extent the loans are secured by multifamily and manufactured housing community properties. As of the cut-off date, 48 mortgage loans representing approximately 34.3% of the Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a "financial asset securitization investment trust" within the meaning of Section 860L(c) of the Code. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus supplement (the "Underwriting Agreement"), among the Depositor and J.P. Morgan Securities Inc. ("JPMSI") for itself and as representative of Merrill Lynch, Fenner, Pierce & Smith Incorporated ("MLFPS"), ABN AMRO Incorporated ("ABN AMRO"), Banc of America Securities LLC ("Banc of America"), Goldman, Sachs & Co. ("Goldman") and Salomon Smith Barney Inc. ("Salomon" and together with JPMSI, MLFPS, ABN AMRO, Banc of America and Goldman, the "Underwriters"), the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor the respective Certificate Balances of each class of Offered Certificates set forth below subject in each case to a variance of 10%.

CLASS             JPMSI           MLFPS         ABN AMRO     BANC OF AMERICA      SALOMON        GOLDMAN
------------ --------------- --------------- -------------- ----------------- -------------- --------------
Class A-1 ..  $104,500,000    $104,500,000    $25,000,000      $         0     $         0    $         0
Class A-2 ..  $230,793,500    $230,793,500    $70,000,000      $25,000,000     $25,000,000    $25,000,000
Class B ....  $ 20,628,000    $ 20,628,000    $         0      $         0     $         0    $         0
Class C ....  $  5,157,000    $  5,157,000    $         0      $         0     $         0    $         0
Class D ....  $ 14,181,500    $ 14,181,500    $         0      $         0     $         0    $         0
Class E ....  $  7,091,000    $  7,091,000    $         0      $         0     $         0    $         0

     In the Underwriting Agreement, the Underwriters have severally but not jointly agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Offered Certificates if any Offered Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter(s) may be increased or the Underwriting Agreement may be terminated. Additionally, the Depositor has agreed to indemnify the Underwriters and the Mortgage Loan Sellers, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates, before deducting expenses payable by the Depositor estimated to be approximately $2,300,000, will be 100.5% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from December 1, 2002. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

     JPMSI is an affiliate of the Depositor and JPMorgan Chase, a Mortgage Loan Seller. MLPFS is an affiliate of Merrill Lynch, a Mortgage Loan Seller. ABN AMRO is an affiliate of LaSalle, a Mortgage Loan Seller and the Paying Agent, Certificate Registrar and Authenticating Agent.

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft. Particular matters with respect to the certificates will be passed upon for the Underwriters by Sidley Austin Brown & Wood LLP. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft.

                                     RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"):

               CLASS         MOODY'S           S&P
              -------       ---------        ------
                A-1            Aaa             AAA
                A-2            Aaa             AAA
                B              Aa2             AA
                C              Aa3              AA-
                D               A2              A
                E               A3              A-

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of Excess Interest, yield maintenance charges or net default interest.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of Offered Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by Moody's or S&P.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                LEGAL INVESTMENT

     The Class A-1, Class A-2, Class B and Class C Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by Moody's, S&P or another nationally recognized statistical rating organization. The Class D and Class E certificates will not constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

     Except as to the status of certain classes of Offered Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch Ratings, Inc. ("Fitch"). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute "certificates" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                         INDEX OF PRINCIPAL DEFINITIONS

                                         PAGE
                                        ------
1400 Lake Shore Drive Borrower ......     S-66
1400 Lake Shore Drive Loan ..........     S-65
1400 Lake Shore Drive Property ......     S-66
30/360 Basis ........................     S-72
600 Fifth Avenue Borrower ...........     S-67
600 Fifth Avenue Loan ...............     S-66
600 Fifth Avenue Property ...........     S-66
75/101 Federal Street Borrower ......     S-59
75/101 Federal Street Companion
Loan ................................     S-58
75/101 Federal Street Companion
Loan Certificateholder
Representative ......................     S-80
75/101 Federal Street Companion
Loan Certificateholders .............     S-80
75/101 Federal Street Companion
Loan Trust Fund .....................     S-80
75/101 Federal Street Loan ..........     S-58
75/101 Federal Street Loan Pair .....     S-79
75/101 Federal Street Property ......     S-59
75/101 Federal Street Servicing
Agreement ...........................     S-79
75/101 Federal Street Trigger
Event ...............................     S-60
AB Mortgage Loans ...................     S-78
ABN AMRO ............................    S-161
Acceptable Insurance Default ........    S-141
Actual/360 Basis ....................     S-72
Additional Exclusions ...............    S-141
Administrative Cost Rate ............    S-115
Advances ............................    S-123
All Risk of Physical Loss ...........     S-94
Anticipated Repayment Date ..........     S-71
Appraisal Reduction .................    S-124
Appraisal Reduction Event ...........    S-124
ARC .................................     S-61
ARC Portfolio A Loan ................     S-61
ARC Portfolio A Properties ..........     S-61
ARD Loans ...........................     S-71
Asset Status Report .................    S-134
Assumed Final Distribution Date .....    S-118
Assumed Scheduled Payment ...........    S-117
Authenticating Agent ................    S-101

                                         PAGE
                                        ------
Available Distribution Amount .......    S-105
Banc of America .....................    S-161
Base Interest Fraction ..............    S-118
Cameo Apartments Borrower ...........     S-65
Cameo Apartments Loan ...............     S-64
Cameo Apartments Property ...........     S-65
Century III Borrower ................     S-55
Century III Mall Property ...........     S-55
Certificate Account .................    S-104
Certificate Balance .................     S-99
Certificate Owner ...................    S-100
Certificate Registrar ...............    S-101
Certificateholders ..................     S-52
Certificates ........................     S-99
Circuit City ........................     S-68
Circuit City Borrower ...............     S-68
Circuit City Loan ...................     S-68
Circuit City Property ...............     S-68
Class A Certificates ................     S-99
Class SP Certificates ...............     S-99
Class X Certificates ................     S-99
Class X-1 Components ................    S-113
Class X-1 Strip Rate ................    S-113
Class X-2 Component .................    S-114
Class X-2 Strip Rate ................    S-114
Clearstream, Luxembourg .............    S-101
Closing Date ........................     S-52
CMSA Investor Reporting Package......    S-128
Code ................................    S-159
Collateral Support Deficit ..........    S-121
Companion Loan ......................     S-78
Companion Loans .....................     S-78
Compensating Interest Payment .......    S-140
Constant Prepayment Rate ............    S-154
Control Change Event ................    S-136
Controlling Class ...................    S-136
Controlling Class
Certificateholder ...................    S-136
Controlling Holder ..................    S-136
Corrected Mortgage Loan .............    S-134
CPR .................................    S-154
Crossed Loan ........................     S-97

                                            PAGE
                                           ------
Cross-Over Date ........................    S-112
Cut-off Date Balance ...................     S-52
Deerfield Village Borrowers ............     S-69
Deerfield Village Loan .................     S-69
Deerfield Village Property .............     S-69
Defeasance .............................     S-74
Defeasance Lockout Period ..............     S-74
Depositor ..............................     S-52
Depositories ...........................    S-101
Determination Date .....................    S-103
Direct Participants ....................    S-101
Directing Certificateholder ............    S-136
Discount Rate ..........................     S-73
Distributable Certificate Interest .....    S-115
Distribution Account ...................    S-104
Distribution Date ......................    S-103
DSCR ...................................     S-52
DTC ....................................    S-100
Due Period .............................    S-106
Effective Gross Income .................     S-87
Equity Office ..........................     S-59
ERISA ..................................    S-163
ERISA Plan .............................    S-163
ESA ....................................     S-93
Euroclear ..............................    S-101
Events of Default ......................    S-148
Excess Interest ........................    S-115
Excess Interest Distribution
Account ................................    S-105
Excluded Plan ..........................    S-164
Exemption ..............................    S-163
FIRREA .................................     S-93
Fitch ..................................    S-163
Form 8-K ...............................     S-83
Funding Trigger Event of Default .......     S-82
Gain on Sale Reserve Account ...........    S-105
GMACCM .................................     S-61
Goldman ................................    S-161
Greenwich Park Apartments
Borrower ...............................     S-70
Greenwich Park Apartments Loan..........     S-70
Greenwich Park Apartments
Property ...............................     S-70

                                            PAGE
                                           ------
Ground Lease ...........................     S-67
Ground Tenant ..........................     S-67
Highland Lakes Borrower ................     S-55
Highland Lakes Center Property .........     S-55
Hutchins Wheeler .......................     S-60
Indirect Participants ..................    S-102
Initial Pool Balance ...................     S-52
Initial Rate ...........................     S-71
Initial Resolution Period ..............     S-95
Insurance and Condemnation
Proceeds ...............................    S-104
Interest Distribution Amount ...........    S-115
Interest Reserve Account ...............    S-104
IRS ....................................    S-145
JPMorgan Chase .........................     S-52
JPMSI ..................................    S-161
LaSalle ................................     S-52
Liquidation Fee ........................    S-139
Liquidation Fee Rate ...................    S-139
Liquidation Proceeds ...................    S-104
Lockbox Accounts .......................     S-98
Lockbox Loans ..........................     S-98
Lockout Period .........................     S-72
Long Island Industrial Portfolio II
Borrowers ..............................     S-62
Long Island Industrial Portfolio II
Companion Loan .........................     S-62
Long Island Industrial Portfolio II
Intercreditor Agreement ................     S-76
Long Island Industrial Portfolio II
Loan ...................................     S-62
Long Island Industrial Portfolio II
Properties .............................     S-62
Longview Mall Borrower .................     S-55
Longview Mall Property .................     S-55
Lower-Tier Distribution Account ........    S-104
Lower-Tier REMIC .......................    S-159
Lower-Tier REMIC Regular
Interests ..............................    S-159
LTV Ratio ..............................     S-53
MAI ....................................     S-96
Master Servicer ........................    S-137
Master Servicer Remittance Date ........    S-122
Merrill Lynch ..........................     S-52

                                           PAGE
                                          ------
Moody's ...............................    S-162
Mortgage ..............................     S-52
Mortgage Asset Seller .................     S-52
Mortgage Loan Seller ..................     S-52
Mortgage Note .........................     S-52
Mortgage Rate .........................    S-115
Mortgaged Property ....................     S-52
Net Aggregate Prepayment
Interest Shortfall ....................    S-115
Net Mortgage Rate .....................    S-115
Net Operating Income ..................     S-87
Nixon Peabody .........................     S-59
NOI ...................................     S-87
Non-Offered Certificates ..............     S-99
Non-Offered Subordinate
Certificates ..........................    S-120
Nonrecoverable Advance ................    S-123
Notional Amount .......................     S-99
NYSDEC ................................     S-63
Offered Certificates ..................     S-99
Office Property .......................     S-67
OID ...................................    S-159
Operating Statements ..................     S-87
Option Price ..........................    S-144
PAR ...................................     S-93
Participants ..........................    S-101
Pass-Through Rate .....................    S-112
Paying Agent ..........................    S-101
Paying Agent Fee ......................    S-101
Paying Agent Fee Rate .................    S-101
Percentage Interest ...................    S-100
Periodic Payments .....................    S-105
Permitted Investments .................    S-105
P&I Advance ...........................    S-122
Plan ..................................    S-163
PML ...................................     S-76
Pooling and Servicing Agreement........     S-99
Prepayment Assumption .................    S-159
Prepayment Interest Excess ............    S-140
Prepayment Interest Shortfall .........    S-140
Primary Collateral ....................     S-98
Prime Rate ............................    S-124
Principal Balance Certificates ........     S-99

                                           PAGE
                                          ------
Principal Distribution Amount .........    S-116
Principal Shortfall ...................    S-117
Purchase Agreements ...................     S-52
Purchase Option .......................    S-144
Purchase Price ........................     S-96
Qualified Substitute Mortgage
Loan ..................................     S-96
Rated Final Distribution Date .........    S-119
Record Date ...........................    S-104
Regular Certificates ..................    S-159
regular interests .....................    S-159
Reimbursement Rate ....................    S-123
Related Proceeds ......................    S-123
Release Date ..........................     S-74
Release H.15 ..........................     S-73
REMIC .................................    S-159
REMIC Provisions ......................    S-159
REO Account ...........................    S-142
REO Loan ..............................    S-117
REO Property ..........................    S-134
Residual Certificates .................     S-99
residual interests ....................    S-159
Restricted Group ......................    S-163
Revised Rate ..........................     S-71
Rules .................................    S-102
Salomon ...............................    S-161
Scheduled Principal Distribution
Amount ................................    S-116
Section 8 .............................     S-53
Senior Certificates ...................     S-99
Servicing Advances ....................    S-123
Servicing Fee .........................    S-138
Servicing Fee Rate ....................    S-138
Servicing Standards ...................    S-133
Similar Law ...........................    S-163
Simon Portfolio II Available Funds.....    S-106
Simon Portfolio II Borrowers ..........     S-55
Simon Portfolio II Collateral
Support Deficit .......................    S-121
Simon Portfolio II Default
Distribution Priority .................    S-107
Simon Portfolio II Distribution
Account ...............................    S-104

                                          PAGE
                                         ------
Simon Portfolio II Loan ..............     S-54
Simon Portfolio II Non-Default
Distribution Priority ................    S-106
Simon Portfolio II Non-Pooled
Balance ..............................    S-108
Simon Portfolio II Non-Pooled
Component ............................     S-54
Simon Portfolio II Non-Pooled
Percentage ...........................    S-108
Simon Portfolio II Operating
Advisor ..............................    S-136
Simon Portfolio II Option Price ......    S-144
Simon Portfolio II Pooled Balance.....    S-108
Simon Portfolio II Pooled
Component ............................     S-54
Simon Portfolio II Pooled
Percentage ...........................    S-108
Simon Portfolio II Principal
Distribution Amount ..................    S-116
Simon Portfolio II Principal
Shortfall ............................    S-117
Simon Portfolio II Properties ........     S-55
Simon Portfolio II REMIC .............    S-159
Simon Portfolio II Purchase
Option ...............................    S-144
SMMEA ................................    S-162
S&P ..................................    S-162
Special Servicer .....................    S-137
Special Servicing Fee ................    S-138
Special Servicing Fee Rate ...........    S-138
Specially Serviced Mortgage
Loans ................................    S-134
Stated Principal Balance .............    S-117

                                          PAGE
                                         ------
Statement to Certificateholders ......    S-126
Subordinate Certificates .............     S-99
Subordinate Offered Certificates .....     S-99
Sweep Period .........................     S-67
Taxing Event .........................     S-67
Terms and Conditions .................    S-103
Treasury Rate ........................     S-73
Trustee ..............................     S-52
Trustee Fee ..........................    S-131
Trustee Fee Rate .....................    S-131
Underwriters .........................    S-161
Underwriting Agreement ...............    S-161
Underwritten Cash Flow ...............     S-86
Underwritten Cash Flow Debt
Service Coverage Ratio ...............     S-86
Underwritten NOI .....................     S-87
Unscheduled Principal Distribution
Amount ...............................    S-116
Upper-Tier Distribution Account ......    S-104
Upper-Tier REMIC .....................    S-159
UW DSCR ..............................     S-86
UW NCF ...............................     S-86
UW NOI ...............................     S-87
Voting Rights ........................    S-129
WAC Rate .............................    S-114
Withheld Amounts .....................    S-104
Workout Fee ..........................    S-138
Workout Fee Rate .....................    S-138
Yield Maintenance Charge .............     S-73
Yield Maintenance Period .............     S-72

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

LOAN #        ORIGINATOR      PROPERTY NAME                           STREET ADDRESS
------        ----------      -------------                           --------------
    1            JPMCB        Simon Portfolio II                      Various
  1.1                         Century III Mall                        3075 Clairton Road
  1.2                         Longview Mall                           3500 McCann Road
  1.3                         Highland Lakes Center                   7307 W. Colonial Drive
    2        Merrill Lynch    75/101 Federal Street(20)               75/101 Federal Street
    3           LaSalle       ARC Portfolio A(16)                     Various
  3.1                         Villa West                              2700 C Street
  3.2                         Meridian Terrace                        243 N. Meridian Ave
  3.3                         Highland Acres                          1708 Bunker Hill Ln
  3.4                         Eagle Ridge                             617 Holford Prarie Rd.
  3.5                         Twin Oaks                               1915 W. MacArthur Rd. & 3825 S. Seneca Rd
  3.6                         Sunset Country                          5000 Red Creek Springs Rd
  3.7                         Oasis                                   2221 S. Prairie Ave
  3.8                         Golden Triangle                         301 South Coppell Rd.
  3.9                         Rolling Hills                           1322 South Beltline Rd.
 3.10                         Oak Park Village                        550 Ruby Rd.
 3.11                         Oak Grove                               2716 West Delmar Ave
    4            JPMCB        Long Island Industrial Portfolio II     Various
  4.1                         270, 280 & 290 Duffy Avenue             270, 280 & 290 Duffy Avenue
  4.2                         600 West John Street                    600 West John Street
  4.3                         200 Finn Court                          200 Finn Court
  4.4                         One Fairchild Court                     One Fairchild Court
  4.5                         185 Price Parkway                       185 Price Parkway
  4.6                         360 Smith Street                        360 Smith Street
  4.7                         511-523 Commack Road                    511-523 Commack Road
    5            JPMCB        The Cameo Apartments                    311 West 50th Street
    6           LaSalle       1400 Lake Shore Drive                   1400 Lake Shore Drive
    7        Merrill Lynch    600 Fifth Avenue(13)                    600 Fifth Avenue
    8        Merrill Lynch    Circuit City Distribution Center        110 Circuit City Road
    9           LaSalle       Deerfield Village                       625 Deerfield Road
   10        Merrill Lynch    Greenwich Park Apartments               1550 N.E. 123rd Street
   11        Merrill Lynch    Power Plant Live(14)                    34 Market Place
   12           LaSalle       Coventry Green Apartments               4045 Coventry Green Circle
   13            JPMCB        Avon Commons                            10101 East US Highway 36
   14            JPMCB        West Valley Business Park               6601 South 190th Street, and 9200-66th Avenue South
   15        Merrill Lynch    Richmond Distribution Center            3151 Regatta Blvd.
   16        Merrill Lynch    U-Haul Portfolio                        Various
 16.1                         708066 U-Haul San Francisco             1575 Bayshore Boulevard
 16.2                         786069 U-Haul Clearwater                23917 US 19 North
 16.3                         785057 U-Haul Orlando                   3500 S Orange Avenue
 16.4                         716024 U-Haul Pomona                    2190 North Garey Avenue
 16.5                         725069 U-Haul Rapid City                20 Deadwood Avenue
   17            JPMCB        The Barrington Apts.                    9960 South Wayne Road
   18        Merrill Lynch    4676 Erie Ave. SW                       4676 Erie Ave. SW
   19            JPMCB        Biscayne Center                         11900 Biscayne Boulevard
   20            JPMCB        Cub Square                              8055 Sheridan Boulevard
   21        Merrill Lynch    Wolf Pen Plaza                          1901 - 1913 Texas Avenue South
   22        Merrill Lynch    Supor Industrial Park                   500 Supor Boulevard
   23            JPMCB        Willowbrook II Shopping Center          17335 Tomball Highway
   24        Merrill Lynch    Acapella Apartments                     3302 North 7th Street
   25            JPMCB        Orland Town Center                      9231-9263 & 9275-9277 West 159th Street
   26            JPMCB        Plaza on Legacy                         4130, 4140, 4200 Legacy Drive, 6905 and 6909 Coit Road
   27        Merrill Lynch    Southborough Place                      136 Turnpike Road
   28            JPMCB        Martin Brower Distribution              4704 Fite Court
   29        Merrill Lynch    Lowe's Home Improvement                 1701 Frederick Road
   30        Merrill Lynch    Arbor Green Apartments                  3836 Arbor Green Lane
   31           LaSalle       2145 Market Street                      2145 Market Street
   32            JPMCB        Ashbrook Pointe Apartments              2826 Vanstory Street
   33            JPMCB        200 North Michigan Avenue               200 North Michigan Avenue
   34        Merrill Lynch    Miramar Parkway Plaza                   3100-3372 South University Drive
   35        Merrill Lynch    Indian Footprint Apartments             216-218, 220-222, 232-242 Lyness Avenue
   36           LaSalle       Advantages Apartments                   4901 Mcwillie Circle
   37            JPMCB        Cadena Creek Mobile Home Park           2851 South La Cadena Drive
   38           LaSalle       Wynnsong 16 Theatre (Johnson)           5233 NW 84th Street
   39            JPMCB        Richland MHP                            60 Compton Lane
   40        Merrill Lynch    Ashberry Village Apartments             1112 Ashberry Drive
   41        Merrill Lynch    Belair Shopping Center                  9855-9869 Bustleton Avenue
   42           LaSalle       Kalamazoo Apt. Portfolio                Various
 42.1                         West Campus Apartments                  2712-2816 Westbrook Street & 1504, 1514 Layfayette Avenue
 42.2                         Redwood Apartments                      2725 & 2805 Redwood Ave
 42.3                         Oak Forest Apartments                   1400-1410 Greenwood Ave
   43        Merrill Lynch    Andover Club Apartments                 4824 East Busch Boulevard
   44            JPMCB        Heritage Hill                           201 Heritage Hill Trail
   45        Merrill Lynch    Inwood Plaza                            13615 - 13621 Inwood Road
   46        Merrill Lynch    Las Brisas Apartments                   2001 N. Rancho Ave
   47            JPMCB        Fiesta Grande                           1511 East Florence Boulevard
   48        Merrill Lynch    Spring Run Apartments                   142 Greenbridge Drive
   49           LaSalle       SpringHill Apartments                   6495 Piping Rock Lane
   50        Merrill Lynch    Northwood Domit Apartments              201 East Quamasia
   51        Merrill Lynch    Riverside General Plaza                 9867 - 9931 Magnolia Avenue
   52        Merrill Lynch    North Reno Plaza                        1901 Silverada Blvd
   53        Merrill Lynch    Access Self Storage                     360 Central Avenue
   54        Merrill Lynch    Shaminy Brook Apartments                2900 Knights Road
   55           LaSalle       2000 Regency                            2000 Regency Court
   56           LaSalle       Hartford Center                         729, 755, & 765 N. Route 83
   57           LaSalle       Walgreens Knoxville                     5320 Clinton Highway
   58            JPMCB        Wellington Place Apartments             10803 Greencreek Drive
   59           LaSalle       Sports Authority                        3350 Northlake Blvd
   60           LaSalle       Raymour & Flanigan                      65 Baltimore Pike
   61            JPMCB        Seneca Lake                             1445 Seneca Boulevard
   62        Merrill Lynch    Regency Place Apartments                9855 Regency Square Blvd
   63            JPMCB        Santa Ana Business Center               1800-1856 Carnegie Avenue
   64           LaSalle       Glendale Industrial                     6575-6693 N Sidney Place
   65            JPMCB        Plaza on Legacy - Rainbow               4100 Legacy Drive
   66        Merrill Lynch    Marina Corporate Center                 2401 Merced Street
   67            JPMCB        Arroyo Vista Apts                       1444 Orange Avenue
   68            JPMCB        1680 West Winton Avenue                 1680 West Winton Avenue
   69        Merrill Lynch    Royal Timbers Apartments                111 Wild Oaks Court
   70        Merrill Lynch    Apple Valley Shopping Center            800-822 Berryville Avenue
   71            JPMCB        King George Apartments - Phase II       100 Prince Royal Lane
   72           LaSalle       Southbrook Villa                        429-457 E. Edgewood Blvd
   73           LaSalle       Bluegrass Meadows                       Calumet Drive, Jockey Drive & Tiny Town Rd
   74            JPMCB        Twin City Crossing                      249 West Columbia Avenue
   75            JPMCB        Olde English Village                    3400 - 3502 South Broadway
   76        Merrill Lynch    Valley Ranch Plaza Shopping Center(15)  813-817 South MacArthur Blvd.
   77           LaSalle       Walgreens North Richland Hills          6350 Davis Blvd
   78            JPMCB        Dayton House                            1001 West Dayton Street
   79        Merrill Lynch    Eckerds Drug Store                      228 Route 35
   80        Merrill Lynch    South Coast Paularino Apartments        801 Paularino Avenue
   81        Merrill Lynch    Hillside Terrace Apartments             25930 Rolling Hills Road
   82           LaSalle       Carmike 10 Missoula                     3640 Mullan Road
   83           LaSalle       Cardinal Court                          10545 Seminole Blvd
   84           LaSalle       Walgreens Dolton                        1150 East Sibley Blvd.
   85           LaSalle       Walgreens Cookeville                    500 S. Willow Ave
   86           LaSalle       Madison Square Apartments               1095 Micha Way
   87           LaSalle       Eckerds-Brighton Heights                3730 Brighton Raoad
   88           LaSalle       Westgate Apartments                     2300 Westbrook Street
   89           LaSalle       Walgreens Winter Springs                5205 Red Bug Lake Rd
   90            JPMCB        Oak Tree Villas                         2101 Pin Oak Drive
   91           LaSalle       Landmark Office Building                1545-1555 Hancock Street
   92           LaSalle       Eckerds-Naples                          2375 Vanderbilt Beach Rd
   93           LaSalle       Walgreens Memphis                       6980 E. Holmes Road
   94           LaSalle       CVS Tuscalloosa                         4260 University Blvd East
   95        Merrill Lynch    Somerset Apartments                     4910-4930 15th Avenue SW
   96            JPMCB        Sugar Tree Shopping Center              6203-6263 Orchard Lake Road
   97           LaSalle       Metro Junction                          4880 Highway 18 West
   98           LaSalle       PVM Industrial Building                 2215 Tradeport Drive
   99           LaSalle       Sports Shed                             5255 South Highway 146
  100           LaSalle       Blue Ridge MHC                          6775 East U.S. Route 33
  101           LaSalle       CVS Oakland                             218 North Third Street
  102        Merrill Lynch    Cedarwood Domit Apartments              3100 North J Street
  103           LaSalle       Twin Pines MHP                          6815 East 11 Mile Road
  104            JPMCB        441 West 22nd Street                    441 West 22nd Street
  105           LaSalle       Sun Village MHP                         12300 Seminole Blvd.
  106           LaSalle       Spalding Cove Apartments                5207-5224 Spalding Road
  107            JPMCB        Pioneer Village Mobile Home Park        305 Watkins Road
  108           LaSalle       C & F Apts                              5040 Derry Street  & 5000, 5011. 5021. 5031-5041 Lancaster St.

                                                                                                                         NUMBER OF
LOAN #    CITY                                  STATE        ZIP CODE     COUNTY                                        PROPERTIES
------    ----                                  -----        --------     ------                                        ----------
    1     Various                              Various        Various     Various                                            3
  1.1     West Mifflin                            PA           15123      Allegheny                                          1
  1.2     Longview                                TX           75605      Greg                                               1
  1.3     Orlando                                 FL           32818      Orange                                             1
    2     Boston                                  MA           02110      Suffolk                                            1
    3     Various                              Various        Various     Various                                           11
  3.1     Greeley                                 CO           80631      Weld                                               1
  3.2     San Bernardino                          CA           92410      San Bernardino                                     1
  3.3     Lewisville                              TX           75056      Denton                                             1
  3.4     Lewisville                              TX           75066      Denton                                             1
  3.5     Wichita                                 KS           67217      Sedgwick                                           1
  3.6     Pueblo                                  CO           81005      Pueblo                                             1
  3.7     Pueblo                                  CO           81005      Pueblo                                             1
  3.8     Coppell                                 TX           75019      Dallas                                             1
  3.9     Dallas                                  TX           75253      Dallas                                             1
 3.10     Coppell                                 TX           75019      Dallas                                             1
 3.11     Godfrey                                 IL           62035      Madison                                            1
    4     Various                                 NY          Various     Various                                            7
  4.1     Hicksville                              NY           11801      Nassau                                             1
  4.2     Hicksville                              NY           11801      Nassau                                             1
  4.3     Farmingdale                             NY           11735      Suffolk                                            1
  4.4     Plainview                               NY           31453      Nassau                                             1
  4.5     Farmingdale                             NY           11735      Suffolk                                            1
  4.6     Farmingdale                             NY           11735      Suffolk                                            1
  4.7     Deer Park                               NY           11729      Suffolk                                            1
    5     New York                                NY           10019      New York                                           1
    6     Chicago                                 IL           60610      Cook                                               1
    7     New York                                NY           10020      New York                                           1
    8     Marion                                  IL           62959      Williamson                                         1
    9     Deerfield                               IL           60015      Lake                                               1
   10     North Miami                             FL           33161      Miami-Dade                                         1
   11     Baltimore                               MD           21202      Baltimore City                                     1
   12     Clarence                                NY           14221      Erie                                               1
   13     Avon                                    IN           46123      Hendricks                                          1
   14     Kent                                    WA           98032      King                                               1
   15     Richmond                                CA           94804      Contra Costa                                       1
   16     Various                              Various        Various     Various                                            5
 16.1     San Francisco                           CA           94124      San Francisco                                      1
 16.2     Clearwater                              FL           34623      Pinellas                                           1
 16.3     Orlando                                 FL           32807      Orange                                             1
 16.4     Pomona                                  CA           91767      Los Angeles                                        1
 16.5     Rapid City                              SD           57702      Pennington                                         1
   17     Romulus                                 MI           48174      Wayne                                              1
   18     Massillon                               OH           44662      Stark                                              1
   19     Miami                                   FL           33181      Miami-Dade                                         1
   20     Arvada                                  CO           80003      Jefferson                                          1
   21     College Station                         TX           77840      Brazos                                             1
   22     Harrison                                NJ           07029      Hudson                                             1
   23     Houston                                 TX           77064      Harris                                             1
   24     Phoenix                                 AZ           85014      Maricopa                                           1
   25     Orland Hills                            IL           60477      Cook                                               1
   26     Plano                                   TX           75024      Collin                                             1
   27     Southborough                            MA           01772      Worcester                                          1
   28     Stockton                                CA           95215      San Joaquin                                        1
   29     Opelika                                 AL           36801      Lee                                                1
   30     Indianapolis                            IN           46220      Marion                                             1
   31     San Francisco                           CA           94115      San Francisco                                      1
   32     Greensboro                              NC           27407      Guilford                                           1
   33     Chicago                                 IL           60601      Cook                                               1
   34     Miramar                                 FL           33025      Broward                                            1
   35     Harrison                                OH           45030      Hamilton                                           1
   36     Jackson                                 MS           39110      Hinds                                              1
   37     Colton                                  CA           92324      San Bernandino & Unincorporated Riverside          1
   38     Johnston                                IA           50131      Polk                                               1
   39     Richland                                WA           99352      Benton                                             1
   40     Columbus                                OH           43228      Franklin                                           1
   41     Philadelphia                            PA           19115      Philadelphia                                       1
   42     Kalamazoo                               MI           49006      Kalamazoo                                          3
 42.1     Kalamazoo                               MI           49006      Kalamazoo                                          1
 42.2     Kalamazoo                               MI           49006      Kalamazoo                                          1
 42.3     Kalamazoo                               MI           49006      Kalamazoo                                          1
   43     Tampa                                   FL           33617      Hillsborough                                       1
   44     Louisville                              KY           40223      Jefferson                                          1
   45     Farmers Branch                          TX           75244      Dallas                                             1
   46     Colton                                  CA           92324      San Bernardino                                     1
   47     Casa Grande                             AZ           85222      Pinal                                              1
   48     White Clay Creek Hundred                DE           19713      New Castle                                         1
   49     Indianapolis                            IN           46254      Marion                                             1
   50     McAllen                                 TX           78504      Hidalgo                                            1
   51     Riverside                               CA           92503      Riverside                                          1
   52     Reno                                    NV           89511      Washoe                                             1
   53     Clark                                   NJ           07066      Union                                              1
   54     Bensalem                                PA           19020      Bucks                                              1
   55     Toledo                                  OH           43623      Lucas                                              1
   56     Bensenville                             IL           60106      DuPage                                             1
   57     Knoxville                               TN           37912      Knox                                               1
   58     Houston                                 TX           77070      Harris                                             1
   59     Palm Beach Gardens                      FL           33403      Palm Beach                                         1
   60     Springfield                             PA           19064      Delaware                                           1
   61     Broadview Heights                       OH           44147      Cuyahoga                                           1
   62     Jacksonville                            FL           32225      Duval                                              1
   63     Santa Ana                               CA           92705      Orange                                             1
   64     Glendale                                WI           53209      Milwaukee                                          1
   65     Plano                                   TX           75024      Collin                                             1
   66     San Leandro                             CA           94577      Alameda                                            1
   67     Redlands                                CA           92373      San Bernardino                                     1
   68     Hayward                                 CA           94545      Alameda                                            1
   69     Little Egg Harbor                       NJ           08087      Ocean County                                       1
   70     Winchester                              VA           22601      Frederick                                          1
   71     Savannah                                GA           31419      Chatham                                            1
   72     Lansing                                 MI           48911      Ingham                                             1
   73     Clarksville                             TN           37042      Montgomery                                         1
   74     Batesburg-Leesville                     SC           29070      Lexington                                          1
   75     Tyler                                   TX           75706      Smith                                              1
   76     Valley Ranch (Coppell)                  TX           75019      Dallas                                             1
   77     North Richland Hills                    TX           76180      Tarrant                                            1
   78     Madison                                 WI           53703      Dane                                               1
   79     Cliffwood                               NJ           07721      Monmouth                                           1
   80     Costa Mesa                              CA           92626      Orange                                             1
   81     Torrance                                CA           90505      Los Angeles                                        1
   82     Missoula                                MT           59808      Missoula                                           1
   83     Largo                                   FL           33778      Pinellas                                           1
   84     Dolton                                  IL           60419      Cook                                               1
   85     Cookeville                              TN           38501      Putnam                                             1
   86     Madison                                 GA           30650      Morgan                                             1
   87     Pittsburgh                              PA           15212      Allegheny                                          1
   88     Ocean Springs                           MS           39564      Jackson                                            1
   89     Winter Springs                          FL           32708      Seminole                                           1
   90     Hopkinsville                            KY           42240      Christian                                          1
   91     Quincy                                  MA           02169      Norfolk                                            1
   92     Naples                                  FL           34109      Collier                                            1
   93     Memphis                                 TN           38141      Shelby                                             1
   94     Tuscaloosa                              AL           35404      Tuscaloosa                                         1
   95     Fargo                                   ND           58124      Cass                                               1
   96     West Bloomfield                         MI           48322      Oakland                                            1
   97     Jackson                                 MS           39202      Hinds                                              1
   98     Orlando                                 FL           32824      Orange                                             1
   99     SeaBrook                                TX           77586      Harris                                             1
  100     Churubusco                              IN           46723      Whitley                                            1
  101     Oakland                                 MD           21550      Garrett                                            1
  102     McAllen                                 TX           78501      Hidalgo                                            1
  103     Warren                                  MI           48092      Wayne                                              1
  104     New York                                NY           10011      New York                                           1
  105     Largo                                   FL           33778      Pinellas                                           1
  106     Collegedale                             TN           37315      Hamilton                                           1
  107     Horseheads                              NY           14845      Chemung                                            1
  108     Swatara                                 PA           17055      Dauphin                                            1

                                                                                                 YEAR
LOAN #    PROPERTY TYPE                 PROPERTY SUBTYPE                    YEAR BUILT         RENOVATED       TOTAL SF/UNITS(17)
------    -------------                 ----------------                    ----------         ---------       ------------------
    1     Retail                        Various                                                                        1,047,549
  1.1     Retail                        Regional Mall                          1979              1997                    558,616
  1.2     Retail                        Regional Mall                          1978              1999                    207,838
  1.3     Retail                        Anchored                               1991                                      281,095
    2     Office                        CBD                                    1930              1985                    812,353
    3     Manufactured Housing          Manufactured Housing                                                               2,222
  3.1     Manufactured Housing          Manufactured Housing                   1972                                          333
  3.2     Manufactured Housing          Manufactured Housing                   1986                                          257
  3.3     Manufactured Housing          Manufactured Housing                   1984                                          199
  3.4     Manufactured Housing          Manufactured Housing                   1984                                          193
  3.5     Manufactured Housing          Manufactured Housing                   1956                                          386
  3.6     Manufactured Housing          Manufactured Housing                   1969                                          204
  3.7     Manufactured Housing          Manufactured Housing                   1966                                          161
  3.8     Manufactured Housing          Manufactured Housing                   1969                                          138
  3.9     Manufactured Housing          Manufactured Housing                   1972                                          183
 3.10     Manufactured Housing          Manufactured Housing                   1967                                           95
 3.11     Manufactured Housing          Manufactured Housing                   1950                                           73
    4     Industrial                    Various                                                                          859,110
  4.1     Industrial                    Flex                                   1956              1996                    240,830
  4.2     Industrial                    Flex                                   1955              1999                    210,841
  4.3     Industrial                    Warehouse/Distribution                 1965              1995                    105,573
  4.4     Industrial                    Flex                                   1959              1990                     57,720
  4.5     Industrial                    Warehouse/Distribution                 1969              1996                    100,000
  4.6     Industrial                    Warehouse/Distribution                 1965              1999                     60,000
  4.7     Industrial                    Warehouse/Distribution                 1977              1999                     84,146
    5     Multifamily                   Mid/High Rise                          2001                                          102
    6     Multifamily                   Mid/High Rise                          1928              1995                        400
    7     Office                        CBD                                    1950              1994                    354,281
    8     Industrial                    Warehouse/Distribution                 2000                                    1,078,450
    9     Multifamily                   Multifamily/Mixed Use                  2000                                      124,418
   10     Multifamily                   Mid/High Rise                          1989                                          402
   11     Office                        Office/Retail                          1980              2001                    248,770
   12     Multifamily                   Garden                                 2000                                          216
   13     Retail                        Shadow Anchored                        1999                                      172,605
   14     Industrial                    Flex                                   1982                                      205,655
   15     Industrial                    Warehouse/Distribution                 1957              2002                    425,676
   16     Self Storage                  Self Storage                                                                     209,007
 16.1     Self Storage                  Self Storage                           1943                                      113,949
 16.2     Self Storage                  Self Storage                           1950              1996                     23,525
 16.3     Self Storage                  Self Storage                           1957                                       25,580
 16.4     Self Storage                  Self Storage                           1958              1985                     19,316
 16.5     Self Storage                  Self Storage                           1980              1991                     26,637
   17     Multifamily                   Garden                                 1971                                          336
   18     Industrial                    Warehouse/Distribution                 1956              1994                    843,632
   19     Office                        Suburban                               1986                                      156,289
   20     Retail                        Anchored                               1986                                      187,980
   21     Retail                        Anchored                               2001                                      170,202
   22     Industrial                    Flex                                   1903              2002                    406,200
   23     Retail                        Shadow Anchored                        2001                                       66,547
   24     Multifamily                   Garden                                 1999                                          195
   25     Retail                        Shadow Anchored                        1993                                      147,018
   26     Retail                        Anchored                               1998                                      106,511
   27     Office                        Suburban                               2001                                       81,860
   28     Industrial                    Warehouse/Distribution                 2002                                      157,300
   29     Retail                        Anchored                               1999                                      135,197
   30     Multifamily                   Garden                                 1989              2000                        208
   31     Retail                        Anchored                               1923              1999                     29,369
   32     Multifamily                   Garden                                 2002                                          168
   33     Office                        CBD                                    1926              1999                    132,611
   34     Retail                        Anchored                               1974              1993                    144,120
   35     Multifamily                   Garden                                 1984                                          204
   36     Multifamily                   Garden                                 1985                                          252
   37     Manufactured Housing          Manufactured Housing                   1971                                          281
   38     Theater                       Theater                                1998                                       70,562
   39     Manufactured Housing          Manufactured Housing                   1960                                          314
   40     Multifamily                   Garden                                 1987                                          172
   41     Retail                        Anchored                               1967              2002                     40,246
   42     Multifamily                   Garden                                                                               237
 42.1     Multifamily                   Garden                                 1965                                          139
 42.2     Multifamily                   Garden                                 1966                                           46
 42.3     Multifamily                   Garden                                 2000                                           52
   43     Multifamily                   Garden                                 1957              1999                        186
   44     Multifamily                   Garden                                 1981                                          163
   45     Office                        Office/Retail                          1980                                       98,198
   46     Multifamily                   Garden                                 1966              1999                        209
   47     Manufactured Housing          Manufactured Housing                   1992                                          581
   48     Multifamily                   Garden                                 1974                                          184
   49     Multifamily                   Garden                                 1973                                          304
   50     Multifamily                   Garden                                 2001                                          125
   51     Retail                        Shadow Anchored                        2001                                       44,630
   52     Retail                        Anchored                               1964              1995                    129,960
   53     Self Storage                  Self Storage                           1999              2002                     78,313
   54     Multifamily                   Garden                                 1968                                          160
   55     Office                        Suburban                               1987              1998                     42,996
   56     Office                        Suburban                               1978              2002                     66,657
   57     Retail                        Anchored                               2000                                       20,112
   58     Multifamily                   Garden                                 1980                                          143
   59     Retail                        Anchored                               1997                                       42,968
   60     Retail                        Anchored                               1997              2002                     40,800
   61     Multifamily                   Garden                                 1963              2001                        151
   62     Multifamily                   Garden                                 1982                                          120
   63     Industrial                    Warehouse/Distribution                 1976              1995                     56,800
   64     Industrial                    Flex                                   1971                                      136,800
   65     Retail                        Anchored                               1997                                       68,982
   66     Industrial                    Flex                                   2001                                       51,136
   67     Multifamily                   Garden                                 1989                                           68
   68     Industrial                    Warehouse/Distribution                 1988                                       69,840
   69     Multifamily                   Garden                                 1998                                          104
   70     Retail                        Anchored                               1980                                       74,903
   71     Multifamily                   Garden                                 2002              2002                         80
   72     Multifamily                   Garden                                 1979                                          129
   73     Multifamily                   Garden                                 2001                                          104
   74     Retail                        Anchored                               1998              2002                     47,680
   75     Retail                        Unanchored                             1978                                       79,831
   76     Retail                        Unanchored                             1997                                       19,200
   77     Retail                        Anchored                               2002                                       14,490
   78     Multifamily                   Mid/High Rise                          1999                                           24
   79     Retail                        Anchored                               2001                                       10,908
   80     Multifamily                   Garden                                 1987                                           46
   81     Multifamily                   Garden                                 1971                                           77
   82     Theater                       Theater                                1997                                       31,924
   83     Manufactured Housing          Manufactured Housing                   1957              2001                        159
   84     Retail                        Anchored                               2001                                       15,120
   85     Retail                        Anchored                               2000                                       15,120
   86     Multifamily                   Garden                                 2000                                           58
   87     Retail                        Anchored                               2000                                       10,908
   88     Multifamily                   Garden                                 1970              2001                         90
   89     Retail                        Anchored                               2000                                       15,120
   90     Multifamily                   Garden                                 1981              2002                        120
   91     Office                        Suburban                               1935              2001                     34,520
   92     Retail                        Anchored                               1999                                       10,908
   93     Retail                        Anchored                               2000                                       15,120
   94     Retail                        Anchored                               2000                                       10,195
   95     Multifamily                   Garden                                 1995                                           75
   96     Retail                        Unanchored                             1984                                       36,972
   97     Retail                        Unanchored                             2001                                       23,980
   98     Industrial                    Flex                                   1994                                       30,300
   99     Self Storage                  Self Storage                           1993                                          528
  100     Manufactured Housing          Manufactured Housing                   1978              1998                        113
  101     Retail                        Anchored                               2001                                       10,125
  102     Multifamily                   Garden                                 1997                                           40
  103     Manufactured Housing          Manufactured Housing                   1975              1999                        118
  104     Multifamily                   Mid/High Rise                          1854              1960                          9
  105     Manufactured Housing          Manufactured Housing                   1960                                           91
  106     Multifamily                   Garden                                 2001                                           28
  107     Manufactured Housing          Manufactured Housing                   1940                                           87
  108     Multifamily                   Garden                                 1963              1980                         41

                UNIT OF                                OCCUPANCY            APPRAISED         APPRAISAL
LOAN #         MEASURE           OCCUPANCY (1)           DATE               VALUE ($)            DATE           CURRENT LTV(2,18)
------         --------          -------------           ----               ---------            ----           -----------------
    1        Square Feet             81.5%             10/17/02             223,950,000        Various                53.2%
  1.1        Square Feet             79.2%             10/17/02             139,100,000        08/01/02               53.2%
  1.2        Square Feet             81.5%             10/17/02              54,100,000        08/01/02               53.2%
  1.3        Square Feet             86.1%             10/17/02              30,750,000        07/23/02               53.2%
    2        Square Feet             95.0%             10/01/02             218,000,000        08/15/02               45.8%
    3            Pads                95.5%             06/30/02              60,135,000        Various                75.7%
  3.1            Pads                95.2%             06/30/02              11,280,000        01/18/02               75.7%
  3.2            Pads                98.8%             06/30/02               7,100,000        02/04/02               75.7%
  3.3            Pads                97.0%             06/30/02               6,275,000        01/24/02               75.7%
  3.4            Pads                95.9%             06/30/02               6,100,000        01/24/02               75.7%
  3.5            Pads                94.6%             06/30/02               5,750,000        01/23/02               75.7%
  3.6            Pads                88.2%             06/30/02               5,300,000        01/29/02               75.7%
  3.7            Pads                97.5%             06/30/02               5,000,000        01/29/02               75.7%
  3.8            Pads                98.6%             06/30/02               4,750,000        01/24/02               75.7%
  3.9            Pads                94.5%             06/30/02               4,300,000        12/11/01               75.7%
 3.10            Pads                96.8%             06/30/02               3,300,000        01/24/02               75.7%
 3.11            Pads                94.5%             06/30/02                 980,000        01/29/02               75.7%
    4        Square Feet             97.9%             09/30/02              54,500,000        07/01/02               72.4%
  4.1        Square Feet             95.0%             09/30/02              16,600,000        07/01/02               72.4%
  4.2        Square Feet             98.5%             09/30/02              14,900,000        07/01/02               72.4%
  4.3        Square Feet            100.0%             09/30/02               4,900,000        07/01/02               72.4%
  4.4        Square Feet             94.8%             09/30/02               4,800,000        07/01/02               72.4%
  4.5        Square Feet            100.0%             09/30/02               5,100,000        07/01/02               72.4%
  4.6        Square Feet            100.0%             09/30/02               3,800,000        07/01/02               72.4%
  4.7        Square Feet            100.0%             09/30/02               4,400,000        07/01/02               72.4%
    5           Units               100.0%             08/15/02              33,000,000        08/09/02               79.9%
    6        Square Feet             92.8%             08/13/02              45,000,000        07/01/02               57.9%
    7        Square Feet             97.1%             09/06/02             151,000,000        09/05/02               16.5%
    8        Square Feet            100.0%             07/15/02              30,500,000        06/27/02               73.9%
    9        Square Feet             94.8%             08/31/02              29,300,000        06/13/01               76.0%
   10           Units                96.3%             08/16/02              28,950,000        08/16/02               75.9%
   11        Square Feet             93.0%             06/01/02              37,340,000        09/14/01               58.5%
   12           Units                93.6%             08/30/02              22,900,000        07/31/02               77.4%
   13        Square Feet            100.0%             08/05/02              22,100,000        07/01/02               78.9%
   14        Square Feet             92.1%             08/31/02              22,700,000        07/12/02               76.5%
   15        Square Feet             97.1%             07/31/02              22,300,000        04/12/02               71.6%
   16        Square Feet             88.6%              Various              29,300,000        Various                52.8%
 16.1        Square Feet             90.5%             09/02/02              21,200,000        02/01/02               52.8%
 16.2        Square Feet             80.1%             09/04/02               2,150,000        01/29/02               52.8%
 16.3        Square Feet             74.5%             09/04/02               1,860,000        01/30/02               52.8%
 16.4        Square Feet             98.5%             09/04/02               2,670,000        02/06/02               52.8%
 16.5        Square Feet             94.5%             09/04/02               1,420,000        02/01/02               52.8%
   17           Units                92.3%             08/31/02              18,200,000        07/17/02               79.9%
   18        Square Feet            100.0%             07/01/02              23,000,000        07/01/02               60.5%
   19        Square Feet             87.5%             08/01/02              18,200,000        08/28/02               74.1%
   20        Square Feet             94.6%             09/11/02              17,500,000        04/08/02               71.2%
   21        Square Feet             95.3%             09/09/02              16,250,000        07/16/02               75.4%
   22        Square Feet             90.2%             07/31/02              18,500,000        08/21/02               64.8%
   23        Square Feet             91.2%             07/08/02              15,000,000        04/20/02               78.1%
   24           Units                90.8%             09/04/02              14,500,000        08/29/02               75.7%
   25        Square Feet             99.2%             07/31/02              13,900,000        05/06/02               77.9%
   26        Square Feet             94.0%             06/21/02              14,000,000        04/01/02               75.3%
   27        Square Feet             96.4%             05/31/02              14,800,000        06/12/02               64.0%
   28        Square Feet            100.0%             08/20/02              13,500,000        09/01/02               72.7%
   29        Square Feet            100.0%             09/11/02              11,800,000        08/23/02               78.4%
   30           Units                94.7%             06/30/02              11,350,000        07/18/02               79.9%
   31        Square Feet            100.0%             06/30/02              13,100,000        07/08/02               67.8%
   32           Units                95.2%             10/01/02              10,600,000        09/04/02               75.4%
   33        Square Feet             93.8%             10/02/02              13,300,000        08/01/02               58.6%
   34        Square Feet             93.1%             08/27/02              10,300,000        05/03/00               73.2%
   35           Units                96.6%             04/24/02               9,350,000        06/21/02               79.4%
   36           Units                97.2%             10/15/02               9,000,000        06/01/02               79.8%
   37            Pads                91.5%             08/01/02               8,950,000        07/10/02               79.7%
   38        Square Feet            100.0%             06/30/02               9,800,000        04/06/00               68.3%
   39            Pads                94.3%             08/21/02               8,500,000        08/27/02               78.7%
   40           Units                93.6%             06/25/02               8,700,000        06/06/02               74.6%
   41        Square Feet             96.6%             10/29/02               8,600,000        10/02/02               73.8%
   42           Units                95.8%             09/12/02               8,400,000        07/25/02               74.9%
 42.1           Units                92.8%             09/12/02               5,390,000        07/25/02               74.9%
 42.2           Units               100.0%             09/12/02               1,780,000        07/25/02               74.9%
 42.3           Units               100.0%             09/12/02               1,230,000        07/25/02               74.9%
   43           Units                92.5%             08/31/02               8,225,000        08/29/01               74.3%
   44           Units                92.0%             09/12/02               7,500,000        08/30/02               79.2%
   45        Square Feet             93.0%             08/28/02               7,800,000        08/20/02               73.6%
   46           Units                98.1%             08/01/02               8,000,000        09/23/02               71.3%
   47            Pads                91.8%             06/30/02               8,300,000        09/19/02               67.5%
   48           Units                97.3%             09/12/02               9,100,000        09/27/02               60.3%
   49           Units                98.7%             07/17/02               8,400,000        08/05/02               65.3%
   50           Units               100.0%             07/31/02               6,750,000        08/01/02               79.9%
   51        Square Feet             97.1%             08/22/02               7,192,000        08/21/02               61.0%
   52        Square Feet             97.6%             10/21/02               7,200,000        05/17/02               74.8%
   53        Square Feet             79.3%             08/20/02               5,600,000        09/13/02               74.9%
   54           Units               100.0%             08/15/02               7,600,000        08/26/02               65.7%
   55        Square Feet            100.0%             08/30/01               6,900,000        10/01/01               72.2%
   56        Square Feet             97.2%             06/01/02               6,300,000        08/06/02               76.9%
   57        Square Feet            100.0%             12/01/02               6,100,000        01/04/02               78.2%
   58           Units                97.2%             07/25/02               5,825,000        07/16/02               79.7%
   59        Square Feet            100.0%             12/01/02               6,200,000        06/14/02               74.8%
   60        Square Feet            100.0%             09/04/02               6,400,000        05/08/02               68.9%
   61           Units                85.4%             10/15/02               6,000,000        08/22/02               72.3%
   62           Units                92.5%             08/06/02               5,700,000        08/13/02               75.3%
   63        Square Feet            100.0%             07/31/02               5,800,000        08/08/02               74.0%
   64        Square Feet            100.0%             06/30/02               6,200,000        03/20/01               68.1%
   65        Square Feet            100.0%             08/21/02               5,300,000        07/01/02               79.6%
   66        Square Feet            100.0%             08/31/02               6,440,000        06/18/02               65.2%
   67           Units                97.1%             09/10/02               6,025,000        08/07/02               69.6%
   68        Square Feet             86.3%             09/23/02               5,320,000        07/03/02               75.1%
   69           Units                96.2%             08/21/02               5,100,000        08/30/00               74.7%
   70        Square Feet            100.0%             07/09/02               5,075,000        07/18/02               74.7%
   71           Units                96.3%             08/21/02               4,700,000        09/09/02               79.7%
   72           Units               100.0%             07/09/02               4,500,000        08/09/02               77.7%
   73           Units               100.0%             05/29/02               4,375,000        05/16/02               79.9%
   74        Square Feet             96.9%             06/17/02               4,400,000        06/01/02               79.3%
   75        Square Feet             96.3%             08/31/02               4,590,000        07/17/02               76.0%
   76        Square Feet            100.0%             10/17/02               4,675,000        07/25/02               73.6%
   77        Square Feet            100.0%             12/01/02               4,300,000        06/11/02               77.7%
   78           Units               100.0%             08/28/02               4,150,000        08/12/02               79.4%
   79        Square Feet            100.0%             10/02/02               4,000,000        10/02/02               76.3%
   80           Units               100.0%             08/31/02               4,400,000        09/26/02               68.2%
   81           Units               100.0%             09/30/02               9,900,000        10/01/02               30.1%
   82        Square Feet            100.0%             06/30/02               4,500,000        04/03/00               64.4%
   83            Pads                96.3%             08/22/02               3,600,000        08/06/02               79.9%
   84        Square Feet            100.0%             12/01/02               3,900,000        09/01/02               73.0%
   85        Square Feet            100.0%             12/01/02               3,680,000        07/17/02               75.2%
   86           Units                96.7%             08/28/02               3,400,000        06/03/02               79.8%
   87        Square Feet            100.0%             12/01/02               3,460,000        07/05/02               73.6%
   88           Units                95.6%             09/30/02               3,200,000        12/28/01               76.2%
   89        Square Feet            100.0%             12/01/02               3,375,000        07/10/02               70.9%
   90           Units                93.3%             10/01/02               3,100,000        07/31/02               77.0%
   91        Square Feet             82.9%             04/10/02               3,300,000        02/21/02               71.4%
   92        Square Feet            100.0%             06/30/02               2,940,000        08/01/02               79.9%
   93        Square Feet            100.0%             06/30/02               3,530,000        05/10/02               64.5%
   94        Square Feet            100.0%             12/01/02               2,825,000        09/04/02               78.9%
   95           Units                97.3%             09/01/02               3,725,000        10/04/02               59.1%
   96        Square Feet             98.3%             10/16/02               6,100,000        05/25/02               34.4%
   97        Square Feet            100.0%             07/01/02               2,675,000        05/09/02               74.6%
   98        Square Feet            100.0%             06/30/02               2,700,000        05/29/02               73.7%
   99           Units                91.5%             08/20/02               3,270,000        09/15/00               58.8%
  100            Pads                97.4%             08/31/02               2,370,000        06/24/02               73.7%
  101        Square Feet            100.0%             12/01/02               2,140,000        08/06/02               77.5%
  102           Units               100.0%             07/31/02               2,000,000        08/01/02               79.9%
  103            Pads                97.0%             08/16/02               2,250,000        02/14/02               70.9%
  104           Units               100.0%             08/22/02               2,400,000        08/22/02               63.3%
  105            Pads                90.1%             09/04/02               1,930,000        08/06/02               77.6%
  106           Units                92.9%             10/01/02               1,800,000        08/20/02               80.0%
  107            Pads                95.4%             10/03/02               1,900,000        06/19/02               73.7%
  108           Units               100.0%             06/30/02               1,435,000        06/03/02               79.6%

                  ORIGINAL          ORIGINAL LOAN       CURRENT         % OF INITIAL       CURRENT BAL.      CROSSED
LOAN #            BAL ($)(3)         PSF/UNIT ($)      BAL ($)(3)       POOL BALANCE       PSF/UNIT ($)     LOAN (4)
------            ----------         ------------      ----------       ------------       ------------     --------
    1            119,400,000              114          119,191,303         11.6%                 114
  1.1             76,450,360              137           76,316,733                               137
  1.2             28,776,259              138           28,725,961                               138
  1.3             14,173,381               50           14,148,608                                50
    2            100,000,000              123           99,880,850          9.7%                 123
    3             45,716,015           20,574           45,531,431          4.4%              20,491
  3.1              8,575,316           25,752            8,540,692                            25,648
  3.2              5,397,584           21,002            5,375,790                            20,917
  3.3              4,770,400           23,972            4,751,139                            23,875
  3.4              4,637,361           24,028            4,618,637                            23,931
  3.5              4,371,283           11,325            4,353,633                            11,279
  3.6              4,029,182           19,751            4,012,914                            19,671
  3.7              3,801,115           23,609            3,785,768                            23,514
  3.8              3,611,060           26,167            3,596,480                            26,061
  3.9              3,268,959           17,863            3,255,760                            17,791
 3.10              2,508,736           26,408            2,498,607                            26,301
 3.11                745,019           10,206              742,011                            10,165
    4             39,540,000               46           39,468,411          3.8%                  46
  4.1             12,300,000               51           12,277,730                                51
  4.2             10,890,000               52           10,870,283                                52
  4.3              3,840,000               36            3,833,047                                36
  4.4              3,840,000               67            3,833,047                                66
  4.5              3,490,000               35            3,483,681                                35
  4.6              3,000,000               50            2,994,568                                50
  4.7              2,180,000               26            2,176,053                                26
    5             26,400,000          258,824           26,374,019          2.6%             258,569
    6             26,100,000           65,250           26,047,743          2.5%              65,119
    7             25,000,000               71           24,971,324          2.4%                  70
    8             22,650,000               21           22,543,200          2.2%                  21
    9             22,500,000              181           22,253,381          2.2%                 179
   10             22,000,000           54,726           21,978,099          2.1%              54,672
   11             21,882,734               88           21,852,106          2.1%                  88
   12             17,750,000           82,176           17,720,364          1.7%              82,039
   13             17,500,000              101           17,437,474          1.7%                 101
   14             17,400,000               85           17,369,240          1.7%                  84
   15             16,000,000               38           15,976,198          1.5%                  38
   16             15,599,000               75           15,475,777          1.5%                  74
 16.1             11,856,000              104           11,762,344                               103
 16.2              1,448,000               62            1,436,562                                61
 16.3                897,000               35              889,914                                35
 16.4                895,000               46              887,930                                46
 16.5                503,000               19              499,027                                19
   17             14,560,000           43,333           14,533,968          1.4%              43,256
   18             13,916,000               16           13,916,000          1.3%                  16
   19             13,500,000               86           13,486,432          1.3%                  86
   20             12,500,000               66           12,457,995          1.2%                  66
   21             12,265,000               72           12,244,522          1.2%                  72
   22             12,000,000               30           11,984,950          1.2%                  30
   23             11,750,000              177           11,718,659          1.1%                 176
   24             11,000,000           56,410           10,979,887          1.1%              56,307
   25             10,850,000               74           10,824,778          1.0%                  74
   26             10,625,000              100           10,545,479          1.0%                  99         1
   27             10,500,000              128           10,469,399          1.0%                 128
   28              9,850,000               63            9,814,316          1.0%                  62
   29              9,260,000               68            9,250,834          0.9%                  68
   30              9,080,000           43,654            9,072,067          0.9%              43,616
   31              8,900,000              303            8,879,726          0.9%                 302
   32              8,000,000           47,619            7,991,882          0.8%              47,571
   33              7,800,000               59            7,789,087          0.8%                  59
   34              7,660,000               53            7,541,124          0.7%                  52
   35              7,450,000           36,520            7,428,024          0.7%              36,412
   36              7,200,000           28,571            7,182,654          0.7%              28,503
   37              7,150,000           25,445            7,130,077          0.7%              25,374
   38              6,878,000               97            6,697,852          0.6%                  95
   39              6,700,000           21,338            6,693,330          0.6%              21,316
   40              6,500,000           37,791            6,486,012          0.6%              37,709
   41              6,350,000              158            6,343,679          0.6%                 158
   42              6,300,000           26,582            6,294,022          0.6%              26,557
 42.1              4,042,500           29,083            4,038,622                            29,055
 42.2              1,335,000           29,022            1,333,703                            28,994
 42.3                922,500           17,740              921,697                            17,725
   43              6,170,000           33,172            6,113,480          0.6%              32,868
   44              5,950,000           36,503            5,939,718          0.6%              36,440
   45              5,750,000               59            5,742,017          0.6%                  58
   46              5,700,000           27,273            5,700,000          0.6%              27,273
   47              5,600,000            9,639            5,600,000          0.5%               9,639
   48              5,500,000           29,891            5,489,943          0.5%              29,837
   49              5,500,000           18,092            5,485,648          0.5%              18,045
   50              5,400,000           43,200            5,394,935          0.5%              43,159
   51              5,400,000              121            5,390,626          0.5%                 121
   52              5,400,000               42            5,382,226          0.5%                  41
   53              5,000,000               64            4,993,112          0.5%                  64
   54              5,000,000           31,250            4,990,858          0.5%              31,193
   55              5,000,000              116            4,979,099          0.5%                 116
   56              4,850,000               73            4,841,912          0.5%                  73
   57              4,800,000              239            4,772,096          0.5%                 237
   58              4,650,000           32,517            4,641,306          0.5%              32,457
   59              4,650,000              108            4,636,934          0.4%                 108
   60              4,425,000              108            4,409,860          0.4%                 108
   61              4,350,000           28,808            4,340,585          0.4%              28,746
   62              4,300,000           35,833            4,293,227          0.4%              35,777
   63              4,300,000               76            4,292,569          0.4%                  76
   64              4,275,000               31            4,222,108          0.4%                  31
   65              4,240,000               61            4,219,477          0.4%                  61         1
   66              4,200,000               82            4,200,000          0.4%                  82
   67              4,200,000           61,765            4,195,819          0.4%              61,703
   68              4,000,000               57            3,993,474          0.4%                  57
   69              3,870,000           37,212            3,808,801          0.4%              36,623
   70              3,800,000               51            3,790,222          0.4%                  51
   71              3,750,000           46,875            3,746,267          0.4%              46,828
   72              3,500,000           27,132            3,496,957          0.3%              27,108
   73              3,500,000           33,654            3,494,930          0.3%              33,605
   74              3,500,000               73            3,489,273          0.3%                  73
   75              3,500,000               44            3,487,860          0.3%                  44
   76              3,450,000              180            3,441,387          0.3%                 179
   77              3,350,000              231            3,340,587          0.3%                 231
   78              3,300,000          137,500            3,296,715          0.3%             137,363
   79              3,050,000              280            3,050,000          0.3%                 280
   80              3,000,000           65,217            3,000,000          0.3%              65,217
   81              3,000,000           38,961            2,981,444          0.3%              38,720
   82              2,975,000               93            2,897,079          0.3%                  91
   83              2,880,000           18,113            2,877,320          0.3%              18,096
   84              2,850,000              188            2,845,367          0.3%                 188
   85              2,770,000              183            2,765,939          0.3%                 183
   86              2,720,000           46,897            2,713,077          0.3%              46,777
   87              2,550,000              234            2,547,868          0.2%                 234
   88              2,450,000           27,222            2,437,565          0.2%              27,084
   89              2,400,000              159            2,394,502          0.2%                 158
   90              2,390,000           19,917            2,387,367          0.2%              19,895
   91              2,365,000               69            2,355,640          0.2%                  68
   92              2,352,000              216            2,348,593          0.2%                 215
   93              2,625,000              174            2,276,909          0.2%                 151
   94              2,230,000              219            2,227,904          0.2%                 219
   95              2,205,000           29,400            2,202,632          0.2%              29,368
   96              2,100,000               57            2,100,000          0.2%                  57
   97              2,000,000               83            1,995,392          0.2%                  83
   98              2,000,000               66            1,988,928          0.2%                  66
   99              2,000,000            3,788            1,924,303          0.2%               3,645
  100              1,750,000           15,487            1,745,594          0.2%              15,448
  101              1,660,000              164            1,657,868          0.2%                 164
  102              1,600,000           40,000            1,598,499          0.2%              39,962
  103              1,600,000           13,559            1,594,353          0.2%              13,511
  104              1,520,000          168,889            1,518,585          0.1%             168,732
  105              1,500,000           16,484            1,498,604          0.1%              16,468
  106              1,440,000           51,429            1,440,000          0.1%              51,429
  107              1,400,000           16,092            1,400,000          0.1%              16,092
  108              1,145,000           27,927            1,142,479          0.1%              27,865

                                                                             NET
                RELATED            INTEREST                               MORTGAGE                                  MONTHLY DEBT
LOAN #        BORROWER (5)          RATE %          ADMIN. FEE %         RATE % (6)         ACCRUAL TYPE         SERVICE ($)(7,16)
------        ------------          ------          ------------         ----------         ------------         -----------------
    1                               5.9870             0.04210             5.9449            Actual/360             709,426.29
  1.1
  1.2
  1.3
    2                               4.8593             0.02710             4.8322            Actual/360             524,091.36
    3                               7.3500             0.02210             7.3279            Actual/360             314,971.00
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
 3.10
 3.11
    4                               6.0440             0.04210             6.0019            Actual/360             238,181.96
  4.1
  4.2
  4.3
  4.4
  4.5
  4.6
  4.7
    5                               6.0600             0.04210             6.0179            Actual/360             159,301.16
    6                               5.5880             0.04210             5.5459            Actual/360             149,637.18
    7                               5.2500             0.04210             5.2079            Actual/360             138,050.93
    8              1                6.8500             0.04210             6.8079            Actual/360             157,924.67
    9                               7.2500             0.04210             7.2079            Actual/360             153,489.66
   10                               6.0000             0.04210             5.9579            Actual/360             131,901.12
   11                               7.4300             0.04210             7.3879            Actual/360             153,022.26
   12                               6.4000             0.04210             6.3579            Actual/360             111,027.30
   13                               6.9300             0.09210             6.8379            Actual/360             122,906.00
   14                               6.1500             0.04210             6.1079            Actual/360             106,005.70
   15                               6.8900             0.04210             6.8479            Actual/360             105,269.02
   16                               7.8700             0.04210             7.8279            Actual/360             119,055.35
 16.1
 16.2
 16.3
 16.4
 16.5
   17                               6.1000             0.12210             5.9779            Actual/360              88,232.84
   18                               6.0500             0.04210             6.0079            Actual/360              90,086.79
   19                               5.9500             0.04210             5.9079            Actual/360              80,505.86
   20                               7.2200             0.04210             7.1779            Actual/360              85,017.83
   21              4                6.4000             0.04210             6.3579            Actual/360              76,718.30
   22                               6.9000             0.04210             6.8579            Actual/360              84,049.53
   23                               7.3600             0.04210             7.3179            Actual/360              81,034.24
   24                               6.0000             0.04210             5.9579            Actual/360              65,950.56
   25                               6.9100             0.04210             6.8679            Actual/360              71,530.70
   26              6                6.7200             0.04210             6.6779            Actual/360              76,419.26
   27                               7.0000             0.04210             6.9579            Actual/360              69,856.76
   28                               6.8500             0.04210             6.8079            Actual/360              68,678.06
   29              1                6.0300             0.04210             5.9879            Actual/360              55,697.11
   30                               6.6750             0.07210             6.6029            Actual/360              58,440.75
   31                               7.0000             0.04210             6.9579            Actual/360              59,211.92
   32                               5.9000             0.04210             5.8579            Actual/360              47,450.92
   33                               6.2000             0.04210             6.1579            Actual/360              51,213.40
   34                               8.6250             0.04210             8.5829            Actual/360              59,578.69
   35                               6.9500             0.04210             6.9079            Actual/360              49,315.12
   36                               6.7500             0.04210             6.7079            Actual/360              46,699.06
   37                               6.0800             0.04210             6.0379            Actual/360              43,236.30
   38              2                9.0200             0.04210             8.9779            Actual/360              57,814.15
   39                               6.0000             0.09210             5.9079            Actual/360              40,169.89
   40                               7.2500             0.04210             7.2079            Actual/360              44,341.46
   41                               6.0000             0.04210             5.9579            Actual/360              38,071.46
   42                               6.2500             0.04210             6.2079            Actual/360              38,790.18
 42.1
 42.2
 42.3
   43                               7.4000             0.04210             7.3579            Actual/360              42,719.83
   44                               6.2500             0.09210             6.1579            Actual/360              36,635.17
   45                               6.2500             0.04210             6.2079            Actual/360              37,930.99
   46                               5.7500             0.04210             5.7079            Actual/360              33,263.65
   47                               6.0000             0.09210             5.9079            Actual/360              33,574.83
   48              5                6.0000             0.04210             5.9579            Actual/360              32,975.28
   49                               6.2500             0.04210             6.2079            Actual/360              36,281.82
   50              7                6.3100             0.04210             6.2679            Actual/360              33,459.74
   51                               6.2300             0.04210             6.1879            Actual/360              33,178.52
   52              4                7.3000             0.04210             7.2579            Actual/360              37,020.83
   53                               6.3000             0.04210             6.2579            Actual/360              33,138.17
   54              5                6.0000             0.04210             5.9579            Actual/360              29,977.53
   55                               7.7300             0.04210             7.6879            Actual/360              35,751.53
   56                               6.4050             0.04210             6.3629            Actual/360              30,352.92
   57                               7.4780             0.04210             7.4359            Actual/360              33,490.02
   58                               5.9000             0.04210             5.8579            Actual/360              27,580.85
   59                               7.1500             0.04210             7.1079            Actual/360              31,406.41
   60                               7.1500             0.04210             7.1079            Actual/360              29,886.75
   61                               6.0000             0.09210             5.9079            Actual/360              31,164.75
   62                               6.6500             0.04210             6.6079            Actual/360              27,604.49
   63                               6.2500             0.04210             6.2079            Actual/360              26,475.84
   64                               7.4900             0.04210             7.4479            Actual/360              29,862.15
   65              6                6.5000             0.04210             6.4579            Actual/360              30,025.67
   66                               6.9000             0.04210             6.8579            Actual/360              27,661.21
   67                               6.0000             0.09210             5.9079            Actual/360              25,181.12
   68                               6.5000             0.09210             6.4079            Actual/360              25,282.72
   69                               8.0000             0.04210             7.9579            Actual/360              28,396.69
   70                               6.4500             0.04210             6.4079            Actual/360              23,893.77
   71                               6.0000             0.04210             5.9579            Actual/360              22,483.14
   72                               6.7000             0.04210             6.6579            Actual/360              22,584.73
   73                               7.0000             0.04210             6.9579            Actual/360              23,285.59
   74                               6.7900             0.04210             6.7479            Actual/360              22,794.07
   75                               7.1000             0.04210             7.0579            Actual/360              24,960.99
   76                               6.5000             0.04210             6.4579            Actual/360              23,294.65
   77                               7.1500             0.04210             7.1079            Actual/360              22,626.13
   78                               6.0000             0.09210             5.9079            Actual/360              19,785.17
   79                               6.2900             0.04210             6.2479            Actual/360              20,195.39
   80                               5.7500             0.04210             5.7079            Actual/360              17,507.19
   81                               5.7500             0.04210             5.7079            Actual/360              32,930.77
   82              2                9.0200             0.04210             8.9779            Actual/360              25,006.85
   83              3                6.3500             0.04210             6.3079            Actual/360              17,920.39
   84                               6.5150             0.04210             6.4729            Actual/360              18,042.06
   85                               6.9500             0.04210             6.9079            Actual/360              18,335.96
   86                               6.5000             0.12210             6.3779            Actual/360              17,192.25
   87                               6.9000             0.10210             6.7979            Actual/360              16,794.30
   88                               7.6100             0.04210             7.5679            Actual/360              17,315.67
   89                               6.9750             0.14710             6.8279            Actual/360              15,926.98
   90                               6.2500             0.09210             6.1579            Actual/360              15,080.43
   91                               7.4300             0.04210             7.3879            Actual/360              16,423.21
   92                               7.0000             0.14710             6.8529            Actual/360              15,647.91
   93                               7.2500             0.04210             7.2079            Actual/360              18,091.31
   94                               6.3000             0.12210             6.1779            Actual/360              13,803.09
   95                               5.6000             0.04210             5.5579            Actual/360              12,658.44
   96                               6.2800             0.12210             6.1579            Actual/360              11,142.64
   97                               6.9500             0.04210             6.9079            Actual/360              13,238.96
   98                               7.1110             0.04210             7.0689            Actual/360              14,277.52
   99                               8.4200             0.04210             8.3779            Actual/360              17,255.33
  100                               6.5500             0.10210             6.4479            Actual/360              11,118.80
  101                               6.7500             0.04210             6.7079            Actual/360              11,469.13
  102              7                6.3100             0.04210             6.2679            Actual/360               9,914.00
  103                               7.0000             0.04210             6.9579            Actual/360              11,308.47
  104                               6.3500             0.04210             6.3079            Actual/360               9,457.98
  105              3                6.3500             0.04210             6.3079            Actual/360               9,333.54
  106                               7.0000             0.04210             6.9579            Actual/360               9,580.36
  107                               6.2500             0.04210             6.2079            Actual/360               9,235.37
  108                               7.1500             0.04210             7.1079            Actual/360               7,733.41

               ANNUAL DEBT                        FIRST
LOAN #        SERVICE($)(8)    NOTE DATE      PAYMENT DATE     REM. TERM (9)    REM. AMORT      SEASONING
------        -------------    ---------      ------------     -------------    ----------      ---------
    1           8,513,115       09/16/02        11/10/02            118            358              2
  1.1
  1.2
  1.3
    2           6,289,096       10/02/02        12/01/02            119            359              1
    3           3,779,652       05/02/02        07/01/02            113            354              6
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
 3.10
 3.11
    4           2,858,184       09/30/02        11/10/02            118            358              2
  4.1
  4.2
  4.3
  4.4
  4.5
  4.6
  4.7
    5           1,911,614       10/11/02        12/01/02            119            359              1
    6           1,795,646       09/05/02        11/01/02            118            358              2
    7           1,656,611       10/22/02        12/01/02            119            359              1
    8           1,895,096       07/22/02        09/01/02            116            296              4
    9           1,841,876       08/28/01        10/01/01            105            345             15
   10           1,582,813       10/21/02        12/01/02            119            359              1
   11           1,836,267       12/10/01        02/01/02            109            349             11
   12           1,332,328       09/25/02        11/01/02            118            358              2
   13           1,474,872       08/19/02        10/01/02            177            297              3
   14           1,272,068       10/01/02        11/01/02            118            358              2
   15           1,263,228       09/05/02        11/01/02            118            358              2
   16           1,428,664       03/28/02        05/01/02            112            292              8
 16.1
 16.2
 16.3
 16.4
 16.5
   17           1,058,794       09/25/02        11/01/02            118            358              2
   18           1,081,041       11/12/02        01/01/03            120            300              0
   19             966,070       10/21/02        12/01/02            119            359              1
   20           1,020,214       06/03/02        08/01/02            115            355              5
   21             920,620       09/24/02        11/01/02            58             358              2
   22           1,008,594       10/31/02        12/01/02            119            299              1
   23             972,411       07/24/02        09/01/02            116            356              4
   24             791,407       09/26/02        11/01/02            118            358              2
   25             858,368       08/02/02        10/01/02            117            357              3
   26             917,031       06/28/02        08/01/02            175            265              5
   27             838,281       07/10/02        09/01/02            116            356              4
   28             824,137       08/23/02        10/01/02            117            297              3
   29             668,365       10/24/02        12/01/02            119            359              1
   30             701,289       10/11/02        12/01/02            59             359              1
   31             710,543       08/15/02        10/01/02            117            357              3
   32             569,411       10/18/02        12/01/02            119            359              1
   33             614,561       10/11/02        12/01/02            119            299              1
   34             714,944       06/28/00        08/01/00            91             331             29
   35             591,781       07/18/02        09/01/02            116            356              4
   36             560,389       08/08/02        10/01/02            117            357              3
   37             518,836       08/26/02        10/01/02            117            357              3
   38             693,770       05/31/00        07/01/00            90             270             30
   39             482,039       10/07/02        12/01/02            119            359              1
   40             532,098       08/06/02        10/01/02            57             357              3
   41             456,858       10/31/02        12/01/02            119            359              1
   42             465,482       10/07/02        12/01/02            119            359              1
 42.1
 42.2
 42.3
   43             512,638       10/10/01        12/01/01            107            347             13
   44             439,622       09/20/02        11/01/02            58             358              2
   45             455,172       10/31/02        12/01/02            119            299              1
   46             399,164       11/05/02        01/01/03            120            360              0
   47             402,898       11/04/02        01/01/03            60             360              0
   48             395,703       10/01/02        11/01/02            118            358              2
   49             435,382       09/20/02        11/01/02            118            298              2
   50             401,517       10/10/02        12/01/02            119            359              1
   51             398,142       09/30/02        11/01/02            118            358              2
   52             444,250       06/19/02        08/01/02            115            355              5
   53             397,658       10/22/02        12/01/02            119            299              1
   54             359,730       10/01/02        11/01/02            118            358              2
   55             429,018       04/02/02        06/01/02            113            353              7
   56             364,235       09/23/02        11/01/02            118            358              2
   57             401,880       02/12/02        04/01/02            111            351              9
   58             330,970       09/09/02        11/01/02            118            358              2
   59             376,877       07/26/02        09/01/02            116            356              4
   60             358,641       06/18/02        08/01/02            115            355              5
   61             373,977       10/22/02        12/01/02            239            239              1
   62             331,254       09/13/02        11/01/02            118            358              2
   63             317,710       09/17/02        11/01/02            82             358              2
   64             358,346       05/07/01        07/01/01            102            342             18
   65             360,308       08/28/02        10/01/02            175            265              3
   66             331,935       11/13/02        01/01/03            120            360              0
   67             302,173       10/02/02        12/01/02            119            359              1
   68             303,393       09/24/02        11/01/02            118            358              2
   69             340,760       10/23/00        12/01/00            95             335             25
   70             286,725       08/23/02        10/01/02            117            357              3
   71             269,798       10/18/02        12/01/02            119            359              1
   72             271,017       10/04/02        12/01/02            119            359              1
   73             279,427       09/30/02        11/01/02            118            358              2
   74             273,529       07/11/02        09/01/02            116            356              4
   75             299,532       08/22/02        10/01/02            117            297              3
   76             279,536       09/19/02        11/01/02            118            298              2
   77             271,514       07/29/02        09/01/02            116            356              4
   78             237,422       10/04/02        12/01/02            119            359              1
   79             242,345       11/21/02        01/01/03            120            300              0
   80             210,086       11/06/02        01/01/03            120            360              0
   81             395,169       10/31/02        12/01/02            119            119              1
   82             300,082       05/01/00        07/01/00            90             270             30
   83             215,045       10/04/02        12/01/02            119            359              1
   84             216,505       09/26/02        11/01/02            118            358              2
   85             220,032       09/10/02        11/01/02            118            358              2
   86             206,307       08/30/02        10/01/02            117            357              3
   87             201,532       10/16/02        12/01/02            119            359              1
   88             207,788       03/11/02        05/01/02            112            352              8
   89             191,124       08/26/02        10/01/02            129            357              3
   90             180,965       10/30/02        12/01/02            119            335              1
   91             197,079       05/31/02        07/01/02            114            354              6
   92             187,775       09/10/02        11/01/02            118            358              2
   93             217,096       06/28/02        08/01/02            115            342              5
   94             165,637       10/23/02        12/01/02            119            359              1
   95             151,901       10/31/02        12/01/02            119            359              1
   96             133,712       06/28/02        08/01/02            115                             5
   97             158,868       08/22/02        10/01/02            117            357              3
   98             171,330       06/28/02        08/01/02            115            295              5
   99             207,064       12/08/00        02/01/01            97             217             23
  100             133,426       08/23/02        10/01/02            117            357              3
  101             137,630       10/04/02        12/01/02            119            299              1
  102             118,968       10/10/02        12/01/02            119            359              1
  103             135,702       08/27/02        10/01/02            117            297              3
  104             113,496       10/18/02        12/01/02            119            359              1
  105             112,002       10/04/02        12/01/02            119            359              1
  106             114,964       11/07/02        01/01/03            120            360              0
  107             110,824       11/05/02        01/01/03            120            300              0
  108              92,801       08/15/02        10/01/02            117            357              3

              PAYMENT         GRACE           MATURITY/                                FINAL                 MATURITY/ARD
LOAN #       DUE DATE        PERIOD         ARD DATE (10)           ARD LOAN          MAT DATE              BAL. ($) (3,9)
------       --------        ------         -------------           --------          --------              --------------
    1           10              0              10/10/12                No                                     101,864,173
  1.1                                                                                                          65,222,384
  1.2                                                                                                          24,549,998
  1.3                                                                                                          12,091,790
    2            1              0              11/01/12                No                                      82,338,327
    3            1              0              05/01/12                No                                      40,370,430
  3.1                                                                                                           7,572,603
  3.2                                                                                                           4,766,443
  3.3                                                                                                           4,212,596
  3.4                                                                                                           4,095,113
  3.5                                                                                                           3,860,148
  3.6                                                                                                           3,558,049
  3.7                                                                                                           3,356,650
  3.8                                                                                                           3,188,818
  3.9                                                                                                           2,886,719
 3.10                                                                                                           2,215,389
 3.11                                                                                                             657,903
    4           10              0              10/10/12                No                                      33,580,129
  4.1                                                                                                          10,446,019
  4.2                                                                                                           9,248,548
  4.3                                                                                                           3,261,196
  4.4                                                                                                           3,261,196
  4.5                                                                                                           2,963,952
  4.6                                                                                                           2,547,809
  4.7                                                                                                           1,851,408
    5            1              5              11/01/12                No                                      22,428,764
    6            1              5              10/01/12                No                                      21,911,897
    7            1              3              11/01/12               Yes             11/01/32                 20,720,540
    8            1              5              08/01/12               Yes             08/01/27                 18,036,316
    9            1              5              09/01/11               Yes             09/01/31                 19,776,465
   10            1              5              11/01/12                No                                      18,657,753
   11            1              5              01/01/12                No                                      19,398,858
   12            1              5              10/01/12                No                                      15,259,513
   13            1              7              09/01/17               Yes             09/01/27                 11,024,144
   14            1              7              10/01/12                No                                      14,823,065
   15            1              5              10/01/12               Yes             10/01/32                 13,914,869
   16            1              5              04/01/12               Yes             04/01/27                 12,813,067
 16.1                                                                                                           9,738,555
 16.2                                                                                                           1,189,392
 16.3                                                                                                             736,799
 16.4                                                                                                             735,156
 16.5                                                                                                             413,166
   17            1              7              10/01/12                No                                      12,385,641
   18            1              5              12/01/12               Yes             12/01/27                 10,795,535
   19            1              7              11/01/12                No                                      11,432,191
   20            1              7              07/01/12                No                                      10,968,050
   21            1             10              10/01/07               Yes             10/01/32                 11,533,118
   22            1              5              11/01/12                No                                       9,568,841
   23            1              7              08/01/12                No                                      10,345,608
   24            1              5              10/01/12                No                                       9,329,889
   25            1              7              09/01/12                No                                       9,440,038
   26            1              7              07/01/17                No                                       5,620,742
   27            1              5              08/01/12                No                                       9,158,757
   28            1              7              09/01/12                No                                       7,842,348
   29            1              5              11/01/12               Yes             11/01/32                  7,860,146
   30            1              5              11/01/07                No                                       8,567,002
   31            1              5              09/01/12                No                                       7,774,368
   32            1              7              11/01/12                No                                       6,764,588
   33            1              7              11/01/12                No                                       6,080,727
   34            1              5              07/01/10                No                                       6,950,344
   35            1              5              08/01/12                No                                       6,489,717
   36            1              5              09/01/12                No                                       6,247,759
   37            1              7              09/01/12                No                                       6,078,154
   38            1              5              06/01/10                No                                       5,843,134
   39            1              7              11/01/12                No                                       5,682,133
   40            1              5              09/01/07                No                                       6,174,444
   41            1              5              11/01/12                No                                       5,385,306
   42            1              5              11/01/12                No                                       5,391,628
 42.1                                                                                                           3,459,629
 42.2                                                                                                           1,142,512
 42.3                                                                                                             789,489
   43            1              5              11/01/11                No                                       5,435,497
   44            1             10              10/01/07                No                                       5,584,226
   45            1             10              11/01/12                No                                       4,490,019
   46            1              5              12/01/12                No                                       4,798,517
   47            1              7              12/01/07                No                                       5,238,472
   48            1              5              10/01/12                No                                       4,664,944
   49            1              5              10/01/12                No                                       4,309,226
   50            1              5              11/01/12                No                                       4,620,937
   51            1              5              10/01/12                No                                       4,610,907
   52            1              5              07/01/12                No                                       4,748,010
   53            1              5              11/01/12                No                                       3,910,812
   54            1              5              10/01/12                No                                       4,240,858
   55            1              5              05/01/12                No                                       4,451,392
   56            1              5              10/01/12                No                                       4,170,084
   57            1              5              03/01/12                No                                       4,247,839
   58            1              7              10/01/12                No                                       3,932,331
   59            1              5              08/01/12                No                                       4,078,366
   60            1              5              07/01/12                No                                       3,882,367
   61            1              7              11/01/22                No                                         101,595
   62            1              5              10/01/12                No                                       3,715,306
   63            1              7              10/01/09                No                                       3,904,640
   64            1              5              06/01/11                No                                       3,781,038
   65            1              7              07/01/17                No                                       2,217,083
   66            1              5              12/01/12               Yes             12/01/32                  3,653,521
   67            1              7              11/01/12                No                                       3,561,935
   68            1              7              10/01/12                No                                       3,441,745
   69            1              5              11/01/10                No                                       3,459,653
   70            1              5              09/01/12               Yes             09/01/32                  3,264,760
   71            1              7              11/01/12                No                                       3,180,299
   72            1              5              11/01/12                No                                       3,032,924
   73            1              5              10/01/12                No                                       3,058,270
   74            1              7              08/01/12                No                                       3,035,765
   75            1              7              09/01/12                No                                       2,808,462
   76            1              5              10/01/12                No                                       2,716,550
   77            1              5              08/01/12                No                                       2,938,178
   78            1              7              11/01/12                No                                       2,798,663
   79            1              5              12/01/12               Yes             12/01/27                  2,385,069
   80            1              5              12/01/12                No                                       2,525,534
   81            1              5              11/01/12                No                                               0
   82            1              5              06/01/10                No                                       2,527,380
   83            1              5              11/01/12                No                                       2,471,709
   84            1              5              10/01/12                No                                       2,457,969
   85            1              5              10/01/12                No                                       2,417,218
   86            1              5              09/01/12                No                                       2,344,227
   87            1              5              11/01/12                No                                       2,221,560
   88            1              5              04/01/12                No                                       2,174,026
   89            1              5              09/01/13                No                                       2,050,707
   90            1              7              11/01/12                No                                       1,980,777
   91            1              5              06/01/12                No                                       2,089,167
   92            1              5              10/01/12                No                                       2,055,157
   93            1              5              07/01/12                No                                       2,332,790
   94            1              5              11/01/12                No                                       1,911,167
   95            1              5              11/01/12                No                                       1,847,661
   96            1              7              07/01/12                No                                       2,100,000
   97            1              5              09/01/12                No                                       1,744,755
   98            1              5              07/01/12                No                                       1,610,664
   99            1              5              01/01/11                No                                       1,436,807
  100            1              5              09/01/12                No                                       1,510,314
  101            1              5              11/01/12                No                                       1,321,221
  102            1              5              11/01/12                No                                       1,369,166
  103            1              5              09/01/12                No                                       1,283,461
  104            1              7              11/01/12                No                                       1,302,189
  105            1              5              11/01/12                No                                       1,287,348
  106            1              5              12/01/12                No                                       1,255,979
  107            1              7              12/01/12                No                                       1,093,340
  108            1              5              09/01/12                No                                       1,004,093

                                           REMAINING
                                           PREPAYMENT
                MATURITY                   PROVISION
LOAN #          LTV (2,9)               (PAYMENTS) (11)                     2000 NOI ($)            2001 NOI ($)
------        ------------              ---------------                     ------------            ------------
    1            45.5%                LO(24),Def(90),O(4)                    18,846,711              18,020,493
  1.1                                                                        11,057,653              10,954,014
  1.2                                                                         4,440,923               4,239,884
  1.3                                                                         3,348,135               2,826,595
    2            37.8%                LO(24),Def(91),O(4)                    18,553,798              18,700,236
    3            67.1%                LO(24),Def(88),O(1)                     4,349,938               5,113,855
  3.1                                                                           959,293               1,006,467
  3.2                                                                                                   308,617
  3.3                                                                           484,599                 546,336
  3.4                                                                           488,596                 588,559
  3.5                                                                           471,578                 509,341
  3.6                                                                           466,795                 445,098
  3.7                                                                           439,847                 460,121
  3.8                                                                           368,415                 497,043
  3.9                                                                           343,893                 365,839
 3.10                                                                           245,044                 298,947
 3.11                                                                            81,878                  87,487
    4            61.6%                LO(24),Def(92),O(2)                     4,209,247               4,243,771
  4.1                                                                         1,461,258               1,397,354
  4.2                                                                           897,616                 965,844
  4.3                                                                           442,792                 449,921
  4.4                                                                           351,802                 355,586
  4.5                                                                           395,090                 391,035
  4.6                                                                           353,950                 356,038
  4.7                                                                           306,740                 327,993
    5            68.0%                LO(24),Def(91),O(4)
    6            48.7%                LO(33),Def(82),O(3)                     2,657,913               2,469,463
    7            13.7%                LO(24),Def(92),O(3)                     5,325,661               5,104,214
    8            59.1%                LO(24),Def(89),O(3)
    9            67.5%                LO(24),Def(78),O(3)
   10            64.4%                LO(25),Def(90),O(4)                     2,235,244               2,573,631
   11            52.0%               LO(12),YMor1%(90),O(7)                   1,310,833               1,798,557
   12            66.6%                LO(33),Def(82),O(3)
   13            49.9%               LO(24),Def(140),O(13)
   14            65.3%                LO(24),Def(90),O(4)                     1,680,335               1,946,790
   15            62.4%                LO(24),Def(91),O(3)                       402,589               1,532,898
   16            43.7%                LO(24),Def(85),O(3)                     2,125,871               2,178,744
 16.1                                                                         1,459,163               1,525,599
 16.2                                                                           200,175                 190,223
 16.3                                                                           205,540                 172,822
 16.4                                                                           164,291                 155,873
 16.5                                                                            96,702                 134,227
   17            68.1%                LO(24),Def(90),O(4)                                             1,319,356
   18            46.9%                LO(24),Def(93),O(3)
   19            62.8%                LO(24),Def(91),O(4)                     1,632,136               1,557,807
   20            62.7%                LO(24),Def(87),O(4)                     1,511,413               1,566,129
   21            71.0%                LO(24),Def(31),O(3)                                               426,277
   22            51.7%                LO(24),Def(91),O(4)                     1,741,300               1,466,700
   23            69.0%                LO(24),Def(88),O(4)                                               100,561
   24            64.3%                LO(25),Def(89),O(4)                     1,005,789               1,073,541
   25            67.9%                LO(24),Def(89),O(4)                     1,143,800               1,424,312
   26            40.1%               LO(24),Def(138),O(13)                    1,153,110               1,315,858
   27            55.1%                LO(24),Def(88),O(4)
   28            58.1%                LO(24),Def(89),O(4)
   29            66.6%                LO(24),Def(92),O(3)
   30            75.5%                LO(24),Def(33),O(2)                       920,997                 972,221
   31            59.3%                LO(32),Def(82),O(3)
   32            63.8%                LO(24),Def(91),O(4)
   33            45.7%                LO(24),Def(91),O(4)                       983,930               1,017,354
   34            67.5%                LO(24),Def(63),O(4)                       780,527               1,103,337
   35            69.4%                LO(24),Def(88),O(4)                       680,632                 809,646
   36            69.4%                LO(32),Def(82),O(3)                       852,333                 875,085
   37            67.9%                LO(24),Def(89),O(4)                       533,999                 628,604
   38            59.6%                LO(24),Def(63),O(3)                                             1,039,635
   39            66.8%                LO(24),Def(91),O(4)                       621,843                 675,859
   40            71.0%                LO(24),Def(29),O(4)                       714,632                 776,237
   41            62.6%                LO(24),Def(93),O(2)
   42            64.2%                LO(34),Def(82),O(3)                       595,231                 768,584
 42.1
 42.2
 42.3
   43            66.1%                LO(24),Def(79),O(4)                       700,227                 718,957
   44            74.5%                LO(24),Def(32),O(2)                       640,912                 650,732
   45            57.6%                LO(24),Def(91),O(4)                       698,420                 672,095
   46            60.0%                LO(24),Def(92),O(4)                       275,711                 553,815
   47            63.1%                LO(24),Def(34),O(2)                       653,115
   48            51.3%                LO(24),Def(90),O(4)                       623,477                 747,046
   49            51.3%                LO(33),Def(82),O(3)                       627,559                 766,721
   50            68.5%                LO(24),Def(91),O(4)
   51            50.2%                LO(24),Def(90),O(4)
   52            65.9%                LO(24),Def(87),O(4)                       636,823                 655,096
   53            55.6%                LO(24),Def(91),O(4)                       268,467                 342,911
   54            55.8%                LO(24),Def(90),O(4)                       507,745                 633,145
   55            64.5%                LO(28),Def(82),O(3)                       741,770                 701,627
   56            66.2%                LO(33),Def(82),O(3)                       549,370                 630,278
   57            69.6%                LO(26),Def(82),O(3)
   58            67.5%                LO(24),Def(90),O(4)                       466,626                 452,187
   59            65.8%                LO(31),Def(82),O(3)
   60            60.7%                LO(30),Def(82),O(3)
   61             1.7%               LO(24),Def(190),O(25)                      416,668                 529,541
   62            65.2%                LO(24),Def(90),O(4)                       451,926                 475,978
   63            67.3%                LO(24),Def(55),O(3)                        83,322                 424,765
   64            61.0%                LO(24),Def(75),O(3)                       472,590                 402,685
   65            41.8%               LO(24),Def(138),O(13)
   66            56.7%                LO(24),Def(92),O(4)
   67            59.1%                LO(24),Def(91),O(4)                       332,205                 358,995
   68            64.7%                LO(24),Def(90),O(4)                                               355,523
   69            67.8%                LO(24),Def(67),O(4)                       415,965                 383,205
   70            64.3%                LO(24),Def(89),O(4)                       417,729                 443,033
   71            67.7%                LO(24),Def(91),O(4)
   72            67.4%                LO(34),Def(82),O(3)                       486,924                 338,289
   73            69.9%                LO(33),Def(82),O(3)                                               182,966
   74            69.0%                LO(24),Def(88),O(4)                       357,019                 359,290
   75            61.2%                LO(24),Def(89),O(4)                       498,806                 557,170
   76            58.1%                LO(24),Def(90),O(4)                       439,811                 484,291
   77            68.3%                LO(31),Def(82),O(3)
   78            67.4%                LO(24),Def(91),O(4)                       284,803                 338,689
   79            59.6%                LO(24),Def(94),O(2)
   80            57.4%                LO(24),Def(92),O(4)                       311,008                 311,812
   81             0.0%                LO(24),Def(91),O(4)                       678,281                 722,315
   82            56.2%                LO(24),Def(63),O(3)                                               460,231
   83            68.7%                LO(34),Def(82),O(3)                       291,101                 304,034
   84            63.0%                LO(33),Def(82),O(3)
   85            65.7%                LO(33),Def(82),O(3)
   86            68.9%                LO(32),Def(82),O(3)                                               248,733
   87            64.2%                LO(34),Def(82),O(3)
   88            67.9%                LO(27),Def(82),O(3)                       307,644
   89            60.8%                LO(32),Def(94),O(3)
   90            63.9%                LO(24),Def(91),O(4)                       259,128
   91            63.3%                LO(29),Def(82),O(3)
   92            69.9%                LO(33),Def(82),O(3)
   93            66.1%                LO(30),Def(82),O(3)
   94            67.7%                LO(34),Def(82),O(3)                       152,085                 243,548
   95            49.6%                LO(24),Def(91),O(4)                       305,000                 345,483
   96            34.4%                LO(24),Def(87),O(4)                       554,720                 546,832
   97            65.2%                LO(32),Def(82),O(3)                                                20,760
   98            59.7%                LO(30),Def(82),O(3)
   99            43.9%                LO(24),Def(70),O(3)                       267,834                 240,450
  100            63.7%                LO(32),Def(82),O(3)                       151,485                 179,212
  101            61.7%                LO(34),Def(82),O(3)
  102            68.5%                LO(24),Def(91),O(4)                       214,852                 203,420
  103            57.0%                LO(32),Def(82),O(3)                       182,085                 209,734
  104            54.3%                LO(24),Def(91),O(4)                       151,993                 164,631
  105            66.7%                LO(34),Def(82),O(3)                                               128,111
  106            69.8%                LO(35),Def(82),O(3)                         3,176                  59,663
  107            57.5%                LO(24),Def(92),O(4)                       146,726                 138,663
  108            70.0%                LO(32),Def(82),O(3)                       147,574                 134,589

             MOST RECENT     MOST RECENT                                                UW
LOAN #         NOI ($)      NOI DATE (19)        UW NOI ($)          UW NCF ($)   DSCR (2,12,18)        TITLETYPE        PML
------         -------      -------------        ----------          ----------   --------------        ---------        ---
    1         17,568,036       06/30/02         17,702,004          17,328,221         2.04                Fee
  1.1         10,700,684       06/30/02         11,078,647          10,900,437                             Fee
  1.2          4,334,776       06/30/02          4,324,102           4,240,967                             Fee
  1.3          2,532,576       06/30/02          2,299,255           2,186,817                             Fee
    2         19,756,060       06/30/02         19,454,303          17,333,892         2.76                Fee
    3          5,667,570       06/30/02          5,071,322           4,959,741         1.31                Fee
  3.1          1,063,986       05/31/02            972,120             955,470                             Fee
  3.2            519,585       05/31/02            586,258             573,408                             Fee          18.0%
  3.3            604,497       05/31/02            524,153             514,203                             Fee
  3.4            630,735       05/31/02            510,680             501,030                             Fee
  3.5            604,365       05/31/02            451,493             431,843                             Fee
  3.6            486,009       06/30/02            422,395             412,195                             Fee
  3.7            491,645       05/31/02            439,673             431,623                             Fee
  3.8            454,113       06/30/02            454,113             447,263                             Fee
  3.9            372,804       05/31/02            335,841             326,610                             Fee
 3.10            320,123       05/31/02            288,368             283,518                             Fee
 3.11            119,708       05/31/02             86,228              82,578                             Fee
    4          4,309,302                         4,592,845           4,146,558         1.45                Fee
  4.1          1,257,624       03/31/02          1,415,432           1,258,873                             Fee
  4.2            990,368       06/30/02          1,228,128           1,123,087                             Fee
  4.3            455,134       06/30/02            440,762             400,287                             Fee
  4.4            459,141       06/30/02            450,400             406,743                             Fee
  4.5            424,722       06/30/02            386,079             351,198                             Fee
  4.6            376,687       06/30/02            354,493             326,799                             Fee
  4.7            345,627       06/30/02            317,552             279,572                             Fee
    5            916,736       07/31/02          2,653,487           2,633,087         1.38                Fee
    6          2,667,915       06/30/02          2,702,339           2,602,339         1.45                Fee
    7                                           11,042,236          10,262,547         6.19                Fee
    8                                            2,835,391           2,673,624         1.41                Fee
    9          1,566,871       07/31/02          2,360,570           2,274,478         1.23                Fee
   10          2,384,899       07/31/02          2,385,716           2,280,392         1.44                Fee
   11          2,351,204       06/30/02          2,835,757           2,669,979         1.45             Leasehold
   12          1,639,533       06/30/02          1,914,341           1,860,341         1.40                Fee
   13          1,645,422       06/30/02          1,978,811           1,844,179         1.25                Fee
   14          1,982,894       07/31/02          1,904,516           1,699,375         1.34                Fee          17.0%
   15          1,689,504       02/28/02          1,830,101           1,657,466         1.31                Fee          29.0%
   16          2,589,480       07/31/02          2,630,453           2,587,923         1.81                Fee
 16.1          1,740,465       07/31/02          2,017,873           1,997,519                             Fee          19.0%
 16.2            171,803       07/31/02            184,761             181,262                             Fee
 16.3            222,248       07/31/02            157,985             151,433                             Fee
 16.4            251,166       07/31/02            166,455             163,120                             Fee          16.0%
 16.5            203,798       07/31/02            103,379              94,589                             Fee
   17          1,378,239       07/31/02          1,539,856           1,455,856         1.38                Fee
   18                                            1,904,647           1,651,556         1.53                Fee
   19          1,596,653       09/30/02          1,604,390           1,377,070         1.43                Fee
   20          1,633,832       06/30/02          1,572,612           1,426,643         1.40                Fee
   21            793,507       08/31/02          1,464,252           1,344,736         1.46                Fee
   22          1,739,234       07/31/02          2,553,176           2,362,770         2.34                Fee
   23            536,227       07/31/02          1,313,374           1,236,179         1.27                Fee
   24          1,091,448       09/30/02          1,069,917           1,035,792         1.31                Fee
   25          1,356,802       05/31/02          1,258,968           1,123,718         1.31                Fee
   26                                            1,247,824           1,167,229         1.27                Fee
   27            816,243       08/31/02          1,242,244           1,096,316         1.31                Fee
   28                                            1,200,608           1,093,644         1.33                Fee           9.0%
   29                                              975,657             955,377         1.43                Fee
   30          1,031,745       06/30/02          1,039,250             976,642         1.39                Fee
   31          1,120,054       06/30/02            954,004             944,508         1.33                Fee          23.0%
   32            769,644       09/30/02            817,595             779,795         1.37                Fee
   33          1,189,223       06/30/02            923,962             790,076         1.29                Fee
   34          1,011,486       08/31/02          1,053,975             975,276         1.36                Fee
   35            892,393       08/31/02            878,798             820,658         1.39                Fee
   36            781,277       06/30/02            778,443             715,443         1.28                Fee
   37            656,532       06/30/02            690,214             676,164         1.30                Fee
   38          1,039,635       12/31/01            947,091             898,509         1.30                Fee
   39            746,030       07/31/02            700,897             682,217         1.42                Fee
   40            786,408       05/31/02            798,539             721,139         1.36                Fee
   41            459,410       09/30/02            784,846             747,673         1.64                Fee
   42            823,203       06/30/02            747,862             664,912         1.43                Fee
 42.1                                                                                                      Fee
 42.2                                                                                                      Fee
 42.3                                                                                                      Fee
   43            650,600       08/31/02            702,287             639,847         1.25                Fee
   44            653,408       08/31/02            653,749             607,668         1.38                Fee
   45            630,227       06/30/02            687,735             603,820         1.33                Fee
   46            607,430       08/31/02            626,867             574,617         1.44                Fee          18.0%
   47            692,869       06/30/02            600,588             571,538         1.42                Fee
   48            792,893       06/30/02            794,639             748,639         1.89                Fee
   49            755,829       05/31/02            686,529             610,529         1.40                Fee
   50            660,745       06/30/02            613,538             582,288         1.45                Fee
   51            297,256       06/30/02            621,792             581,056         1.46                Fee          14.0%
   52            598,910       04/30/02            701,888             639,894         1.44                Fee          19.0%
   53            388,349       07/31/02            625,305             613,562         1.54                Fee
   54            672,945       06/30/02            670,331             630,331         1.75                Fee
   55            627,448       06/30/02            587,486             533,402         1.24                Fee
   56            607,857       06/30/02            563,611             502,146         1.38                Fee
   57                                              511,553             508,536         1.27                Fee
   58            540,586       06/30/02            509,488             472,793         1.43                Fee
   59                                              584,948             550,356         1.46                Fee
   60                                              536,024             504,200         1.41                Fee
   61            561,811       09/30/02            494,084             448,784         1.20                Fee
   62            475,627       06/30/02            522,979             492,979         1.49                Fee
   63            427,341       06/30/02            461,924             420,460         1.32                Fee          17.0%
   64            703,932       08/31/02            505,990             450,111         1.26                Fee
   65                                              432,881             432,881         1.20                Fee
   66            558,133       08/31/02            519,828             468,471         1.41                Fee          19.0%
   67            406,877       08/31/02            401,009             386,865         1.28                Fee          15.0%
   68            377,442       07/31/02            453,018             409,577         1.35                Fee          19.0%
   69            402,672       07/31/02            441,891             415,891         1.22                Fee
   70            469,248       04/30/02            431,513             408,453         1.42                Fee
   71            498,166       09/30/02            428,331             412,331         1.53                Fee
   72            503,748       07/31/02            428,659             396,409         1.46                Fee
   73            295,668       04/30/02            382,379             356,379         1.28                Fee
   74            356,880       05/31/02            377,925             368,389         1.35                Fee
   75            570,282       04/30/02            510,833             415,834         1.39                Fee
   76            461,553       06/30/02            451,948             426,724         1.53                Fee
   77            358,398       06/30/02            358,398             356,224         1.31                Fee
   78            341,115       06/30/03            335,914             328,714         1.38                Fee
   79                                              323,295             321,659         1.33                Fee
   80            309,802       08/31/02            319,359             305,421         1.45                Fee          13.0%
   81            698,663       09/30/02            757,930             732,905         1.85                Fee          17.0%
   82            460,231       12/31/01            413,562             389,332         1.30                Fee
   83            316,989       07/31/02            305,397             293,247         1.36                Fee
   84                                              299,500             297,232         1.37                Fee
   85                                              304,994             302,726         1.38                Fee
   86            284,910       06/30/02            292,131             277,381         1.34                Fee
   87                                              283,400             272,062         1.35                Fee
   88            291,058       12/31/01            283,462             260,962         1.26                Fee
   89            273,504       05/31/02            273,504             271,236         1.42                Fee
   90            281,752       09/30/02            265,830             235,830         1.30                Fee
   91            340,044       09/30/02            307,982             265,142         1.35                Fee
   92            251,955       06/30/02            251,955             249,883         1.33                Fee
   93                                              293,850             291,582         1.34                Fee
   94            244,120       07/31/02            234,618             233,089         1.41                Fee
   95            341,361       09/30/02            292,143             267,018         1.76                Fee
   96            592,137       04/30/02            518,842             450,349         3.37                Fee
   97                                              233,683             216,968         1.37                Fee
   98                                              244,486             224,485         1.31                Fee
   99            252,547       08/31/02            291,848             264,186         1.28                Fee
  100            207,953       06/02/02            195,736             190,086         1.42                Fee
  101                                              172,664             171,145         1.24                Fee
  102            198,388       06/30/02            174,974             164,974         1.39                Fee
  103            120,350       05/31/02            204,371             198,471         1.46                Fee
  104            174,440       07/31/02            159,630             157,380         1.39                Fee
  105            132,415       07/31/02            158,336             152,386         1.36                Fee
  106            146,857       07/31/02            153,099             146,099         1.27                Fee
  107            180,640       09/30/02            155,798             151,648         1.37                Fee
  108            131,083       06/30/02            131,083             120,833         1.30                Fee

                                                              UPFRONT ESCROW
              ---------------------------------------------------------------------------------------------------------------
              UPFRONT CAPEX      UPFRONT ENVIR.      UPFRONT TI/LC      UPFRONT RE TAX        UPFRONT INS.      UPFRONT OTHER
LOAN #         RESERVE ($)         RESERVE ($)        RESERVE ($)         RESERVE ($)         RESERVE ($)        RESERVE ($)
------         -----------         -----------        -----------         -----------         -----------        -----------
    1                                                                      1,760,531                                425,666
  1.1
  1.2
  1.3
    2                                                  4,000,000
    3              97,668                                                    115,355              42,164
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
 3.10
 3.11
    4              48,981             350,000                                719,229
  4.1
  4.2
  4.3
  4.4                                 350,000
  4.5              48,981
  4.6
  4.7
    5                                                    144,993              71,013               7,423
    6                                                                        554,512              17,292
    7
    8                                                                                                               157,925
    9                                                     40,000              24,956              13,486
   10             108,636                                                    431,978             100,119
   11              39,500                                                     60,515
   12                                                                         18,553               5,608
   13                                                                         25,000              11,285
   14              30,000                                100,000              30,000
   15             313,375                                                     68,101              36,827
   16              13,125             141,000                                132,739              12,534              4,950
 16.1
 16.2
 16.3
 16.4
 16.5
   17                                                                        141,998              27,250
   18                                                                                                                65,542
   19              37,069                                                    261,203              30,334
   20               2,500                                                     62,602              22,744
   21                                                    204,000              79,707              17,672            135,087
   22                                                                        105,307               3,125
   23                                                                        111,075              22,399
   24                                                                         19,380              16,943
   25                                                                        398,153               9,189
   26                                                                        158,667               7,442
   27                                                                         48,686
   28               6,250                                 41,600              84,933               5,267
   29               8,750                                                                                            57,387
   30                                                                         11,621               5,077
   31                                                                          8,568              58,122
   32                                                                         10,850              13,120
   33             230,875
   34              37,500              10,000            378,000             125,741               6,880          1,680,000
   35              46,506                                                     41,713               5,924
   36              24,500                                                     98,142              21,614
   37              50,000                                                     62,153
   38                                                                        148,296
   39                                                                         31,812               7,030
   40                                                                         32,951               6,667
   41              21,313                                                     60,393               8,770             15,840
   42              29,813              83,500                                 61,211              29,969
 42.1
 42.2
 42.3
   43                                                                          6,900
   44               6,628                                                     54,224              16,344            150,000
   45              25,625                 625                                127,605              13,588            200,000
   46             102,031                                                     10,669               9,280
   47              19,367                                                     40,699              10,735            411,280
   48              10,813                                                      9,695               8,958
   49             189,969                                                     63,196              40,947
   50              78,120                                                    111,915               5,133
   51                                                     17,500              13,610
   52                                                                         23,912               7,842
   53                                                                         12,448              16,938
   54               7,500                                                     20,415               9,549
   55
   56                                                                         10,420               3,751
   57
   58              20,750                                                    102,493              31,266
   59                                                                                              6,059
   60                                                                          4,328               2,155
   61                                                                         46,942              22,458
   62             200,000                                                     74,113              12,081
   63              19,375                                                     32,545               8,750
   64                                                    450,000              48,289               1,595
   65                                                                         37,382               1,700
   66                                                     80,000              17,523              15,000            371,280
   67               9,625                                                     28,983               4,134
   68              19,250                                                     37,083               7,328
   69                                                                         28,415              17,050
   70              39,375                                                     11,334               5,282
   71                                                                          4,019               6,337
   72             100,000                                                     21,612              31,054
   73                                                                         57,765               6,067
   74                                                                         26,856               2,802
   75              30,000                                                     54,596               3,706
   76                                   4,375                                 94,973                                 35,690
   77               7,500                                                                          2,169
   78                                                                         46,903               1,547
   79
   80                                                                          7,889               9,365
   81                                                                          2,972              23,082             15,000
   82                                                                         54,235
   83                                                                         50,443               2,717
   84               3,750
   85                                                                                                496
   86                                                                         23,306               1,351                 42
   87
   88              91,250                                                     10,902               8,918
   89                                                                                                442
   90              60,000                                                      1,389              11,157            235,000
   91                                                    100,000               9,486                                 50,000
   92
   93                                                                                                211
   94
   95                                                                         12,061               9,618
   96             162,188
   97                                                                          7,831               3,931
   98               5,000                                                      6,877              15,253
   99                                                                                              1,624
  100               5,125                                                                                                42
  101
  102              25,020                                                     30,699               1,882
  103               6,813                                                     10,004               3,847
  104                                                                          9,378
  105                                                                         30,394              10,266
  106                                                                          7,522               2,157
  107               2,500                                                     19,324               1,081
  108               1,500                                                     11,964               3,942

                                                            MONTHLY ESCROW
           ----------------------------------------------------------------------------------------------------------------
           MONTHLY CAPEX      MONTHLY ENVIR.      MONTHLY TI/LC      MONTHLY RE TAX        MONTHLY INS.       MONTHLY OTHER
LOAN #      RESERVE ($)         RESERVE ($)        RESERVE ($)         RESERVE ($)         RESERVE ($)         RESERVE ($)
------      -----------         -----------        -----------         -----------         -----------         -----------
    1           14,242                                 30,500             393,000
  1.1
  1.2
  1.3
    2           24,000
    3                                                                      26,476               7,938
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
 3.10
 3.11
    4                                                                     160,727
  4.1
  4.2
  4.3
  4.4
  4.5
  4.6
  4.7
    5                                                                      11,836               3,711
    6            8,333                                                     69,314               8,646
    7
    8
    9            2,318                                  5,335              24,956               2,697
   10            8,777                                                     33,229              13,964
   11            3,062                                                      8,645
   12            4,500                                                     18,553               2,804
   13            1,424                                  5,000              17,467               1,612
   14            4,500                                 13,000              10,500               3,000
   15            5,321                                  5,000              17,025              36,827
   16            4,300                                                     29,134               4,178
 16.1
 16.2
 16.3
 16.4
 16.5
   17            6,160                                                     30,328               4,875
   18            7,030
   19            2,963                                  5,000              20,093               7,651
   20            4,786                                  3,333              20,867               3,249
   21            2,128                                                      7,971               2,122
   22            5,105                                                     26,327               3,125
   23              832                                  4,436              12,342               2,240
   24            1,920                                                      9,690               1,883
   25            2,324                                  8,943              66,359
   26                                                   5,292              19,833
   27            1,705                                 10,000              10,428                 775
   28              348                                  5,200              12,133               1,756
   29            1,690
   30            5,217                                                     11,621               5,077
   31              367                                    425                 779               6,458
   32            3,150                                                     10,850               1,312
   33            1,424                                 10,000
   34            2,522                                  6,000              17,963               2,293
   35            4,845                                                     10,428               2,962
   36            5,250                                                      9,814               4,323
   37            1,171                                                      6,906
   38              758                                  3,167
   39            1,570                                                      7,953                 502
   40            6,450                                                      8,238               3,333
   41              838                                  2,482               6,710               2,923
   42            6,193                                                     10,202               5,994
 42.1
 42.2
 42.3
   43            3,655                                  2,000               6,900
   44            3,840                                                      4,469               1,167
   45            1,229                                  7,692              12,578
   46            4,354                                                      5,334               3,093
   47            2,421                                                      5,087               1,342
   48            3,833                                                      4,848               4,479
   49            6,334                                                     10,533               5,118
   50                                                                      10,174               5,133
   51              557                                                      6,805
   52            1,625                                  2,500               7,971               1,120
   53              979                                                     12,448               1,882
   54            3,333                                                      6,805               4,774
   55              708                                  6,417
   56            1,111                                  4,011               5,210                 714
   57              251
   58            2,979                                                     10,249               4,467
   59              537                                  2,346               7,419               3,029
   60              680                                  2,135               4,328                 539
   61            3,756                                                      9,388               2,246
   62            2,250                                                      6,738               2,416
   63              974                                  2,461               4,068                 625
   64            1,710                                  3,990               8,048                 797
   65
   66              662                                  3,333               5,814               1,875
   67            1,179                                                      3,220               1,616
   68            1,267                                  2,500               4,635                 611
   69            2,167                                                      4,203               2,842
   70            1,186                                  2,083               2,833                 528
   71            1,060                                                      4,019                 905
   72            2,688                                                      4,322               2,588
   73            2,167                                                      8,004               1,011
   74              397                                                      3,837                 934
   75            1,325                                  4,167               6,066               1,235
   76              298                                  1,755               9,497                 845
   77              181                                                                          1,085
   78              600                                                      7,817                 380
   79              136                                    473
   80            1,162                                                      3,945               1,873
   81                                                                       2,972               2,099
   82              468                                  1,498
   83            1,017                                                      4,204               1,358
   84              189
   85              189                                                                            248
   86            1,230                                                      2,119                 675                  42
   87              136
   88            1,875                                                      2,726               1,274
   89              189                                                                            221
   90            2,418                                                      1,389               3,719
   91              575                                  2,083               3,162                 748               8,334
   92              176
   93              189                                                                            105
   94              127                                                                                                 42
   95            2,094                                                      6,031                 874
   96                                                                       6,910
   97              300                                  1,094                 979                 357
   98              621                                  1,045               1,719               1,907
   99            2,305                                                      2,829                 812
  100              471                                                        613                 396                  83
  101              127
  102                                                                       2,791               1,882
  103              124                                                      1,250                 550
  104              188                                                      1,880                 326
  105              496                                                      2,533                 593
  106              584                                                      1,881                 719
  107              346                                                      2,547                 180
  108              854                                                      2,393               1,314

                                                      LARGEST TENANT
                      -----------------------------------------------------------------------------
            SINGLE                                                                          LEASE
LOAN #      TENANT    LARGEST TENANT                                         UNIT SIZE   EXPIRATION
------      ------    --------------                                         ---------   ----------
    1                 Various
  1.1                 Sears (Ground Lease)                                     231,004    10/31/20
  1.2                 Sears (Anchor Owned)                                     142,120
  1.3                 Save-Rite                                                 56,640    11/30/13
    2                 Nixon Peabody LLP                                        116,858    08/31/04
    3
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
 3.10
 3.11
    4                 Various
  4.1                 Sam Ash Music Corp.                                       57,530    07/31/10
  4.2                 Newsday Inc.                                             108,560    04/30/05
  4.3                 Ultimate Precision Metal                                  75,573    09/30/06
  4.4                 Lancer Insurance Co                                       16,000    09/30/05
  4.5         Yes     J.C. Penny                                               100,000    07/31/11
  4.6                 Newsday Inc.                                              38,600    03/31/06
  4.7                 Preferred Logistics                                       23,154    12/31/02
    5
    6
    7
    8         Yes     Circuit City Stores, Inc.                              1,078,450    11/30/21
    9                 Prime Source                                              20,216    12/01/11
   10
   11                 Empowerment Baltimore Management Corp.                    17,173    12/31/03
   12
   13                 Jo Ann Etc                                                42,203    08/31/11
   14                 Diagnos-Techs Inc.                                         6,240    04/30/05
   15                 Dreisbach                                                249,315    12/31/16
   16
 16.1
 16.2
 16.3
 16.4
 16.5
   17
   18         Yes     Fleming Foods                                            843,632    06/30/17
   19                 iDine Rewards Network                                     25,898    06/30/05
   20                 Cub Foods                                                 76,486    09/30/11
   21                 Hobby Lobby                                               60,000    08/31/21
   22                 Machinery Values Inc.                                    140,000    08/31/06
   23                 Storehouse Furniture                                      12,100    05/31/12
   24
   25                 Circuit City Stores, Inc.                                 33,008    01/31/11
   26                 Hobby Lobby                                               51,516    09/30/19
   27                 ACMI Corporation                                          54,350    01/31/07
   28         Yes     Martin Brower Distribution                               157,300    07/31/14
   29         Yes     Lowe's Companies, Inc                                    135,197    07/26/19
   30
   31                 24 Hour Fitness                                           15,127    08/18/24
   32
   33                 Taylor Business Institute                                 17,200    06/30/07
   34                 Winn Dixie Stores, Inc                                    42,400    08/20/09
   35
   36
   37
   38         Yes     Carmike Theaters                                          70,562    03/01/20
   39
   40
   41                 Belair CVS                                                12,150    07/31/24
   42
 42.1
 42.2
 42.3
   43                 B & W Laundromat Express                                   3,900    10/31/03
   44
   45                 J.F. Piper Enterprises dba The Wooden Swing                7,970    08/31/06
   46
   47
   48
   49
   50
   51                 99 Cents Only                                             20,000    01/31/17
   52                 Sak N' Save                                               77,852    12/31/22
   53
   54
   55         Yes     St. Vincents Medical Center                               42,996    03/31/08
   56                 Scanwell Freight Exports                                   5,308    08/31/02
   57         Yes     Walgreens                                                 20,112    05/01/61
   58
   59         Yes     Sports Authority                                          42,968    06/02/22
   60         Yes     Raymour & Flanigan                                        40,800    05/31/17
   61
   62
   63                Irvine Scientific Sales                                   28,260    11/30/07
   64                 Industrial Gypsum                                         32,400    03/31/07
   65         Yes     Rainbow Foods                                             68,982    05/01/17
   66                 Alpha Innotech                                            36,473    11/30/11
   67
   68                 Hattons Crane and Rigging, Inc.                           12,240    12/31/05
   69
   70                 Giant/Martin Supermarket                                  38,738    09/30/14
   71
   72
   73
   74                 BI-LO (Store #58)                                         41,980    12/31/21
   75                 Sunday School Board of T (incomlete)                      16,472    07/31/05
   76                 McDonald's Corporation                                     4,638    02/28/17
   77         Yes     Walgreens                                                 14,490    03/31/62
   78
   79         Yes     Eckerd Corporation                                        10,908    01/31/21
   80
   81
   82         Yes     Carmike Theaters                                          31,924    03/01/20
   83
   84         Yes     Walgreens                                                 15,120    02/01/22
   85         Yes     Walgreens                                                 15,120    12/31/20
   86
   87         Yes     Eckerd Corporation                                        10,908    02/01/20
   88
   89         Yes     Walgreens                                                 15,120    08/31/60
   90
   91                  Landmark Education Corp                                   19,300    05/31/11
   92         Yes     Eckerd Corporation                                        10,908    06/19/19
   93         Yes     Walgreens                                                 15,120    02/28/61
   94         Yes     CVS Drug Store                                            10,195    01/31/21
   95
   96                 Outback Steakhouse                                         6,194    11/30/07
   97                 Dollar Tree                                                6,000    11/30/11
   98         Yes     Chef Creations, Inc.                                      30,300    05/01/22
   99
  100
  101         Yes     CVS Drug Store                                            10,125    06/30/23
  102
  103
  104
  105
  106
  107
  108

                                             2ND LARGEST TENANT
          ---------------------------------------------------------------------------------------
                                                                                         LEASE
LOAN #    2ND LARGEST TENANT                                               UNIT SIZE   EXPIRATION
------    ------------------                                               ---------   ----------
    1     Various
  1.1     J.C. Penney (Ground Lease)                                         173,276    10/31/09
  1.2     Dillard's (Anchor Owned)                                           126,996
  1.3     Bed Bath & Beyond                                                   42,017    01/31/08
    2     Hutchins Wheeler and Dittmar LLP                                    99,491    03/31/11
    3
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
 3.10
 3.11
    4     Various
  4.1     Willmac Warehouse                                                   25,000    04/30/04
  4.2     Air Techniques Inc                                                  67,855    09/30/08
  4.3     American Eco-Board                                                  30,000    12/01/03
  4.4     TXX Services, Inc                                                    9,000    10/31/02
  4.5
  4.6     Power Jam                                                           21,400    07/31/09
  4.7     Pioneer Carpet Inc.                                                 14,262    11/30/03
    5
    6
    7
    8
    9     Orvis                                                                6,844    05/01/10
   10
   11     Saiontz & Kirk, P.A.                                                14,709    03/31/05
   12
   13     Linens N Things                                                     35,119    07/31/17
   14     Willis of Seattle                                                    5,600    05/31/05
   15     NorCal Pottery                                                     126,131    12/31/06
   16
 16.1
 16.2
 16.3
 16.4
 16.5
   17
   18
   19     Abarta Metro Publishing, Ltd.                                       10,861    09/14/07
   20     Family Fitness Center                                               32,516    11/30/11
   21     Goody's #326                                                        40,000    01/31/13
   22     J. Supor & Son Trucking & Rigging Co.                               86,000    06/30/12
   23     Champps Americana                                                    9,824    06/30/21
   24
   25     Petsmart (Store #425)                                               25,876    11/30/09
   26     Walgreens                                                           13,905    08/31/18
   27     Hub Group Boston                                                    12,487    08/31/09
   28
   29
   30
   31     Walgreens                                                           14,242    05/31/59
   32
   33     Allred Mosner                                                       14,600    11/30/12
   34     Technion Communications                                             21,000    07/31/05
   35
   36
   37
   38
   39
   40
   41     La Mirage, Inc                                                       6,620    11/30/02
   42
 42.1
 42.2
 42.3
   43     Deli Plus Grocery                                                    3,000    10/31/05
   44
   45     Park Infusion                                                        7,450    09/30/07
   46
   47
   48
   49
   50
   51     Hollywood Video                                                      6,300    11/30/12
   52     Scolari's Market Storage / Scolari's Warehouse Const.               15,631    12/31/07
   53
   54
   55
   56     CAC/Rolly's Convenient Foods                                         4,575    03/31/03
   57
   58
   59
   60
   61
   62
   63     Golda & I, Inc.                                                     12,480    07/25/03
   64     Chef Craft                                                          24,060    03/31/05
   65
   66     Smart Therapeutics                                                  10,625    02/28/12
   67
   68     Integrated Semiconductor Services, Inc.                              9,600    04/30/06
   69
   70     Center for Figures                                                   8,650    09/30/04
   71
   72
   73
   74     Subway                                                               1,800    05/31/12
   75     Want Ads of Tyler, Inc.                                              9,200    03/31/05
   76     Guero's Mexican Grill                                                4,500    09/30/07
   77
   78
   79
   80
   81
   82
   83
   84
   85
   86
   87
   88
   89
   90
   91     Young World, Inc                                                     6,500    09/30/06
   92
   93
   94
   95
   96     Golden Phoenix Restaurant                                            3,202    09/30/06
   97     Catos                                                                4,640    01/31/07
   98
   99
  100
  101
  102
  103
  104
  105
  106
  107
  108

                                       3RD LARGEST TENANT
          -------------------------------------------------------------------------
                                                                            LEASE
LOAN #    3RD LARGEST TENANT                                 UNIT SIZE   EXPIRATION
------    ------------------                                 ---------   ----------
    1     Various
  1.1     Kaufmann's Home Store (Ground Lease)                 168,132    10/31/19
  1.2     J.C. Penney (Anchor Owned)                            93,277
  1.3     Marshall's                                            27,000    01/31/09
    2     Edwards and Angell LLP                                67,450    03/31/08
    3
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
 3.10
 3.11
    4     Various
  4.1     American Office Interiors                             24,600    07/31/05
  4.2     National Financial Systems                            25,250    12/31/10
  4.3
  4.4     HJS Distributors Inc                                   5,300    03/31/09
  4.5
  4.6
  4.7     Cable Plus                                            13,000    09/20/05
    5
    6
    7
    8
    9     Leather Creations                                      6,219    06/01/10
   10
   11     The Martin Pollak Project, Inc.                       14,689    07/31/05
   12
   13     Marshall's                                            30,142    07/31/11
   14     Bluecurrant LLC                                        4,200    05/31/04
   15     Del Monte                                             38,090    06/30/12
   16
 16.1
 16.2
 16.3
 16.4
 16.5
   17
   18
   19     Savoncalling, LLC                                      8,785    09/30/06
   20     Pentair Tool & Equipment Sales                         5,672    04/30/07
   21     Ross Dress for Less #488                              30,187    01/31/12
   22     KMM Telecommunications                                40,000    05/31/05
   23     Boudreaux Cajun Kitchen                                6,800    05/31/12
   24
   25     Office Max (Store #178)                               23,500    01/31/11
   26     Legacy Salon                                           6,834    04/30/11
   27     VerdantArch                                            9,572    01/31/08
   28
   29
   30
   31
   32
   33     Chicago Assn. Realtors                                13,902    12/31/05
   34     Walgreens                                             13,382    11/30/03
   35
   36
   37
   38
   39
   40
   41    Bustleton Aquatherapy                                  4,400    09/30/07
   42
 42.1
 42.2
 42.3
   43     Sunshine Cleaners                                      2,591    04/30/03
   44
   45     GJC                                                    6,950    07/31/04
   46
   47
   48
   49
   50
   51     CSK Auto (Kragen)                                      6,000    01/31/17
   52     Rock Sport                                             8,489    12/31/06
   53
   54
   55
   56     W.E.S.T. Forwarding Services                           3,704    07/31/04
   57
   58
   59
   60
   61
   62
   63     A-1 All American Roofing                               3,260    05/31/04
   64     Conflex                                               14,400    09/01/02
   65
   66     CCKX (owner/occupied)                                  4,038    07/31/07
   67
   68     California Hi-Tec Finishing, LLC                       9,600    04/30/05
   69
   70     Fashion Bug                                            8,600    02/28/05
   71
   72
   73
   74     Advance America                                        1,200    04/12/07
   75     Honey Cut Hams                                         6,156    12/31/03
   76     Palm Beach Tan                                         4,280    09/30/07
   77
   78
   79
   80
   81
   82
   83
   84
   85
   86
   87
   88
   89
   90
   91     ACS                                                    2,825    08/31/04
   92
   93
   94
   95
   96     Me Ne Sushi                                            3,177    08/31/04
   97     It's Fashion                                           3,040    01/31/07
   98
   99
  100
  101
  102
  103
  104
  105
  106
  107
  108

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                              FOOTNOTES TO ANNEX A

(1) With respect to mortgage loans secured by multiple Mortgaged Properties, the Occupancy Rate thereof is the weighted average Occupancy Rate for each Mortgaged Property based on square footage or number of units thereof.

      With respect to Fiesta Grande (Loan Number 47), represents economic occupancy.

(2) With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR, Maturity LTV, and Current LTV are calculated on an aggregate basis.

(3) For mortgage loans secured by multiple Mortgaged Properties, the mortgage loan's Original Balance and Current Balance is allocated to the respective Mortgage Properties based on the mortgage loan documentation or the Mortgage Loan Seller's determination of the appropriate allocation.

(4) Each number identifies a group of cross-collateralized, cross-defaulted mortgage loans.

(5)   Each number identifies a group of related borrowers.

(6) For each Mortgage Loan, the excess of the related Mortgage Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin Fee Rate").

(7) The Simon Mall Portfolio (Loan Number 1) debt service reflects the first principal and interest payment made to the trust on the senior component. Please refer to Annex D for a complete amortization schedule.

      With respect to The 75/101 Federal Street Loan (Loan Number 2) the loan is being amortized on a fixed principal principal payment schedule as set forth in Annex B. The monthly debt service represents the monthly payment as of the cut-off date, however all future debt service payments will vary.

(8) Loan Number 96 is an interest only loan for it's full term with no amortization.

(9)   For ARD Loans, calculated as of the related Anticipated Repayment Date.

(10)  For ARD Loans, the related Anticipated Repayment Date.

(11) The "LO" component of the prepayment provision represents remaining lockout payments.

(12)  Calculated as the ratio of UW NCF to the Annual Debt Service.

      The UW DSCR for the Simon Portfolio II was calculated based on the first principal and interest payment made to the trust during the term of the Loan.

(13) The loan-to-value ratios for the 600 Fifth Avenue Loan were calculated using the appraised value which included the value of the improvements at the mortgaged property. The mortgaged property securing the mortgaged loan does not include the improvements thereon. The value of the mortgaged property without the improvements is $52,800,000 and the related Cut-off Date LTV and Maturity LTV are 47.3% and 39.2%, respectively.

      The mortgaged property securing the mortgaged loan does not include the improvements thereon. For purposes of calculating the debt service coverage ratio for the 600 Fifth Avenue Loan, the underwritten net cash flow includes the cash flow generated from the improvements on the mortgaged property. The net operating income and net cash flow of the ground lease alone is $3,168,000, deriving a debt service coverage ratio of 1.91x.

      With respect to the 600 Fifth Avenue Loan the fee interest is encumbered by a ground lease/master lease for the entire property. The property specific information are the improvements on the mortgage property totaling approximately 354,281 square feet. An adjacent building shares the common areas of the mortgage property's improvements and is run as one building by the ground lessee totaling approximately 437,982 square feet per a rent roll provided by the ground lessee dated September 6, 2002.

(14) The Power Plant Live Loan (Loan Number 11) was originally funded on 12-10-2001 for $18,560,000. The respective debt service payment was $128,885.75 beginning on the first payment date. On 9-23-2002 and an additional $3,440,000 was funded and the monthly debt service payment increased to $153,022.26 beginning with the November 1, 2002 payment.

(15) With respect to The Valley Ranch Plaza Loan (Loan Number 76) the largest tenant McDonald's Corporation's square footage represents the improvements made on the land which is leased from the borrower. Such square footage is not represented in the total square footage of the property.

(16) With respect to The ARC Portfolio A (Loan Number 3), Monthly Debt Service and Annual Debt Service is calculated based upon the 7.35% coupon rate. UW DSCR is calculated using the 7.39% interest rate which includes the 0.04% servicing fee rate paid to GMAC directly by the Borrower.

(17) With respect to the Simon Portfolio II (Loan Number 1), the total square footage does not include anchor owned space as well as spaces operating under a ground lease.

(18) For purposes of determining the LTV Ratio for 3 mortgage loans, representing 2.0% of the Initial Pool Balance (Loan Numbers 27, 51, and
      53), the principal balances of the mortgage loans were reduced by amounts reserved until the achievement of certain income levels by the related mortgage properties.

(19) With respect to Loan Numbers 10, 27, 50, 51, and 66, the Most Recent NOI Date represents the date listed on an annualized basis. With respect to Loan Number 41, the Most Recent NOI Date represents a 9-month figure.

(20) With respect to the 75-101 Federal Street Loan, the Annual Debt Service was calculated by multiplying the monthly debt service as of the Cut-off date by 12.

ANNEX B
CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

           % OF INITIAL
LOAN #     POOL BALANCE   ORIGINATOR          PROPERTY NAME                       STREET ADDRESS
------     ------------   ----------          -------------                       --------------
    3          4.4%       LaSalle             ARC Portfolio A                     Various
  3.1                                         Villa West                          2700 C Street
  3.2                                         Meridian Terrace                    243 N. Meridian Ave
  3.3                                         Highland Acres                      1708 Bunker Hill Ln
  3.4                                         Eagle Ridge                         617 Holford Prarie Rd.
  3.5                                         Twin Oaks                           1915 W. MacArthur Rd. & 3825 S. Seneca Rd
  3.6                                         Sunset Country                      5000 Red Creek Springs Rd
  3.7                                         Oasis                               2221 S. Prairie Ave
  3.8                                         Golden Triangle                     301 South Coppell Rd.
  3.9                                         Rolling Hills                       1322 South Beltline Rd.
 3.10                                         Oak Park Village                    550 Ruby Rd.
 3.11                                         Oak Grove                           2716 West Delmar Ave
    5          2.6%       JPMCB               The Cameo Apartments                311 West 50th Street
    6          2.5%       LaSalle             1400 Lake Shore Drive               1400 Lake Shore Drive
    9          2.2%       LaSalle             Deerfield Village                   625 Deerfield Road
   10          2.1%       Merrill Lynch       Greenwich Park Apartments           1550 N.E. 123rd Street
   12          1.7%       LaSalle             Coventry Green Apartments           4045 Coventry Green Circle
   17          1.4%       JPMCB               The Barrington Apts.                9960 South Wayne Road
   24          1.1%       Merrill Lynch       Acapella Apartments                 3302 North 7th Street
   30          0.9%       Merrill Lynch       Arbor Green Apartments              3836 Arbor Green Lane
   32          0.8%       JPMCB               Ashbrook Pointe Apartments          2826 Vanstory Street
   35          0.7%       Merrill Lynch       Indian Footprint Apartments         216-218, 220-222, 232-242 Lyness Avenue
   36          0.7%       LaSalle             Advantages Apartments               4901 Mcwillie Circle
   37          0.7%       JPMCB               Cadena Creek Mobile Home Park       2851 South La Cadena Drive
   39          0.6%       JPMCB               Richland MHP                        60 Compton Lane
   40          0.6%       Merrill Lynch       Ashberry Village Apartments         1112 Ashberry Drive
   42          0.6%       LaSalle             Kalamazoo Apt. Portfolio            Various
 42.1                                         West Campus Apartments              2712-2816 Westbrook Street & 1504, 1514 Layfayette
                                                                                    Avenue
 42.2                                         Redwood Apartments                  2725 & 2805 Redwood Ave
 42.3                                         Oak Forest Apartments               1400-1410 Greenwood Ave
   43          0.6%       Merrill Lynch       Andover Club Apartments             4824 East Busch Boulevard
   44          0.6%       JPMCB               Heritage Hill                       201 Heritage Hill Trail
   46          0.6%       Merrill Lynch       Las Brisas Apartments               2001 N. Rancho Ave
   47          0.5%       JPMCB               Fiesta Grande                       1511 East Florence Boulevard
   48          0.5%       Merrill Lynch       Spring Run Apartments               142 Greenbridge Drive
   49          0.5%       LaSalle             SpringHill Apartments               6495 Piping Rock Lane
   50          0.5%       Merrill Lynch       Northwood Domit Apartments          201 East Quamasia
   54          0.5%       Merrill Lynch       Shaminy Brook Apartments            2900 Knights Road
   58          0.5%       JPMCB               Wellington Place Apartments         10803 Greencreek Drive
   61          0.4%       JPMCB               Seneca Lake                         1445 Seneca Boulevard
   62          0.4%       Merrill Lynch       Regency Place Apartments            9855 Regency Square Blvd
   67          0.4%       JPMCB               Arroyo Vista Apts                   1444 Orange Avenue
   69          0.4%       Merrill Lynch       Royal Timbers Apartments            111 Wild Oaks Court
   71          0.4%       JPMCB               King George Apartments - Phase II   100 Prince Royal Lane
   72          0.3%       LaSalle             Southbrook Villa                    429-457 E. Edgewood Blvd
   73          0.3%       LaSalle             Bluegrass Meadows                   Calumet Drive, Jockey Drive & Tiny Town Rd
   78          0.3%       JPMCB               Dayton House                        1001 West Dayton Street
   80          0.3%       Merrill Lynch       South Coast Paularino Apartments    801 Paularino Avenue
   81          0.3%       Merrill Lynch       Hillside Terrace Apartments         25930 Rolling Hills Road
   83          0.3%       LaSalle             Cardinal Court                      10545 Seminole Blvd
   86          0.3%       LaSalle             Madison Square Apartments           1095 Micha Way
   88          0.2%       LaSalle             Westgate Apartments                 2300 Westbrook Street
   90          0.2%       JPMCB               Oak Tree Villas                     2101 Pin Oak Drive
   95          0.2%       Merrill Lynch       Somerset Apartments                 4910-4930 15th Avenue SW
  100          0.2%       LaSalle             Blue Ridge MHC                      6775 East U.S. Route 33
  102          0.2%       Merrill Lynch       Cedarwood Domit Apartments          3100 North J Street
  103          0.2%       LaSalle             Twin Pines MHP                      6815 East 11 Mile Road
  104          0.1%       JPMCB               441 West 22nd Street                441 West 22nd Street
  105          0.1%       LaSalle             Sun Village MHP                     12300 Seminole Blvd.
  106          0.1%       LaSalle             Spalding Cove Apartments            5207-5224 Spalding Road
  107          0.1%       JPMCB               Pioneer Village Mobile Home Park    305 Watkins Road
  108          0.1%       LaSalle             C & F Apts                          5040 Derry Street  & 5000, 5011. 5021. 5031-5041
                                                                                    Lancaster St.

LOAN #    CITY                        STATE     ZIP CODE     COUNTY                                       PROPERTY TYPE
------    ----                        -----     --------     ------                                       -------------
    3     Various                    Various    Various      Various                                      Manufactured Housing
  3.1     Greeley                      CO        80631       Weld                                         Manufactured Housing
  3.2     San Bernardino               CA        92410       San Bernardino                               Manufactured Housing
  3.3     Lewisville                   TX        75056       Denton                                       Manufactured Housing
  3.4     Lewisville                   TX        75066       Denton                                       Manufactured Housing
  3.5     Wichita                      KS        67217       Sedgwick                                     Manufactured Housing
  3.6     Pueblo                       CO        81005       Pueblo                                       Manufactured Housing
  3.7     Pueblo                       CO        81005       Pueblo                                       Manufactured Housing
  3.8     Coppell                      TX        75019       Dallas                                       Manufactured Housing
  3.9     Dallas                       TX        75253       Dallas                                       Manufactured Housing
 3.10     Coppell                      TX        75019       Dallas                                       Manufactured Housing
 3.11     Godfrey                      IL        62035       Madison                                      Manufactured Housing
    5     New York                     NY        10019       New York                                     Multifamily
    6     Chicago                      IL        60610       Cook                                         Multifamily
    9     Deerfield                    IL        60015       Lake                                         Multifamily
   10     North Miami                  FL        33161       Miami-Dade                                   Multifamily
   12     Clarence                     NY        14221       Erie                                         Multifamily
   17     Romulus                      MI        48174       Wayne                                        Multifamily
   24     Phoenix                      AZ        85014       Maricopa                                     Multifamily
   30     Indianapolis                 IN        46220       Marion                                       Multifamily
   32     Greensboro                   NC        27407       Guilford                                     Multifamily
   35     Harrison                     OH        45030       Hamilton                                     Multifamily
   36     Jackson                      MS        39110       Hinds                                        Multifamily
   37     Colton                       CA        92324       San Bernandino & Unincorporated Riverside    Manufactured Housing
   39     Richland                     WA        99352       Benton                                       Manufactured Housing
   40     Columbus                     OH        43228       Franklin                                     Multifamily
   42     Kalamazoo                    MI        49006       Kalamazoo                                    Multifamily
 42.1     Kalamazoo                    MI        49006       Kalamazoo                                    Multifamily
 42.2     Kalamazoo                    MI        49006       Kalamazoo                                    Multifamily
 42.3     Kalamazoo                    MI        49006       Kalamazoo                                    Multifamily
   43     Tampa                        FL        33617       Hillsborough                                 Multifamily
   44     Louisville                   KY        40223       Jefferson                                    Multifamily
   46     Colton                       CA        92324       San Bernardino                               Multifamily
   47     Casa Grande                  AZ        85222       Pinal                                        Manufactured Housing
   48     White Clay Creek Hundred     DE        19713       New Castle                                   Multifamily
   49     Indianapolis                 IN        46254       Marion                                       Multifamily
   50     McAllen                      TX        78504       Hidalgo                                      Multifamily
   54     Bensalem                     PA        19020       Bucks                                        Multifamily
   58     Houston                      TX        77070       Harris                                       Multifamily
   61     Broadview Heights            OH        44147       Cuyahoga                                     Multifamily
   62     Jacksonville                 FL        32225       Duval                                        Multifamily
   67     Redlands                     CA        92373       San Bernardino                               Multifamily
   69     Little Egg Harbor            NJ         8087       Ocean County                                 Multifamily
   71     Savannah                     GA        31419       Chatham                                      Multifamily
   72     Lansing                      MI        48911       Ingham                                       Multifamily
   73     Clarksville                  TN        37042       Montgomery                                   Multifamily
   78     Madison                      WI        53703       Dane                                         Multifamily
   80     Costa Mesa                   CA        92626       Orange                                       Multifamily
   81     Torrance                     CA        90505       Los Angeles                                  Multifamily
   83     Largo                        FL        33778       Pinellas                                     Manufactured Housing
   86     Madison                      GA        30650       Morgan                                       Multifamily
   88     Ocean Springs                MS        39564       Jackson                                      Multifamily
   90     Hopkinsville                 KY        42240       Christian                                    Multifamily
   95     Fargo                        ND        58124       Cass                                         Multifamily
  100     Churubusco                   IN        46723       Whitley                                      Manufactured Housing
  102     McAllen                      TX        78501       Hidalgo                                      Multifamily
  103     Warren                       MI        48092       Wayne                                        Manufactured Housing
  104     New York                     NY        10011       New York                                     Multifamily
  105     Largo                        FL        33778       Pinellas                                     Manufactured Housing
  106     Collegedale                  TN        37315       Hamilton                                     Multifamily
  107     Horseheads                   NY        14845       Chemung                                      Manufactured Housing
  108     Swatara                      PA        17055       Dauphin                                      Multifamily

                                                                CURRENT
LOAN #                 PROPERTY SUBTYPE                        BALANCE ($)            TOTAL UNITS
------                 ----------------                        -----------            -----------
    3                  Manufactured Housing                   45,531,430.70                 2,222
  3.1                  Manufactured Housing                    8,540,692.41                   333
  3.2                  Manufactured Housing                    5,375,790.44                   257
  3.3                  Manufactured Housing                    4,751,138.73                   199
  3.4                  Manufactured Housing                    4,618,636.85                   193
  3.5                  Manufactured Housing                    4,353,633.10                   386
  3.6                  Manufactured Housing                    4,012,913.99                   204
  3.7                  Manufactured Housing                    3,785,767.91                   161
  3.8                  Manufactured Housing                    3,596,479.52                   138
  3.9                  Manufactured Housing                    3,255,760.41                   183
 3.10                  Manufactured Housing                    2,498,606.82                    95
 3.11                  Manufactured Housing                      742,010.51                    73
    5                  Mid/High Rise                          26,374,018.84                   102
    6                  Mid/High Rise                          26,047,742.97                   400
    9                  Multifamily/Mixed Use                  22,253,380.81               124,418
   10                  Mid/High Rise                          21,978,098.88                   402
   12                  Garden                                 17,720,363.86                   216
   17                  Garden                                 14,533,968.35                   336
   24                  Garden                                 10,979,886.63                   195
   30                  Garden                                  9,072,066.75                   208
   32                  Garden                                  7,991,882.41                   168
   35                  Garden                                  7,428,023.92                   204
   36                  Garden                                  7,182,654.43                   252
   37                  Manufactured Housing                    7,130,076.85                   281
   39                  Manufactured Housing                    6,693,330.11                   314
   40                  Garden                                  6,486,011.94                   172
   42                  Garden                                  6,294,022.32                   237
 42.1                  Garden                                  4,038,622.36                   139
 42.2                  Garden                                  1,333,703.33                    46
 42.3                  Garden                                    921,696.63                    52
   43                  Garden                                  6,113,479.54                   186
   44                  Garden                                  5,939,717.78                   163
   46                  Garden                                  5,700,000.00                   209
   47                  Manufactured Housing                    5,600,000.00                   581
   48                  Garden                                  5,489,943.31                   184
   49                  Garden                                  5,485,648.10                   304
   50                  Garden                                  5,394,935.26                   125
   54                  Garden                                  4,990,857.55                   160
   58                  Garden                                  4,641,305.94                   143
   61                  Garden                                  4,340,585.25                   151
   62                  Garden                                  4,293,227.14                   120
   67                  Garden                                  4,195,818.88                    68
   69                  Garden                                  3,808,800.99                   104
   71                  Garden                                  3,746,266.86                    80
   72                  Garden                                  3,496,956.94                   129
   73                  Garden                                  3,494,929.95                   104
   78                  Mid/High Rise                           3,296,714.83                    24
   80                  Garden                                  3,000,000.00                    46
   81                  Garden                                  2,981,444.23                    77
   83                  Manufactured Housing                    2,877,319.61                   159
   86                  Garden                                  2,713,076.54                    58
   88                  Garden                                  2,437,564.79                    90
   90                  Garden                                  2,387,367.49                   120
   95                  Garden                                  2,202,631.56                    75
  100                  Manufactured Housing                    1,745,594.01                   113
  102                  Garden                                  1,598,499.23                    40
  103                  Manufactured Housing                    1,594,352.51                   118
  104                  Mid/High Rise                           1,518,585.35                     9
  105                  Manufactured Housing                    1,498,603.96                    91
  106                  Garden                                  1,440,000.00                    28
  107                  Manufactured Housing                    1,400,000.00                    87
  108                  Garden                                  1,142,478.92                    41

                        STUDIO/PAD                         ONE BEDROOM                      TWO BEDROOM
              ------------------------------       ---------------------------      ---------------------------
                  NO. OF             AVERAGE           NO. OF          AVERAGE          NO. OF          AVERAGE
LOAN #        STUDIO/PAD     STUDIO/PAD RENT       1-BR UNITS        1-BR RENT      2-BR UNITS        2-BR RENT
------        ----------     ---------------       ----------        ---------      ----------        ---------
    3                  0                   0                0                0               0                0
  3.1                333                 331                0                0               0                0
  3.2                257                 369                0                0               0                0
  3.3                199                 314                0                0               0                0
  3.4                193                 318                0                0               0                0
  3.5                386                 194                0                0               0                0
  3.6                204                 265                0                0               0                0
  3.7                161                 265                0                0               0                0
  3.8                138                 372                0                0               0                0
  3.9                183                 241                0                0               0                0
 3.10                 95                 347                0                0               0                0
 3.11                 73                 200                0                0               0                0
    5                 56               1,872               25            2,442              21            3,762
    6                139                 875              188            1,170              56            1,842
    9                  0                   0               25            1,650              31            2,200
   10                  6                 575              236              738             160              954
   12                  0                   0               32              870             140            1,020
   17                  9                 575              118              675             209              805
   24                  0                   0              102              703              93              895
   30                  0                   0              104              581              88              722
   32                  0                   0               84              583              84              678
   35                  0                   0               78              474             126              617
   36                  0                   0              140              481             112              564
   37                281                 410                0                0               0                0
   39                314                 319                0                0               0                0
   40                  0                   0                0                0             172              552
   42                 12                 390               40              475             185              750
 42.1                  0                   0                0                0             139              750
 42.2                  0                   0                0                0              46              932
 42.3                 12                 390               40              475               0                0
   43                 25                 416              118              490              15              633
   44                  0                   0               68              575              86              716
   46                163                 464               44              563               2              600
   47                581                 412                0                0               0                0
   48                  0                   0               66              595             118              660
   49                  0                   0              144              415             160              520
   50                  0                   0               44              708              81              888
   54                  0                   0               96              652              64              774
   58                  0                   0               29              573             114              675
   61                  0                   0                0                0               0                0
   62                  0                   0               12              596             108              728
   67                  0                   0               28              787              40              927
   69                  0                   0               52              560              52              692
   71                  0                   0                0                0              80              680
   72                  0                   0               65              593              44              609
   73                  0                   0               20              430              44              482
   78                  0                   0                0                0               4             1472
   80                  0                   0               10              839              36              992
   81                  0                   0               52             1075              18             1432
   83                159                 297                0                0               0                0
   86                  0                   0                1              495              49              594
   88                  0                   0               30              435              60              525
   90                  0                   0               48              375              72              475
   95                 15                 408               12              523              36              650
  100                113                 200                0                0               0                0
  102                  0                   0                0                0              40              676
  103                118                 265                0                0               0                0
  104                  1                1500                7             2250               1             4400
  105                 91                 290                0                0               0                0
  106                  0                   0                0                0              28              665
  107                 87                 270                0                0               0                0
  108                  0                   0               15              433              24              485

                 THREE BEDROOM                   FOUR BEDROOM
          ---------------------------     ---------------------------
              NO. OF          AVERAGE         NO. OF          AVERAGE     UTILITIES                                    ELEVATOR
LOAN #    3-BR UNITS        3-BR RENT     4-BR UNITS        4-BR RENT     TENANT PAYS                                   PRESENT
------    ----------        ---------     ----------        ---------     -----------                                   -------
    3              0                0              0                0                                                     No
  3.1              0                0              0                0                                                     No
  3.2              0                0              0                0                                                     No
  3.3              0                0              0                0                                                     No
  3.4              0                0              0                0                                                     No
  3.5              0                0              0                0                                                     No
  3.6              0                0              0                0                                                     No
  3.7              0                0              0                0                                                     No
  3.8              0                0              0                0                                                     No
  3.9              0                0              0                0                                                     No
 3.10              0                0              0                0                                                     No
 3.11              0                0              0                0                                                     No
    5              0                0              0                0                                                     Yes
    6             17            2,141              0                0     Electric                                        Yes
    9              0                0              0                0                                                     Yes
   10              0                0              0                0     Electric                                        Yes
   12             44            1,300              0                0     Electric                                        No
   17              0                0              0                0     Electric, Water                                 No
   24              0                0              0                0     Electric, Water                                 No
   30             16              890              0                0     Electric                                        No
   32              0                0              0                0     Electric, Water, Sewer                          No
   35              0                0              0                0     Electric                                        No
   36              0                0              0                0     Electric                                        No
   37              0                0              0                0     Electric, Gas, Water, Sewer, Trash
   39              0                0              0                0
   40              0                0              0                0     Electric                                        No
   42              0                0              0                0     Various                                         No
 42.1              0                0              0                0     Electric                                        No
 42.2              0                0              0                0     Electric                                        No
 42.3              0                0              0                0     Electric, Gas                                   No
   43              0                0              0                0     Electric                                        No
   44              9              993              0                0     Electric                                        No
   46              0                0              0                0     Electric                                        No
   47              0                0              0                0
   48              0                0              0                0     Electric, Heat                                  No
   49              0                0              0                0     Electric, Gas                                   No
   50              0                0              0                0     Electric                                        No
   54              0                0              0                0     Electric                                        No
   58              0                0              0                0     Electric, Gas, Water, Sewer                     No
   61            151              670              0                0     Electric, Heat                                  No
   62              0                0              0                0     Electric, Water                                 No
   67              0                0              0                0                                                     No
   69              0                0              0                0     Electric, Gas                                   No
   71              0                0              0                0     Electric, Water, Sewer                          No
   72             20              671              0                0     Electric                                        Yes
   73             40              517              0                0     Electric, Gas, Water, Sewer                     No
   78              4             1659             16             2138     Electric, Gas, Water                            Yes
   80              0                0              0                0     Electric, Gas                                   No
   81              7             1713              0                0     Electric, Gas, Heat, Hot Water                  Yes
   83              0                0              0                0     Electric, Gas, Water, Sewer                     No
   86              9              695              0                0     Electric, Gas                                   No
   88              0                0              0                0     Electric, Gas                                   No
   90              0                0              0                0     Electric                                        No
   95             12              760              0                0     Electric                                        No
  100              0                0              0                0     Electric, Gas, Water, Sewer                     No
  102              0                0              0                0     Electric                                        No
  103              0                0              0                0     Electric, Gas, Water, Sewer                     No
  104              0                0              0                0     Electric                                        No
  105              0                0              0                0     Electric, Gas, Water, Sewer                     No
  106              0                0              0                0     Electric, Water                                 No
  107              0                0              0                0
  108              2              535              0                0     Electric, Gas                                   No

                                                                         ANNEX C

  ANY INVESTMENT DECISION WITH RESPECT TO THE SECURITIES SHOULD BE MADE BY YOU
   BASED UPON THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES. THE INFORMATION HEREIN WILL BE SUPERSEDED
    IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND
     PROSPECTUS SUPPLEMENT. THE INFORMATION CONTAINED HEREIN SUPERSEDES THE INFORMATION IN ALL PRIOR STUCTURAL AND COLLATERAL TERM SHEETS, IF ANY.
--------------------------------------------------------------------------------

                      STRUCTURAL AND COLLATERAL TERM SHEET

                         -----------------------------

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-C2

                                  $934,702,000
                                  (Approximate)

                         -----------------------------

                               JPMORGAN CHASE BANK
                      MERRILL LYNCH MORTGAGE LENDING, INC.
                        LASALLE BANK NATIONAL ASSOCIATION
                              Mortgage Loan Sellers

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                 Master Servicer

                          ARCAP SPECIAL SERVICING, INC.
                                Special Servicer


                        FOR FURTHER INFORMATION CONTACT:

                          J.P. MORGAN SECURITIES INC.
        Brian J. Baker           Glenn Riis             Andy Taylor
        (212) 834-3813         (212) 834-3813         (212) 834-3813

                              MERRILL LYNCH & CO.
        John Mulligan            Rich Sigg            Carolyn Hubach
        (212) 449-3860         (212) 449-3860         (212) 449-3860

                              ABN AMRO INCORPORATED
    Frank C. Forelle           Gerald Sneider          Steven Adang
 (212) 409-7587 / 7221         (212) 409-7587         (212) 409-6206

JPMORGAN                                                     MERRILL LYNCH & CO.
                              ABN AMRO INCORPORATED

BANC OF AMERICA SECURITIES LLC   GOLDMAN, SACHS & CO.  SALOMON SMITH BARNEY INC.

The analyses in this report are based upon information provided by JPMorgan Chase Bank, Merrill Lynch Mortgage Lending, Inc. and LaSalle Bank National Association (the "Sellers"). J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, ABN AMRO Incorporated, Banc of America Securities LLC, Goldman, Sachs and Co. and Salomon Smith Barney Inc. (the "Underwriters") make no representations as to the accuracy or completeness of the information contained herein. The information contained herein is qualified in its entirety by the information in the Prospectus and Prospectus Supplement for the securities referred to herein (the "Securities"). The information contained herein is preliminary as of the date hereof, supersedes any previous information delivered to you by the Underwriters and will be superseded by the applicable Prospectus and Prospectus Supplement. These materials are subject to change, completion, or amendment from time to time without notice, and the Underwriters are under no obligation to keep you advised of such changes. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any Security. Any investment decision with respect to the Securities should be made by you based upon the information contained in the Prospectus and Prospectus Supplement relating to the Securities. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the Securities.

The attached information contains certain tables and other statistical analyses (the "Computational Materials") which have been prepared in reliance upon information furnished by the Sellers. They may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material. Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials' accuracy, appropriateness or completeness in any particular context; nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the Securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any Security described in the Computational Materials are subject to change prior to issuance. Neither the Underwriters nor any of their affiliates make any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the Securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION.
--------------------------------------------------------------------------------

                                    1 of 17

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                       CONTACT YOUR SALES REPRESENTATIVE.

APPROXIMATE SECURITIES STRUCTURE
--------------------------------
                                                 EXPECTED
                                                 WEIGHTED
                            APPROX.     CREDIT     AVG.     EXPECTED
                             FACE/     SUPPORT    LIFE      PAYMENT
             RATINGS BY    NOTIONAL     (% OF    (YEARS)     WINDOW
  CLASS      MOODY'S/S&P  AMOUNT ($)   BALANCE)    (A)    (MONTHS) (A)
-----------------------------------------------------------------------
PUBLICLY OFFERED CLASSES(C)
   A-1       Aaa / AAA    234,000,000    18.500     5.70   1/03 - 1/12
   A-2       Aaa / AAA    606,587,000    18.500     9.74   1/12 - 11/12
    B         Aa2 / AA     41,256,000    14.500     9.92  11/12 - 11/12
    C        Aa3 / AA-     10,314,000    13.500     9.92  11/12 - 11/12
    D          A2 / A      28,363,000    10.750     9.92  11/12 - 11/12
    E          A3/A-       14,182,000     9.375     9.92  11/12 - 11/12

PRIVATELY OFFERED CLASSES (D)
   X-1       Aaa / AAA    1,031,395,510(b)N/A      N/A        N/A
   X-2       Aaa / AAA    986,495,000(b)  N/A      N/A        N/A
    F        Baa2 / BBB    19,339,000     7.500    N/A        N/A
    G       Baa3 / BBB-    12,892,000     6.250    N/A        N/A
    H         Ba1/BB+      15,471,000     4.750    N/A        N/A
    J         Ba2 / BB     11,603,000     3.625    N/A        N/A
    K        Ba3 / BB-      3,868,000     3.250    N/A        N/A
    L         B1 / B+       7,736,000     2.500    N/A        N/A
    M          B2 / B       3,867,000     2.125    N/A        N/A
    N         B3 / B-       5,157,000     1.625    N/A        N/A
    NR        NR / NR      16,760,510     N/A      N/A        N/A

Note: (a)   Calculated at 0% CPR, assuming no balloon extensions, ARD loans pay in full on the Anticipated Repayment Date, clean-up call is not exercised and there are no defaults
      (b)   Notional amount
      (c)   Classes A-1, A-2, B and C will constitute "mortgage related securities" for purposes of SMMEA; Classes A-1, A-2, B, C, D and E will constitute ERISA eligible securities
      (d)   Does not include the Class SP or Class R Certificates

KEY FEATURES
------------
Lead Managers:               J.P. Morgan Securities Inc. ( Joint
                             Bookrunner) Merrill Lynch Pierce,
                             Fenner & Smith Incorporated (Joint Bookrunner)
                             ABN AMRO Incorporated

Co-Managers:                 Banc of America Securities LLC
                             Goldman Sachs & Co.
                             Salomon Smith Barney Inc.

Mortgage Loan Sellers:       Merrill Lynch Mortgage Lending, Inc. (39.7%)
                             JPMorgan Chase Bank (38.0%)
                             LaSalle Bank National Association (22.3%)

Master Servicer:             Wachovia Bank, National Association

Special Servicer:            ARCap Special Servicing, Inc.

Trustee:                     Wells Fargo Bank, Minnesota, N.A.

Paying Agent:                LaSalle Bank National Association

Rating Agencies:             Moody's Investors Service, Inc.
                             Standard & Poor's Ratings Services

Delivery Date:               On or about December 10, 2002

Cut-off Date:                The due date for each mortgage loan
                             in December, or, for mortgage loans
                             with first due dates after
                             December, December 1, 2002

Distribution Date:           12th of each month, or if the 12th
                             day is not a business day, on the next
                             succeeding business day, beginning in January
                             2003

Payment Delay:               11 days

Structure / Day Count:       Sequential pay, 30/360

Tax Treatment:               REMIC

Rated Final Distribution
Date:                        December 12, 2034

Clean-up Call:               1%

Minimum Denomination:        $10,000 (among the publicly offered classes)

Delivery:                    DTC, Euroclear and Clearstream Banking

--------------------------------------------------------------------------------

COLLATERAL FACTS
----------------
Initial Pool Balance ("IPB"):                       $1,031,395,510
Number of Mortgage Loans:                                      108
Number of Mortgaged Properties:                                132
Average Cut-off Date Balance per
Loan:                                                   $9,549,958
Average Cut-off Date Balance per
Property:                                               $7,813,602
Weighted Average Current Mortgage
Rate:                                                      6.3648%
Weighted Average UW DSCR(3):                                 1.73x
Weighted Average Cut-off Date LTV Ratio(2):                  66.3%
Weighted Average Remaining Term to ARD/Maturity
(months):                                                      116
Weighted Average Remaining Amortization Term
(months):                                                      345
Weighted Average Seasoning (months):                             3
10 Largest Loans as % of IPB:                                43.5%
% of Cutoff Balance of IPB with Mezzanine Debt                1.9%
% of Cutoff Balance of IPB with B-Notes                      25.1%
% of IPB with single tenants                                 11.5%
% of IPB shadow rated investment grade                       25.2%

TEN LARGEST LOANS
-----------------
                                     % OF        UW
LOAN                         IPB      IPB       DSCR      LTV(1)
----------------------------------------------------------------
Simon Portfolio II      $119,191,303 11.6%     2.04x      53.2%
75 / 101 Federal
Street                  $99,880,850   9.7%     2.76 x     45.8%
ARC Portfolio A         $45,531,431   4.4%     1.31 x (2) 75.7%
LI Industrial           $39,468,411   3.8%     1.45 x     72.4%
The Cameo Apartments    $26,374,019   2.6%     1.38 x     79.9%
1400 Lake Shore Drive   $26,047,743   2.5%     1.45 x     57.9%
600 Fifth Avenue        $24,971,324   2.4%     6.19 x (3) 16.5%  (4)
Circuit City            $22,543,200   2.2%     1.41 x     73.9%
Deerfield Village       $22,253,381   2.2%     1.23 x     76.0%
Greenwich Park
Apartments              $21,978,099   2.1%     1.44 x     75.9%
----------------------------------------------------------------
TOTAL/WTD. AVG.         $448,239,760 43.5%     2.13x      58.6%

(1) Calculated with Cut Off Date principal balance and Appraised Value used for origination
(2) See footnote 3 in "Top 10 Mortgage Loans" section of this Structural Collateral Termsheet
(3) See footnote 2 in "Top 10 Mortgage Loans" section of this Structural and Collateral Termsheet
(4) See footnote 1 in "Top 10 Mortgage Loans" section of this Structural and Collateral Termsheet

GEOGRAPHIC DISTRIBUTION
-----------------------
                    NO
                    OF                    % OF       WA          WA
STATE              PROP        IPB        IPB        LTV(1)     DSCR
----------------------------------------------------------------------
Texas               18     $115,745,614    11.2%     70.5%      1.52x
Massachusetts        3      112,705,889    10.9      48.0%      2.60x
New York            12      111,452,703    10.8      62.3%      2.49x
Illinois             8       97,887,477     9.5      69.5%      1.36x
Pennsylvania         6       95,751,476     9.3      56.8%      1.94x
California          15       93,580,314     9.1      67.5%
Florida             14                      8.3      70.9%
Other               56      318,639,711    30.9      72.8%      1.43x
----------------------------------------------------------------------

TOTAL/WTD. AVG.     132  $1,031,395,510   100.0%     66.3%      1.73x

PROPERTY TYPE DISTRIBUTION
--------------------------
                            NO. OF                  % OF     WA
     PROPERTY TYPE          PROP         IPB        IPB    LTV(1) WA DSCR
-------------------------------------------------------------------------
     Retail                   35     $299,006,460   29.0%  66.0%  1.65x
      Anchored                25      137,567,590   13.3   72.2%  1.45x
      Regional Mall            2      105,042,695   10.2   53.2%  2.04x
      Shadow Anchored          4       45,371,537    4.4   76.3%  1.29x
      Unanchored               4       11,024,639    1.1   67.1%  1.81x
Multifamily                   41      280,192,959   27.2   73.9%  1.40x
Office                        10      196,367,865   19.0   49.5%  2.69x
      CBD                      3      132,641,261   12.9   41.0%  3.32x
      Office/Retail            2       27,594,123    2.7   61.6%  1.43x
      Suburban                 5       36,132,481    3.5   71.1%  1.36x
Industrial                    18      149,769,396   14.5   71.1%  1.47x
      Warehouse/Distribution  10       83,023,108    8.0   70.9%  1.40x
      Flex                     8       66,746,288    6.5   71.4%  1.56x
Manufactured Housing          19       74,070,708    7.2   75.7%  1.34x
      Self-Storage             7       22,393,191    2.2   58.2%  1.70x

      Theater                  2        9,594,931    0.9   67.1%  1.30x
-------------------------------------------------------------------------
      TOTAL/WTD. AVG.        132   $1,031,395,510  100.0%  66.3%  1.73x

                                    2 of 17

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE
  ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                       CONTACT YOUR SALES REPRESENTATIVE.


                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                                                        WA CUT-OFF
                                                    PRINCIPAL          % OF INITIAL       WA UW            DATE
PRINCIPAL BALANCE($)             NO. OF LOANS       BALANCE ($)         POOL BALANCE      DSCR(2,4)      LTV(1,3)
------------------------------------------------------------------------------------------------------------------
$1,142,479 - $1,999,999               12           $19,504,606             1.9%           1.35x             73.2%

$2,000,000 - $4,999,999               44           153,824,638             14.9           1.42x             72.7%

$5,000,000 - $9,999,999               25           170,833,279             16.6           1.40x             73.2%

$10,000,000 - $14,999,999             11           133,162,068             12.9           1.46x             72.4%

$15,000,000 - $24,999,999             10           197,577,163             19.2           2.00x             64.5%

$25,000,000 - $49,999,999              4           137,421,603             13.3           1.39x             72.2%

$50,000,000 - $119,191,303             2           219,072,153             21.2           2.37x             49.8%
------------------------------------------------------------------------------------------------------------------
TOTAL:                               108        $1,031,395,510             100.0%         1.73X             66.3%
------------------------------------------------------------------------------------------------------------------

AVERAGE PER LOAN:       $ 9,549,958
AVERAGE PER PROPERTY:   $ 7,813,602


                             MORTGAGE INTEREST RATES

                                                                                                        WA CUT-OFF
                                                    PRINCIPAL          % OF INITIAL       WA UW            DATE
MORTGAGE INTEREST RATE(%)        NO. OF LOANS       BALANCE ($)         POOL BALANCE      DSCR(2,4)      LTV(1,3)
------------------------------------------------------------------------------------------------------------------
4.8593% - 5.9999%                     11          $310,094,916            30.1%           2.48x             50.4%

6.0000% - 6.2500%                     27           250,418,784             24.3           1.42x             73.5%

6.2501%-6.4999%                       13            63,855,978              6.2           1.48x             75.3%

6.5000% - 6.9999%                     25           168,608,542             16.3           1.42x             74.9%

7.0000% - 7.4999%                     24           192,655,690             18.7           1.33x             72.2%

7.5000% - 9.0200%                      8            45,761,600              4.4           1.47x             64.6%
------------------------------------------------------------------------------------------------------------------
TOTAL:                               108        $1,031,395,510             100.0%         1.73X             66.3%
------------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE MORTGAGE INTEREST RATE: 6.3648%


                                  UW DSCR (2,4)

                                                                                                        WA CUT-OFF
                                                    PRINCIPAL          % OF INITIAL       WA UW            DATE
UW DSCR                          NO. OF LOANS       BALANCE ($)         POOL BALANCE      DSCR(2,4)      LTV(1,3)
------------------------------------------------------------------------------------------------------------------
1.20x - 1.24x                          6           $41,259,211             4.0%         1.22x           75.5%

1.25x - 1.29x                         13            83,273,652              8.1         1.27x           74.6%

1.30x - 1.39x                         44           301,731,770             29.3         1.34x           75.4%

1.40x - 1.49x                         30           283,421,352             27.5         1.43x           71.1%

1.50x - 1.99x                         10            63,581,098              6.2         1.68x            61.8%

2.00x - 2.49x                          2           131,176,253             12.7         2.06x            54.3%

2.50x - 6.19x                          3           126,952,174             12.3         3.44x            39.8%
------------------------------------------------------------------------------------------------------------------
TOTAL:                               108        $1,031,395,510             100.0%       1.73X            66.3%
------------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE: 1.73X

(1) See footnote 1 in "Top 10 Mortgage Loans" (page 7) section of this Structural and Collateral Termsheet.
(2) See footnote 2 in "Top 10 Mortgage Loans" (page 7) section of this Structural and Collateral Termsheet.
(3) For purposes of determining the LTV ratios for 3 mortgage loans, representing 2.0% of the Initial Pool Balance, the principal balances of the mortgage loans were reduced by amounts reserved until the achievement of certain income levels by the related mortgage properties.
(4) See footnote 3 in "Top 10 Mortgage Loans" (page 7) section of this Structural and Collateral Termsheet.


                                    3 of 17

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE
  ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                       CONTACT YOUR SALES REPRESENTATIVE.


                    CUT-OFF DATE LOAN-TO-VALUE RATIOS (1),(3)

                                                                                                        WA CUT-OFF
                                                    PRINCIPAL          % OF INITIAL       WA UW            DATE
LTV (%)                          NO. OF LOANS       BALANCE ($)         POOL BALANCE      DSCR(2,4)      LTV(1,3)
------------------------------------------------------------------------------------------------------------------
16.5% - 49.9%                         4           $129,933,619            12.6%           3.41x             39.6%

50.0% - 59.9%                         7            194,482,950             18.9           1.83x             54.7%

60.0% - 69.9%                        18            105,625,361             10.2           1.54x             65.0%

70.0% - 74.9%                        31            216,499,465             21.0           1.40x             73.1%

75.0% - 79.9%                        47            383,414,116             37.2           1.35x             77.6%

80.0% - 80.0%                         1              1,440,000              0.1           1.27x             80.0%
------------------------------------------------------------------------------------------------------------------
TOTAL:                              108         $1,031,395,510             100.0%         1.73X              66.3%
------------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE: 66.3%




                RANGE OF REMAINING TERM TO MATURITY/ARD (MONTHS)

                                                                                                        WA CUT-OFF
REMAINING TERM TO                                   PRINCIPAL          % OF INITIAL       WA UW            DATE
MATURITY/ARD (MONTHS)            NO. OF LOANS       BALANCE ($)         POOL BALANCE      DSCR(2,4)      LTV(1,3)
------------------------------------------------------------------------------------------------------------------
57 - 99                              11            $66,504,047             6.4%           1.37x             73.6%

100 - 109                             4             54,441,074              5.3           1.32x             68.2%

110 - 119                            81            838,806,872             81.3           1.82x             65.1%

120 - 149                             8             35,100,502              3.4           1.45x             66.9%

150 - 199                             3             32,202,429              3.1           1.25x             77.8%

200 - 239                             1              4,340,585              0.4           1.20x             72.3%
------------------------------------------------------------------------------------------------------------------
TOTAL                               108         $1,031,395,510             100.0%         1.73X               66.3%
------------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE:  116 MONTHS



                               AMORTIZATION TYPES

                                                                                                        WA CUT-OFF
                                                    PRINCIPAL          % OF INITIAL       WA UW            DATE
TYPE OF AMORTIZATION             NO. OF LOANS       BALANCE ($)         POOL BALANCE      DSCR(2,4)      LTV(1,3)
------------------------------------------------------------------------------------------------------------------
Balloon Loans                        93           $856,864,549            83.1%           1.65x             67.1%

ARD Loans                            12            165,108,932             16.0           2.13x             62.9%

Fully Amortizing Loans                2              7,322,029              0.7           1.46x             55.1%

Interest-only Loan                    1              2,100,000              0.2           3.37x             34.4%
------------------------------------------------------------------------------------------------------------------
TOTAL:                              108         $1,031,395,510             100.0%         1.73X               66.3%
------------------------------------------------------------------------------------------------------------------

(1) See footnote 1 in "Top 10 Mortgage Loans" section (page 7) of this Structural and Collateral Termsheet.
(2) See footnote 2 in "Top 10 Mortgage Loans" section (page 7) of this Structural and Collateral Termsheet.
(3) For purposes of determining the LTV ratios for 3 mortgage loans, representing 2.0% of the Initial Pool Balance, the principal balances of the mortgage loans were reduced by amounts reserved until the achievement of certain income levels by the related mortgage properties.
(4) See footnote 3 in "Top 10 Mortgage Loans" section (page 7) of this Structural and Collateral Termsheet.


                                    4 of 17

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE
  ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                       CONTACT YOUR SALES REPRESENTATIVE.

                               STRUCTURAL OVERVIEW

o Interest payments will be pro-rata to the Class A-1 and A-2 (the foregoing classes, together, the "Class A Certificates"), X-1 and X-2 Certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and Class X-2 Certificates), interest will be paid sequentially to the Class B, C, D, E, F, G, H, J, K, L, M, N and NR Certificates.

o The pass-through rate for the Class A, B, C, D, E, F, G, H, J, K, L, M, N and NR Certificates will be either a fixed rate or a rate based on the weighted average of the remittance rates on the mortgage loans. In the aggregate, the Class X-1 and X-2 Certificates will receive the net interest on the mortgage loans less the interest paid on the other Certificates.

o     All Classes offered will accrue interest on a 30/360 basis.

o Principal payments will be paid sequentially to the Class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and NR Certificates, until each Class is retired. The Class X-1 and X-2 Certificates do not have a class principal balance and are therefore not entitled to any principal distributions.

o Losses will be born by the Classes (other than the Classes X-1 and X-2 Certificates) in reverse sequential order, from the Class NR Certificates up to the Class B Certificates and then pro-rata to the Class A-1 and A-2 Certificates.

o If the principal balance of the mortgage pool is less than or equal to the aggregate class principal balance of the Class A Certificates, principal distributions will be allocated pro-rata to the Class A-1 and A-2 Certificates.

o Yield maintenance charges calculated by reference to a U.S. Treasury rate to the extent received will be allocated first to the offered Certificates and the Class F and G Certificates, according to a specified formula, with any remaining amount payable to the Class X-1 Certificates. For the amount payable to any interest-bearing Class, the formula is as follows:


                                               (Pass-Through Rate on Class -
                     Principal Paid to Class          Discount Rate)
Prepayment Premium X ----------------------- X -----------------------------
                      Total Principal Paid       (Mortgage Rate on Loan -
                                                      Discount Rate)


o The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such adjustment is determined, the interest portion of any P&I Advance will be reduced in proportion to such adjustment (except in the case of the mortgage loan secured by 75/101 Federal Street, in which case the reduction of the P & I Advance will not be limited to only the interest portion of the P & I Advance).




                                    5 of 17

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE
  ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                       CONTACT YOUR SALES REPRESENTATIVE.

                        SIMON PORTFOLIO II LOAN STRUCTURE

o The ownership interest in the largest mortgage loan in the pool will be split into a senior interest and subordinate interest. The senior component will represent approximately 11.6% of the initial pool balance. All distributions of principal and interest with respect to the senior component will be distributed to the Certificates as represented below.

o The holders of the subordinate component, represented by the class SP Certificates, are only entitled to distributions of interest after all accrued and unpaid interest on the senior component has been paid. Distributions of principal prior to a monetary default or other material default on the mortgage loan will be pro-rata, based on the respective principal balances of the senior component and the subordinate component. After a monetary default or other material default on the mortgage loan principal will be distributed first to the senior component until its principal balance has been reduced to zero, and then to the subordinate component.

                               [GRAPHIC OMITTED]


              Conduit Loans                                AAA
                Excluding
            Simon Portfolio II                          X(IO) AAA

                                                      AA thru BBB-

            Simon Portfolio II                         BB+ thru NR
                  Pooled
                Component

                              Principal & Interest

                            Losses on Conduit Loans

                       Losses on Simon Portfolio II Loan


          Simon Portfolio II    Principal & Interest       Simon
         Non-Pooled Component                           Portfolio II
                                                         SP Classes



                    75/101 FEDERAL STREET A/B LOAN STRUCTURE

o The second largest mortgage loan in the pool is evidenced by one of two promissory notes (the "A-Note") secured by a single mortgage, with the second companion note (the "B-Note") securitized in a separate trust. An intercreditor agreement is in place which, among other things, generally allocates collections, absent material default, pro-rata between the A-Note and the B-Note. For so long as a payment default or other material non-payment default is continuing, collections will be generally allocated first to the A-Note, until the A-Note is paid in full and then to the B-Note. The A-Note will represent approximately 9.7% of the Initial Pool Balance. The holder of the B-Note will have the right to purchase the A-Note mortgage loan under certain limited circumstances.

o Both the A-Note and B-Note for 75/101 Federal Street are and will continue to be serviced and administered pursuant to a separate servicing agreement, dated October 23, 2002, among Merrill Lynch Mortgage Lending, Inc., as holder of the A-Note (who will be succeeded by the Series 2002-C2 trust fund), LaSalle Bank National Association, as trustee for the B-Note securitization, Pacific Life Insurance Company, which is also the benefical owner of all the Certificates issued in the B-Note securitization, as servicer and special servicer, and LaSalle Bank National Association as a document custodian for the holders of both the A-note and the B-Note. This separate servicing agreement provides for servicing arrangements that, while generally similar to those under the Series 2002-C2 pooling and servicing agreement, differ in certain respects.

See "Description of the Mortgage Pool--AB Mortgage Loans--75/101 Federal Street Loan" in the prospectus supplement for information regarding the servicing of the A-Note and B-Note for 75/101 Federal Street.


                                    6 of 17

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE
  ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                       CONTACT YOUR SALES REPRESENTATIVE.

                              TOP 10 MORTGAGE LOANS

-------------------------------------------------------------------------------------------------------
LOAN       LOAN NAME                                CUT-OFF          % OF     UNITS/        LOAN PER
SELLER     (LOCATION)                               BALANCE          IPB     SF/PADS        UNIT/SF
-------------------------------------------------------------------------------------------------------
JPM        Simon Portfolio II Pooled Component     $119,191,303      11.6%  1,047,549 SF        $114
           (Various)

Merrill    75 / 101 Federal Street                   99,880,850       9.7     812,353 SF        $123
           (Boston, Massachusetts)

LaSalle    ARC Portfolio A                           45,531,431       4.4     2,222 Pads     $20,491
           (Various)

JPM        Long Island Industrial Portfolio II       39,468,411       3.8     859,110 SF         $46
           (Long Island, New York)

JPM        The Cameo Apartments                      26,374,019       2.6      102 Units    $258,569
           (New York, New York)

LaSalle    1400 Lake Shore Drive                     26,047,743       2.5      400 Units     $65,119
           (Chicago, Illinois)

Merrill    600 Fifth Avenue                          24,971,324       2.4     354,281 SF         $70
           (New York, New York)

Merrill    Circuit City Distribution Center          22,543,200       2.2   1,078,450 SF         $21
           (Marion, Illinois)

LaSalle    Deerfield Village                         22,253,381       2.2     124,418 SF        $179
           (Deerfield, Illinois)

Merrill    Greenwich Park Apartments                 21,978,099       2.1      402 Units     $54,672
           (North Miami, Florida)
-------------------------------------------------------------------------------------------------------
           TOTAL/WEIGHTED AVERAGE                  $448,239,760     43.5%
-------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
LOAN           CUTOFF UW    CUTOFF LTV  BALLOON
SELLER           DSCR          RATIO      LTV    PROPERTY TYPE
--------------------------------------------------------------------------------
JPM              2.04x         53.2%      45.5%  Anchored Retail


Merrill          2.76x         45.8%      37.8%  CBD Office


LaSalle          1.31x (3)     75.7%      67.1%  Manufactured Housing Community


JPM              1.45x         72.4%      61.6%  Industrial


JPM              1.38x         79.9%      68.0%  Multifamily


LaSalle          1.45x         57.9%      48.7%  Multifamily


Merrill          6.19x (2)     16.5% (1)  13.7%  CBD Office


Merrill          1.41x         73.9%      59.1%  Industrial


LaSalle          1.23x         76.0%      67.5%  Multifamily / Mixed Use


Merrill          1.44x         75.9%      64.4%  Multifamily

--------------------------------------------------------------------------------
                 2.13X         58.6%      49.8%
--------------------------------------------------------------------------------


1. The LTV ratios for the 600 Fifth Avenue Loan were calculated using the appraised value which included the value of the improvements at the mortgaged property. The mortgaged property securing the mortgaged loan does not include the improvements thereon. The value of the mortgaged property without the improvements is $52,800,000 and the related Cut-off Date LTV and Ballon LTV are 47.3% and 39.2%, respectively.
2. The mortgaged property securing the 600 Fifth Avenue mortgage loan does not include the improvements thereon. For purposes of calculating the debt service coverage ratio for the 600 Fifth Avenue Loan, the underwritten net cash flow includes the cash flow generated from the improvements on the mortgaged property. The NOI and NCF of the ground lease alone is $3,168,000, deriving a debt service coverage ratio of 1.91x
3. For purposes of calculating the Cutoff UW debt service coverage ratio for the ARC Portfolio A mortgage loan the annual debt service is calculated based upon a 7.35% coupon rate plus a 0.04% servicing fee which is required to be paid by the borrower.


                                    7 of 17

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                     SIMON PORTFOLIO II POOLED COMPONENT(1)

--------------------------------------------------------------------------------
                                LOAN INFORMATION

--------------------------------------------------------------------------------
                                   ORIGINAL            CUT-OFF
                                ----------------    ---------------
PRINCIPAL BALANCE:              $ 119,400,000       $119,191,303

% OF POOL BY IPB:               11.6%

ADDITIONAL DEBT (TYPE):         $ 19,565,741 (Non-Pooled Component)

SELLER:                         JPMorgan Chase Bank

ORIGINATION DATE:               9/16/02

INTEREST RATE:                  5.9870%

INTEREST ONLY PERIOD:           NAP

SPONSOR:
Simon Property Group, L.P. (BBB+/Baa2) (NYSE: SPG). Simon Property Group owns or has an interest in 257 properties comprising regional malls, community shopping centers and specialty and mixed-use properties containing approximately 186 million square feet of gross leasable area in 36 states, Europe and Canada.





MATURITY DATE:                  10/10/12

REMAINING AMORTIZATION:         358

CALL PROTECTION:                LO(24),Def(90),O(4)

CROSS-COLLATERALIZATION:        NAP

LOCK BOX:                       Hard

ESCROWS / RESERVES:                           Upfront      Monthly
                                           ----------- ------------
                                Taxes      $1,760,531     $393,000
                                TI/LC               0       30,500
                                CapEx               0       14,242
                                Other         425,666            0
                                           ----------- ------------
                                TOTAL      $2,186,197     $437,742

                               Pooled            Whole-Loan
                               ------            ----------
CUT-OFF DATE LOAN/SF:          $114                $132

CUT-OFF DATE LTV:              53.2%               62.0%

MATURITY LTV:                  45.5%               53.0%

UW DSCR:                       2.04x               1.70x

--------------------------------------------------------------------------------
(1) Moody's and Standard & Poor's have indicated that the credit characteristics of the Simon Portfolio II Pooled Component are consistent with the characteristics of an investment grade obligation

                        [PHOTO OF THE MORTGAGED PROPERTY]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:       Portfolio

TITLE:                          Fee

PROPERTY TYPE:                  Anchored Retail

SQUARE FEET:                    1,047,549

LOCATION:                       Various

YEAR BUILT/RENOVATED:           Century III Mall:       1979/1997
                                Longview Mall:          1978/1999
                                Highland Lakes Center:  1991


COLLATERAL:
The subject properties consists of 2 enclosed regional malls, Century III Mall and Longview Mall, and 1 anchored retail center, Highland Lakes Center. The anchor tenants for these properties include Sears, J.C. Penney, Marshall's, Bed, Bath & Beyond, and Dillard's. 2001 inline sales for each of the malls was:
Century III Mall - $297 psf; Longview Mall - $295 psf; and Highland Lakes Shopping Center - $216 psf.


PORTFOLIO PROPERTIES:                         INLINE     INLINE   INLINE
PROPERTY                      LOCATION           OCC   OCC COST  SALES/SF
--------                      --------           ---   --------  --------
Century III Mall           West Mifflin, PA    79.2%      12.8%       $297
Longview Mall              Longview, TX        77.8%      10.4%       $295
Highland Lakes Center(2)   Orlando, FL           NAP        NAP        NAP


OCCUPANCY:                      81.5%  (10/17/02)

HISTORICAL NOI:      2000:      $ 18,846,711
                     2001:      $ 18,020,493
                     2002:      $ 17,568,036 (TTM 6/30/02)

UW NOI:                         $ 17,702,004

UW NET CASH FLOW:               $ 17,328,221

APPRAISED VALUE (AS OF):        $ 223,950,000 (7/23/02  or 8/1/02)

LOAN PURPOSE:                   Refinance

--------------------------------------------------------------------------------
(2) Collateral occupancy for the Highland Lakes Property is 86.1% as of October 2002 and does not include two vacant anchor spaces which are not part of the collateral and are not owned by an entity affiliated with the Simon Portfolio II Borrower

                        [PHOTO OF THE MORTGAGED PROPERTY]


                                    8 of 17

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE
  ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                       CONTACT YOUR SALES REPRESENTATIVE.


                            75/101 FEDERAL STREET(1)

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                   ORIGINAL            CUT-OFF
                                ----------------    ---------------
PRINCIPAL BALANCE:              $100,000,000        $99,880,850

% OF POOL BY IPB:               9.7%

ADDITIONAL DEBT (TYPE):         $24,970,213 (B-Note)

SELLER:                         Merrill Lynch Mortgage Lending, Inc.

ORIGINATION DATE:               10/2/02

INTEREST RATE:                  4.8593%
INTEREST ONLY PERIOD:           NAP

SPONSOR:
Indirectly controlled and sponsored by Equity Office Properties Trust, General Motors Hourly-Rate Employees Pension Trust and General Motors Salaried Employees Pension Trust. According to published information, Equity Office is the largest REIT in the U.S. According to sponsor-provided information, Equity Office had a total capitalization of approximately $27 billion as of June 30, 2002, and owns and manages approximately 127.5 million sf of commercial office space in 766 buildings in 34 major metropolitan areas and 146 sub-markets across the US.

MATURITY DATE:                  11/1/12

REMAINING AMORTIZATION:         359

CALL PROTECTION:                LO(24),Def(91),O(4)

CROSS-COLLATERALIZATION:        NAP

LOCK BOX:                       Springing

ESCROWS / RESERVES:                          Upfront      Monthly
                                            ----------- -------------
                                TILC        $4,000,000            $0
                                CapEx                0        24,000
                                            ----------- -------------
                                TOTAL       $4,000,000       $24,000

CUT-OFF DATE LOAN/SF:           $123

CUT-OFF DATE LTV:               45.8%

MATURITY LTV:                   37.8%

UW DSCR:                        2.76x

--------------------------------------------------------------------------------
(1) Moody's and Standard & Poor's have indicated that the credit characteristics of the 75/101 Federal Street Loan are consistent with the characteristics of an investment grade obligation.

                        [PHOTO OF THE MORTGAGED PROPERTY]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:       Single Asset

TITLE:                          Fee

PROPERTY TYPE:                  CBD Office

SQUARE FEET:                    812,353

LOCATION:                       Boston, Massachusetts

YEAR BUILT/RENOVATED:           75 Federal Street:
                                1930/1985
                                101 Federal Street: 1988

COLLATERAL:
The subject property is a two-tower office building located at 75 and 101 Federal Street, totaling approximately 812,353 sf. The property is located in the heart of Boston's financial district at the intersection of Federal, Franklin and Devonshire Streets. The mortgaged property consists of two adjacent buildings, one a 21-story building built in 1930 (and renovated in 1985) and the other a 31-story building built in 1988, that share a common ground floor lobby. The three largest tenants are law firms, which comprise 35% of the total net rentable area.

MAJOR TENANTS:                              % SF PER  RENT      LEASE
TENANTS(BUILDING)                     SF    BUILDING   PSF     EXP. YR
-----------------                     --    --------   ---     -------
Nixon Peabody LLP (101)(2)        116,858     21%    $29.48     2004
Hutchins Wheeler and Dittmar LLP   99,491     18%    $44.47     2011
Edwards and Angell LLP (101)       67,450     12%    $44.95     2008

BUILDING:                          AVERAGE RENT PSF   MARKET AVERAGE
--------                           ----------------   --------------
101 Federal Street                      $ 38        Class A Office: $45
75 Federal Street                       $ 34        Class B Office: $40
                                  -----------------
Weighted Average:                       $ 36

OCCUPANCY:                      95.0% (as of 10/1/02)

HISTORICAL NOI:        2000:    $18,553,798
                       2001:    $18,700,236
                       2002:    $19,756,060 (TTM 6/30/02)

UW NOI:                         $19,454,303

UW NET CASH FLOW:               $17,333,892

APPRAISED VALUE (AS OF):        $218,000,000 (8/15/02)

LOAN PURPOSE:                   Refinance

--------------------------------------------------------------------------------
(2) Nixon Peabody LLP and Hutchins Wheeler and Dittmar LLP are in merger discussions. Hutchins Wheeler has requested termination of its lease in phases over a 9-month period in return for the payment of a termination fee. See "Description of the Mortgage Pool - Top Ten Mortgage Loans - 75/101 Federal Street Loan" in the Prospectus Supplement for more information.

                        [PHOTO OF THE MORTGAGED PROPERTY]

                                    9 of 17

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE
  ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                       CONTACT YOUR SALES REPRESENTATIVE.

                                 ARC PORTFOLIO A

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                  ORIGINAL            CUT-OFF
                                  --------            -------
PRINCIPAL BALANCE:              $45,716,015         $45,531,431

% OF POOL BY IPB:               4.4%

SELLER:                         LaSalle Bank National Association

ORIGINATION DATE:               5/2/02

INTEREST RATE:                  7.3500%

INTEREST ONLY PERIOD:           NAP

SPONSOR:
Affordable Residential Communities ("ARC"). The properties are owned by ARC Communities 1, LLC. The properties are managed by ARC Management Services, Inc. an affiliate of the borrower. ARC is one of the largest private companies in the manufactured housing community business. ARC owns 207 manufactured housing communities with approximately 39,510 homesites in 22 states.

MATURITY DATE:                  5/1/12

REMAINING AMORTIZATION:         354

CALL PROTECTION:                LO(24),Def(88),O(1)

CROSS-COLLATERALIZATION:        NAP

LOCK BOX:                       Soft

ESCROWS / RESERVES:                         Upfront     Monthly
                                            --------- -------------
                                Taxes       $115,555       $26,476
                                Insurance     42,164         7,938
                                CapEx         97,668             0
                                            --------- -------------
                                TOTAL       $255,387       $34,414

CUT-OFF DATE LOAN/UNIT:         $20,491

CUT-OFF DATE LTV:               75.7%

MATURITY LTV:                   67.1%

UW DSCR:                        1.31x(1)

--------------------------------------------------------------------------------
(1) See footnote 3 in "Top 10 Mortgage Loans" section (page 7) of this Structural and Collateral Termsheet

                        [PHOTO OF THE MORTGAGED PROPERTY]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:       Portfolio

TITLE:                          Fee

PROPERTY TYPE:                  Manufactured Housing Community

UNITS:                          2,222 Pads

LOCATION:                       Various

YEAR BUILT:                     1950 - 1986

COLLATERAL:
The mortgaged property loan consists of 11 manufactured housing communities which are cross-collateralized and cross-defaulted. All of the properties included in this portfolio are 3 star-rated manufactured housing facilities.


PORTFOLIO PROPERTIES (YEAR BUILT):          MARKET         #    AVE RENT
                      MARKET              RENT RANGE     PADS    PER PAD
                      ------              ----------     ----    -------
Villa West (1972)     Greeley, CO          $255 - $350    333     $331
Meridian Terrace      San Bernardino, CA   $242 - $375    257     $369
Highland Acres        Lewisville, TX       $315 - $375    199     $314
Eagle Ridge (1984)    Lewisville, TX       $315 - $375    193     $318
Twin Oaks (1956)      Wichita, KS          $165 - $220    386     $194
Sunset Country (1969) Pueblo, CO           $230 - $297    204     $265
Oasis (1966)          Pueblo, CO           $230 - $297    161     $265
Golden Triangle (1969)Coppell, TX          $315 - $360    138     $372
Rolling Hills (1972)  Dallas, TX           $190 - $265    183     $241
Oak Park Village      Coppell, TX          $315 - $375     95     $347
(1967)
Oak Grove (1950)      Godfrey, IL          $180 - $283     73     $200

OCCUPANCY:                      95.5% (6/30/02)

HISTORICAL NOI:
                     2002:      $ 5,667,570 (TTM as of 6/30/02)

UW NOI:                         $ 5,071,322

UW NET CASH FLOW:               $ 4,959,741

APPRAISED VALUE (AS OF):        $ 60,135,000 (12/01 to 2/02)

ADDITIONAL DEBT (TYPE):         NAP

LOAN PURPOSE:                   Refinance

--------------------------------------------------------------------------------

                        [PHOTO OF THE MORTGAGED PROPERTY]

                                    10 of 17

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE
  ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                       CONTACT YOUR SALES REPRESENTATIVE.

                       LONG ISLAND INDUSTRIAL PORTFOLIO II

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                  ORIGINAL            CUT-OFF
                              ----------------    ---------------
PRINCIPAL BALANCE:              $ 39,540,000        $ 39,468,411

% OF POOL BY IPB:               3.8%

SELLER:                         JPMorgan Chase Bank

ORIGINATION DATE:               9/30/2002

INTEREST RATE:                  6.0440%

INTEREST ONLY PERIOD:           NAP

SPONSOR:
Long Island Group One LLC, 717-725 Broadway LLC. Long Island Group LLC and 717-725 Broadway LLC are both owned by Mr. Ruby Schron (45%), Mr. Abraham Fruchthandler (45%), Mr. Joshua Safran (7.5%), and Mr. Bruce Federman (2.5%). Mr. Ruby Schron is the founder and main principal of Cammeby's International, Ltd. Cammeby's International owns and manages over 14,000 residential units and over 10,000,000 square feet of commercial and industrial space. Mr. Abraham Fruchthandler is the principal of FBE Limited, which has investments in office, commercial, industrial and residential properties

MATURITY DATE:                  10/10/12

REMAINING AMORTIZATION:         358

CALL PROTECTION:                LO(24),Def(92),O(2)

CROSS-COLLATERALIZATION:        NAP

LOCK BOX:                       CMA

ESCROWS / RESERVES:                         Upfront      Monthly
                                           ----------- ------------
                                Taxes        $719,229     $160,727
                                CapEx          48,981            0
                                Other         350,000            0
                                           ----------- ------------
                                TOTAL      $1,118,210     $160,727

CUT-OFF DATE LOAN/SF:             $46

CUT-OFF DATE LTV:                72.4%

       MATURITY LTV:             61.6%

         UW DSCR:                1.45x

--------------------------------------------------------------------------------

                        [PHOTO OF THE MORTGAGED PROPERTY]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:       Portfolio

TITLE:                          Fee

PROPERTY TYPE:                  Industrial

SQUARE FEET:                    859,110

LOCATION:                       Long Island, New York

YEAR BUILT/RENOVATED:           1955 - 1977/1990-1999

COLLATERAL:
The mortgaged property consists of 7 industrial properties located in Long Island, New York. Long Island is the sixteenth largest industrial market in the United States. The subject collateral is approximately 859,110 square feet. The seven subject properties are: 270, 280 & 290 Duffy Avenue (240,830 square feet; 24 tenants), 600 West John Street (210,841 square feet; 8 tenants), 185 Price Parkway (100,000 square feet; 1 tenants), 200 Finn Court (105,573 square feet; 3 tenants), One Fairchild Court (57,720 square feet; 18 tenants), 511-523 Commack Road (84,146 square feet; 5 tenants), and 360 Smith Street (60,000 square feet; 2 tenants).

PORTFOLIO PROPERTIES:                                            APPRAISED
                             LOCATION            SF       OCC      VALUE
                             --------            --       ---      -----
270, 280 & 290 Duffy Avenue  Hicksville, NY    240,830   95.0%   16,600,000
600 West John Street         Hicksville, NY    210,841   98.5%   14,900,000
185 Price Parkway            Farmingdale, NY   100,000  100.0%    5,100,000
200 Finn Court               Farmingdale, NY   105,573  100.0%    4,900,000
One Fairchild Court          Plainview, NY      57,720   94.8%    4,800,000
511 - 523 Commack Road       Deer Park, NY      84,146  100.0%    4,400,000
360 Smith Street             Farmingdale, NY    60,000  100.0%    3,800,000

OCCUPANCY:                      97.9%  (9/30/02)

HISTORICAL NOI:       2000:     $4,209,247
                      2001:     $4,243,771
                      2002:     $4,309,302 (TTM 3/31/02 or 6/30/02)

UW NOI:                         $4,592,845

UW NET CASH FLOW:               $4,146,558

APPRAISED VALUE (AS OF):        $54,500,000 (7/1/02)

ADDITIONAL DEBT (TYPE):         $1,029,701 (B Note)

LOAN PURPOSE:                   Refinance

--------------------------------------------------------------------------------

                        [PHOTO OF THE MORTGAGED PROPERTY]


                                    11 of 17

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE
  ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                       CONTACT YOUR SALES REPRESENTATIVE.

                              THE CAMEO APARTMENTS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                ORIGINAL            CUT-OFF
                             ---------------    ----------------
PRINCIPAL BALANCE:              $26,400,000         $26,374,019

% OF POOL BY IPB:               2.6%

SELLER:                         JPMorgan Chase Bank

ORIGINATION DATE:               10/11/02

INTEREST RATE:                  6.0600%

INTEREST ONLY PERIOD:           NAP

SPONSOR:
Mr. Jeffrey E. Levine.  Mr. Levine is president of Levine Builders.

MATURITY DATE:                  11/1/12

REMAINING AMORTIZATION:         359

CALL PROTECTION:                LO(24),Def(91),O(4)

CROSS-COLLATERALIZATION:        NAP

LOCK BOX:                       NAP

ESCROWS / RESERVES:                         Upfront      Monthly
                                           ----------- ------------
                                Taxes         $71,013      $11,836
                                Insurance       7,423        3,711
                                TI/LC       144,993(1)           0
                                           ----------- ------------
                                TOTAL        $223,429      $15,547

CUT-OFF DATE LOAN/UNIT:         $258,569

CUT-OFF DATE LTV:               79.9%

MATURITY LTV:                   68.0%

UW DSCR:                        1.38x

--------------------------------------------------------------------------------
(1)  For the Office/Retail space on the 1st floor of the building

                        [PHOTO OF THE MORTGAGED PROPERTY]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:        Single Asset

TITLE:                           Fee

PROPERTY TYPE:                   Multifamily

UNITS:                           102

LOCATION:                        New York, New York

YEAR BUILT:                      2001

COLLATERAL:
The mortgaged property is a 102-residential unit, 7-story apartment complex located on at 311 West 50th Street, in the Clinton section of mid-Manhattan. The property was constructed in 2001, has 79,050+ gross square feet and a net residential area of approximately 66,663 square feet. Amenities include 24-hour doorman, fully equipped fitness center, laundry room, a 2000 square foot landscaped sundeck, video security and state of the art voice and data lines. In addition, the building has central A/C and heat.

                                                            MARKET
APARTMENT TYPES:                                 AVERAGE    AVERAGE
SIZE                                 NUMBER       RENT       RENT
----                                 ------       ----       ----
Studio                                  56      $1,872      $2,020
1 Bedroom                               25       2,442       2,675
2 Bedroom                               21       3,762       4,188
                                        --
Total                                  102

OCCUPANCY:                       100.0% (as of 8/15/02)

UW NOI:                          $  2,653,487

UW NET CASH FLOW:                $  2,633,087

APPRAISED VALUE (AS OF):         $  33,000,000 (8/9/02)

ADDITIONAL DEBT (TYPE):          NAP

LOAN PURPOSE:                    Construction Take Out

--------------------------------------------------------------------------------

                        [PHOTO OF THE MORTGAGED PROPERTY]

                                    12 of 17

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE
  ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                       CONTACT YOUR SALES REPRESENTATIVE.

                              1400 LAKE SHORE DRIVE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                 ORIGINAL             CUT-OFF
                             -----------------    ----------------
PRINCIPAL BALANCE:              $ 26,100,000         $ 26,047,743

% OF POOL BY IPB:               2.5%

SELLER:                         LaSalle Bank National Association

ORIGINATION DATE:               09/05/02

INTEREST RATE:                  5.5880%

INTEREST ONLY PERIOD:           NAP

SPONSOR:
Michael V. Barry, Michael D. Aufrecht, David R. Barnes, and Donal P. Barry. Michael V. Barry and Donal P. Barry started Barry Realty in 1977 and currently own and manage more then 20 properties containing 826 apartment and retail units throughout the Chicago metropolitan area. Michael D. Aufrecht owns properties with Michael V. and Donal P. Barry. Mr. Aufrecht has 35 years of real estate experience and currently owns 118 properties with approximately 2,245 apartment units and approximately 800,000 SF of retail/commercial/industrial space. David
R. Barnes, who lives in the building, is a real estate consultant and investment advisor specializing in financial planning and leasing.

MATURITY DATE:                  10/01/12

REMAINING AMORTIZATION:         358

CALL PROTECTION:                LO(33),Def(82),O(3)

CROSS-COLLATERALIZATION:        NAP

LOCK BOX:                       Springing

ESCROWS / RESERVES:                          Upfront      Monthly
                                           ------------ ------------
                                Taxes         $ 554,512     $ 69,314
                                Insurance        17,292        8,646
                                CapEx                 0        8,333
                                           ------------ ------------
                                TOTAL         $ 571,804     $ 86,293


CUT-OFF DATE LOAN/UNIT:         $ 65,119

CUT-OFF DATE LTV:               57.9%

MATURITY LTV:                   48.7%

UW DSCR:                        1.45x

--------------------------------------------------------------------------------

                        [PHOTO OF THE MORTGAGED PROPERTY]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:        Single Asset

TITLE:                           Fee

PROPERTY TYPE:                   Multifamily

UNITS:                           400

LOCATION:                        Chicago, Illinois

YEAR BUILT/RENOVATED:            1928 / 1995

COLLATERAL:
1400 Lake Shore Drive is a 400-unit, 22-story apartment building with 4,080 square feet of supporting retail space on the first floor. Located in the Gold Coast neighborhood of Chicago, Illinois, and only 1.5 miles from the central business district. The mortgaged property was originally built in 1928. The sponsors have spent over $6.7 million in renovation costs and capital improvements since acquiring the property in 1993. The building is designated as a historic site by the Landmarks Preservation Council of Illinois.

                                                              MARKET
APARTMENT TYPES:                                 AVERAGE      AVERAGE
TYPE                                 NUMBER       RENT         RENT
----                                 ------       ----         ----
Studio                                  139         $875        $945
1 bedroom                               188       $1,170      $1,553
2 bedroom                                56       $1,842      $2,269
3 bedroom                                17       $2,141      $3,899
                                         --
Total                                   400

OCCUPANCY:                       92.8% (as of 8/13/02)

HISTORICAL NOI:
                       2000:     $ 2,657,913
                       2001:     $ 2,469,463
                       2002:     $ 2,667,915 (TTM 6/30/02)

UW NOI:                          $ 2,702,339

UW NET CASH FLOW:                $ 2,602,339

APPRAISED VALUE (AS OF):         $ 45,000,000 (7/1/02)

ADDITIONAL DEBT (TYPE):          NAP

LOAN PURPOSE:                    Refinance

--------------------------------------------------------------------------------

                        [PHOTO OF THE MORTGAGED PROPERTY]

                                    13 of 17

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                         600 FIFTH AVENUE (FEE ONLY)(1)

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                  ORIGINAL            CUT-OFF
                                  --------            -------
PRINCIPAL BALANCE:              $25,000,000         $24,971,324

% OF POOL BY IPB:               2.4%

SELLER:                         Merrill Lynch Mortgage Lending, Inc.

ORIGINATION DATE:               10/22/02

INTEREST RATE:                  5.2500%

INTEREST ONLY PERIOD:           NAP

SPONSOR:
The Collegiate Properties Corp. The Collegiate Properties Corp. handles the business entities of the Collegiate Church Corporation. The Collegiate Church Corporation is the oldest Protestant Church in North America with continuous ministry (est. 1628).

ARD DATE:                       11/1/12

REMAINING AMORTIZATION:         359

CALL PROTECTION:                LO(24),Def(92),O(3)

CROSS-COLLATERALIZATION:        NAP

LOCK BOX:                       Springing

CUT-OFF DATE LOAN/SF:           $70

CUT-OFF DATE LTV:               16.5%(2)

ARD LTV:                        13.7%(2)

UW DSCR:                        6.19x(3)

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:       Single Asset

TITLE:                          Fee

PROPERTY TYPE:                  CBD Office

SQUARE FEET:                    354,281

LOCATION:                       New York, New York

YEAR BUILT/RENOVATED:           1950 / 1994

COLLATERAL:
The mortgage loan is secured by a first mortgage on the fee interest in the land parcel at 600 Fifth Avenue, New York, New York. The fee interest is encumbered by a ground lease/master lease for the entire property. The mortgaged property securing the mortgaged loan does not include the improvements thereon. The improvements on the mortgaged property consist of a 28-story approximately 354,281 square foot office building that is part of Rockefeller Center. The leasehold interest is subject to the ground lease and runs through 2021 with renewal options extending the term to 2084. The ground lessee is RCPI Trust, a trust affiliated with Tishman/Speyer Properties.

HISTORICAL NOI:
                         2000:  $5,325,661(4)
                         2001:  $5,104,214(4)

UW NOI:                         $11,042,236(3)

UW NET CASH FLOW:               $10,262,547(3)

APPRAISED VALUE (AS OF):        $151,000,000 (9/5/02)(2)

ADDITIONAL DEBT (TYPE):         NAP

LOAN PURPOSE:                   Refinance

--------------------------------------------------------------------------------
(1) Moody's and Standard and Poor's have indicated that the credit characteristics of the 600 Fifth Avenue loan are consistent with the characteristics of an investment grade obligation
(2) See footnote 1 on page titled "Top 10 Mortgage Loans" section (page 7) of this Structural and Collateral Term Sheet
(3) See footnote 2 on page titled "Top 10 Mortgage Loans" section (page 7) of this Structural and Collateral Term Sheet
(4) Includes the cash flow generated from the improvements made to the mortgaged property

                        [PHOTO OF THE MORTGAGED PROPERTY]

                                    14 of 17

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE
  ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                       CONTACT YOUR SALES REPRESENTATIVE.

                        CIRCUIT CITY DISTRIBUTION CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                  ORIGINAL            CUT-OFF
                              ---------------    ----------------
PRINCIPAL BALANCE:              $22,650,000         $22,543,200

% OF POOL BY IPB:               2.2%

SELLER:                         Merrill Lynch Mortgage Lending, Inc.

ORIGINATION DATE:               7/22/02

INTEREST RATE:                  6.8500%

INTEREST ONLY PERIOD:           NAP

SPONSOR:
H&R Real Estate Holdings Inc. ("H&R") and CCDC Marion, G.P., LLC. H&R owns and manages a portfolio of properties, in addition to providing mezzanine financing for development projects. H&R's portfolio is valued at approximately $1.9 billion, consists of 106 properties, of which 71 are industrial properties, totaling approximately 17.6 million square feet. The majority of the trust's properties are located in Canada.

ARD DATE:                       8/1/12

REMAINING AMORTIZATION:         296

CALL PROTECTION:                LO(24),Def(89),O(3)

CROSS-COLLATERALIZATION:        NAP

LOCK BOX:                       Hard

ESCROWS / RESERVES:                              Upfront      Monthly
                                               ----------- ------------
                                Debt Service     $157,925           $0
                                               ----------- ------------
                                TOTAL            $157,925           $0
                                The Tenant is responsible for taxes,
                                insurance, and capital expenditures

CUT-OFF DATE LOAN/SF:           $21

CUT-OFF DATE LTV:               73.9%

ARD LTV:                        59.1%

UW DSCR:                        1.41x

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:       Single Asset

TITLE:                          Fee

PROPERTY TYPE:                  Industrial

SQUARE FEET:                    1,078,450

LOCATION:                       Marion, Illinois

YEAR BUILT:                     2000 - 2001

COLLATERAL:
The mortgaged property is an approximately 1,078,450 square foot warehouse/distribution center located in Marion, Illinois. The mortgaged property was built in 2000-2001 by Circuit City Stores, Inc. to be a regional distribution center for the upper and middle Mid-Western United States. The facility has 35 foot clear ceiling height and 103 dock doors. Circuit City currently pays $2.62 per square foot on a triple net basis and is responsible for all operating costs and structural repairs including repairs to the parking lot.

MAJOR TENANTS:                                              RENT   LEASE
TENANT                             SF             % SF       PSF  EXP. YR
------                             --             ----       ---  -------
Circuit City Stores, Inc.       1,078,450         100%     $2.62   2021

OCCUPANCY:                      100.0% (as of 7/15/02)

UW NOI:                         $2,835,391

UW NET CASH FLOW:               $2,673,624

APPRAISED VALUE (AS OF):        $30,500,000 (6/27/02)

ADDITIONAL DEBT:                NAP

LOAN PURPOSE:                   Acquisition

--------------------------------------------------------------------------------

                        [PHOTO OF THE MORTGAGED PROPERTY]

                                    15 of 17

  THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE
  ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE
                       CONTACT YOUR SALES REPRESENTATIVE.

                                DEERFIELD VILLAGE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                 ORIGINAL              CUT-OFF
                            ------------------     ---------------
PRINCIPAL BALANCE:              $22,500,000           $22,253,381

% OF POOL BY IPB:               2.2%

SELLER:                         LaSalle Bank National Association

ORIGINATION DATE:               8/28/01

INTEREST RATE:                  7.2500%

INTEREST ONLY PERIOD:           NAP

SPONSOR:
Mesirow Realty Services, Inc. & Northern Realty Group, Ltd. Mesirow Realty Services, Inc. is a division of Mesirow Financial, a financial services firm with approximately 700 employees and $3 billion in assets. Meisrow Realty Services, Inc. has over 27 years of industry experience. Northern Realty Group has represented building owners in leasing retail space since 1987. They have served as the exclusive regional real estate representative for Starbucks Coffee, Krispy Kreme, Chipotle Mexican Grill and Corner Bakery. Northern Realty Group he company has been involved in real estate development and acquisition since 1997.

ARD DATE:                       9/1/11

REMAINING AMORTIZATION:         345

CALL PROTECTION:                LO(24), Def(78), O(3)

CROSS-COLLATERALIZATION:        NAP

LOCK BOX:                       Hard

ESCROWS / RESERVES:                             Upfront       Monthly
                                            ------------- -------------
                                Taxes           $ 24,956      $24,956
                                Insurance         13,486        2,697
                                TI/LC             40,000        5,335
                                CapEx                  0        2,318
                                            ------------- ------------
                                TOTAL            $78,442      $35,306


CUT-OFF DATE LOAN/SF:           $179

CUT-OFF DATE LTV:               76.0%

ARD LTV:                        67.5%

UW DSCR:                        1.23x

--------------------------------------------------------------------------------

                        [PHOTO OF THE MORTGAGED PROPERTY]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:        Single Asset

TITLE:                           Fee

PROPERTY TYPE:                   Multifamily / Mixed Use

SF/UNITS:                        56 Units/44,078 SF retail/20,216 SF
                                 office

LOCATION:                        Deerfield, Illinois

YEAR BUILT:                      2000

COLLATERAL:
The subject property consists of four high-end components: residential, retail, office, and a parking deck attached to the residential space. 1) The property has 56 high-end rental apartment units. Amenities of the residential space including concierge service, exercise room and a hospitality suite. Unit amenities include full-size washer/dryers, walk-in closets, and marble vanity tops in the bathrooms. 2) The 44,078 square feet of retail space. Tenants include Pearle Vision, Sprint PCS, and Starbucks. 3) The 20,216 square feet office component is 100% leased to Primesource Healthcare. 4) The property has a two-story, 92 space, parking deck.

                                                                 MARKET
APARTMENT TYPES:                               AVERAGE           AVERAGE
TYPE:                             NUMBER      RENT PER UNIT   RENT PER UNIT
-----                             ------      -------------   -------------
1 bedroom                            25         $ 1,650         $ 1,750
2 bedroom                            31         $ 2,200         $ 2,340
                                     --
Total                                56


OCCUPANCY:                       94.8% (as of 8/31/02)

HISTORICAL NOI:
                       2002:     $ 1,566,871 (TTM 7/31/02)

UW NOI:                          $ 2,360,570

UW NET CASH FLOW:                $ 2,274,478

APPRAISED VALUE (AS OF):         $ 29,300,000 (6/13/01)

ADDITIONAL DEBT (TYPE):          NAP

LOAN PURPOSE:                    Refinance

--------------------------------------------------------------------------------

                        [PHOTO OF THE MORTGAGED PROPERTY]

                                    16 of 17

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                            GREENWICH PARK APARTMENTS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                                  ORIGINAL            CUT-OFF
                              ---------------     ---------------
PRINCIPAL BALANCE:              $ 22,000,000       $ 21,978,099

% OF POOL BY IPB:               2.1 %

SELLER:                         Merrill Lynch Mortgage Lending, Inc.

ORIGINATION DATE:               10/21/02

INTEREST RATE:                  6.0000%

INTEREST ONLY PERIOD:           NAP

SPONSOR:
The borrowing entity is GREC Greenwich, Ltd. The sponsors for the loan are Miguel Poyastro, Augustin Herran and James Dorsy. Mr. Poyastro has been involved in multifamily property management for almost 20 years and has managed over 3,000 rental and condominium units. Mr. Herran founded the General Real Estate Corporation (GREC) in 1966. Since its founding, the firm has purchased or developed 12 apartment complexes totaling 1,400 units, 14 single family subdivisions totaling approximately 2,297 homes and approximately 1,025,000 square feet of commercial retail space. Mr. Dorsy has over 12 years of real estate experience.

MATURITY DATE:                  11/1/12

REMAINING AMORTIZATION:         359

CALL PROTECTION:                LO(25)/Def(90)/O(4)

CROSS-COLLATERALIZATION:        NAP

LOCK BOX:                       Springing

ESCROWS / RESERVES:                         Upfront      Monthly
                                           ----------- ------------
                                Taxes       $ 431,978     $ 33,229
                                Insurance     100,119       13,964
                                CapEx         108,636        8,777
                                           ----------- ------------
                                TOTAL       $ 640,733     $ 55,970

CUT-OFF DATE LOAN/UNIT:         $54,672

CUT-OFF DATE LTV:               75.9%

MATURITY LTV:                   64.4%

UW DSCR:                        1.44x

--------------------------------------------------------------------------------

                        [PHOTO OF THE MORTGAGED PROPERTY]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:       Single Asset

TITLE:                          Fee

PROPERTY TYPE:                  Multifamily

UNITS:                          402

LOCATION:                       North Miami, Florida

YEAR BUILT:                     1989

COLLATERAL:
The mortgaged property is a 402 unit mid-rise multifamily apartment complex located in North Miami, Florida and contains six buildings with studio, one and two bedroom apartment units. The mortgaged property is located one mile west of downtown North Miami.

APARTMENT TYPES:                           AVERAGE       MARKET AVERAGE
SIZE                         NUMBER     RENT PER UNIT     RENT PER UNIT
----                         ------     -------------     -------------
Studio                           6          $575              $625
1 Bedroom                      236          $738              $780
2 Bedroom                      160          $954              $975
                               ---
Total                          402

OCCUPANCY:                      96.3% (as of 8/16/02)

HISTORICAL NOI:
                      2000:     $2,235,244
                      2001:     $2,573,631
                      2002:     $2,384,899 (TTM 7/31/02)

UW NOI:                         $2,385,716

UW NET CASH FLOW:               $2,280,392

APPRAISED VALUE (AS OF):        $28,950,000 (8/16/02)

ADDITIONAL DEBT:                NAP

LOAN PURPOSE:                   Refinance

--------------------------------------------------------------------------------

                        [PHOTO OF THE MORTGAGED PROPERTY]

                                    17 of 17

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX D

                      SIMON PORTFOLIO II AMORTIZATION TABLE

                 SIMON POOLED COMPONENT                                         SIMON NON-POOLED COMPONENT

                                                Total                                                     Total
    Date   Principal ($)    Interest ($)     Payment ($)         Date   Principal ($)   Interest ($)    Payment ($)
    ----   -------------    ------------     -----------         ----   -------------   ------------    -----------
 1/10/03      94,938.84      614,487.45      709,426.29       1/10/03      15,584.60     126,320.99     141,905.59
 2/10/03      95,445.71      613,998.00      709,443.71       2/10/03      15,667.80     126,220.37     141,888.17
 3/10/03     157,439.09      554,134.39      711,573.48       3/10/03      25,844.27     113,914.13     139,758.40
 4/10/03      96,795.83      612,694.26      709,490.09       4/10/03      15,889.43     125,952.36     141,841.79
 5/10/03     117,763.43      592,446.99      710,210.42       5/10/03      19,331.35     121,790.11     141,121.46
 6/10/03      97,941.34      611,588.10      709,529.44       6/10/03      16,077.47     125,724.97     141,802.44
 7/10/03     118,877.90      591,370.81      710,248.71       7/10/03      19,514.30     121,568.87     141,083.17
 8/10/03      99,098.92      610,470.30      709,569.22       8/10/03      16,267.49     125,495.17     141,762.66
 9/10/03      99,627.99      609,959.39      709,587.38       9/10/03      16,354.34     125,390.16     141,744.50
10/10/03     120,518.86      589,786.22      710,305.08      10/10/03      19,783.67     121,243.13     141,026.80
11/10/03     100,803.33      608,824.43      709,627.76      11/10/03      16,547.28     125,156.84     141,704.12
12/10/03     121,662.36      588,682.01      710,344.37      12/10/03      19,971.38     121,016.13     140,987.51
 1/10/04     101,991.05      607,677.52      709,668.57       1/10/04      16,742.25     124,921.06     141,663.31
 2/10/04     102,535.57      607,151.70      709,687.27       2/10/04      16,831.63     124,812.98     141,644.61
 3/10/04     143,612.34      567,486.11      711,098.45       3/10/04      23,574.56     116,658.87     140,233.43
 4/10/04     103,849.72      605,882.70      709,732.42       4/10/04      17,047.36     124,552.10     141,599.46
 5/10/04     124,626.22      585,819.97      710,446.19       5/10/04      20,457.91     120,427.78     140,885.69
 6/10/04     105,069.53      604,704.79      709,774.32       6/10/04      17,247.60     124,309.96     141,557.56
 7/10/04     125,812.98      584,673.98      710,486.96       7/10/04      20,652.72     120,192.20     140,844.92
 8/10/04     106,302.19      603,514.49      709,816.68       8/10/04      17,449.94     124,065.26     141,515.20
 9/10/04     106,869.73      602,966.45      709,836.18       9/10/04      17,543.10     123,952.60     141,495.70
10/10/04     127,564.41      582,982.73      710,547.14      10/10/04      20,940.22     119,844.52     140,784.74
11/10/04     108,121.34      601,757.83      709,879.17      11/10/04      17,748.56     123,704.15     141,452.71
12/10/04     128,782.12      581,806.85      710,588.97      12/10/04      21,140.11     119,602.80     140,742.91
 1/10/05     109,386.15      600,536.48      709,922.63       1/10/05      17,956.18     123,453.07     141,409.25
 2/10/05     109,970.14      599,972.54      709,942.68       2/10/05      18,052.05     123,337.15     141,389.20
 3/10/05     170,627.98      541,398.60      712,026.58       3/10/05      28,009.28     111,296.02     139,305.30
 4/10/05     111,468.22      598,525.93      709,994.15       4/10/05      18,297.97     123,039.76     141,337.73
 5/10/05     132,038.33      578,662.51      710,700.84       5/10/05      21,674.63     118,956.41     140,631.04
 6/10/05     112,768.28      597,270.54      710,038.82       6/10/05      18,511.38     122,781.68     141,293.06
 7/10/05     133,303.17      577,441.12      710,744.29       7/10/05      21,882.26     118,705.33     140,587.59
 8/10/05     114,082.03      596,001.92      710,083.95       8/10/05      18,727.03     122,520.90     141,247.93
 9/10/05     114,691.10      595,413.77      710,104.87       9/10/05      18,827.01     122,400.00     141,227.01
10/10/05     135,173.89      575,634.67      710,808.56      10/10/05      22,189.35     118,333.97     140,523.32
11/10/05     116,025.10      594,125.60      710,150.70      11/10/05      19,046.00     122,135.18     141,181.18
12/10/05     136,471.75      574,381.39      710,853.14      12/10/05      22,402.40     118,076.34     140,478.74
 1/10/06     117,373.15      592,823.86      710,197.01       1/10/06      19,267.29     121,867.58     141,134.87
 2/10/06     117,999.80      592,218.75      710,218.55       2/10/06      19,370.15     121,743.18     141,113.33
 3/10/06     177,919.29      534,357.78      712,277.07       3/10/06      29,206.18     109,848.63     139,054.81
 4/10/06     119,579.68      590,693.15      710,272.83       4/10/06      19,629.49     121,429.56     141,059.05
 5/10/06     139,930.03      571,041.93      710,971.96       5/10/06      22,970.09     117,389.83     140,359.92
 6/10/06     120,965.17      589,355.25      710,320.42       6/10/06      19,856.93     121,154.53     141,011.46
 7/10/06     141,277.99      569,740.28      711,018.27       7/10/06      23,191.36     117,122.25     140,313.61
 8/10/06     122,365.25      588,003.26      710,368.51       8/10/06      20,086.76     120,876.61     140,963.37
 9/10/06     123,018.55      587,372.41      710,390.96       9/10/06      20,194.00     120,746.92     140,940.92
10/10/06     143,275.74      567,811.16      711,086.90      10/10/06      23,519.30     116,725.68     140,244.98
11/10/06     124,440.27      585,999.54      710,439.81      11/10/06      20,427.38     120,464.69     140,892.07
12/10/06     144,658.94      566,475.48      711,134.42      12/10/06      23,746.36     116,451.10     140,197.46
 1/10/07     125,876.96      584,612.21      710,489.17       1/10/07      20,663.22     120,179.49     140,842.71
 2/10/07     126,549.00      583,963.25      710,512.25       2/10/07      20,773.54     120,046.09     140,819.63
 3/10/07     185,682.38      526,861.40      712,543.78       3/10/07      30,480.52     108,307.58     138,788.10
 4/10/07     128,215.97      582,353.55      710,569.52       4/10/07      21,047.18     119,715.18     140,762.36
 5/10/07     148,332.36      562,928.26      711,260.62       5/10/07      24,349.36     115,721.90     140,071.26
 6/10/07     129,692.43      580,927.81      710,620.24       6/10/07      21,289.54     119,422.10     140,711.64
 7/10/07     149,768.81      561,541.15      711,309.96       7/10/07      24,585.17     115,436.75     140,021.92
 8/10/07     131,184.45      579,487.06      710,671.51       8/10/07      21,534.46     119,125.91     140,660.37
 9/10/07     131,884.82      578,810.74      710,695.56       9/10/07      21,649.44     118,986.88     140,636.32
10/10/07     151,901.81      559,481.43      711,383.24      10/10/07      24,935.31     115,013.33     139,948.64
11/10/07     133,399.92      577,347.69      710,747.61      11/10/07      21,898.15     118,686.12     140,584.27
12/10/07     153,375.87      558,058.01      711,433.88      12/10/07      25,177.28     114,720.72     139,898.00
 1/10/08     134,930.99      575,869.22      710,800.21       1/10/08      22,149.48     118,382.19     140,531.67
 2/10/08     135,651.37      575,173.59      710,824.96       2/10/08      22,267.73     118,239.19     140,506.92
 3/10/08     174,757.04      537,411.39      712,168.43       3/10/08      28,687.09     110,476.36     139,163.45

                      SIMON PORTFOLIO II AMORTIZATION TABLE

                 SIMON POOLED COMPONENT                                         SIMON NON-POOLED COMPONENT

                                                Total                                                     Total
    Date   Principal ($)    Interest ($)     Payment ($)         Date   Principal ($)   Interest ($)    Payment ($)
    ----   -------------    ------------     -----------         ----   -------------   ------------    -----------
 4/10/08     137,308.61      573,573.29      710,881.90       4/10/08      22,539.77     117,910.21     140,449.98
 5/10/08     157,178.66      554,385.87      711,564.53       5/10/08      25,801.52     113,965.83     139,767.35
 6/10/08     138,880.84      572,055.07      710,935.91       6/10/08      22,797.86     117,598.11     140,395.97
 7/10/08     158,708.30      552,908.78      711,617.08       7/10/08      26,052.62     113,662.18     139,714.80
 8/10/08     140,469.64      570,520.85      710,990.49       8/10/08      23,058.67     117,282.72     140,341.39
 9/10/08     141,219.59      569,796.67      711,016.26       9/10/08      23,181.78     117,133.84     140,315.62
10/10/08     160,983.69      550,711.56      711,695.25      10/10/08      26,426.13     113,210.50     139,636.63
11/10/08     142,833.02      568,238.67      711,071.69      11/10/08      23,446.63     116,813.56     140,260.19
12/10/08     162,553.41      549,195.77      711,749.18      12/10/08      26,683.81     112,898.89     139,582.70
 1/10/09     144,463.44      566,664.25      711,127.69       1/10/09      23,714.27     116,489.92     140,204.19
 2/10/09     145,234.72      565,919.48      711,154.20       2/10/09      23,840.87     116,336.81     140,177.68
 3/10/09     202,649.91      510,476.78      713,126.69       3/10/09      33,265.81     104,939.38     138,205.19
 4/10/09     147,092.04      564,125.97      711,218.01       4/10/09      24,145.76     115,968.11     140,113.87
 5/10/09     166,697.04      545,194.49      711,891.53       5/10/09      27,364.00     112,076.35     139,440.35
 6/10/09     148,767.32      562,508.24      711,275.56       6/10/09      24,420.77     115,635.55     140,056.32
 7/10/09     168,326.94      543,620.59      711,947.53       7/10/09      27,631.56     111,752.79     139,384.35
 8/10/09     150,460.25      560,873.47      711,333.72       8/10/09      24,698.67     115,299.49     139,998.16
 9/10/09     151,263.54      560,097.77      711,361.31       9/10/09      24,830.53     115,140.04     139,970.57
10/10/09     170,755.54      541,275.42      712,030.96      10/10/09      28,030.22     111,270.70     139,300.92
11/10/09     152,982.77      558,437.61      711,420.38      11/10/09      25,112.75     114,798.75     139,911.50
12/10/09     172,428.19      539,660.24      712,088.43      12/10/09      28,304.79     110,938.66     139,243.45
 1/10/10     154,720.10      556,759.97      711,480.07       1/10/10      25,397.94     114,453.87     139,851.81
 2/10/10     155,546.13      555,962.31      711,508.44       2/10/10      25,533.54     114,289.90     139,823.44
 3/10/10     212,013.16      501,435.20      713,448.36       3/10/10      34,802.83     103,080.69     137,883.52
 4/10/10     157,508.49      554,067.37      711,575.86       4/10/10      25,855.67     113,900.35     139,756.02
 5/10/10     176,831.30      535,408.39      712,239.69       5/10/10      29,027.58     110,064.61     139,092.19
 6/10/10     159,293.49      552,343.69      711,637.18       6/10/10      26,148.68     113,546.02     139,694.70
 7/10/10     178,567.95      533,731.41      712,299.36       7/10/10      29,312.66     109,719.86     139,032.52
 8/10/10     161,097.30      550,601.85      711,699.15       8/10/10      26,444.78     113,187.95     139,632.73
 9/10/10     161,957.38      549,771.32      711,728.70       9/10/10      26,585.97     113,017.21     139,603.18
10/10/10     181,159.66      531,228.73      712,388.39      10/10/10      29,738.10     109,205.39     138,943.49
11/10/10     163,789.24      548,002.39      711,791.63      11/10/10      26,886.68     112,653.57     139,540.25
12/10/10     182,941.90      529,507.72      712,449.62      12/10/10      30,030.66     108,851.60     138,882.26
 1/10/11     165,640.40      546,214.83      711,855.23       1/10/11      27,190.55     112,286.10     139,476.65
 2/10/11     166,524.74      545,360.87      711,885.61       2/10/11      27,335.72     112,110.55     139,446.27
 3/10/11     221,982.26      491,808.58      713,790.84       3/10/11      36,439.30     101,101.74     137,541.04
 4/10/11     168,598.93      543,357.94      711,956.87       4/10/11      27,676.21     111,698.80     139,375.01
 5/10/11     187,621.29      524,989.09      712,610.38       5/10/11      30,798.80     107,922.70     138,721.50
 6/10/11     170,500.75      541,521.45      712,022.20       6/10/11      27,988.40     111,321.28     139,309.68
 7/10/11     189,471.58      523,202.36      712,673.94       7/10/11      31,102.54     107,555.40     138,657.94
 8/10/11     172,422.60      539,665.63      712,088.23       8/10/11      28,303.88     110,939.77     139,243.65
 9/10/11     173,343.15      538,776.71      712,119.86       9/10/11      28,454.99     110,757.03     139,212.02
10/10/11     192,236.98      520,531.97      712,768.95      10/10/11      31,556.49     107,006.44     138,562.93
11/10/11     175,294.95      536,891.97      712,186.92      11/10/11      28,775.38     110,369.58     139,144.96
12/10/11     194,135.90      518,698.30      712,834.20      12/10/11      31,868.20     106,629.48     138,497.68
 1/10/12     177,267.30      534,987.38      712,254.68       1/10/12      29,099.15     109,978.05     139,077.20
 2/10/12     178,213.70      534,073.48      712,287.18       2/10/12      29,254.51     109,790.19     139,044.70
 3/10/12     214,785.99      498,757.63      713,543.62       3/10/12      35,258.00     102,530.26     137,788.26
 4/10/12     180,311.88      532,047.38      712,359.26       4/10/12      29,598.94     109,373.68     138,972.62
 5/10/12     199,016.92      513,984.96      713,001.88       5/10/12      32,669.44     105,660.56     138,330.00
 6/10/12     182,337.08      530,091.76      712,428.84       6/10/12      29,931.38     108,971.66     138,903.04
 7/10/12     200,987.25      512,082.32      713,069.57       7/10/12      32,992.88     105,269.43     138,262.31
 8/10/12     184,383.60      528,115.54      712,499.14       8/10/12      30,267.33     108,565.41     138,832.74
 9/10/12     185,368.01      527,164.96      712,532.97       9/10/12      30,428.92     108,369.99     138,798.91
10/10/12 102,068,108.90      509,234.81  102,577,343.71      10/10/12  16,754,898.90     104,684.06  16,859,582.96

                                                                         ANNEX E

                    75/101 FEDERAL STREET AMORTIZATION TABLE

                                                                     Total
    Date           Principal ($)          Interest ($)            Payment ($)
    ----           -------------          ------------            -----------
12/01/02             119,149.70            404,941.67             524,091.36
01/01/03             105,652.36            417,941.15             523,593.51
02/01/03             106,111.38            417,499.06             523,610.44
03/01/03             148,478.27            376,694.88             525,173.15
04/01/03             107,217.49            416,433.76             523,651.24
05/01/03             121,616.09            402,566.24             524,182.34
06/01/03             108,211.69            415,476.23             523,687.91
07/01/03             122,582.41            401,635.57             524,217.98
08/01/03             109,214.41            414,510.49             523,724.90
09/01/03             109,688.90            414,053.50             523,742.40
10/01/03             124,018.18            400,252.76             524,270.94
11/01/03             110,704.28            413,075.57             523,779.85
12/01/03             125,005.07            399,302.27             524,307.34
01/01/04             111,728.36            412,089.27             523,817.63
02/01/04             112,213.78            411,621.76             523,835.53
03/01/04             140,243.14            384,626.26             524,869.40
04/01/04             113,310.61            410,565.38             523,875.99
05/01/04             127,538.29            396,862.49             524,400.78
06/01/04             114,357.02            409,557.57             523,914.58
07/01/04             128,555.34            395,882.95             524,438.29
08/01/04             115,412.39            408,541.13             523,953.51
09/01/04             115,913.81            408,058.19             523,972.01
10/01/04             130,068.46            394,425.64             524,494.10
11/01/04             116,982.52            407,028.91             524,011.43
12/01/04             131,107.18            393,425.23             524,532.42
01/01/05             118,060.38            405,990.80             524,051.18
02/01/05             118,573.31            405,496.79             524,070.10
03/01/05             159,783.11            365,807.02             525,590.13
04/01/05             119,782.67            404,332.04             524,114.71
05/01/05             133,828.79            390,804.02             524,632.80
06/01/05             120,884.53            403,270.82             524,155.35
07/01/05             134,899.73            389,772.58             524,672.30
08/01/05             121,995.82            402,200.52             524,196.34
09/01/05             122,525.85            401,690.04             524,215.89
10/01/05             136,495.00            388,236.14             524,731.15
11/01/05             123,651.20            400,606.20             524,257.40
12/01/05             137,588.79            387,182.70             524,771.49
01/01/06             124,786.20            399,513.06             524,299.27
02/01/06             125,328.35            398,990.91             524,319.26
03/01/06             165,910.94            359,905.21             525,816.16
04/01/06             126,593.69            397,772.25             524,365.93
05/01/06             140,448.72            384,428.26             524,876.98
06/01/06             127,753.89            396,654.84             524,408.73
07/01/06             141,576.38            383,342.19             524,918.57
08/01/06             128,924.04            395,527.85             524,451.89
09/01/06             129,484.17            394,988.38             524,472.55
10/01/06             143,258.12            381,722.49             524,980.60
11/01/06             130,669.14            393,847.12             524,516.26
12/01/06             144,409.84            380,613.24             525,023.09
01/01/07             131,864.26            392,696.08             524,560.34
02/01/07             132,437.16            392,144.31             524,581.47
03/01/07             172,359.70            353,694.32             526,054.02
04/01/07             133,761.40            390,868.92             524,630.32
05/01/07             147,415.36            377,718.59             525,133.94
06/01/07             134,983.01            389,692.36             524,675.38
07/01/07             148,602.70            376,575.04             525,177.74
08/01/07             136,215.09            388,505.73             524,720.82
09/01/07             136,806.90            387,935.75             524,742.65
10/01/07             150,375.42            374,867.70             525,243.13
11/01/07             138,054.61            386,734.06             524,788.67
12/01/07             151,588.13            373,699.73             525,287.86
01/01/08             139,313.00            385,522.08             524,835.09
02/01/08             139,918.27            384,939.14             524,857.41
03/01/08             166,272.85            359,556.66             525,829.50
04/01/08             141,248.56            383,657.92             524,906.48
05/01/08             154,692.48            370,709.88             525,402.36

                                                                         ANNEX E

                    75/101 FEDERAL STREET AMORTIZATION TABLE

                                                                     Total
    Date           Principal ($)          Interest ($)            Payment ($)
    ----           -------------          ------------            -----------
06/01/08             142,534.32            382,419.58             524,953.91
07/01/08             155,942.17            369,506.29             525,448.46
08/01/08             143,831.10            381,170.64             525,001.74
09/01/08             144,456.00            380,568.79             525,024.79
10/01/08             157,809.93            367,707.42             525,517.35
11/01/08             145,769.24            379,303.99             525,073.23
12/01/08             159,086.33            366,478.10             525,564.43
01/01/09             147,093.73            378,028.35             525,122.08
02/01/09             147,732.80            377,412.86             525,145.65
03/01/09             186,235.13            340,330.68             526,565.81
04/01/09             149,183.77            376,015.40             525,199.17
05/01/09             162,405.08            363,281.77             525,686.84
06/01/09             150,537.51            374,711.59             525,249.10
07/01/09             163,720.84            362,014.53             525,735.37
08/01/09             151,902.86            373,396.61             525,299.47
09/01/09             152,562.82            372,760.99             525,323.81
10/01/09             165,689.33            360,118.65             525,807.98
11/01/09             153,945.52            371,429.29             525,374.81
12/01/09             167,033.24            358,824.31             525,857.55
01/01/10             155,340.06            370,086.19             525,426.25
02/01/10             156,014.95            369,436.19             525,451.14
03/01/10             193,748.29            333,094.65             526,842.94
04/01/10             157,534.55            367,972.64             525,507.19
05/01/10             170,521.59            355,464.63             525,986.22
06/01/10             158,959.84            366,599.92             525,559.76
07/01/10             171,906.89            354,130.42             526,037.32
08/01/10             160,397.34            365,215.44             525,612.79
09/01/10             161,094.21            364,544.28             525,638.49
10/01/10             173,981.39            352,132.45             526,113.83
11/01/10             162,550.00            363,142.19             525,692.19
12/01/10             175,396.33            350,769.69             526,166.02
01/01/11             164,018.26            361,728.09             525,746.34
02/01/11             164,730.86            361,041.77             525,772.63
03/01/11             201,654.93            325,479.65             527,134.57
04/01/11             166,322.68            359,508.66             525,831.34
05/01/11             179,063.18            347,238.10             526,301.28
06/01/11             167,823.26            358,063.43             525,886.69
07/01/11             180,521.66            345,833.41             526,355.07
08/01/11             169,336.70            356,605.82             525,942.51
09/01/11             170,072.40            355,897.25             525,969.65
10/01/11             182,707.71            343,728.00             526,435.71
11/01/11             171,605.11            354,421.07             526,026.18
12/01/11             184,197.42            342,293.24             526,490.65
01/01/12             173,150.95            352,932.26             526,083.20
02/01/12             173,903.23            352,207.72             526,110.95
03/01/12             198,203.35            328,803.91             527,007.26
04/01/12             175,519.90            350,650.68             526,170.58
05/01/12             188,002.38            338,628.62             526,631.00
06/01/12             177,099.28            349,129.56             526,228.84
07/01/12             189,537.45            337,150.17             526,687.62
08/01/12             178,692.19            347,595.41             526,287.59
09/01/12             179,468.54            346,847.69             526,316.23
10/01/12             191,840.25            334,932.31             526,772.56
11/01/12             181,081.75            345,293.98             526,375.73

                                                                                                                           ANNEX F
ABN AMRO                                                                                          Statement Date:
LaSalle Bank N.A.                                                                                 Payment Date:
135 S. LaSalle Street   Suite 1625      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    Prior Payment:
Chicago, IL   60603                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Next Payment:
                                                           SERIES 2001-C1                         Record Date:

                                                     ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                    Analyst:
                                                 REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================
======================================  ====================================================  ======================================
                                                                                     Page(s)
Issue Id: JPMC02C2                      REMIC Certificate Report                              Closing Date:
Monthly Data:                           Bond Interest Reconciliation                          First Payment Date:
File Name: JPMC02C2_YYYYMM_3.zip        Cash Reconciliation Summary                           Assumed Final Payment Date:
                                        15 Month Historical Loan Status Summary
======================================  15 Month Historical Payoff/Loss Summary               ======================================
                                        Historical Collateral Level Prepayment Report
                                        Delinquent Loan Detail
                                        Loan Level Detail
                                        Specially Serviced Report
                                        Modified Loan Detail
                                        Realized Loss Detail
                                        Appraisal Reduction Detail

                                        ====================================================


                    =============================================================================================
                                                         CONTACT INFORMATION
                    ---------------------------------------------------------------------------------------------
                                       DEPOSITOR: J.P. Morgan Chase Commercial Mortgage Securities Corp.
             UNDERWRITER: J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and, ABN AMRO Incorporated
                                             MASTER SERVICER: Wachovia Bank, National Association
                                                SPECIAL SERVICER: ARCap Special Servicing, Inc.
                                               RATING AGENCY: Standard & Poor's Ratings Services

                    =============================================================================================

                                 ==================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                                 ------------------------------------------------------------------
                                     LaSalle Web Site                          www.etrustee.net
                                     LaSalle Bulletin Board                      (714) 282-3990
                                     LaSalle Factor Line                         (800) 246-5761

                                 ==================================================================

====================================================================================================================================
11/12/2002 - 16:29 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C2                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

====================================================================================================================================
            ORIGINAL       OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE      CLOSING     INTEREST     INTEREST     PASS-THROUGH
CLASS    FACE VALUE (1)    BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE      PAYMENT    ADJUSTMENT      RATE (2)
CUSIP       Per 1,000     Per 1,000   Per 1,000     Per 1,000     Per 1,000     Per 1,000    Per 1,000   Per 1,000     Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
               0.00          0.00        0.00          0.00          0.00          0.00         0.00        0.00
====================================================================================================================================
                                                                      Total P&I Payment         0.00
                                                                      ==============================

Notes:  (1) N denotes notional balance not included in total
        (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
        (3) Estimated

11/12/2002 - 16:29 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C2                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                                    BOND INTEREST RECONCILIATION

===============================================================================================================================
                                                 Deductions                               Additions
                                   -----------------------------------------  ---------------------------------
          Accrual       Accrued                 Add.    Deferred &               Prior     Prepay-     Other     Distributable
       -------------  Certificate  Allocable    Trust    Accretion  Interest  Int. Short-   ment     Interest     Certificate
Class  Method  Days    Interest      PPIS    Expense(1)  Interest    Losses    falls Due  Penalties Proceeds(2)    Interest
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                         0.00        0.00       0.00       0.00       0.00        0.00      0.00       0.00          0.00
===============================================================================================================================

======================  ======================

            Remaining
 Interest  Outstanding       Credit Support
 Payment    Interest      --------------------
  Amount   Shortfalls     Original  Current(3)
----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------
   0.00       0.00
======================  ======================

(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.
(2) Other Interest Proceeds include default interest, PPIE and Recoveries of Interest.
(3) Determined as follows:  (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

11/12/2002 - 16:29 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C2                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                                     CASH RECONCILIATION SUMMARY

====================================================================================================================================
-------------------------------------------  -------------------------------------------  ------------------------------------------
       INTEREST SUMMARY                            SERVICING FEE SUMMARY                         PRINCIPAL SUMMARY
-------------------------------------------  -------------------------------------------  ------------------------------------------

Current Scheduled Interest                   Current Servicing Fees                       SCHEDULED PRINCIPAL:
Less Deferred Interest                       Plus Fees Advanced for PPIS                  Current Scheduled Principal
Plus Advance Interest                        Less Reduction for PPIS                      Advanced Scheduled Principal
Plus Unscheduled Interest                    Plus Unscheduled Servicing Fees              ------------------------------------------
PPIS Reducing Scheduled Interest             -------------------------------------------  Scheduled Principal Distribution
Less Total Fees Paid  To Servicer            Total Servicing Fees Paid                    ------------------------------------------
Plus Fees Advanced for PPIS                  -------------------------------------------  UNSCHEDULED PRINCIPAL:
Less Fee Strips Paid by Servicer                                                          Curtailments
Less Misc. Fees & Expenses                   -------------------------------------------  Prepayments in Full
Less Non Recoverable Advances                           PPIS SUMMARY                      Liquidation Proceeds
-------------------------------------------  -------------------------------------------  Repurchase Proceeds
Interest Due Trust                                                                        Other Principal Proceeds
-------------------------------------------  Gross PPIS                                   ------------------------------------------
Less Trustee Fee                             Reduced by PPIE                              Unscheduled Principal Distribution
Less Fee Strips Paid by Trust                Reduced by Shortfalls in Fees                ------------------------------------------
Less Misc. Fees Paid by Trust                Reduced by Other Amounts                     Remittance Principal
-------------------------------------------  -------------------------------------------  ------------------------------------------
Remittance Interest                          PPIS Reducing Scheduled Interest
-------------------------------------------  -------------------------------------------  ------------------------------------------
                                             PPIS Reducing Servicing Fee                  Servicer Wire Amount
                                             -------------------------------------------  ------------------------------------------
                                             PPIS Due Certificate
                                             -------------------------------------------
                                     ----------------------------------------------------------
                                            POOL BALANCE SUMMARY
                                     ----------------------------------------------------------
                                                                           Balance      Count
                                     ----------------------------------------------------------
                                     Beginning Pool
                                     Scheduled Principal Distribution
                                     Unscheduled Principal Distribution
                                     Deferred Interest
                                     Liquidations
                                     Repurchases
                                     Ending Pool
                                     ----------------------------------------------------------

               -------------------------------------------------------------------------------------------------------
                                                               ADVANCES
                                                               --------
                 PRIOR OUTSTANDING            CURRENT PERIOD               RECOVERED              ENDING OUTSTANDING
               Principal     Interest     Principal     Interest     Principal     Interest     Principal     Interest
               -------------------------------------------------------------------------------------------------------



               -------------------------------------------------------------------------------------------------------

====================================================================================================================================
11/12/2002 - 16:29 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C2                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

============   =============================================================================   =====================================
                                        Delinquency Aging Categories                                 Special Event Categories (1)
               -----------------------------------------------------------------------------   -------------------------------------
                                                                                                               Specially
               Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months   Foreclosure       REO       Modifications   Serviced   Bankruptcy
Distribution   -----------------------------------------------------------------------------   -------------------------------------
    Date       #      Balance  #      Balance   #       Balance  #      Balance  #   Balance   #     Balance  #  Balance  #  Balance
============   =============================================================================   =====================================
  01/00/00
------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

============   =============================================================================   =====================================

      (1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

11/12/2002 - 16:29 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C2                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

============  ==================================================================================  ==================================
                                                          Appraisal                    Realized
               Ending Pool (1)  Payoffs (2)  Penalties   Reduct. (2) Liquidations (2) Losses (2)  Remaining Term  Curr Weighted Avg.
Distribution  ----------------------------------------------------------------------------------  ----------------------------------
   Date        #       Balance  #   Balance  #  Amount   #   Balance  #      Balance  #   Amount   Life    Amort.  Coupon     Remit
============  ==================================================================================  ==================================

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

============  ==================================================================================  ==================================

                 (1) Percentage based on pool as of cutoff. (2) Percentage based on pool as of beginning of period.

11/12/2002 - 16:29 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C2                                Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

========================  ==============================  ====================  ===============  =============================
                                                                                                       Remaining Term
Disclosure  Distribution  Initial        Payoff  Penalty  Prepayment  Maturity  Property              ------------------  Note
 Control #     Date       Balance  Code  Amount   Amount     Date       Date      Type    State  DSCR   Life     Amort.   Rate
========================  ==============================  ====================  ===============  =============================
------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

========================  ==============================  ====================  ===============  =============================
                          CUMULATIVE        0       0
                                         ===============

11/12/2002 - 16:29 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C2                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                                       DELINQUENT LOAN DETAIL

===============================================================================================================================
                  Paid               Outstanding  Out. Property                     Special
 Disclosure Doc   Thru  Current P&I      P&I        Protection       Advance       Servicer     Foreclosure  Bankruptcy    REO
   Control #      Date    Advance     Advances**     Advances    Description (1) Transfer Date      Date        Date       Date
===============================================================================================================================




















===============================================================================================================================
A.  P&I Advance - Loan in Grace Period                                1.  P&I Advance - Loan delinquent 1 month
B.  P&I Advance - Late Payment but (less than) one month delinq       2.  P&I Advance - Loan delinquent 2 months
                                                                      3.  P&I Advance - Loan delinquent 3 months or More
                                                                      4.  Matured Balloon/Assumed Scheduled Payment
===============================================================================================================================
**  Outstanding P&I Advances include the current period P&I Advance

11/12/2002 - 16:29 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C2                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                                          LOAN LEVEL DETAIL

==============================================================================================================================
                                                   Operating               Ending                               Spec.
Disclosure         Property                        Statement   Maturity   Principal   Note   Scheduled   Mod.   Serv    ASER
 Control #   Grp     Type     State   DSCR   NOI     Date        Date      Balance    Rate      P&I      Flag   Flag    Flag
==============================================================================================================================










==============================================================================================================================
                              W/Avg  #REF!    0                               0                  0
==============================================================================================================================

====================================
  Loan             Prepayment
 Status    -------------------------
 Code(1)   Amount   Penalty   Date
====================================










====================================
              0         0
====================================

*   NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------------
(1)   Legend:   A.  P&I Adv -  in Grace Period                   1. P&I Adv -  delinquent 1 month       7. Foreclosure
                B.  P&I Adv -  (less than) one month delinq      2. P&I Adv -  delinquent 2 months      8. Bankruptcy
                                                                 3. P&I Adv -  delinquent 3+ months     9. REO
                                                                 4. Mat. Balloon/Assumed  P&I          10. DPO
                                                                 5. Prepaid in Full                    11. Modification
                                                                 6. Specially  Serviced
====================================================================================================================================
11/12/2002 - 16:29 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C2                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

=====================  ===================  =================================  ================================  ================
                             Balance                          Remaining Term
Disclosure  Transfer    -----------------    Note   Maturity  --------------           Property                              NOI
Control #     Date      Scheduled  Actual    Rate     Date     Life   Amort.             Type            State    NOI  DSCR  Date
=====================  ===================  =================================  ================================  ================




















=====================  ===================  =================================  ================================  ================

11/12/2002 - 16:29 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C2                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
   Disclosure             Resolution
   Control #               Strategy                                              Comments
====================================================================================================================================





























====================================================================================================================================
11/12/2002 - 16:29 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C2                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================

 Disclosure   Modification      Modification                                          Modification
  Control #      Date               Code                                              Description
------------------------------------------------------------------------------------------------------------------------------------
























====================================================================================================================================
11/12/2002 - 16:29 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C2                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                                       REALIZED LOSS DETAIL

====================================================================================================================================
                                                Beginning            Gross Proceeds  Aggregate       Net      Net Proceeds
Distribution  Disclosure  Appraisal  Appraisal  Scheduled  Gross      as a % of     Liquidation  Liquidation   as a % of    Realized
   Period     Control #     Date       Value     Balance  Proceeds  Sched Principal  Expenses *   Proceeds   Sched. Balance   Loss
------------------------------------------------------------------------------------------------------------------------------------

























------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                      0.00     0.00                        0.00         0.00                     0.00
CUMULATIVE                                         0.00     0.00                        0.00         0.00                     0.00
====================================================================================================================================

     * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

11/12/2002 - 16:29 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                          SERIES 2002-C2                                 Prior Payment:
                                                                                                         Next Payment:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:

                                                     APPRAISAL REDUCTION DETAIL

======================  ========================  ======================================  ================  ======  ================
                                                                       Remaining Term                                   Appraisal
Disclosure  Appraisal   Scheduled    Reduction      Note    Maturity   ---------------    Property                   ---------------
 Control #  Red. Date    Balance      Amount        Rate      Date     Life      Amort.     Type    State    DSCR     Value    Date
----------------------  ------------------------  --------------------------------------  ----------------  ------  ----------------



























======================  ========================  ======================================  ================  ======  ================
11/12/2002 - 16:29 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)



[J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. LOGO]



             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                    DEPOSITOR

                              ------------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.

     The primary asset of the trust fund may include:

     o multifamily and commercial mortgage loans, including participations therein;

     o mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o   direct obligations of the United States or other government agencies;
         or

     o   a combination of the assets described above.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                               November 13, 2002

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 109 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

     If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212) 834-9280.

                               TABLE OF CONTENTS




IMPORTANT NOTICE ABOUT INFORMATION                                  Some Certificates May Not be
   PRESENTED IN THIS PROSPECTUS AND                                    Appropriate for ERISA Plans ..................   18
   EACH ACCOMPANYING PROSPECTUS                                     Certain Federal Tax Considerations
   SUPPLEMENT ......................................   ii              Regarding Residual Certificates ..............   18
SUMMARY OF PROSPECTUS ..............................    1           Certain Federal Tax Considerations
RISK FACTORS .......................................    9              Regarding Original Issue Discount ............   19
   Your Ability to Resell Certificates may be                       Bankruptcy Proceedings Could Adversely
      Limited Because of Their Characteristics          9              Affect Payments on Your Certificates .........   19
   The Assets of the Trust Fund may not be                          Book-Entry System for Certain Classes
      Sufficient to Pay Your Certificates ..........   10              May Decrease Liquidity and Delay
   Prepayments of the Mortgage Assets will                             Payment ......................................   20
      Affect the Timing of Your Cash Flow                           Delinquent and Non-Performing
      and May Affect Your Yield ....................   10              Mortgage Loans Could Adversely
   Ratings Do Not Guarantee Payment and                                Affect Payments on Your Certificates .........   20
      Do Not Address Prepayment Risks ..............   11        DESCRIPTION OF THE TRUST FUNDS .....................   21
   Commercial and Multifamily Mortgage                              General .........................................   21
      Loans Have Risks that May Affect                              Mortgage Loans ..................................   21
      Payments on Your Certificates ................   12           MBS .............................................   25
   Borrowers May Be Unable to Make                                  Certificate Accounts ............................   26
      Balloon Payments .............................   14           Credit Support ..................................   26
   Credit Support May Not Cover Losses .............   15           Cash Flow Agreements ............................   26
   Assignment of Leases and Rents May Be                         YIELD AND MATURITY CONSIDERATIONS ..................   27
      Limited By State Law .........................   15           General .........................................   27
   Failure to Comply with Environmental                             Pass-Through Rate ...............................   27
      Law May Result in Additional Losses ..........   15           Payment Delays ..................................   27
   Hazard Insurance May Be Insufficient to                          Certain Shortfalls in Collections of
      Cover all Losses on Mortgaged                                    Interest .....................................   27
      Properties ...................................   16           Yield and Prepayment Considerations .............   28
   Poor Property Management                                         Weighted Average Life and Maturity ..............   30
      May Adversely Affect the Performance                          Controlled Amortization Classes and
      of the Related Mortgaged Property ............   16              Companion Classes ............................   30
   One Action Jurisdiction May Limit the                            Other Factors Affecting Yield, Weighted
      Ability of the Servicer to Foreclose on a                        Average Life and Maturity ....................   31
      Mortgaged Property ...........................   17        THE DEPOSITOR ......................................   34
   Rights Against Tenants may be Limited if                      USE OF PROCEEDS ....................................   34
      Leases are not Subordinate to                              DESCRIPTION OF THE CERTIFICATES ....................   35
      Mortgage or do not Contain                                    General .........................................   35
      Attornment Provisions ........................   17           Distributions ...................................   35
   If Mortgaged Properties are not in                               Distributions of Interest on the
      Compliance with Current Zoning Laws                              Certificates .................................   36
      Restoration Following a Casualty Loss                         Distributions of Principal on the
      may be Limited ...............................   17              Certificates .................................   37
   Inspections of the Mortgaged Properties                          Distributions on the Certificates in
      will be Limited ..............................   17              Respect of Prepayment Premiums or in
   Compliance with Americans with                                      Respect of Equity Participations .............   38
      Disabilities Act may result in Additional                     Allocation of Losses and Shortfalls .............   38
      Losses .......................................   18           Advances in Respect of Delinquencies ............   38
   Litigation Concerns .............................   18
   Property Insurance ..............................   18


   Reports to Certificateholders ....................    39           Types of Mortgage Instruments ....................    59
   Voting Rights ....................................    40           Leases and Rents .................................    59
   Termination ......................................    41           Personalty .......................................    59
   Book-Entry Registration and Definitive                             Foreclosure ......................................    59
      Certificates ..................................    41           Bankruptcy Laws ..................................    63
DESCRIPTION OF THE POOLING                                            Environmental Risks ..............................    66
   AGREEMENTS .......................................    43           Due-on-Sale and Due-on-Encumbrance ...............    67
   General ..........................................    43           Subordinate Financing ............................    68
   Assignment of Mortgage Loans;                                      Default Interest and Limitations on
      Repurchases ...................................    43              Prepayments ...................................    68
   Representations and Warranties;                                    Applicability of Usury Laws ......................    68
      Repurchases ...................................    44           Soldiers' and Sailors' Civil Relief Act of
   Collection and Other Servicing                                        1940 ..........................................    69
      Procedures ....................................    45           Type of Mortgaged Property .......................    69
   Sub-Servicers ....................................    46           Americans with Disabilities Act ..................    70
   Special Servicers ................................    46           Forfeiture For Drug, RICO and Money
   Certificate Account ..............................    46              Laundering Violations .........................    70
   Modifications, Waivers and Amendments                           CERTAIN FEDERAL INCOME TAX
      of Mortgage Loans .............................    49           CONSEQUENCES .....................................    71
   Realization Upon Defaulted Mortgage                                Federal Income Tax Consequences for
      Loans .........................................    50              REMIC Certificates ............................    71
   Hazard Insurance Policies ........................    50              General .......................................    71
   Due-on-Sale and Due-on-Encumbrance                                    Status of REMIC Certificates ..................    71
      Provisions ....................................    51              Qualification as a REMIC ......................    72
   Servicing Compensation and Payment of                                 Taxation of Regular Certificates ..............    74
      Expenses ......................................    51              Taxation of Residual Certificates .............    82
   Evidence as to Compliance ........................    52              Taxes That May Be Imposed on the
   Certain Matters Regarding the Master                                     REMIC Pool .................................    90
      Servicer and the Depositor ....................    52              Liquidation of the REMIC Pool .................    91
   Events of Default ................................    52              Administrative Matters ........................    91
   Amendment ........................................    53              Limitations on Deduction of Certain
   List of Certificateholders .......................    53                 Expenses ...................................    91
   The Trustee ......................................    54              Taxation of Certain Foreign Investors .........    92
   Duties of the Trustee ............................    54              Backup Withholding ............................    93
   Certain Matters Regarding the Trustee ............    54              Reporting Requirements ........................    93
   Resignation and Removal of the Trustee ...........    54           Federal Income Tax Consequences for
DESCRIPTION OF CREDIT SUPPORT .......................    56              Certificates as to Which No REMIC
   General ..........................................    56              Election Is Made ..............................    95
   Subordinate Certificates .........................    56              Standard Certificates .........................    95
   Cross-Support Provisions .........................    57              Stripped Certificates .........................    98
   Insurance or Guarantees with Respect to                               Reporting Requirements and Backup
      Mortgage Loans ................................    57                 Withholding ................................   101
   Letter of Credit .................................    57              Taxation of Certain Foreign Investors .........   101
   Certificate Insurance and Surety Bonds ...........    57           STATE AND OTHER TAX CONSIDERATIONS                   102
   Reserve Funds ....................................    57           CERTAIN ERISA CONSIDERATIONS .....................   102
   Credit Support with Respect to MBS ...............    58              General .......................................   102
CERTAIN LEGAL ASPECTS OF MORTGAGE                                        Plan Asset Regulations ........................   103
   LOANS ............................................    58              Administrative Exemptions .....................   103
   General ..........................................    58

      Insurance Company General Accounts .........   103         LEGAL MATTERS .................................   108
      Unrelated Business Taxable Income;                         FINANCIAL INFORMATION .........................   108
         Residual Certificates ...................   104         RATING ........................................   108
   LEGAL INVESTMENT ..............................   104         INDEX OF PRINCIPAL DEFINITIONS ................   109
   METHOD OF DISTRIBUTION ........................   106
   INCORPORATION OF CERTAIN
      INFORMATION BY REFERENCE ...................   107


                [THIS PAGE INTENTIONALLY LEFT BLANK]

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates.......   Mortgage pass-through certificates, issuable in
                               series.

Depositor...................   J.P. Morgan Chase Commercial Mortgage
                               Securities Corp., a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation.

Master Servicer.............   The master servicer, if any, for a series of
                               certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the depositor or a special servicer.

Special Servicer............   One or more special servicers, if any, for a
                               series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer.

Trustee.....................   The trustee for each series of certificates
                               will be named in the related prospectus
                               supplement.

The Trust Assets............   Each series of certificates will represent in
                               the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. Mortgage Assets..........   The mortgage assets with respect to each series
                               of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                                o residential properties consisting of five or
                                  more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

                                o office buildings, shopping centers, retail
                                  stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

                               If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. No one will guarantee the mortgage loans, unless otherwise provided in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

                               As described in the related prospectus
                               supplement, a mortgage loan:

                                o may provide for no accrual of interest or for
                                  accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

                                o may provide for level payments to maturity or
                                  for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

                                o may be fully amortizing or partially
                                  amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

                                o may prohibit prepayments over its term or for
                                  a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments; and

                                o may provide for payments of principal,
                                  interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

                               Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

                               If specified in the related prospectus
                               supplement, the mortgage assets with respect to a series of certificates may also include, or consist of,

                                o private mortgage participations, mortgage
                                  pass-through certificates or other
                                  mortgage-backed securities, or

                                o Certificates insured or guaranteed by any of
                                  the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation.

                               Each of the above mortgage assets will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See "Description of the Trust Funds--MBS" in this prospectus.

B. Certificate Account......   Each trust fund will include one or more
                               certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and other assets in the trust fund into the certificate accounts.
                               A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See
                               "Description of the Trust Funds--Certificate
                               Accounts" and "Description of the Pooling
                               Agreements--Certificate Account" in this prospectus.

C. Credit Support...........   If so provided in the related prospectus
                               supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See "Risk
                               Factors--Credit Support May Not Cover Losses,"
                               "Description of the Trust Funds--Credit Support" and "Description of Credit Support" in this prospectus.

D. Cash Flow Agreements.....   If so provided in the related prospectus
                               supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See
                               "Description of the Trust Funds--Cash Flow
                               Agreements" in this prospectus.

Description of
 Certificates................  We will offer certificates in one or more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                               As described in the related prospectus
                               supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

                                o are senior or subordinate to one or more
                                  other classes of certificates in entitlement to certain distributions on the certificates;

                                o are principal-only certificates entitled to
                                  distributions of principal, with
                                  disproportionately small, nominal or no
                                  distributions of interest;

                                o are interest-only certificates entitled to
                                  distributions of interest, with
                                  disproportionately small, nominal or no
                                  distributions of principal;

                                o provide for distributions of interest on, or
                                  principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

                                o provide for distributions of principal of the
                                  certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                o provide for controlled distributions of
                                  principal to be made based on a specified schedule or other methodology, subject to available funds; or

                                o provide for distributions based on
                                  collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

                               Each class of certificates, other than
                               interest-only certificates and residual
                               certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

                               The certificates will not be guaranteed or insured by anyone, unless otherwise provided in the related prospectus supplement. See "Risk Factors--The Assets of the Trust Fund may not be Sufficient to Pay Your Certificates" and "Description of the Certificates" in this prospectus.

Distributions of Interest
  on the Certificates.......   Interest on each class of offered certificates,
                               other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See "Risk
                               Factors--Prepayment of the Mortgage Assets will Affect the Timing of Your Cash Flow and May
                               Affect Your Yield"; "Special Yield
                               Considerations," "Yield and Maturity
                               Considerations" and "Description of the
                               Certificates--Distributions of Interest on the
                               Certificates" in this prospectus.

Distributions of Principal
 of the Certificates........   Each class of certificates of each series,
                               other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance. The principal balance of a class of certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

                               Distributions of principal with respect to one or more classes of certificates may:

                                o be made at a rate that is faster, and, in
                                  some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                o or may be made at a rate that is slower, and,
                                  in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                o not commence until the occurrence of certain
                                  events, such as the retirement of one or more other classes of certificates of the same series;

                                o be made, subject to certain limitations,
                                  based on a specified principal payment
                                  schedule resulting in a controlled
                                  amortization class of certificates; or

                                o be contingent on the specified principal
                                  payment schedule for a controlled
                                  amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

                               Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class. See "Description of the Certificates--Distributions of Principal on the Certificates" in this prospectus.

Advances....................   If provided in the related prospectus
                               supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus.

Termination.................   If so specified in the related prospectus
                               supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

Registration of Book-Entry
 Certificates...............   If so provided in the related prospectus
                               supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The
                               Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See "Risk
                               Factors--Book-Entry System for Certain Classes
                               May Decrease Liquidity and Delay Payment" and
                               "Description of the Certificates--Book-Entry
                               Registration and Definitive Certificates" in this prospectus.

Certain Federal Income Tax
 Consequences...............   The federal income tax consequences to
                               certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made. See "Certain Federal Income Tax
                               Consequences" in this prospectus.

Certain ERISA
 Considerations..............  If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Internal Revenue Code. See "Certain ERISA Considerations" in this prospectus and "ERISA Considerations" in the related prospectus supplement.

Legal Investment............   The applicable prospectus supplement will
                               specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                               Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine if the offered certificates constitute legal investments for you. See "Legal
                               Investment" in this prospectus and in the related prospectus supplement.

Rating......................   At their dates of issuance, each class of
                               offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See
                               "Rating" in this prospectus and "Ratings" in the related prospectus supplement.

                                  RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR CHARACTERISTICS

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

    o The perceived liquidity of the certificates;

    o The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

    o The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

    o The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

     Unless otherwise specified in the related prospectus supplement

    o The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

    o The certificate of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND MAY AFFECT YOUR YIELD

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

    o A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

    o A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

    o principal prepayments on the related mortgage loans will be made;

    o the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

    o the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS ON YOUR CERTIFICATES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to-four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

    o Changes in general or local economic conditions and/or specific industry segments;

    o Declines in real estate values;

    o Declines in rental or occupancy rates;

    o Increases in interest rates, real estate tax rates and other operating expenses;

    o Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

    o Acts of God; and

    o Other factors beyond the control of a master servicer or special servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

    o Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

    o Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

    o The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

    o Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

    o Construction of competing hotels or resorts;

    o Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

    o Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

    o Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

    o The value of the related mortgaged property;

    o The level of available mortgage interest rates at the time of sale or refinancing;

    o The borrower's equity in the related mortgaged property;

    o The financial condition and operating history of the borrower and the related mortgaged property;

    o Tax laws and rent control laws, with respect to certain residential properties;

    o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

    o Prevailing general economic conditions; and

    o The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT MAY NOT COVER LOSSES

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Gurantee Payment and Do Not Address Prepayment Risk," "Description of the Certificates" and "Description of Credit Support" in this prospectus.

ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED
PROPERTIES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED MORTGAGED PROPERTY

     The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

    o operating the properties;

    o providing building services;

    o establishing and implementing the rental structure;

    o managing operating expenses;

    o responding to changes in the local market; and

    o advising the mortgagor with respect to maintenance and capital improvements.

     Property managers may not be in a financial condition to fulfill their management responsibilities.

     Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A MORTGAGED PROPERTY

     Several states (including California) have laws that prohibit more than one "one action" to enforce a mortgage obligation, and some courts have construed the term "one action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

     In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE OR DO NOT CONTAIN ATTORNMENT PROVISIONS

     Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

     If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.


INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

     The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION CONCERNS

     There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

PROPERTY INSURANCE

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

    o fire;

    o lightning;

    o explosion;

    o smoke;

    o windstorm and hail; and

    o riot, strike and civil commotion.

     Each subject to the conditions and exclusions specified in each policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling Agreements--Hazard Insurance Policies" in this prospectus.


SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR ERISA PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you are urged to consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC

Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

    o generally, will not be subject to offset by losses from other activities;

    o if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

    o if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

    o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

    o reduce monthly payments due under a mortgage loan;

    o change the rate of interest due on a mortgage loan; or

    o otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

    o the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;


    o your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

    o your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

    o you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the Trust Funds--Mortgage Loans--General" in this prospectus.

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of:

   1. various types of multifamily or commercial mortgage loans,

   2. mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

   3. a combination of mortgage loans and MBS.

     J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

    o Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

    o Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than

    o non-cash items such as depreciation and amortization,

    o capital expenditures, and

    o debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

    o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

    o the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

   (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

   (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

    o the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

    o the cost replacement method which calculates the cost of replacing the property at that date,

    o the income capitalization method which projects value based upon the property's projected net cash flow, or

    o upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have Risks that May Affect Payments on Your Certificates" and "--Borrowers May Be Unable to Make Balloon Payments" in this prospectus.

   Payment Provisions of the Mortgage Loans. In general, each mortgage loan

    o will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

    o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

    o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

    o may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

    o may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an "Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

    o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

    o the type or types of property that provide security for repayment of the mortgage loans,

    o the earliest and latest origination date and maturity date of the mortgage loans,

    o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

    o the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

    o the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

    o with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

    o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

    o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

    o the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

     MBS may include:

    o private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

    o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

    o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

    o the original and remaining term to stated maturity of the MBS, if applicable,

    o the pass-through or bond rate of the MBS or the formula for determining the rates,

    o the payment characteristics of the MBS,

    o the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

    o a description of the credit support, if any,

    o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

    o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

    o the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and

    o the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses" and "Description of Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayment of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a factors such as:

    o the availability of mortgage credit,

    o the relative economic vitality of the area in which the Mortgaged Properties are located,

    o the quality of management of the Mortgaged Properties,

    o the servicing of the mortgage loans,

    o possible changes in tax laws and other opportunities for investment,

    o the existence of Lock-out Periods,

    o requirements that principal prepayments be accompanied by Prepayment Premiums, and

    o by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

   1. amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

   2. Excess Funds, or

   3. any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                 THE DEPOSITOR

     J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 834-9280. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of Trust Assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

    o provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

    o are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

    o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

    o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

    o provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

    o provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

    o provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

    o provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates may be Limited Because of Their Characteristics" and "--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in this prospectus.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates") that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the related prospectus supplement ("Accrual Certificates"), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

   1. based on the principal balances of some or all of the mortgage assets in the related trust fund,

   2. equal to the principal balances of one or more other classes of certificates of the same series, or

   3. an amount or amounts specified in the applicable prospective supplement.

     Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

    o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

    o the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

    o the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

    o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

    o if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

    o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

    o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

    o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

    o if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

    o the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

    o if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

    o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

    o if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

    o to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and "--Resignation and Removal of the Trustee" in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

    o the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

    o the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

    o the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

    o the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to those certificates.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, Attention: President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

    o the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

    o the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

    o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

    o the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

   1. the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

   2. applicable law, and

   3. the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of)

Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

   1. all payments on account of principal, including principal prepayments, on the mortgage loans;

   2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

   3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

   4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

   5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus;

   6. any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

   7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

   8. any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

   9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

   10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

   11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

   12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

   1. to make distributions to the certificateholders on each distribution date;

   2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

   3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

   4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

   5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

   6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

   7. if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

   8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus;

   9. if described in the related prospectus supplement, to pay the fees of trustee;

   10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Trustee" in this prospectus;

   11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

   12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

   13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

   14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

   15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

   16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

   17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

   18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

   19. to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans" in this prospectus.

     The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting a foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling Agreement.

EVENTS OF DEFAULT

     Each prospectus supplement will describe the events which will trigger a default. For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related Pooling Agreement.

     The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement.

AMENDMENT

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

   1. to cure any ambiguity,

   2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

   3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

   4. to comply with any requirements imposed by the Code, or

   5. for any other purpose specified in the related prospectus supplement;

     provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not:

   1. reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

   2. adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause
      (1), without the consent of the holders of all certificates of that class, or

   3. modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

    o the nature and amount of coverage under the credit support,

    o any conditions to payment under the credit support not otherwise described in this prospectus,

    o any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

    o the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

    o a brief description of its principal business activities;

    o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

    o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

    o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover Losses" in this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the


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

method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

GENERAL

     Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


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

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws" below.

PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in


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

one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans


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

current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.


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

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. If this is done the full amount due under the original loan may never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the


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lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an


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

automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (also known as "CERCLA") and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

    o may pose an imminent or substantial endangerment to the public health or welfare or the environment,

    o may result in a release or threatened release of any hazardous material, or

    o may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person "who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the


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courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if full observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit


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

the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be


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

construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

   1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

   2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.


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

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.


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

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft or Sidley Austin Brown & Wood LLP, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming:

   1. the making of an election,

   2. compliance with the Pooling Agreement, and

   3. compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC.

     In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below.

STATUS OF REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in


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

the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860(G)(a)(3) and "permitted assets" for a financial asset securitization investment trust for purposes of Section 860(L)(c). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

   1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

   2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

    o a mortgage in default or as to which default is reasonably foreseeable,

    o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

    o a mortgage that was fraudulently procured by the mortgagor, and

    o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is


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

issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

General.

     A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

Original Issue Discount.

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest,


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

in advance of receipt of the cash attributable to that income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996 (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity


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

of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

   1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

   2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

   1. the yield to maturity of the Regular Certificate at the issue date,

   2. events (including actual prepayments) that have occurred prior to the end of the accrual period, and

   3. the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.


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

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

Acquisition Premium.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

Variable Rate Regular Certificates.

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

   1. the issue price does not exceed the original principal balance by more than a specified amount, and

   2. the interest compounds or is payable at least annually at current values of

    (a)   one or more "qualified floating rates,"

    (b)   a single fixed rate and one or more qualified floating rates,

    (c)   a single "objective rate," or

    (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is


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

subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage


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

loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

Deferred Interest.

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

Market Discount.

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the

Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium.

     A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method.

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

Sale or Exchange of Regular Certificates.

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any


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

original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

   1. if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

   2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

   3. to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses.

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss


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

with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

Taxation of REMIC Income.

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of certain classes of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of certain classes of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

   1. the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

   2. all bad loans will be deductible as business bad debts, and

   3. the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest


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and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because
(1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by that Residual Certificateholder for those periods in accordance with generally accepted accounting principles. You should consult your own accountant concerning the accounting treatment of your investment in Residual Certificates.

Basis and Losses.

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible


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

acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the IRS may provide future guidance on the proper tax treatment of payments made by a transferor of a residual interest to induce the transferee to acquire the interest, and you should consult your own tax advisors in this regard.

     Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense.

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described under "--Taxation of Regular
Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated


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

above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income.

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. Section 593 institutions ("thrift institutions") are not permitted to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.


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

     In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates.

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes:

   1. "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural


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

      areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

   2. "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

   3. an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, as amended July 19, 2002, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due,
(3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1),
(2) and (3) of the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of

     (i) the present value of any consideration given to the transferee to acquire the interest;

     (ii) the present value of the expected future distributions on the interest; and

     (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

     The assets test is satisfied if (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Sale or Exchange of a Residual Certificate.

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you have an adjusted basis in the Residual Certificates remaining when its interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations.

     The IRS has issued regulations, the "Mark to Market Regulations," under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.


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TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

Prohibited Transactions.

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

   1. the disposition of a qualified mortgage other than for:

    (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

    (b)   foreclosure, default or imminent default of a qualified mortgage,

    (c)   bankruptcy or insolvency of the REMIC Pool, or

    (d)   a qualified (complete) liquidation,

   2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

   3. the receipt of compensation for services or

   4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day.

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

   1. during the three months following the Startup Day,

   2. made to a qualified reserve fund by a Residual Certificateholder,

   3. in the nature of a guarantee,

   4. made to facilitate a qualified liquidation or clean-up call, and

   5. as otherwise permitted in Treasury regulations yet to be issued.


Net Income from Foreclosure Property.

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from


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foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $137,300 for 2002 ($68,650 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitation on deductions. In addition, those expenses are not


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deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

Regular Certificates.

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The IRS has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

Residual Certificates.

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts


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distributed to Residual Certificateholders may qualify as "portfolio interest,"
subject to the conditions described in "Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 at a current rate of 30.0% (which rate will be reduced to 29% commencing in 2004 and to 28% commencing in 2006) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.


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     The IRS' Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, See "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Status of REMIC Certificates" above.


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              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                      TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

General.

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft or Sidley Austin Brown & Wood LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code
Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $137,300 for 2002 ($68,650 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "--Stripped Certificates" and "--Recharacterization of Servicing Fees," below.

Tax Status.

     In the opinion of Cadwalader, Wickersham & Taft or Sidley Austin Brown & Wood LLP, Standard Certificates will have the following status for federal income tax purposes:

   1. Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning


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       of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

   2. Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
       Section 856(c)(4)(A) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

   3. Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

   4. Standard Certificate owned by a financial asset securitization investment trust will be considered to represent "permitted assets" within the meaning of Code Section 860(L)(c).

Premium and Discount.

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium" above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates-- Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual


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

methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees.

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates.

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the


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sale of a Standard Certificate will be treated as ordinary income (1) if a
Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

General.

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

   1. we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

   2. the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
       Certificates--Recharacterization of Servicing Fees" above), and

   3. certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under "--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard Certificates --General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a Mortgage


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

Pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft or Sidley Austin Brown & Wood LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped Certificates--Possible Alternative Characterizations" below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates.

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft or Sidley Austin Brown & Wood LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates.

     Original Issue Discount. Except as described under "--General" above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable


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

to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of


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

   1. one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

   2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

   3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 30.0% (which rate will be reduced to 29% commencing in 2004 and to 28% commencing in 2006) may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount


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

recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates" above.

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                         CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is a sponsor maintaining or contributing to the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of certificates.

PLAN ASSET REGULATIONS

     A Plan's investment in certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the "Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

     The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of PTCE 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c) Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.

     The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                                LEGAL INVESTMENT

     The offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens and originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," those classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

   1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

   2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

   3.  through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 270 Park Avenue, New York, New York 10017, Attention: President, or by telephone at (212) 834-9280. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

     The Depositor filed a registration statement (the "Registration Statement") relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                                 LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft, New York, New York, Sidley Austin Brown & Wood LLP, New York, New York or such other counsel as may be specified in the applicable prospectus supplement.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS


                                                                         PAGE
                                                                         ----
1998 Policy Statement ................................................    106
401(c) Regulations ...................................................    104
Accrual Certificates .................................................     36
Accrued Certificate Interest .........................................     36
ADA ..................................................................     70
Amendments ...........................................................    103
ARM Loans ............................................................     24
Available Distribution Amount ........................................     36
Bankruptcy Code ......................................................     61
Book-Entry Certificates ..............................................     35
Cash Flow Agreement ..................................................     27
CERCLA ...............................................................     66
Certificate Owner ....................................................     42
certificateholder ....................................................     71
Code .................................................................     40
Cooperatives .........................................................     21
CPR ..................................................................     30
Debt Service Coverage Ratio ..........................................     22
defective obligation .................................................     73
Definitive Certificates ..............................................     35
Depositor ............................................................     21
Determination Date ...................................................     27
Direct Participants ..................................................     41
Disqualified Organization ............................................     86
Distribution Date Statement ..........................................     39
DOL ..................................................................    103
DTC ..................................................................     35
Due Dates ............................................................     24
Due Period ...........................................................     27
EDGAR ................................................................    108
electing large partnership ...........................................     87
Equity Participation .................................................     24
Excess Funds .........................................................     33
excess inclusion .....................................................     85
excess servicing .....................................................     97
Exemptions ...........................................................    103
FAMC .................................................................     25
FHLMC ................................................................     25
FNMA .................................................................     25
foreclosure ..........................................................     63
Garn Act .............................................................     67
GNMA .................................................................     25
holder ...............................................................     71
Indirect Participants ................................................     41
Insurance and Condemnation Proceeds ..................................     47
L/C Bank .............................................................     57
Liquidation Proceeds .................................................     47
Loan-to-Value Ratio ..................................................     23

                                                                        PAGE
                                                                        ----
Lock-out Date .......................................................     24
Lock-out Period .....................................................     24
market discount .....................................................     79
MBS .................................................................     21
MBS Agreement .......................................................     25
MBS Issuer ..........................................................     25
MBS Servicer ........................................................     25
MBS Trustee .........................................................     25
Mortgage Asset Seller ...............................................     21
Mortgage Notes ......................................................     21
Mortgaged Properties ................................................     21
Mortgages ...........................................................     21
mortgages ...........................................................     58
NCUA ................................................................    105
Net Leases ..........................................................     23
Net Operating Income ................................................     22
Non-SMMEA Certificates ..............................................    104
Non-U.S. Person .....................................................     92
Nonrecoverable Advance ..............................................     38
OCC .................................................................    105
OID Regulations .....................................................     75
OTS .................................................................    106
Participants ........................................................     41
Parties in Interest .................................................    102
Pass-Through Entity .................................................     87
Permitted Investments ...............................................     46
Plans ...............................................................    102
Pooling Agreement ...................................................     43
prepayment ..........................................................     30
Prepayment Assumption ...............................................     76
prepayment collar ...................................................     30
Prepayment Interest Shortfall .......................................     28
Prepayment Premium ..................................................     24
Random Lot Certificates .............................................     75
Record Date .........................................................     36
Reform Act ..........................................................     74
Registration Statement ..............................................    108
Regular Certificateholder ...........................................     74
Regular Certificates ................................................     71
Related Proceeds ....................................................     38
Relief Act ..........................................................     69
REMIC ...............................................................      7
REMIC Certificates ..................................................     71
REMIC Pool ..........................................................     71
REMIC Regulations ...................................................     71
REO Property ........................................................     46
Residual Certificateholders .........................................     82
Residual Certificates ...............................................     36
Securities Act ......................................................    107
Senior Certificates .................................................     35

                                                                          PAGE
                                                                          ----
Servicing Standard ....................................................     45
SMMEA .................................................................    104
SPA ...................................................................     30
Standard Certificateholder ............................................     95
Standard Certificates .................................................     95
Startup Day ...........................................................     72
Stripped Certificateholder ............................................    100
Stripped Certificates .................................................     98
Sub-Servicing Agreement ...............................................     46
Subordinate Certificates ..............................................     35
thrift institutions ...................................................     85
Title V ...............................................................     68
Treasury ..............................................................     71
U.S. Person ...........................................................     89
Value .................................................................     23
Warranting Party ......................................................     44

     The attached diskette contains a Microsoft Excel(1), Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "JPMCC 2002-C2.xls." It provides, in electronic format, (i) certain statistical information that appears under the caption "Description of the Mortgage Pool" in the prospectus supplement and in Annex A, Annex B, Annex D and Annex E to the prospectus supplement. Defined terms used in the Spreadsheet File but not otherwise defined therein shall have the respective meanings assigned to them in the prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from information under the caption "Description of the Mortgage Pool" in the prospectus supplement and in Annex A to the prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final prospectus supplement and accompanying prospectus relating to the Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button, and after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

--------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

     YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

     WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                              ---------------------

                                TABLE OF CONTENTS


                              PROSPECTUS SUPPLEMENT

Summary of Certificates .......................................      S-6
Summary of Terms ..............................................      S-7
Risk Factors ..................................................     S-28
Description of The Mortgage Pool ..............................     S-52
Description of The Certificates ...............................     S-99
Servicing of The Mortgage Loans ...............................    S-132
Yield and Maturity Considerations .............................    S-152
Certain Federal Income Tax
   Consequences ...............................................    S-159
Method of Distribution ........................................    S-161
Legal Matters .................................................    S-162
Ratings .......................................................    S-162
Legal Investment ..............................................    S-162
ERISA Considerations ..........................................    S-163
Index of Principal Definitions ................................    S-166

                                   PROSPECTUS

Summary of Prospectus .........................................        1
Risk Factors ..................................................        9
Description of the Trust Funds ................................       21
Yield and Maturity Considerations .............................       27
The Depositor .................................................       34
Use of Proceeds ...............................................       34
Description of the Certificates ...............................       35
Descriptionof the Pooling Agreements ..........................       43
Description of Credit Support .................................       56
Certain Legal Aspects of Mortgage
   Loans ......................................................       58
Certain Federal Income Tax
   Consequences ...............................................       71
State and Other Tax Considerations ............................      102
Certain ERISA Considerations ..................................      102
Legal Investment ..............................................      104
Method of Distribution ........................................      106
Incorporation of Certain Information by
   Reference ..................................................      107
Legal Matters .................................................      108
Financial Information .........................................      108
Rating ........................................................      108
Index of Principal Definitions ................................      109

     DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL MARCH 10, 2003.

                                  $934,702,000
                                  (APPROXIMATE)


                               [J.P. MORGAN CHASE
                               COMMERCIAL MORTGAGE
                             SECURITIES CORP. LOGO]


                               COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                 SERIES 2002-C2

        Class A-1 Certificates                   $234,000,000
        Class A-2 Certificates                   $606,587,000
        Class B Certificates                     $ 41,256,000
        Class C Certificates                     $ 10,314,000
        Class D Certificates                     $ 28,363,000
        Class E Certificates                     $ 14,182,000

                              ---------------------

                              PROSPECTUS SUPPLEMENT

                              ---------------------

                                    JPMORGAN
                               MERRILL LYNCH & CO.
                              ABN AMRO INCORPORATED
                         BANC OF AMERICA SECURITIES LLC
                              GOLDMAN, SACHS & CO.
                            SALOMON SMITH BARNEY INC.





                                NOVEMBER 26, 2002

================================================================================